Exhibit (c)(iii)(C)

About this Budget Paper

Purpose and Scope

Budget Paper No. 3 Budget Estimates illustrates the financial and service delivery performance of general government sector agencies. The objectives of this paper are to:

•	support and explain appropriations from the Consolidated Fund

•	meet the requirement under s. 27AA (2)(c) of the Public Finance and Audit Act 1983 to provide ‘information about the results and services and total expenses of each service group’

•	support transparency and accountability by reporting against planned performance from the previous Budget, and explaining how resources have been allocated in the current Budget.

The scope of this Budget Paper extends to the general government sector and only includes agencies that are material within the sector. Budget Paper No. 2, Budget Statement, includes an overview of agency classifications by sector and a glossary.

Budget Paper No. 3 for 2013-14 covers agency service and financial performance. A Budget-related paper, the NSW 2021 Performance Report, reports on the progress of clusters in implementing the measures and meeting the goals and targets of NSW 2021 and other result indicators.

Specific agency performance information will continue to be available from other sources such as agency websites, annual reports and the Productivity Commission’s Report on Government Services.

Cluster and Appropriation Arrangements

Clusters are groups of aligned entities, but a cluster is not a legal or reporting entity. Individual agencies are separate legal entities that must prepare financial and annual reports.

The cluster arrangement aims to improve government services and outcomes for the community by:

•	pursuing common objectives across agencies

•	better integrating services

•	helping to allocate resources to high-priority areas.

In the 2011-12 Budget, the Government implemented a new approach to appropriations, whereby Coordinating Ministers for each cluster receive an appropriation for the principal department. With the support of Portfolio Ministers and the Director-General of each principal department, the Coordinating Ministers then allocate resources to agencies within the cluster through grant funding.

Budget Estimates 2013-14	i

About this Budget Paper

The Legislature, along with a number of smaller agencies classified as special offices, continue to be funded through separate appropriations to maintain their independence from government.

Entities that receive an appropriation

Crown Finance Entity

Department of Attorney General and Justice

Department of Education and Communities

Department of Family and Community Services

Department of Finance and Services

Department of Planning and Infrastructure

Department of Premier and Cabinet

Department of Trade and Investment, Regional Infrastructure and Services

Independent Commission Against Corruption

Independent Pricing and Regulatory Tribunal

Judicial Commission of New South Wales

Ministry of Health

New South Wales Electoral Commission

NSW Treasury

Ombudsman’s Office

Office of the Director of Public Prosecutions

Police Integrity Commission

Public Service Commission

The Legislature

Transport for NSW

Cluster and Agency Disclosures

This Budget Paper is structured into chapters by cluster. Each chapter begins with an overview of total expenses and capital expenditure for each service group by agency within the cluster. This is followed by commentary on the cluster’s introduction, services and budget highlights for 2013-14. There is separate commentary for independent agencies.

The information for each agency generally includes service group and financial statements, although not all sections are relevant to each agency.

Financial statements are on an accrual basis and are in line with Australian Accounting Standards and a Financial Reporting Code issued by Treasury. The presentation of operating statements focuses on total expenses and total revenues, with appropriations being treated the same as revenues.

ii	Budget Estimates 2013-14

About this Budget Paper

Structure of Budget Paper No. 3

The presentation of information within each chapter is explained below.

Commentary for clusters and independent agencies

Section	Description
Introduction	This describes the role, main activities and responsibilities of the cluster or independent office, and the NSW 2021 goals it is working toward.

Services	These are the key services the cluster provides.

2013-14 Budget Highlights	These are the significant new and ongoing initiatives of the cluster or independent office for 2013-14. For further detail on capital projects, see Budget Paper No. 4 Infrastructure Statement.

Service group statements

Section	Description
Service Description	This details the services and activities that are linked together under the service group. They are described by the client group they serve, common cost drivers or other service measures.

Service Measures	These are indicators of how efficiently the agency delivers its services, and of the quality, volume, access and timeliness of its service delivery.

Employees	The number of staff engaged on services provided by the service group. These figures represent an estimate of annual average staffing, including temporary and short-term casual staffing, expressed on a full-time equivalent (FTE) basis.

Expenses	These are the aggregate expenses for a service group, with significant items of particular public interest listed.

Capital Expenditure	This is the agency’s planned expenditure on property, plant and equipment purchases for the service group.

Budget Estimates 2013-14	iii

About this Budget Paper

Financial Statements

Section	Description
Operating Statement	This lists the major categories of expenses and revenues for each agency.

Balance Sheet	This details the agency’s assets and liabilities.

Cash Flow Statement	This details the cash impacts of agency activities, including the cash appropriations sourced from whole-of-government revenues.

Changes to Reporting Entities

A number of changes since the last Budget affect reporting in this Budget Paper.

Entity	Change
Building Insurers’ Guarantee Corporation	This entity will be transferred from the Treasury cluster to the Finance and Services cluster effective from 1 July 2013.

Government Property NSW	Government Property NSW was known as the State Property Authority prior to 12 December 2012.

Hawkesbury-Nepean Catchment Management Authority	This entity absorbed the functions of Sydney Metropolitan Catchment Management Authority on 19 October 2012.

Long Service Corporation	The Long Service Corporation was transferred from the Finance and Services cluster to the Treasury cluster on 12 September 2012.

Ministry of Health	The Cancer Institute of NSW was established as a pillar within NSW Health in accordance with the Cancer Institute (NSW) Amendment Act 2012, which was assented to on 29 October 2012 and commenced on 31 March 2013.

Murray Catchment Management Authority	As a result of the abolition of the Lower Murray-Darling Catchment Management Authority, the assets, rights and liabilities of that authority were transferred to the Western Catchment Management Authority and the Murray Catchment Management Authority on 19 October 2012.

NSW Self Insurance Corporation	The NSW Self Insurance Corporation will be transferred from the Treasury cluster to the Finance and Services cluster effective from 1 July 2013.

Ports Assets Ministerial Holding Corporation	The Port Assets Ministerial Holding Corporation was established on 26 November 2012 in the Treasury cluster.

Safety, Return to Work and Support Division	The Safety, Return to Work and Support Division was known as the Compensation Authorities Staff Division prior to 1 August 2012.

UrbanGrowth NSW Development Corporation	The UrbanGrowth NSW Development Corporation was known as the Sydney Metropolitan Development Authority prior to 1 January 2013.

Western Catchment Management Authority	As a result of the abolition of the Lower Murray-Darling Catchment Management Authority, the assets, rights and liabilities of that authority were transferred to the Western Catchment Management Authority and the Murray Catchment Management Authority on 19 October 2012.

iv	Budget Estimates 2013-14

About this Budget Paper

Notes

Figures in tables, charts and text have been rounded. Discrepancies between totals and the sum of components reflect rounding. Percentages are based on the underlying unrounded amounts.

Unless otherwise indicated, the data source for tables and charts is NSW Treasury.

One billion equals one thousand million.

n.a. means data is not available. N/A means not applicable.

Budget Estimates 2013-14	v

1.	The Legislature

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

The Legislature
Service Group
Chamber and Committee Support	17.7	18.2	2.4	0.8	1.6	102.7
Members’ Support	109.3	112.0	2.4	4.9	9.9	102.8
Community Access	7.3	7.4	2.4	0.3	0.7	103.1

Total	134.3	137.6	2.4	6.0	12.1	102.8

Budget Estimates 2013-14	1 - 1

The Legislature

Introduction

The Legislature, or Parliament of New South Wales, provides a system of representative and responsible government by:

•	making laws

•	providing a forum for supervising and scrutinising the Executive Government and for debating public policy issues.

Departments within the Legislature provide support services for the Legislative Council, Legislative Assembly and Members of Parliament, and for the operation of the Parliament House building.

The Parliament operates under the Constitution Act 1902.

Services

The Legislature’s key services are:

•	providing chamber and committee support services, such as procedural advice, research, public consultation and parliamentary reporting

•	providing support services for Members such as organisational development, salary and entitlement administration, facilities management and information

•	running community access programs such as school visits, tours, exhibitions, displays, public events, functions and web streaming, and publishing Member newsletters.

2013-14 Budget Highlights

In 2013-14, the Legislature’s key initiatives will include spending:

•	$2.6 million to refurbish the Parliament House library and records repository to improve storage efficiency and capacity, and improve compliance with current safety and building standards

•	$2.2 million to continue to optimise and consolidate accommodation at Parliament House

•	$2.1 million to update the original Parliament House kitchen to meet work health and safety requirements, improve operational efficiency and increase revenue generating capability

•	$600,000 to upgrade the original Parliament House fire and smoke control systems to provide a continuing safe environment.

1 - 2	Budget Estimates 2013-14

The Legislature

Service Group Statements

Chamber and Committee Support

Service description:	This service group covers specialist advice, information and research services for Members, operational support for the chambers, secretariat services for committees, and Hansard services for the Houses and committees.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	107	98	103	101	101

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	18,398	17,730	18,160
Total expenses include the following:
Employee related	8,577	7,715	7,928
Other operating expenses	3,607	4,156	4,075
Grants and subsidies		16	16
Other expenses	5,263	4,853	4,974

Capital Expenditure	740	790	1,601

Members’ Support

Service description:	This service group covers Members’ services by providing corporate services, facilities management and information and technology support. For Legislative Assembly Members, it includes management of electorate offices.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

FTE Members’ staff supported	no.	268	250	270	254	254
IT helpdesk calls from Members and staff	no.	11,299	11,109	8,592	11,400	11,000

Employees:	FTE	407	380	392	386	382

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	113,449	109,338	111,982
Total expenses include the following:
Employee related	52,809	47,579	48,898
Other operating expenses	22,319	25,627	25,122
Grants and subsidies		98	98
Other expenses	32,457	29,929	30,671

Capital Expenditure	5,202	4,871	9,876

Budget Estimates 2013-14	1 - 3

The Legislature

Community Access

Service description:	This service group covers community education services by providing school and visitor tours, open days and educational sessions. It also provides exhibition services, public events and functions, web streaming of the proceedings in both Houses and Members’ newsletters to constituents.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Education programs conducted	no.	78	72	84	60	62

Employees:	FTE	35	33	34	31	31

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	7,519	7,252	7,429
Total expenses include the following:
Employee related	3,502	3,158	3,243
Other operating expenses	1,476	1,699	1,668
Grants and subsidies		6	6
Other expenses	2,153	1,984	2,034

Capital Expenditure	302	323	656

1 - 4	Budget Estimates 2013-14

The Legislature

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	64,888	58,452	60,069
Other operating expenses	27,402	31,482	30,865
Depreciation and amortisation	7,203	7,500	8,838
Grants and subsidies	—	120	120
Other expenses	39,873	36,766	37,679

TOTAL EXPENSES EXCLUDING LOSSES	139,366	134,320	137,571

Revenue
Recurrent appropriation	117,812	115,145	117,078
Capital appropriation	6,244	5,821	12,133
Sales of goods and services	5,044	5,409	5,544
Investment revenue	130	110	110
Grants and contributions	—	765	30
Acceptance by Crown Entity of employee benefits and other liabilities	8,934	4,800	5,555
Other revenue	243	1,153	416

Total Revenue	138,407	133,203	140,866

Gain/(loss) on disposal of non current assets	—	(112)	—

Net Result	(959)	(1,229)	3,295

Budget Estimates 2013-14	1 - 5

The Legislature

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	2,204	2,683	2,683
Receivables	2,345	1,420	1,420
Inventories	105	91	91

Total Current Assets	4,654	4,194	4,194

Non Current Assets
Property, plant and equipment -
Land and building	134,814	134,666	138,270
Plant and equipment	52,937	59,136	59,765
Intangibles	4,084	1,669	731

Total Non Current Assets	191,835	195,471	198,766

Total Assets	196,489	199,665	202,960

Liabilities
Current Liabilities
Payables	5,211	5,462	5,462
Provisions	4,900	5,389	5,389

Total Current Liabilities	10,111	10,851	10,851

Non Current Liabilities
Provisions	45	57	57

Total Non Current Liabilities	45	57	57

Total Liabilities	10,156	10,908	10,908

Net Assets	186,333	188,757	192,052

Equity
Reserves	33,506	36,638	36,638
Accumulated funds	152,827	152,119	155,414

Total Equity	186,333	188,757	192,052

1 - 6	Budget Estimates 2013-14

The Legislature

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	55,954	53,652	54,514
Grants and subsidies	—	120	120
Other	71,425	72,408	72,313

Total Payments	127,379	126,180	126,947

Receipts
Recurrent appropriation	117,812	115,145	117,078
Capital appropriation	6,244	5,821	12,133
Sale of goods and services	5,044	5,409	5,544
Interest received	130	200	110
Grants and contributions	—	765	30
Cash transfers to the Crown Entity	—	(109)	—
Other	4,393	4,523	4,185

Total Receipts	133,623	131,754	139,080

Net Cash Flows From Operating Activities	6,244	5,574	12,133

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,586)	(5,265)	(12,133)
Other	(2,658)	(719)	—

Net Cash Flows From Investing Activities	(6,244)	(5,984)	(12,133)

Net Increase/(Decrease) in Cash	—	(410)	—

Opening Cash and Cash Equivalents	2,204	3,093	2,683

Closing Cash and Cash Equivalents	2,204	2,683	2,683

Cash Flow Reconciliation
Net result	(959)	(1,229)	3,295
Non cash items added back	7,203	7,101	8,838
Change in operating assets and liabilities	—	(298)	—

Net Cash Flows From Operating Activities	6,244	5,574	12,133

Budget Estimates 2013-14	1 - 7

2.	Attorney General and Justice Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Attorney General and Justice
Service Group
Legal Policy and Regulatory Services	56.1	57.7	2.7	1.7	1.3	(21.0)
Court Services	450.6	436.0	(3.2)	84.7	157.8	86.4
Court Support Services	86.4	88.8	2.8	3.8	3.0	(21.0)
Crime Prevention and Community Services	246.4	121.9	(50.5)	1.6	2.1	26.8
Registry of Births, Deaths and Marriages	22.6	27.5	21.5	2.2	0.6	(74.7)
Crown Solicitor’s Office	60.8	69.4	14.2	0.4	0.7	70.3
Business and Personnel Services	60.7	64.4	6.0	—	—	—
Custody Management	776.5	753.9	(2.9)	41.0	29.4	(28.2)
Supervision of Offenders in the Community	207.5	201.8	(2.8)	13.6	4.1	(70.1)
Offenders Program	104.8	101.4	(3.3)	6.8	5.7	(16.2)
Community Based Services	66.2	67.6	2.1	2.4	1.1	(56.4)
Juvenile Custodial Services	129.0	129.9	0.7	24.7	4.8	(80.5)
Cluster Grant Funding	3,439.8	3,529.2	2.6	—	—	—

Total	5,707.5	5,649.3	(1.0)	182.9	210.5	15.1

Department of Rural Fire Service
Service Group
Community Safety	24.6	23.8	(3.0)	—	—	—
Emergency Bush Fire Response Operations	330.0	266.3	(19.3)	9.9	12.0	21.3
Operational and Administrative Support	38.5	41.0	6.4	—	—	—

Total	393.1	331.1	(15.8)	9.9	12.0	21.3

Fire and Rescue NSW
Service Group
Community Safety	34.5	34.3	(0.6)	2.9	3.3	15.9
Emergency Management	386.9	384.7	(0.6)	32.4	37.6	15.9
Operational Preparedness	228.9	227.6	(0.6)	19.2	22.2	15.9

Total	650.3	646.6	(0.6)	54.5	63.1	15.9

Information and Privacy Commission
Service Group
Information and Privacy Commission	5.5	5.4	(2.7)	0.3	0.2	(44.0)

Total	5.5	5.4	(2.7)	0.3	0.2	(44.0)

Legal Aid Commission of New South Wales
Service Group
Criminal Law Services	117.1	120.9	3.3	2.1	2.1	—
Civil Law Services	31.8	31.7	(0.1)	0.9	0.9	—
Family Law Services	64.2	67.6	5.3	1.3	1.3	—
Community Partnerships	27.6	26.9	(2.6)	—	—	—

Total	240.7	247.2	2.7	4.4	4.4	—

Budget Estimates 2013-14	2 - 1

Attorney General and Justice Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Ministry for Police and Emergency Services
Service Group
Policy and Finance	9.7	11.0	13.4	0.1	0.6	>999.9
Counter Terrorism and Disaster Resilience	37.9	45.3	19.8	—	—	—
Total	47.5	56.3	18.5	0.1	0.6	866.7

New South Wales Crime Commission

Service Group
Criminal Investigations and Confiscation of Assets	20.6	23.6	14.4	0.7	4.5	523.4

Total	20.6	23.6	14.4	0.7	4.5	523.4

NSW Police Force
Service Group
Community Support	1,658.9	1,748.5	5.4	74.9	75.7	1.0
Criminal Investigation	932.7	983.1	5.4	42.1	42.5	1.0
Traffic and Commuter Services	388.6	406.4	4.6	16.9	17.1	1.0
Judicial Support	241.2	254.2	5.4	10.9	11.0	1.0
Total	3,221.4	3,392.3	5.3	144.9	146.3	1.0

State Emergency Service
Service Group
Community and Organisational Preparedness	14.4	15.9	9.9	1.0	1.0	—
Emergency Management	69.6	68.4	(1.7)	5.7	9.4	64.1

Total	84.1	84.3	0.3	6.7	10.3	54.1

NSW Trustee and Guardian

Total	78.9	87.0	10.2	6.7	9.4	39.2

Judicial Commission of New South Wales
Service Group
Education, Sentencing and Complaints	6.0	6.1	2.1	0.1	0.2	66.7

Total	6.0	6.1	2.1	0.1	0.2	66.7

Office of the Director of Public Prosecutions
Service Group
Prosecutions	103.3	107.1	3.8	1.3	2.7	110.5
Victim and Witness Assistance	6.9	8.0	16.0	0.1	0.1	—

Total	110.1	115.1	4.5	1.4	2.9	110.8

2 - 2	Budget Estimates 2013-14

Attorney General and Justice Cluster

Introduction

The Attorney General and Justice cluster delivers legal, justice, law enforcement and emergency services to the people of New South Wales.

The cluster is the lead for achieving the following NSW 2021 goals.

•	Prevent and reduce the level of crime.

•	Prevent and reduce the level of re-offending.

•	Improve community confidence in the justice system.

•	Ensure NSW is ready to deal with major emergencies or natural disasters.

It is also the co-lead for the NSW 2021 goal to increase opportunities for people to look after their own neighbourhoods and environments.

The Attorney General and Justice cluster delivers legal and justice services to the people of New South Wales by:

•	managing courts and justice services

•	implementing programs to reduce crime and re-offending

•	managing custodial and community-based correctional services

•	protecting rights and community standards

•	promoting the public’s rights to government information and to privacy

•	advising on law reform and legal matters

•	providing legal aid and other legal services

•	offering research and legal policy advice to the Government and community.

The cluster also delivers law enforcement and emergency services to the people of New South Wales by:

•	providing community-based policing services

•	investigating serious and organised crime

•	sharing information, intelligence and expertise when appropriate

•	coordinating firefighting and promoting fire prevention and mitigation

•	coordinating storm and flood relief and mitigation

Budget Estimates 2013-14	2 - 3

Attorney General and Justice Cluster

•	educating, training and preparing communities to deal with emergencies

•	conducting rescues, responding to incidents, providing crisis and emergency management, and dealing with hazardous materials.

Services

The cluster’s key legal and justice services are:

•	providing legal, professional and regulatory services, and advising the Government on the law and legal matters, and justice and legal reforms

•	administering courts, tribunals and community justice centres

•	implementing programs to reduce re-offending risks, prevent crime and divert, support and rehabilitate offenders

•	managing correctional centres and offenders in the community

•	running youth justice conferences and community-based services for young offenders

•	supervising young offenders who are sentenced to detention or ordered to stay in custody until their cases are decided

•	providing information, support and training to agencies and the public on privacy and access matters, and ensuring agencies comply with the relevant Acts

•	providing criminal, civil and family law services to the people of New South Wales

•	supporting community legal centres to provide legal assistance in local communities, and providing services to help women and children seeking protection from domestic violence

•	providing legal services to the Government through the Crown Solicitor’s Office.

The cluster’s key law enforcement and emergency service activities are:

•	providing a law enforcement response to incidents, emergencies and public events

•	detecting and investigating crime, analysing forensics and dealing with alleged offenders

•	patrolling roads and public transport corridors, investigating major vehicle crashes, detecting traffic and transport offences, and supervising peak traffic flows

•	prosecuting offenders, presenting evidence at court, transporting and guarding people under police supervision, and supporting victims and witnesses

•	gathering and sharing evidence, intelligence and expertise with other law enforcement and prosecuting agencies

•	undertaking litigation for restraining orders, assets forfeiture orders, proceeds assessment orders and unexplained wealth orders for the proceeds of crime

2 - 4	Budget Estimates 2013-14

Attorney General and Justice Cluster

•	promoting preparedness, mitigation and resilience, and delivering emergency management, disaster recovery and welfare services during major natural disasters, including fires, floods and storms

•	assessing risks, developing and testing operational plans and capabilities, educating the community and providing training to better prepare for emergencies.

2013-14 Budget Highlights

Legal and Justice Services

In 2013-14, the Cluster’s key initiatives will include:

•	$63 million to continue construction of the new Newcastle Justice Precinct, which will improve justice services in the Hunter region

•	$38 million to continue upgrading courts across the State, to replace or upgrade ageing facilities and improve justice services for local communities

•	$19.5 million to continue construction of the new courthouse in Coffs Harbour to provide expanded justice services in conjunction with the NSW Police Force

•	$5.6 million to implement the reforms to the Bail Act 1978, which will implement a risk management approach to Bail that puts safety and consistency considerations of the community first

•

$5.3 million to continue the Joined-up Justice project with the NSW Police Force and courts, which will enhance the electronic exchange of data to improve the efficiency, timelines and accuracy of the criminal justice system

•

$4.4 million for capital improvements for Legal Aid NSW, including new audio visual link facilities, increased mobile technology to improve services to clients in regional areas, and office refurbishments to meet the increasing demand for legal services in Wollongong

•

$3.5 million for the Electronic Indictments project, which will deliver an electronic exchange of information from the Office of the Director of Public Prosecutions to the courts, supported by organisational and process changes. This will ensure that indictment information is current, accurate and consistent across the Justice Sector

Budget Estimates 2013-14	2 - 5

Attorney General and Justice Cluster

•

$3 million to upgrade the Jury Management System (JMS) to provide jurors and potential jurors with a web based system that will deliver a range of services, including the provision of general information about jury service, facilitate electronic payments, and provide electronic service delivery facilities for contact by and with potential jurors advising adjournments or cancellations to reduce unnecessary attendance and juror inconvenience

•

$2 million for implementation of the Youth on Track Scheme, a model for early intervention for 10 – 17 year olds designed to coordinate services for vulnerable young people before they potentially enter the justice system and assist in reducing re-offending

•	$1 million recurrent funding for Legal Aid NSW to provide outreach legal services to disadvantaged people with unpaid fines debt living in regional areas

•	$0.7 million for Legal Aid NSW to provide legal services to homeless people in Richmond Tweed, Hunter, South Eastern and the Riverina regions of NSW.

Police and Emergency Services

In 2013-14, key initiatives will include:

•

$192 million in recurrent funding over four years to employ additional police, as part of the Government’s commitment to increase the authorised strength of the NSW Police Force by a further 489 officers to 16,665 in August 2015

•	$53.5 million over five years, including $4.9 million in 2013-14, for the replacement of vital operational communications equipment for the NSW State Emergency Service

•	$47 million to continue works on new or refurbished police stations in Riverstone, Coffs Harbour, Lake Macquarie, Liverpool, Tweed Heads, Walgett, Moree, Manly and Parkes

•	$35 million for the Rural Fire Service to continue reducing fire hazards

•	$22 million on Natural Disaster Mitigation Program and Natural Disaster Resilience Program grants

•

$22 million for the Strategic Disaster Readiness package, as part of the $96 million committed in 2012-13 to ensure the NSW State Emergency Service has vital resources and capabilities to help prevent and respond to flood and storm events

•

$21 million in capital and recurrent funding, as part of a $103 million project to upgrade Police properties, to address hazardous materials, compliance and safety, and to provide officers and staff with safe workplaces and housing

•

$18 million on new or continuing works for building or refurbishing fire stations across the state, including Albion Park, Lambton/New Lambton, Picton, Port Macquarie, Rutherford, South Windsor (McGraths Hill) and Wallerawang

•

$16 million over two years as part of the Government’s commitment to replace the ageing Polair 5 helicopter with a new counter-terrorism helicopter, and a fixed wing aircraft that will allow for the fitting of state of the art technology

2 - 6	Budget Estimates 2013-14

Attorney General and Justice Cluster

•	$13 million over four years for the fit-out of new headquarters for the NSW State Emergency Service, to be located in the Illawarra

•	$12 million for the ongoing replacement of essential fire fighting appliances for Fire and Rescue NSW

•	$8.5 million in additional funding for local government capital grants to support Rural Fire Service infrastructure and fleet

•	$7.6 million for the replacement of 7,000 structural fire fighting helmets by Fire and Rescue NSW

•	funding for the purchase of a medium utility helicopter to assist the Rural Fire Service fight fires in remote and hard to access locations.

Budget Estimates 2013-14	2 - 7

Department of Attorney General and Justice

Service Group Statements

Legal Policy and Regulatory Services

Service description:	This service group covers the provision of advice to Government on law and justice and the development and implementation of legislation, legal reforms, evidence-based policies and justice programs. It also covers the regulation of the activities of professional groups, collection of statistical information and research on crime, privacy services, legal assistance and representation, and investigation and resolution of complaints.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Proposals for legislative reform considered by Parliament	no.	21	17	20	21	20
Requests for statistical information completed by Bureau of Crime Statistics and Research	no.	736	898	780	700	700
Higher Court matters completed by Public Defenders	no.	778	659	700	700	725

Employees:	FTE	270	273	273	272	272

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	54,997	56,118	57,657
Total expenses include the following:
Employee related	37,590	35,846	38,252
Other operating expenses	8,483	7,979	10,321
Grants and subsidies	345	392	567
Other expenses	5,255	9,107	5,357

Capital Expenditure	253	1,669	1,318

2 - 8	Budget Estimates 2013-14

Department of Attorney General and Justice

Court Services

Service description:	This service group covers the administration of NSW Courts, tribunals and community justice centres. It also covers drug and alcohol diversionary programs and the provision of support for vulnerable witnesses, victims of sexual assault and clients with mental health problems.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Cases Finalised:
Supreme Court	no.	10,560	12,691	9,800	10,500	10,000
District Court	no.	18,333	18,845	18,500	18,500	18,500
Local Court	no.	343,261	302,965	345,000	275,698	272,668
Community Justice Centre mediation sessions held	no.	1,731	1,803	2,000	1,750	1,750
Finalisations per FTE Judicial Officer:
Supreme Court	no.	203	254	188	210	200
District Court	no.	286	266	310	293	293
Local Court	no.	2,581	2,658	2,590	2,440	2,434

Employees:	FTE	1,916	1,942	1,942	1,884	1,884

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	448,728	450,556	435,952
Total expenses include the following:
Employee related	281,274	286,822	281,118
Other operating expenses	70,547	75,987	74,910
Grants and subsidies	3,992	1,936	2,768
Other expenses	23,860	20,738	7,950

Capital Expenditure	95,025	84,671	157,819

Budget Estimates 2013-14	2 - 9

Department of Attorney General and Justice

Court Support Services

Service description:	This service group covers the provision of key support services to NSW Courts and tribunals, including court transcription services, court security, jury management and library information services.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Local Court sittings with uniformed sheriff’s officer present	%	79	73	80	70	70
Satisfaction with law libraries services	%	79	96	97	100	85
Transcript pages provided as daily transcript	no.	403,397	406,139	408,000	394,000	390,000

Employees:	FTE	700	660	660	627	627

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	89,549	86,444	88,839
Total expenses include the following:
Employee related	59,807	56,062	57,860
Other operating expenses	13,475	13,672	14,131
Grants and subsidies	9	2	9
Other expenses	9,347	10,812	10,483

Capital Expenditure	611	3,846	3,037

2 - 10	Budget Estimates 2013-14

Department of Attorney General and Justice

Crime Prevention and Community Services

Service description:	This service group covers the development of evidence-based policies and programs to prevent crime and reduce re-offending, to reduce Aboriginal representation in criminal justice processes and to promote antidiscrimination and equal opportunity principles and policies. It also provides support to victims of crime by providing access to services and entitlements to assist in their recovery.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Antidiscrimination complaints closed	no.	1,206	1,396	1,100	884	1,100
Victims Compensation Tribunal applications received	no.	8,854	7,263	7,000	7,200	5,000

Employees:	FTE	235	259	259	267	267

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	114,362	246,449	121,928
Total expenses include the following:
Employee related	21,058	30,176	23,864
Other operating expenses	5,412	7,808	6,761
Grants and subsidies (a)	77,982	199,037	81,400
Other expenses	7,922	7,921	8,119

Capital Expenditure	903	1,647	2,088

(a)	The 2012-13 Revised figures includes an amount for unpaid pending claims in the Victims Compensation Scheme.

Budget Estimates 2013-14	2 - 11

Department of Attorney General and Justice

Registry of Births, Deaths and Marriages

Service description:	This service group covers the provision of an accurate, consistent, equitable and secure system for the registration of births, deaths and marriages in New South Wales. Information recorded in the system is used to provide a range of certificates, products and information services, including reliable data for planning and research.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Customer transaction volumes (applications and registrations)	no.	766,968	730,366	790,000	709,877	722,296
Compliance with Guarantee of Service (standard certificate applications)%		100	100	100	100	100

Employees:	FTE	175	175	175	168	168

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	24,242	22,623	27,487
Total expenses include the following:
Employee related	13,999	13,552	14,369
Other operating expenses	7,984	7,302	10,869

Capital Expenditure	550	2,182	551

2 - 12	Budget Estimates 2013-14

Department of Attorney General and Justice

Crown Solicitor’s Office

Service description:	This service group covers the provision of core and non-core (general) legal services to NSW Government. The Crown Solicitor must be engaged by government agencies to perform core legal services for matters that have implications for government beyond an individual Minister’s portfolio, involve the constitutional powers and privileges of the State or raise issues that are fundamental to the responsibilities of government. The Crown Solicitor’s Office also competes with the private legal profession for non-core legal work.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Average daily billable hours per solicitor	hours	5.0	5.0	5.0	5.0	5.0
Proportion of core work to total work	%	66.1	62.7	63.4	65.5	63.1

Employees:	FTE	338	351	351	335	335

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	69,252	60,808	69,436
Total expenses include the following:
Employee related	39,417	34,888	38,814
Other operating expenses	10,535	8,392	10,882
Other expenses	17,601	15,779	18,041

Capital Expenditure	665	391	666

Business and Personnel Services

Service description:	This service group covers the provision of personnel services to the Office of the Public Guardian and the Legal Profession Admission Board.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Employees:

NSW Trustee and Guardian	FTE	505	538	538	555	555
Office of the Public Guardian	FTE	62	67	67	58	58
Legal Profession Admission Board	FTE	10	10	10	10	10

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	63,251	60,743	64,370
Total expenses include the following:
Employee related	63,251	60,743	64,370

Budget Estimates 2013-14	2 - 13

Department of Attorney General and Justice

Custody Management

Service description:	This service group covers the containment of inmates in correctional centres and the provision of a secure environment for inmates, employees and visitors. This involves providing advice to courts and releasing authorities and maintaining reliable security systems, including escort security. It also includes providing support for inmates with special service needs, such as those requiring compulsory drug treatment, mental health and other disability services, therapeutic treatment for violent and sexual offending, and for specific age and Aboriginality issues.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Daily average out-of-cell hours	no.	11.4	11.0	11.4	11.4	11.3
Average recurrent cost per inmate per day:
Low security/periodic	$	182	177	196	164	164
Medium/high security	$	209	223	203	211	211
Escorts and court security conducted	no.	134,323	134,823	125,000	141,000	141,000
Video conferences conducted	no.	35,045	31,234	40,000	37,000	39,000

Employees:	FTE	4,994	4,407	4,273	4,217	4,200

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	743,163	776,457	753,872
Total expenses include the following:
Employee related	458,132	492,212	470,403
Other operating expenses	204,693	200,353	200,228
Grants and subsidies	186	98	61
Other expenses	4	40	25

Capital Expenditure	56,281	40,961	29,395

2 - 14	Budget Estimates 2013-14

Department of Attorney General and Justice

Supervision of Offenders in the Community

Service description:	This service group covers the supervision of offenders in community programs and the delivery of offender programs in the community.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Advice to courts/releasing authorities	no.	28,613	28,049	28,500	26,900	26,900
Average recurrent cost per offender per day	$	24.48	26.23	24.00	25.86	25.00
Diversionary programs: total registrations - caseload intake	no.	24,128	24,176	24,000	23,300	23,000

Employees:	FTE	1,134	1,014	1,005	1,273	1,200

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses (a)	153,169	207,500	201,787
Total expenses include the following:
Employee related	115,169	144,078	138,293
Other operating expenses	30,752	52,246	53,014
Grants and subsidies	398	3,693	3,684
Other expenses	1	6	5

Capital Expenditure	7,073	13,637	4,073

(a)	For 2012-13 Revised, all Community Corrections program activities have been allocated to this Service Group following changes in Corrective Services NSW’s organisational restructure in 2012-13.

Budget Estimates 2013-14	2 - 15

Department of Attorney General and Justice

Offenders Program

Service description:	This service group covers the delivery of offender programs designed to reduce risks of re-offending and the provision of support services to assist offenders to resettle and integrate back into the community.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Targeted offender programs completed by inmates:
Addiction	no.	5,776	5,666	4,400	5,240	5,500
Aggression and violence programs	no.	1,223	1,560	1,450	1,430	1,750
Readiness	no.	1,615	2,762	2,500	3,500	2,200
Employment training rate of inmate employment	%	81.5	76.0	77.0	71.0	71.0
Offender risks/needs assessments completed	no.	28,345	27,576	28,000	27,000	27,000
Inmate participation in education programs ratio	%	30.3	35.3	31.0	31.0	33.0

Employees:	FTE	1,026	970	913	712	712

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses (a)	159,576	104,822	101,352
Total expenses include the following:
Employee related	113,330	82,537	79,143
Other operating expenses	36,960	19,363	19,323
Grants and subsidies	6,258	2,540	2,539
Other expenses	27	1	2

Capital Expenditure	6,567	6,824	5,718

(a)	For 2012-13 Revised, all Community Corrections program activities have been allocated to the Supervision of Offenders in the Community Service Group following changes in Corrective Services NSW’s organisational structure in 2012-13.

2 - 16	Budget Estimates 2013-14

Department of Attorney General and Justice

Community Based Services

Service description:	This service group covers the administration of Youth Justice Conferences, the supervision of young offenders on community-based sentences on order of the courts, the provision of reports to the courts, support for young people seeking bail and court-ordered supervision of young offenders on bail. It also covers the provision of counselling and interventions to address young offenders’ risk of re-offending.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Supervision orders	no.	4,458	4,665	4,400	4,061	4,000
Remand interventions	no.	5,483	5,137	5,500	4,665	4,600
Bail supervisions	no.	1,359	1,480	1,700	682	600
Youth Justice Conference referrals processed	no.	2,134	1,897	2,200	1,672	1,600
Youth Justice Conferences facilitated	no.	1,637	1,499	1,800	1,327	1,300
Youth Justice Conference Outcome Plans agreed	no.	1,549	1,439	1,600	1,341	1,300
People participating in Youth Justice Conferences	no.	6,280	5,581	6,000	5,096	5,000

Employees:	FTE	402	409	405	404	399

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	67,698	66,160	67,563
Total expenses include the following:
Employee related	45,436	44,463	45,338
Other operating expenses	10,340	10,877	9,473
Grants and subsidies	9,030	8,450	9,760
Other expenses	1,721	1,255	1,775

Capital Expenditure	2,495	2,415	1,052

Budget Estimates 2013-14	2 - 17

Department of Attorney General and Justice

Juvenile Custodial Services

Service description:	This service group covers the supervision of young offenders sentenced by the courts to detention or ordered by the courts to remain in custody pending the outcome of their court cases. It also covers the provision of counselling and intervention to address young offenders at risk of re-offending and transport for detainees to and from juvenile justice centres.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Average daily number in custody	no.	392	353	360	326	320
Control admissions	no.	575	644	550	557	550
Remand admissions	no.	5,195	4,586	4,720	3,948	3,875
Total admissions	no.	5,343	4,732	4,860	4,108	4,030
Average length of time in custody or remand (a)	days	9.5	14.6	11.0	14.7	15.0

Employees:	FTE	1,183	1,157	1,093	1,047	1,041

(a)	In 2011-12 the method of calculation was changed for this service measure. Accordingly, the figures for 2011-12 Actual, 2012-13 Revised and 2013-14 Forecast cannot be compared with previously published figures.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	134,710	129,013	129,886
Total expenses include the following:
Employee related	96,165	94,485	96,343
Other operating expenses	22,510	20,484	20,493
Grants and subsidies	940	451	440
Other expenses	3,654	2,667	3,772

Capital Expenditure	27,488	24,677	4,818

2 - 18	Budget Estimates 2013-14

Department of Attorney General and Justice

Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Attorney General and Justice cluster. This includes funding to the Department of Rural Fire Service, Fire and Rescue NSW, Information and Privacy Commission, Legal Aid Commission of New South Wales, Ministry for Police and Emergency Services, New South Wales Crime Commission, NSW Police Force and State Emergency Service.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	3,435,929	3,439,781	3,529,186
Grants and subsidies
Department of Rural Fire Service	38,061	38,507	41,496
Fire and Rescue NSW	86,040	86,060	88,509
Information and Privacy Commission	5,302	5,302	5,226
Legal Aid Commission of New South Wales	180,284	180,284	188,979
Ministry for Police and Emergency Services	38,117	36,481	42,897
New South Wales Crime Commission	22,933	19,268	25,724
NSW Police Force	3,053,917	3,062,604	3,123,731
State Emergency Services	11,275	11,275	12,624

Budget Estimates 2013-14	2 - 19

Department of Attorney General and Justice

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	1,344,628	1,375,864	1,348,167
Other operating expenses	421,691	424,463	430,405
Depreciation and amortisation	177,869	173,397	176,611
Grants and subsidies	3,535,069	3,656,380	3,630,414
Finance costs	9,977	9,044	8,189
Other expenses	69,392	68,326	55,529

TOTAL EXPENSES EXCLUDING LOSSES	5,558,626	5,707,474	5,649,315

Revenue
Recurrent appropriation	4,965,658	4,970,690	5,110,669
Capital appropriation	194,694	180,435	214,667
Sales of goods and services	263,176	260,243	280,933
Investment revenue	6,152	3,629	5,302
Retained taxes, fees and fines	10,400	13,129	11,900
Grants and contributions	19,636	35,445	18,791
Acceptance by Crown Entity of employee benefits and other liabilities	91,899	88,234	92,987
Other revenue	20,852	21,259	21,585

Total Revenue	5,572,467	5,573,064	5,756,834

Gain/(loss) on disposal of non current assets	10	(872)	10
Other gains/(losses)	(9)	4,963	(509)

Net Result	13,842	(130,319)	107,020

2 - 20	Budget Estimates 2013-14

Department of Attorney General and Justice

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	85,776	44,348	110,438
Receivables	52,481	72,307	68,796
Inventories	11,063	9,546	9,546
Other	8,957	24,803	24,803

Total Current Assets	158,277	151,004	213,583

Non Current Assets
Receivables	53,929	95,522	95,522
Other financial assets	129,258	122,689	122,689
Property, plant and equipment -
Land and building	3,300,363	3,351,893	3,395,169
Plant and equipment	210,721	195,476	178,333
Infrastructure systems	37,326	40,006	39,063
Intangibles	130,495	150,462	159,196
Other	3,920	3,469	3,469

Total Non Current Assets	3,866,012	3,959,517	3,993,441

Total Assets	4,024,289	4,110,521	4,207,024

Liabilities
Current Liabilities
Payables	116,688	100,881	95,891
Borrowings at amortised cost	4,908	4,908	3,419
Tax	1,394	—	—
Provisions	161,932	188,787	188,287
Other	15,322	143,864	143,864

Total Current Liabilities	300,244	438,440	431,461

Non Current Liabilities
Borrowings at amortised cost	81,331	87,840	84,310
Provisions	58,802	122,778	122,770

Total Non Current Liabilities	140,133	210,618	207,080

Total Liabilities	440,377	649,058	638,541

Net Assets	3,583,912	3,461,463	3,568,483

Equity
Reserves	418,806	518,942	518,942
Accumulated funds	3,165,106	2,942,521	3,049,541

Total Equity	3,583,912	3,461,463	3,568,483

Budget Estimates 2013-14	2 - 21

Department of Attorney General and Justice

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	1,263,645	1,287,414	1,258,690
Grants and subsidies	3,535,069	3,656,380	3,630,414
Finance costs	9,977	9,044	8,189
Other	558,361	430,013	548,417

Total Payments	5,367,052	5,382,851	5,445,710

Receipts
Recurrent appropriation	4,965,658	4,970,690	5,110,669
Capital appropriation	194,694	180,435	214,667
Sale of goods and services	268,093	253,155	282,893
Interest received	2,957	2,592	2,226
Grants and contributions	19,636	35,445	18,791
Cash transfers to the Crown Entity	—	(2,032)	—
Other	109,881	92,768	98,098

Total Receipts	5,560,919	5,533,053	5,727,344

Net Cash Flows From Operating Activities	193,867	150,202	281,634

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	10	47	10
Purchases of property, plant and equipment	(161,366)	(152,325)	(177,030)
Other	(25,332)	(37,098)	(33,505)

Net Cash Flows From Investing Activities	(186,688)	(189,376)	(210,525)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	9,391	—
Repayment of borrowings and advances	(10,345)	(8,457)	(5,019)

Net Cash Flows From Financing Activities	(10,345)	934	(5,019)

Net Increase/(Decrease) in Cash	(3,166)	(38,240)	66,090

Opening Cash and Cash Equivalents	88,942	82,588	44,348

Closing Cash and Cash Equivalents	85,776	44,348	110,438

Cash Flow Reconciliation
Net result	13,842	(130,319)	107,020
Non cash items added back	177,869	167,324	176,611
Change in operating assets and liabilities	2,156	113,197	(1,997)

Net Cash Flows From Operating Activities	193,867	150,202	281,634

2 - 22	Budget Estimates 2013-14

Department of Rural Fire Service

Service Group Statements

Community Safety

Service description:	This service group protects the community by enhancing community awareness of and participation in fire risk reduction, and reducing the environmental impact of the RFS’s bushfire response activities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Community education programs - properties protected	no.	49,173	59,102	54,200	54,200	56,910
Development control assessments - properties protected (a)	no.	53,748	45,408	35,000	35,000	30,000

Employees:	FTE	65	41	73	38	38

(a)	RFS and the Department of Planning and Infrastructure have been working on a strategy to reduce the number of assessment referrals received from local government.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	24,043	24,594	23,848
Total expenses include the following:
Employee related	4,659	3,305	2,930
Other operating expenses	4,122	4,913	5,845
Grants and subsidies	15,200	16,333	15,029

Budget Estimates 2013-14	2 - 23

Department of Rural Fire Service

Emergency Bush Fire Response Operations

Service description:	This service group provides rapid and effective emergency response to incidents in bushfire prone areas to minimise injury and loss to the community.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Operation plans approved by Bushfire Coordinating Committee	%	100	100	100	100	100
Volunteer Competency Index - for 3 principal qualifications	%	95	94	85	94	90

Employees:	FTE	622	755	728	755	730

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	240,829	330,044	266,291
Total expenses include the following:
Employee related	68,989	74,267	72,947
Other operating expenses	10,933	34,498	48,665
Grants and subsidies (a)	152,339	211,158	135,978
Other expenses	5,349	7,349	5,871

Capital Expenditure	9,134	9,863	11,963

(a)	A large number of bushfires led to significant disaster response services expenditure in 2012-13. This returns to a more normal trend in 2013-14.

2 - 24	Budget Estimates 2013-14

Department of Rural Fire Service

Operational and Administrative Support

Service description:	This service group provides management and administrative support functions including financial, human resource and operational support, firefighting fleet maintenance, and strategy and policy development.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

District community education strategies submitted by due date	%	100	100	100	100	100
Fire code development application approvals for buildings completed in 14 days (a)%		62	49	65	68	70

Employees:	FTE	143	151	130	140	120

(a)	The RFS has focused its attention on engaging with and training council staff to assist them in reducing unnecessary referrals.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	38,256	38,503	40,977
Total expenses include the following:
Employee related	18,864	19,881	17,208
Other operating expenses	16,500	15,264	20,479
Grants and subsidies	1,573	1,573	1,573

Capital Expenditure	729	—	—

Budget Estimates 2013-14	2 - 25

Department of Rural Fire Service

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	92,512	97,453	93,085
Other operating expenses	31,555	54,675	74,989
Depreciation and amortisation	4,600	4,600	4,591
Grants and subsidies	169,112	229,064	152,580
Other expenses	5,349	7,349	5,871

TOTAL EXPENSES EXCLUDING LOSSES	303,128	393,141	331,116

Revenue
Sales of goods and services	417	2,450	427
Retained taxes, fees and fines	198,657	194,381	209,464
Grants and contributions	71,157	175,937	76,145
Other revenue	7,970	7,621	8,165

Total Revenue	278,201	380,389	294,201

Net Result	(24,927)	(12,752)	(36,915)

2 - 26	Budget Estimates 2013-14

Department of Rural Fire Service

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	14,208	45,032	5,350
Receivables	5,226	3,135	3,264

Total Current Assets	19,434	48,167	8,614

Non Current Assets
Property, plant and equipment -
Land and building	—	777	219
Plant and equipment	15,456	17,301	20,362
Intangibles	—	321	210

Total Non Current Assets	15,456	18,399	20,791

Total Assets	34,890	66,566	29,405

Liabilities
Current Liabilities
Payables	15,070	18,493	18,714
Provisions	22,496	25,422	24,955

Total Current Liabilities	37,566	43,915	43,669

Non Current Liabilities
Provisions	9,919	24,044	24,044

Total Non Current Liabilities	9,919	24,044	24,044

Total Liabilities	47,485	67,959	67,713

Net Assets	(12,595)	(1,393)	(38,308)

Equity
Accumulated funds	(12,595)	(1,393)	(38,308)

Total Equity	(12,595)	(1,393)	(38,308)

Budget Estimates 2013-14	2 - 27

Department of Rural Fire Service

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	92,512	98,427	93,087
Grants and subsidies	116,373	193,781	118,291
Other	95,543	103,044	122,072

Total Payments	304,428	395,252	333,450

Receipts
Sale of goods and services	417	2,450	427
Retained taxes, fees and fines	198,657	194,381	209,464
Grants and contributions	40,636	145,014	42,865
Other	45,041	45,094	47,995

Total Receipts	284,751	386,939	300,751

Net Cash Flows From Operating Activities	(19,677)	(8,313)	(32,699)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	4,980	4,980	4,980
Purchases of property, plant and equipment	(9,863)	(9,863)	(11,963)

Net Cash Flows From Investing Activities	(4,883)	(4,883)	(6,983)

Net Increase/(Decrease) in Cash	(24,560)	(13,196)	(39,682)

Opening Cash and Cash Equivalents	38,768	58,228	45,032

Closing Cash and Cash Equivalents	14,208	45,032	5,350

Cash Flow Reconciliation
Net result	(24,927)	(12,752)	(36,915)
Non cash items added back	4,600	4,600	4,591
Change in operating assets and liabilities	650	(161)	(375)

Net Cash Flows From Operating Activities	(19,677)	(8,313)	(32,699)

2 - 28	Budget Estimates 2013-14

Fire and Rescue NSW

Service Group Statements

Community Safety

Service description:	This service group covers improved risk management by ensuring effective fire prevention and developing resilient, emergency-ready communities. Activities include community education, assistance to the elderly (e.g. replacing smoke alarm batteries), premises inspections, expert advice on fire safety and special hazard facilities, and the establishment of community fire units in bushfire-risk communities.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Community safety programs delivered per permanent fire station	no.	272	254	285	245	250
Building inspections undertaken	no.	995	950	1,000	900	900
Fires with ignition factor determined	%	73	76	74	75	75

Employees:	FTE	221	221	221	221	221

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	34,294	34,466	34,266
Total expenses include the following:
Employee related	27,205	27,204	27,274
Other operating expenses	4,973	4,974	4,622

Capital Expenditure	2,570	2,887	3,346

Budget Estimates 2013-14	2 - 29

Fire and Rescue NSW

Emergency Management

Service description:	This service group covers emergency management response and recovery to provide rapid, reliable and continuous emergency assistance while ensuring the impacts of emergency incidents are minimised and emergency-related disruptions to communities, business and the environment are reduced.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Fires attended	no.	26,472	25,376	29,000	30,100	30,000
Hazardous material incidents attended	no.	9,821	9,483	9,200	9,600	9,400
Non-fire rescue incidents attended	no.	4,958	5,041	5,500	5,500	5,600
Emergency medical assistance incidents attended (a)	no.	1,032	1,052	n.a.	1,150	1,200

Employees: (b)	FTE	2,712	2,712	2,728	2,661	2,661

(a)	The 2012-13 Forecast is not available as this is a new service measure.
(b)	The variation for employees in 2012-13 is largely due to retirements, resignations and medical discharges for permanent firefighters on sick leave, unable to undertake their ordinary duties for a prolonged period, following implementation of the Death and Disability Award 2012.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	384,974	386,909	384,714
Total expenses include the following:
Employee related	305,405	305,405	306,198
Other operating expenses	55,809	55,809	51,907

Capital Expenditure	28,847	32,406	37,552

2 - 30	Budget Estimates 2013-14

Fire and Rescue NSW

Operational Preparedness

Service description:	This service group covers the assessment of risk, development and testing of operational plans and capabilities and the provision of training for emergencies to ensure optimal preparedness for fire, accident, hazardous material, terrorist or other emergencies across the State.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Average age of fire engine pumper fleet	years	8	9	9	9	10
Accredited rescue crews	no.	176	181	181	182	184
Workers compensation claims	no.	648	580	550	610	610
Average workers compensation claim costs (a)	$	8,246	7,845	7,000	6,800	6,500

Employees:	FTE	1,474	1,474	1,474	1,474	1,474

(a)	The variation for average workers compensation claim costs is largely due to improved claim management assisting firefighters return to work.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	227,746	228,891	227,593
Total expenses include the following:
Employee related	180,675	180,676	181,145
Other operating expenses	33,015	33,014	30,706

Capital Expenditure	17,066	19,172	22,215

Budget Estimates 2013-14	2 - 31

Fire and Rescue NSW

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	513,285	513,285	514,617
Other operating expenses	93,797	93,797	87,235
Depreciation and amortisation	39,932	43,184	44,721

TOTAL EXPENSES EXCLUDING LOSSES	647,014	650,266	646,573

Revenue
Sales of goods and services	10,209	10,209	10,459
Investment revenue	5,600	5,600	5,713
Retained taxes, fees and fines	457,573	455,767	467,123
Grants and contributions	156,089	156,244	160,187
Other revenue	6,914	10,048	7,045

Total Revenue	636,385	637,868	650,527

Net Result	(10,629)	(12,398)	3,954

2 - 32	Budget Estimates 2013-14

Fire and Rescue NSW

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	100,976	117,648	100,634
Receivables	13,064	13,180	13,180
Inventories	1,980	1,516	1,516
Assets held for sale	841	—	—
Other	42	64	83

Total Current Assets	116,903	132,408	115,413

Non Current Assets
Property, plant and equipment -
Land and building	307,060	323,962	341,552
Plant and equipment	236,241	235,153	230,034
Intangibles	31,223	32,703	38,624

Total Non Current Assets	574,524	591,818	610,210

Total Assets	691,427	724,226	725,623

Liabilities
Current Liabilities
Payables	22,967	28,635	28,635
Provisions	78,567	107,056	104,499

Total Current Liabilities	101,534	135,691	133,134

Non Current Liabilities
Provisions	40,277	45,507	45,507

Total Non Current Liabilities	40,277	45,507	45,507

Total Liabilities	141,811	181,198	178,641

Net Assets	549,616	543,028	546,982

Equity
Reserves	220,682	244,163	244,163
Accumulated funds	328,934	298,865	302,819

Total Equity	549,616	543,028	546,982

Budget Estimates 2013-14	2 - 33

Fire and Rescue NSW

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	513,285	557,334	517,174
Other	95,326	50,859	86,934

Total Payments	608,611	608,193	604,108

Receipts
Sale of goods and services	10,209	9,899	10,139
Interest received	5,600	7,900	5,713
Retained taxes, fees and fines	441,253	439,447	450,403
Grants and contributions	87,140	87,258	89,259
Other	92,183	95,344	94,693

Total Receipts	636,385	639,848	650,207

Net Cash Flows From Operating Activities	27,774	31,655	46,099

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	1,681	—
Purchases of property, plant and equipment	(48,483)	(49,465)	(53,059)
Other	—	(5,000)	(10,054)

Net Cash Flows From Investing Activities	(48,483)	(52,784)	(63,113)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	358	358	358
Repayment of borrowings and advances	(358)	(358)	(358)

Net Increase/(Decrease) in Cash	(20,709)	(21,129)	(17,014)

Opening Cash and Cash Equivalents	121,685	138,777	117,648

Closing Cash and Cash Equivalents	100,976	117,648	100,634

Cash Flow Reconciliation
Net result	(10,629)	(12,398)	3,954
Non cash items added back	39,932	43,184	44,721
Change in operating assets and liabilities	(1,529)	869	(2,576)

Net Cash Flows From Operating Activities	27,774	31,655	46,099

2 - 34	Budget Estimates 2013-14

Information and Privacy Commission

Service Group Statements

Information and Privacy Commission

Service description:	This service group covers the provision of assistance and advice to agencies and the public, the conduct of legislative and administrative reviews, and other activities to ensure compliance with the Government Information (Public Access) Act 2009 and NSW privacy legislation.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Reviews undertaken (a)	no.	301	280	350	290	270
Complaints investigated (a)	no.	59	79	100	53	55
Hits on the Information and Privacy Commission website	thous	438	276	280	243	250
Formal Privacy matters handled	no.	414	448	435	425	376

Employees:	FTE	29	33	33	29	28

(a)	This measure is dependent upon the number of applications received by the IPC.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	5,406	5,512	5,362
Total expenses include the following:
Employee related	3,788	3,913	3,605
Other operating expenses	1,493	1,474	1,585

Capital Expenditure	150	268	150

Budget Estimates 2013-14	2 - 35

Information and Privacy Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	3,788	3,913	3,605
Other operating expenses	1,493	1,474	1,585
Depreciation and amortisation	125	125	172

TOTAL EXPENSES EXCLUDING LOSSES	5,406	5,512	5,362

Revenue
Investment revenue	—	38	36
Grants and contributions	5,302	5,429	5,226
Acceptance by Crown Entity of employee benefits and other liabilities	42	166	111
Other revenue	—	70	—

Total Revenue	5,344	5,703	5,373

Net Result	(62)	191	11

2 - 36	Budget Estimates 2013-14

Information and Privacy Commission

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	788	650	664
Receivables	627	30	30

Total Current Assets	1,415	680	694

Non Current Assets
Property, plant and equipment -
Plant and equipment	156	175	138
Intangibles	997	984	999

Total Non Current Assets	1,153	1,159	1,137

Total Assets	2,568	1,839	1,831

Liabilities
Current Liabilities
Payables	646	426	426
Provisions	199	304	285
Other	415	—	—

Total Current Liabilities	1,260	730	711

Non Current Liabilities
Provisions	87	90	90

Total Non Current Liabilities	87	90	90

Total Liabilities	1,347	820	801

Net Assets	1,221	1,019	1,030

Equity
Accumulated funds	1,221	1,019	1,030

Total Equity	1,221	1,019	1,030

Budget Estimates 2013-14	2 - 37

Information and Privacy Commission

Cash Flow Statement

	——2012-13——		2013-14 Budget $000
	Budget $000	Revised $000

Cash Flows From Operating Activities
Payments
Employee related	3,734	3,734	3,513
Other	2,159	2,879	2,557

Total Payments	5,893	6,613	6,070

Receipts
Sale of goods and services	(524)	25	—
Interest received	—	38	36
Grants and contributions	5,302	5,429	5,226
Cash transfers to the Crown Entity	415	—	—
Other	1,134	1,120	972

Total Receipts	6,327	6,612	6,234

Net Cash Flows From Operating Activities	434	(1)	164

Cash Flows From Investing Activities
Other	(150)	(268)	(150)

Net Cash Flows From Investing Activities	(150)	(268)	(150)

Net Increase/(Decrease) in Cash	284	(269)	14

Opening Cash and Cash Equivalents	504	919	650

Closing Cash and Cash Equivalents	788	650	664

Cash Flow Reconciliation
Net result	(62)	191	11
Non cash items added back	125	125	172
Change in operating assets and liabilities	371	(317)	(19)

Net Cash Flows From Operating Activities	434	(1)	164

2 - 38	Budget Estimates 2013-14

Legal Aid Commission of New South Wales

Service Group Statements

Criminal Law Services

Service description:	This service group covers the provision of legal assistance and counsel to those facing criminal charges. This assistance ranges from advice, information and duty services for more minor criminal law matters, through to representation by barristers in extended and complex trials where clients who are found guilty may face very heavy penalties.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Legal representation:
In-house	no.	9,313	9,110	9,500	9,400	9,300
Assigned	no.	14,629	14,655	14,400	14,400	14,200
Duty appearances:
In-house	no.	96,519	97,777	99,000	98,000	98,000
Assigned	no.	53,791	51,857	50,300	54,000	54,000
Legal advice and minor assistance (a)	no.	31,960	32,309	29,000	35,000	36,200
General information services	no.	219,232	268,846	256,000	220,000	225,000

Employees:	FTE	415	426	427	428	428

(a)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	117,433	117,096	120,947
Total expenses include the following:
Employee related	45,831	44,724	45,933
Other operating expenses	9,266	9,007	9,264
Grants and subsidies	7	—	17
Other expenses	60,158	60,626	63,551

Capital Expenditure	2,123	2,132	2,109

Budget Estimates 2013-14	2 - 39

Legal Aid Commission of New South Wales

Civil Law Services

Service description:	This service group covers the provision of legal services in matters such as housing, mental health, consumer and human rights law. The assistance ranges from relatively straightforward advice and information services, through to legal representation in lengthy and complex court cases.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Legal representation:
In-house	no.	993	932	1,000	850	800
Assigned	no.	692	945	1,000	610	600
Duty appearances:
In-house	no.	3,418	3,655	3,900	2,800	2,800
Assigned	no.	8,881	9,824	9,500	10,800	11,200
Legal advice and minor assistance (a)	no.	30,207	37,750	35,500	47,400	48,000
General information services	no.	67,787	193,029	192,000	185,700	186,000

Employees:	FTE	180	188	187	190	190

(a)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	30,946	31,791	31,744
Total expenses include the following:
Employee related	18,878	19,351	18,784
Other operating expenses	4,474	4,372	4,465
Grants and subsidies	277	555	383
Other expenses	6,375	6,242	7,144

Capital Expenditure	921	947	936

2 - 40	Budget Estimates 2013-14

Legal Aid Commission of New South Wales

Family Law Services

Service description:	This service group covers the provision of assistance to families in dispute over areas such as separation, divorce and parenting arrangements. It also assists in matters where the State seeks to take children thought to be at risk of abuse and neglect into care.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Legal representation:
In-house	no.	2,489	2,777	2,900	2,700	2,800
Assigned	no.	10,752	10,332	10,400	10,000	10,000
Duty appearances:
In-house	no.	3,693	6,766	6,700	7,300	7,800
Assigned	no.	1,705	1,865	2,000	2,000	2,000
Legal advice and minor assistance (a)	no.	35,148	41,288	41,500	44,700	46,000
General information services	no.	127,041	147,424	148,000	141,900	143,000

Employees:	FTE	256	260	260	256	256

(a)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	68,638	64,176	67,576
Total expenses include the following:
Employee related	26,789	25,811	27,729
Other operating expenses	5,781	5,564	5,693
Grants and subsidies	7	—	17
Other expenses	34,721	31,203	32,833

Capital Expenditure	1,310	1,276	1,261

Budget Estimates 2013-14	2 - 41

Legal Aid Commission of New South Wales

Community Partnerships

Service description:	This service group covers funding of community organisations for specific purposes. It includes providing legal assistance to disadvantaged people, undertaking law reform activities, and providing specialised court-based assistance for women and children seeking legal protection from domestic violence.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Local Courts served by Women’s
Domestic Violence Court
Advocacy Program	no.	108	108	108	108	108
Community Legal Centre cases opened	no.	8,596	10,114	8,700	9,800	10,000
Community Legal Centre advice services	no.	59,784	62,526	54,000	62,000	62,000

Employees:	FTE	9	9	9	9	9

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	26,369	27,632	26,914
Total expenses include the following:
Employee related	1,461	1,967	2,032
Other operating expenses	593	497	568
Grants and subsidies	24,139	24,977	24,139
Other expenses	129	112	129

Capital Expenditure	46	45	44

2 - 42	Budget Estimates 2013-14

Legal Aid Commission of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	92,959	91,853	94,478
Other operating expenses	20,114	19,440	19,990
Depreciation and amortisation	4,500	5,687	4,500
Grants and subsidies	24,430	25,532	24,556
Other expenses	101,383	98,183	103,657

TOTAL EXPENSES EXCLUDING LOSSES	243,386	240,695	247,181

Revenue
Sales of goods and services	3,948	5,567	4,148
Investment revenue	4,312	2,928	2,985
Grants and contributions	234,110	237,384	239,468
Other revenue	331	326	318

Total Revenue	242,701	246,205	246,919

Gain/(loss) on disposal of non current assets	35	(3)	35
Other gains/(losses)	(200)	(427)	(200)

Net Result	(850)	5,080	(427)

Budget Estimates 2013-14	2 - 43

Legal Aid Commission of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	75,297	78,966	78,056
Receivables	5,375	4,799	4,799

Total Current Assets	80,672	83,765	82,855

Non Current Assets
Receivables	2,092	2,221	2,221
Property, plant and equipment -
Land and building	6,968	6,575	7,157
Plant and equipment	3,625	4,051	5,044
Intangibles	4,035	2,617	892

Total Non Current Assets	16,720	15,464	15,314

Total Assets	97,392	99,229	98,169

Liabilities
Current Liabilities
Payables	20,901	14,916	15,229
Provisions	38,067	66,344	65,398

Total Current Liabilities	58,968	81,260	80,627

Non Current Liabilities
Provisions	4,334	4,450	4,450
Other	20	54	54

Total Non Current Liabilities	4,354	4,504	4,504

Total Liabilities	63,322	85,764	85,131

Net Assets	34,070	13,465	13,038

Equity
Accumulated funds	34,070	13,465	13,038

Total Equity	34,070	13,465	13,038

2 - 44	Budget Estimates 2013-14

Legal Aid Commission of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	92,759	91,851	95,111
Grants and subsidies	24,430	25,532	24,556
Other	135,980	139,017	138,230

Total Payments	253,169	256,400	257,897

Receipts
Sale of goods and services	3,748	5,140	3,948
Interest received	4,312	2,928	2,985
Grants and contributions	191,633	194,907	201,583
Other	57,291	57,446	52,786

Total Receipts	256,984	260,421	261,302

Net Cash Flows From Operating Activities	3,815	4,021	3,405

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	35	37	35
Purchases of property, plant and equipment	(3,570)	(3,656)	(3,950)
Other	(830)	(744)	(400)

Net Cash Flows From Investing Activities	(4,365)	(4,363)	(4,315)

Net Increase/(Decrease) in Cash	(550)	(342)	(910)

Opening Cash and Cash Equivalents	75,847	79,308	78,966

Closing Cash and Cash Equivalents	75,297	78,966	78,056

Cash Flow Reconciliation
Net result	(850)	5,080	(427)
Non cash items added back	4,500	5,687	4,500
Change in operating assets and liabilities	165	(6,746)	(668)

Net Cash Flows From Operating Activities	3,815	4,021	3,405

Budget Estimates 2013-14	2 - 45

Ministry for Police and Emergency Services

Service Group Statements

Policy and Finance

Service description:	This service group provides independent policy advice and development on issues affecting the Police and Emergency Services portfolio and the ministerial and Parliamentary functions of the Minister for Police and Emergency Services. It provides finance and corporate governance support. It also coordinates the portfolio and liaises with external agencies.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Cabinet minutes developed	no.	30	23	25	25	25
Replies to Parliamentary questions	no.	301	335	475	375	300
Replies to letters	no.	4,800	5,550	4,000	4,070	4,000
Letters responded to within the required time frame	%	95	95	95	95	95

Employees:	FTE	26	36	40	35	34

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	10,913	9,689	10,984
Total expenses include the following:
Employee related	4,710	4,888	4,989
Other operating expenses	1,341	2,154	1,388
Grants and subsidies	4,800	2,497	4,396

Capital Expenditure	164	51	580

2 - 46	Budget Estimates 2013-14

Ministry for Police and Emergency Services

Counter Terrorism and Disaster Resilience

Service description:	This service group initiates policies to improve emergency management through the prevention, preparedness, response and recovery phases. It also provides policy advice and support to the State Emergency Management Committee (SEMC), the State Rescue Board (SRB), the State Emergency Operations Controller and the State Emergency Recovery Controller.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Disaster resilience grants schemes administered	no.	4	8	5	8	7
SEMC and SRB meetings supported	no.	8	8	8	8	8
Support to emergency management operations	no.	124	166	100	200	100
Training courses, workshops and exercises delivered	no.	200	107	175	132	150

Employees:	FTE	48	47	46	43	42

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	46,089	37,850	45,327
Total expenses include the following:
Employee related	6,055	5,963	6,092
Other operating expenses	9,026	4,172	6,047
Grants and subsidies	31,008	27,565	32,977

Capital Expenditure	—	9	—

Budget Estimates 2013-14	2 - 47

Ministry for Police and Emergency Services

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	10,765	10,851	11,081
Other operating expenses	10,367	6,326	7,435
Depreciation and amortisation	62	300	422
Grants and subsidies	35,808	30,062	37,373

TOTAL EXPENSES EXCLUDING LOSSES	57,002	47,539	56,311

Revenue
Investment revenue	400	538	287
Grants and contributions	52,292	51,083	54,072
Acceptance by Crown Entity of employee benefits and other liabilities	497	663	510
Other revenue	200	911	206

Total Revenue	53,389	53,195	55,075

Gain/(loss) on disposal of non current assets	—	4	—

Net Result	(3,613)	5,660	(1,236)

2 - 48	Budget Estimates 2013-14

Ministry for Police and Emergency Services

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	9,243	15,821	14,416
Receivables	1,510	2,603	2,427

Total Current Assets	10,753	18,424	16,843

Non Current Assets
Property, plant and equipment -
Land and building	960	385	486
Plant and equipment	213	97	154
Intangibles	26	9	9

Total Non Current Assets	1,199	491	649

Total Assets	11,952	18,915	17,492

Liabilities
Current Liabilities
Payables	1,111	1,422	1,318
Provisions	915	536	453

Total Current Liabilities	2,026	1,958	1,771

Non Current Liabilities
Provisions	172	476	476

Total Non Current Liabilities	172	476	476

Total Liabilities	2,198	2,434	2,247

Net Assets	9,754	16,481	15,245

Equity
Accumulated funds	9,754	16,481	15,245

Total Equity	9,754	16,481	15,245

Budget Estimates 2013-14	2 - 49

Ministry for Police and Emergency Services

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	10,288	10,208	9,830
Grants and subsidies	35,808	30,062	37,373
Other	10,026	9,850	8,363

Total Payments	56,122	50,120	55,566

Receipts
Interest received	400	538	287
Grants and contributions	52,292	51,083	54,072
Other	60	712	382

Total Receipts	52,752	52,333	54,741

Net Cash Flows From Operating Activities	(3,370)	2,213	(825)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	11	—
Purchases of property, plant and equipment	(164)	(51)	(580)
Other	—	(9)	—

Net Cash Flows From Investing Activities	(164)	(49)	(580)

Net Increase/(Decrease) in Cash	(3,534)	2,164	(1,405)

Opening Cash and Cash Equivalents	12,777	13,657	15,821

Closing Cash and Cash Equivalents	9,243	15,821	14,416

Cash Flow Reconciliation
Net result	(3,613)	5,660	(1,236)
Non cash items added back	62	300	422
Change in operating assets and liabilities	181	(3,747)	(11)

Net Cash Flows From Operating Activities	(3,370)	2,213	(825)

2 - 50	Budget Estimates 2013-14

New South Wales Crime Commission

Service Group Statements

Criminal Investigations and Confiscation of Assets

Service description:	This service group covers the collection of evidence and intelligence for the prosecution of serious criminal offenders and the disruption of organised crime. It also covers the restraint and confiscation of assets accumulated through the conduct of criminal activities.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Charges (a)	no.	734	445	700	695	750
Restraining orders	no.	112	82	100	60	80
Asset forfeiture orders	no.	49	27	50	40	50
Proceeds assessment orders	no.	51	40	50	24	40
Unexplained wealth orders	no.	n.a.	n.a.	n.a.	1	5

Employees:	FTE	105	108	116	128	133

(a)	The name of this service measure was changed from ‘Arrests’.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	23,530	20,628	23,604
Total expenses include the following:
Employee related	16,981	14,921	16,802
Other operating expenses	5,544	4,877	5,497
Other expenses	25	—	25

Capital Expenditure	1,482	719	4,482

Budget Estimates 2013-14	2 - 51

New South Wales Crime Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	16,981	14,921	16,802
Other operating expenses	5,544	4,877	5,497
Depreciation and amortisation	980	830	1,280
Other expenses	25	—	25

TOTAL EXPENSES EXCLUDING LOSSES	23,530	20,628	23,604

Revenue
Sales of goods and services	25	70	50
Investment revenue	75	151	110
Grants and contributions	22,933	19,268	25,724
Acceptance by Crown Entity of employee benefits and other liabilities	402	629	626

Total Revenue	23,435	20,118	26,510

Net Result	(95)	(510)	2,906

2 - 52	Budget Estimates 2013-14

New South Wales Crime Commission

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,339	2,451	2,374
Receivables	768	594	602

Total Current Assets	3,107	3,045	2,976

Non Current Assets
Receivables	150	339	354
Property, plant and equipment -
Land and building	—	71	71
Plant and equipment	2,832	1,586	1,882
Intangibles	714	1,086	3,992

Total Non Current Assets	3,696	3,082	6,299

Total Assets	6,803	6,127	9,275

Liabilities
Current Liabilities
Payables	1,104	622	623
Borrowings at amortised cost	211	226	226
Provisions	1,435	1,800	2,041

Total Current Liabilities	2,750	2,648	2,890

Non Current Liabilities
Borrowings at amortised cost	121	197	197
Provisions	14	18	18

Total Non Current Liabilities	135	215	215

Total Liabilities	2,885	2,863	3,105

Net Assets	3,918	3,264	6,170

Equity
Accumulated funds	3,918	3,264	6,170

Total Equity	3,918	3,264	6,170

Budget Estimates 2013-14	2 - 53

New South Wales Crime Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	16,502	13,846	15,934
Other	5,500	5,448	5,888

Total Payments	22,002	19,294	21,822

Receipts
Sale of goods and services	35	80	60
Interest received	75	151	110
Grants and contributions	22,933	19,268	25,724
Other	439	504	333

Total Receipts	23,482	20,003	26,227

Net Cash Flows From Operating Activities	1,480	709	4,405

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	24	—
Purchases of property, plant and equipment	(1,322)	(464)	(1,282)
Other	(160)	(255)	(3,200)

Net Cash Flows From Investing Activities	(1,482)	(695)	(4,482)

Net Increase/(Decrease) in Cash	(2)	14	(77)

Opening Cash and Cash Equivalents	2,341	2,437	2,451

Closing Cash and Cash Equivalents	2,339	2,451	2,374

Cash Flow Reconciliation
Net result	(95)	(510)	2,906
Non cash items added back	980	830	1,280
Change in operating assets and liabilities	595	389	219

Net Cash Flows From Operating Activities	1,480	709	4,405

2 - 54	Budget Estimates 2013-14

NSW Police Force

Service Group Statements

		2010-11	2011-12	2012-13	2013-14
	Units	Actual	Actual	Revised	Forecast

Average Staffing across all Service Groups:

Total NSW Police (sworn and civilian)	FTE	19,194	19,262	19,609	19,719
Total actual police positions at Operational commands (a)%		97	97	98	98

(a)	During the 2013-14 financial year the authorised strength of police officers will increase by 180 to 16,356.

Community Support

Service description:	This service group covers the provision of effective, timely and flexible 24-hour response to incidents, emergencies and public events. It also includes reduction of incentives and opportunities to commit crime, the provision of a highly visible police presence, and liaison/partnerships with the community and government organisations concerned with maintaining peace, order and public safety.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Urgent calls responded to within target time (a)%		80	78	80	78	80
People feel safe walking/jogging by themselves in their neighbourhood at night	%	55	58	61	57	61

(a)	Target time for urgent calls revised from 10 minutes to 12 minutes in 2010-11.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,705,938	1,658,873	1,748,521
Total expenses include the following:
Employee related	1,272,207	1,251,924	1,298,685
Other operating expenses	235,036	237,136	229,382
Grants and subsidies	111,862	92,514	130,928
Other expenses	1,342	1,342	1,374

Capital Expenditure	79,176	74,929	75,657

Budget Estimates 2013-14	2 - 55

NSW Police Force

Criminal Investigation

Service description:	This service group covers the detection and investigation of crime, the provision of forensic services and provides for the arrest or other relevant action in respect of offenders. It also includes specialist activities to target organised criminal activities and criminal groups, maintenance of forensic databases and criminal records, and liaison with other law enforcement agencies.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Legal actions excluding infringement notices	thous	158	152	151	154	154

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	958,482	932,726	983,124
Total expenses include the following:
Employee related	715,076	703,916	730,202
Other operating expenses	131,861	133,333	128,973
Grants and subsidies	62,942	52,016	73,614
Other expenses	754	754	772

Capital Expenditure	44,155	42,128	42,540

Traffic and Commuter Services

Service description:	This service group covers the patrol of roads, highways and public transport corridors, the investigation of major vehicle crashes, the detection of traffic and transport offences (particularly those involving alcohol or drugs and speed), and the supervision of peak traffic flows. It also includes liaison/partnerships with community and government bodies concerned with road safety, traffic management and public transport.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Random breath tests undertaken	mill	4.8	4.3	4.2	4.4	4.4
Charges for prescribed concentration of alcohol	thous	24	20	21	20	20
Traffic infringement notices	thous	668	592	576	600	600

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	396,899	388,634	406,399
Total expenses include the following:
Employee related	298,575	296,731	304,813
Other operating expenses	52,879	53,554	51,802
Grants and subsidies	25,973	20,892	29,567
Other expenses	303	303	310

Capital Expenditure	17,631	16,921	17,086

2 - 56	Budget Estimates 2013-14

NSW Police Force

Judicial Support

Service description:	This service group covers judicial and custodial services, the prosecution of offenders, presentation of evidence at court, including coronial inquiries, the provision of police transport and custody for people under police supervision, and the provision of a high level of support to victims and witnesses.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Juvenile diversions as a proportion of juvenile offenders to court	%	57	61	59	61	58
Legal actions where alleged offenders are proceeded against to court (a)	thous	133	126	126	129	129

(a)	Excludes non-NSW charges and charges for breach of bail.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	247,508	241,214	254,235
Total expenses include the following:
Employee related	185,103	182,042	188,828
Other operating expenses	33,818	34,481	33,354
Grants and subsidies	16,239	13,452	19,036
Other expenses	195	195	200

Capital Expenditure	11,071	10,894	11,002

Budget Estimates 2013-14	2 - 57

NSW Police Force

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	2,470,961	2,434,613	2,522,528
Other operating expenses	453,594	458,504	443,511
Depreciation and amortisation	153,961	136,161	159,738
Grants and subsidies	217,016	178,874	253,145
Finance costs	10,701	10,701	10,701
Other expenses	2,594	2,594	2,656

TOTAL EXPENSES EXCLUDING LOSSES	3,308,827	3,221,447	3,392,279

Revenue
Sales of goods and services	32,545	32,522	33,343
Investment revenue	2,707	2,707	2,773
Grants and contributions	3,066,963	3,086,418	3,137,062
Acceptance by Crown Entity of employee benefits and other liabilities	176,305	157,218	168,182
Other revenue	19,241	38,684	31,513

Total Revenue	3,297,761	3,317,549	3,372,873

Gain/(loss) on disposal of non current assets	2,840	(4,424)	(918)
Other gains/(losses)	(10)	(181)	(10)

Net Result	(8,236)	91,497	(20,334)

2 - 58	Budget Estimates 2013-14

NSW Police Force

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	65,293	85,620	78,288
Receivables	57,088	62,339	70,735
Assets held for sale	5,845	1,791	1,791

Total Current Assets	128,226	149,750	150,814

Non Current Assets
Receivables	—	35,000	30,839
Property, plant and equipment -
Land and building	1,204,769	1,208,576	1,256,919
Plant and equipment	263,578	316,413	264,208
Intangibles	117,553	116,744	107,501

Total Non Current Assets	1,585,900	1,676,733	1,659,467

Total Assets	1,714,126	1,826,483	1,810,281

Liabilities
Current Liabilities
Payables	105,449	105,449	110,138
Borrowings at amortised cost	6,600	7,811	8,989
Provisions	448,620	365,455	371,013
Other	151	179	149

Total Current Liabilities	560,820	478,894	490,289

Non Current Liabilities
Borrowings at amortised cost	163,780	155,046	146,057
Provisions	65,727	71,758	70,554
Other	30	354	284

Total Non Current Liabilities	229,537	227,158	216,895

Total Liabilities	790,357	706,052	707,184

Net Assets	923,769	1,120,431	1,103,097

Equity
Reserves	476,439	443,449	446,449
Accumulated funds	447,330	676,982	656,648

Total Equity	923,769	1,120,431	1,103,097

Budget Estimates 2013-14	2 - 59

NSW Police Force

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	2,232,989	2,301,970	2,334,269
Grants and subsidies	217,016	178,874	253,145
Finance costs	10,701	10,701	10,701
Other	566,908	550,289	515,494

Total Payments	3,027,614	3,041,834	3,113,609

Receipts
Sale of goods and services	32,545	28,295	25,493
Interest received	2,707	2,757	3,313
Grants and contributions	3,066,589	3,086,368	3,136,679
Other	75,798	42,422	93,154

Total Receipts	3,177,639	3,159,842	3,258,639

Net Cash Flows From Operating Activities	150,025	118,008	145,030

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	4,761	2,411	1,734
Purchases of property, plant and equipment	(127,137)	(119,865)	(132,551)
Other	(24,896)	(25,228)	(13,734)

Net Cash Flows From Investing Activities	(147,272)	(142,682)	(144,551)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(3,856)	(5,798)	(7,811)

Net Cash Flows From Financing Activities	(3,856)	(5,798)	(7,811)

Net Increase/(Decrease) in Cash	(1,103)	(30,472)	(7,332)

Opening Cash and Cash Equivalents	66,396	116,092	85,620

Closing Cash and Cash Equivalents	65,293	85,620	78,288

Cash Flow Reconciliation
Net result	(8,236)	91,497	(20,334)
Non cash items added back	153,961	134,985	159,738
Change in operating assets and liabilities	4,300	(108,474)	5,626

Net Cash Flows From Operating Activities	150,025	118,008	145,030

2 - 60	Budget Estimates 2013-14

State Emergency Service

Service Group Statements

Community and Organisational Preparedness

Service description:	This service group covers the preparedness and resilience of both communities and volunteers when preparing for and dealing with the impact of storms, floods, tsunamis and other emergency situations.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Number of cadets trained	no.	335	395	620	620	680
Number of FloodSafe brochures distributed	no.	17,000	24,000	25,000	27,229	25,000
Percentage of volunteers with fully qualified Storm Water Damage training.	%	27.5	31.3	36.0	36.0	41.0

Employees:	FTE	86	86	110	110	114

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators: (a)
Total Expenses Excluding Losses	27,924	14,439	15,873
Total expenses include the following:
Employee related	10,731	7,417	8,233
Other operating expenses	11,110	6,059	6,657
Grants and subsidies	4,481	963	983

Capital Expenditure	2,348	1,002	973

(a)	Revised numbers reflect expenditure reallocation between service groups.

Budget Estimates 2013-14	2 - 61

State Emergency Service

Emergency Management

Service description:	This service group covers the capacity and capability to deliver emergency management services to reduce or mitigate property damage, injury and loss of life among the community and volunteers.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Emergency calls answered within 20 seconds	%	100	100	100	100	100
Flood response tasks (a)	no.	1,046	6,737	N/A	975	N/A
Storm response tasks (a)	no.	21,970	21,030	N/A	17,996	N/A

Employees:	FTE	159	159	177	177	180

(a)	These figures cannot be forecast because the frequency and severity of these weather events are unpredictable.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators: (a)
Total Expenses Excluding Losses	51,860	69,623	68,411
Total expenses include the following:
Employee related	19,926	22,239	24,694
Other operating expenses	20,636	28,921	30,302
Grants and subsidies	8,322	13,885	7,947

Capital Expenditure	4,362	5,708	9,365

(a)	Revised numbers reflect expenditure reallocation between service groups.

2 - 62	Budget Estimates 2013-14

State Emergency Service

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	30,657	29,656	32,927
Other operating expenses	31,746	34,980	36,959
Depreciation and amortisation	4,578	4,578	5,468
Grants and subsidies	12,803	14,848	8,930

TOTAL EXPENSES EXCLUDING LOSSES	79,784	84,062	84,284

Revenue
Sales of goods and services	35	80	36
Investment revenue	102	400	104
Retained taxes, fees and fines	60,823	60,594	65,289
Grants and contributions	20,821	26,854	22,990
Acceptance by Crown Entity of employee benefits and other liabilities	130	130	133
Other revenue	—	1,080	300

Total Revenue	81,911	89,138	88,852

Gain/(loss) on disposal of non current assets	(149)	(98)	(149)

Net Result	1,978	4,978	4,419

Budget Estimates 2013-14	2 - 63

State Emergency Service

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	6,473	14,063	13,676
Receivables	1,889	2,503	2,503
Inventories	4,570	4,066	4,066

Total Current Assets	12,932	20,632	20,245

Non Current Assets
Property, plant and equipment -
Land and building	358	166	166
Plant and equipment	16,113	16,636	21,286

Total Non Current Assets	16,471	16,802	21,452

Total Assets	29,403	37,434	41,697

Liabilities
Current Liabilities
Payables	2,585	7,722	7,722
Provisions	2,277	3,449	3,293

Total Current Liabilities	4,862	11,171	11,015

Non Current Liabilities
Provisions	22	37	37

Total Non Current Liabilities	22	37	37

Total Liabilities	4,884	11,208	11,052

Net Assets	24,519	26,226	30,645

Equity
Accumulated funds	24,519	26,226	30,645

Total Equity	24,519	26,226	30,645

2 - 64	Budget Estimates 2013-14

State Emergency Service

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	30,527	29,526	32,950
Grants and subsidies	12,803	14,848	8,930
Other	33,729	37,886	38,259

Total Payments	77,059	82,260	80,139

Receipts
Sale of goods and services	35	(3)	36
Interest received	102	400	104
Retained taxes, fees and fines	60,823	60,594	65,289
Grants and contributions	11,275	17,275	12,624
Other	10,846	11,975	11,966

Total Receipts	83,081	90,241	90,019

Net Cash Flows From Operating Activities	6,022	7,981	9,880

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	71	122	71
Purchases of property, plant and equipment	(6,710)	(6,710)	(10,338)

Net Cash Flows From Investing Activities	(6,639)	(6,588)	(10,267)

Net Increase/(Decrease) in Cash	(617)	1,393	(387)

Opening Cash and Cash Equivalents	7,090	12,670	14,063

Closing Cash and Cash Equivalents	6,473	14,063	13,676

Cash Flow Reconciliation
Net result	1,978	4,978	4,419
Non cash items added back	4,578	4,578	5,468
Change in operating assets and liabilities	(534)	(1,575)	(7)

Net Cash Flows From Operating Activities	6,022	7,981	9,880

Budget Estimates 2013-14	2 - 65

NSW Trustee and Guardian

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	80,072	75,742	82,496
Depreciation and amortisation	3,494	3,198	4,484

TOTAL EXPENSES EXCLUDING LOSSES	83,566	78,940	86,980

Revenue
Sales of goods and services	54,316	55,296	54,294
Investment revenue	5,564	8,706	7,701
Grants and contributions	12,670	12,670	12,649
Other revenue	11,030	4,418	10,680

Total Revenue	83,580	81,090	85,324

Other gains/(losses)	—	(4)	—

Net Result	14	2,146	(1,656)

2 - 66	Budget Estimates 2013-14

NSW Trustee and Guardian

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	32,500	37,102	37,102
Receivables	16,176	20,280	20,281

Total Current Assets	48,676	57,382	57,383

Non Current Assets
Other financial assets	35,646	34,582	28,018
Property, plant and equipment -
Land and building	20,324	20,290	19,827
Plant and equipment	8,644	8,918	10,140
Intangibles	4,450	4,208	8,356

Total Non Current Assets	69,064	67,998	66,341

Total Assets	117,740	125,380	123,724

Liabilities
Current Liabilities
Payables	2,063	5,716	5,716
Provisions	19,530	23,422	23,422

Total Current Liabilities	21,593	29,138	29,138

Non Current Liabilities
Other	37,939	77,199	77,199

Total Non Current Liabilities	37,939	77,199	77,199

Total Liabilities	59,532	106,337	106,337

Net Assets	58,208	19,043	17,387

Equity
Reserves	1,258	1,258	1,258
Accumulated funds	56,950	17,785	16,129

Total Equity	58,208	19,043	17,387

Budget Estimates 2013-14	2 - 67

NSW Trustee and Guardian

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Other	85,513	75,873	87,937

Total Payments	85,513	75,873	87,937

Receipts
Sale of goods and services	54,316	58,923	54,294
Interest received	3,064	2,551	2,748
Grants and contributions	12,670	12,670	12,649
Other	16,471	8,459	16,120

Total Receipts	86,521	82,603	85,811

Net Cash Flows From Operating Activities	1,008	6,730	(2,126)

Cash Flows From Investing Activities
Proceeds from sale of investments	7,529	6,188	12,950
Purchases of property, plant and equipment	(2,904)	(2,986)	(3,534)
Purchases of investments	(1,433)	(1,433)	(1,433)
Other	(4,200)	(3,850)	(5,857)

Net Cash Flows From Investing Activities	(1,008)	(2,081)	2,126

Net Increase/(Decrease) in Cash	—	4,649	—

Opening Cash and Cash Equivalents	32,500	32,453	37,102

Closing Cash and Cash Equivalents	32,500	37,102	37,102

Cash Flow Reconciliation
Net result	14	2,146	(1,656)
Non cash items added back	994	(2,957)	(469)
Change in operating assets and liabilities	—	7,541	(1)

Net Cash Flows From Operating Activities	1,008	6,730	(2,126)

2 - 68	Budget Estimates 2013-14

Judicial Commission of New South Wales

Introduction

The Judicial Commission of New South Wales promotes excellence in judicial performance. It works closely with other organisations, including the courts and the Sentencing Council, to increase public confidence in judicial decisions and to reduce crime.

The Commission, an independent statutory corporation, operates under the Judicial Officers Act 1986.

Services

The Commission’s key services involve delivering an extensive judicial education program, delivering a research and sentencing program and examining complaints against judicial officers promptly and efficiently.

2013-14 Budget Highlights

In 2013-14, the Commission’s key initiatives will include:

•

$150,000 for a comprehensive review and update of the suggested directions to juries in the Criminal Trial Courts Bench Book to ensure jurors can easily understand them, with an emphasis on directions given in criminal defences and the right to silence

•	$150,000 to review and update the Civil Trials Bench Book to reflect the current changes to case law and amendments to legislation

•

$110,000 to focus on education and training sessions developed using effective adult learning principles and more online and distance education resources to complement the current conference and seminar program.

Budget Estimates 2013-14	2 - 69

Judicial Commission of New South Wales

Service Group Statements

Education, Sentencing and Complaints

Service description:	This service group covers the provision of education services to promote a better informed and professional judiciary, sentencing information to ensure consistency in sentencing, and the effective examination of complaints in accordance with statutory provisions.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Judicial education days	no.	1,389	870	1,405	1,400	1,400
Average number of training days per judicial officer	no.	4.7	3.0	5.0	5.0	5.0
JIRS usage-page hits per month	no.	88,704	99,172	90,000	90,000	90,000
Sentencing monographs, sentencing trend papers, bench book updates and other publications	no.	30	28	29	27	27
Complaints finalised within six months	%	95	68	90	90	90

Employees:	FTE	25	34	35	35	36

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	5,541	5,997	6,121
Total expenses include the following:
Employee related	4,283	4,277	4,498
Other operating expenses	1,168	1,629	1,516

Capital Expenditure	150	90	150

2 - 70	Budget Estimates 2013-14

Judicial Commission of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	4,283	4,277	4,498
Other operating expenses	1,168	1,629	1,516
Depreciation and amortisation	90	91	107

TOTAL EXPENSES EXCLUDING LOSSES	5,541	5,997	6,121

Revenue
Recurrent appropriation	4,746	4,983	4,996
Capital appropriation	150	90	150
Sales of goods and services	411	639	947
Investment revenue	69	50	50
Acceptance by Crown Entity of employee benefits and other liabilities	198	232	206
Other revenue	42	8	8

Total Revenue	5,616	6,002	6,357

Net Result	75	5	236

Budget Estimates 2013-14	2 - 71

Judicial Commission of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	1,549	1,375	1,536
Receivables	61	49	61

Total Current Assets	1,610	1,424	1,597

Non Current Assets
Property, plant and equipment -
Plant and equipment	430	308	354
Intangibles	5	4	1

Total Non Current Assets	435	312	355

Total Assets	2,045	1,736	1,952

Liabilities
Current Liabilities
Payables	250	270	250
Provisions	389	389	389

Total Current Liabilities	639	659	639

Total Liabilities	639	659	639

Net Assets	1,406	1,077	1,313

Equity
Accumulated funds	1,406	1,077	1,313

Total Equity	1,406	1,077	1,313

2 - 72	Budget Estimates 2013-14

Judicial Commission of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	4,140	4,205	4,312
Other	1,326	1,812	1,695

Total Payments	5,466	6,017	6,007

Receipts
Recurrent appropriation	4,746	4,983	4,996
Capital appropriation	150	90	150
Sale of goods and services	411	633	947
Interest received	69	59	38
Other	221	187	187

Total Receipts	5,597	5,952	6,318

Net Cash Flows From Operating Activities	131	(65)	311

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(150)	(90)	(150)

Net Cash Flows From Investing Activities	(150)	(90)	(150)

Net Increase/(Decrease) in Cash	(19)	(155)	161

Opening Cash and Cash Equivalents	1,568	1,530	1,375

Closing Cash and Cash Equivalents	1,549	1,375	1,536

Cash Flow Reconciliation
Net result	75	5	236
Non cash items added back	90	91	107
Change in operating assets and liabilities	(34)	(161)	(32)

Net Cash Flows From Operating Activities	131	(65)	311

Budget Estimates 2013-14	2 - 73

Office of the Director of Public Prosecutions

Introduction

The Office of the Director of Public Prosecutions (ODPP) works to provide an independent and just prosecution service to the people of New South Wales.

The ODPP operates under the Director of Public Prosecutions Act 1986, the Crown Prosecutors Act 1986, the Victims Rights Act 1996 and ODPP Prosecution Guidelines.

Services

The ODPP’s key services involve:

•	the prosecution of serious crimes in all NSW courts and the High Court on the Crown’s behalf, and the conduct of all child sexual assault summary prosecutions

•	ensuring victims and witnesses have enough information and support to take part during prosecution.

2013-14 Budget Highlights

In 2013-14, ODPP’s total expenditure will be $115 million. This covers:

•	$107 million on prosecution services

•	$8 million on victim and witness assistance.

2 - 74	Budget Estimates 2013-14

Office of the Director of Public Prosecutions

Service Group Statements

Prosecutions

Service description:	This service group covers the institution and conduct of prosecutions and related proceedings for indictable offences under NSW laws in the Supreme Court, District Courts and Local Courts on behalf of the Crown. This includes providing advice to police and investigative agencies on evidentiary matters, participating in the law reform process and capturing the proceeds of crime.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Committals completed	no.	5,793	6,016	5,900	6,100	6,100
Cases summarily disposed of in Local Court	no.	2,190	2,703	2,800	2,630	2,600
Cases committed for trial	no.	1,799	1,639	1,500	1,870	1,800
Cases committed for sentence in higher courts	no.	1,804	1,674	1,600	1,600	1,700
Trial matters concluded	no.	1,755	1,831	1,800	1,800	1,800

Employees:	FTE	576	585	570	579	577

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	101,345	103,250	107,124
Total expenses include the following:
Employee related	83,711	84,121	89,346
Other operating expenses	14,716	16,449	14,793

Capital Expenditure	1,293	1,301	2,739

Budget Estimates 2013-14	2 - 75

Office of the Director of Public Prosecutions

Victim and Witness Assistance

Service description:	This service group covers the provision of information, referral and support services to victims of violent crimes and to vulnerable witnesses who give evidence in matters prosecuted by the Director of Public Prosecutions.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Victims and witnesses assisted by the Witness Assistance Service	no.	4,487	4,741	4,500	4,350	4,400

Employees:	FTE	31	32	33	30	30

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	7,966	6,863	7,958
Total expenses include the following:
Employee related	3,361	3,030	3,296
Other operating expenses	624	560	597
Other expenses	3,814	3,140	3,905

Capital Expenditure	75	67	145

2 - 76	Budget Estimates 2013-14

Office of the Director of Public Prosecutions

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	87,072	87,151	92,642
Other operating expenses	15,340	17,009	15,390
Depreciation and amortisation	3,085	2,813	3,145
Other expenses	3,814	3,140	3,905

TOTAL EXPENSES EXCLUDING LOSSES	109,311	110,113	115,082

Revenue
Recurrent appropriation	99,343	99,343	104,215
Capital appropriation	1,368	1,368	2,884
Sales of goods and services	70	55	72
Investment revenue	190	169	195
Grants and contributions	—	127	—
Acceptance by Crown Entity of employee benefits and other liabilities	7,968	6,559	7,975
Other revenue	30	1,509	31

Total Revenue	108,969	109,130	115,372

Gain/(loss) on disposal of non current assets	5	2	5

Net Result	(337)	(981)	295

Budget Estimates 2013-14	2 - 77

Office of the Director of Public Prosecutions

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	5,134	4,143	5,275
Receivables	829	1,627	1,627

Total Current Assets	5,963	5,770	6,902

Non Current Assets
Property, plant and equipment -
Plant and equipment	11,222	11,483	11,272
Intangibles	367	723	673

Total Non Current Assets	11,589	12,206	11,945

Total Assets	17,552	17,976	18,847

Liabilities
Current Liabilities
Payables	2,710	3,143	4,193
Provisions	8,322	9,810	9,459
Other	150	299	249

Total Current Liabilities	11,182	13,252	13,901

Non Current Liabilities
Provisions	2,170	2,386	2,313

Total Non Current Liabilities	2,170	2,386	2,313

Total Liabilities	13,352	15,638	16,214

Net Assets	4,200	2,338	2,633

Equity
Accumulated funds	4,200	2,338	2,633

Total Equity	4,200	2,338	2,633

2 - 78	Budget Estimates 2013-14

Office of the Director of Public Prosecutions

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	78,957	81,610	83,967
Other	20,788	23,449	21,749

Total Payments	99,745	105,059	105,716

Receipts
Recurrent appropriation	99,343	99,343	104,215
Capital appropriation	1,368	1,368	2,884
Sale of goods and services	70	55	72
Interest received	190	217	195
Grants and contributions	—	127	—
Cash transfers to the Crown Entity	—	(158)	—
Other	2,047	4,160	2,361

Total Receipts	103,018	105,112	109,727

Net Cash Flows From Operating Activities	3,273	53	4,011

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	5	5	5
Purchases of property, plant and equipment	(1,268)	(1,134)	(2,784)
Other	(100)	(234)	(100)

Net Cash Flows From Investing Activities	(1,363)	(1,363)	(2,879)

Net Increase/(Decrease) in Cash	1,910	(1,310)	1,132

Opening Cash and Cash Equivalents	3,224	5,453	4,143

Closing Cash and Cash Equivalents	5,134	4,143	5,275

Cash Flow Reconciliation
Net result	(337)	(981)	295
Non cash items added back	3,085	2,813	3,145
Change in operating assets and liabilities	525	(1,779)	571

Net Cash Flows From Operating Activities	3,273	53	4,011

Budget Estimates 2013-14	2 - 79

3.	Education and Communities Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Education and Communities
Service Group
Early Childhood Education Services	229.8	301.4	31.2	0.9	0.5	(41.2)
Primary Education Services in Government Schools	5,235.3	5,411.6	3.4	260.5	269.5	3.4
Secondary Education Services in Government Schools	4,746.8	4,833.0	1.8	187.7	150.8	(19.7)
Non-Government Schools	976.8	994.5	1.8	—	—	—
TAFE NSW	1,853.3	1,842.9	(0.6)	92.3	107.1	16.0
Vocational Education and Training	269.8	447.4	65.8	—	—	—
Sport and Recreation Services	219.8	129.9	(40.9)	8.4	8.4	—
Promoting Social and Economic Opportunities with Aboriginal People	20.7	20.9	0.7	0.1	0.1	—
Citizenship and Communities	66.9	58.1	(13.2)	1.8	1.5	(17.4)
Personnel Services	30.1	31.0	2.8	—	—	—
Cluster Grant Funding	154.8	154.1	(0.5)	—	—	—

Total	13,804.3	14,224.8	3.0	551.7	537.8	(2.5)

Community Relations Commission of New South Wales
Service Group
Community Support Services	11.4	10.5	(7.6)	0.2	0.2	—
Language Services	8.9	8.9	—	—	—	—

Total	20.3	19.4	(4.1)	0.2	0.2	—

Office of the Board of Studies
Service Group
Curriculum Development and Support	12.9	14.8	15.0	0.5	0.3	(39.3)
Examinations, Assessments and Credentials	100.6	103.7	3.1	2.4	1.5	(39.0)
Registration and Accreditation	4.0	3.9	(4.3)	0.2	0.1	(45.2)

Total	117.6	122.4	4.1	3.1	1.9	(39.5)

Sydney Olympic Park Authority
Service Group
Precinct Management and Development	134.1	137.5	2.6	11.3	16.6	46.5

Total	134.1	137.5	2.6	11.3	16.6	46.5

Budget Estimates 2013-14	3 - 1

Education and Communities Cluster

Introduction

The Education and Communities cluster connects all stages of education from early childhood and schools to vocational and tertiary education. It also aims to enhance quality of life and strengthen communities.

The Education and Communities cluster is the lead for achieving the following NSW 2021 goals.

•	Strengthen the NSW skill base.

•	Improve education and learning outcomes for all students.

•	Make it easier for people to be involved in their communities.

•	Fostering opportunity and partnership with Aboriginal people.

It is also the co-lead for the NSW 2021 goal to enhance cultural, creative, sporting and recreation opportunities.

Its responsibilities include:

•	delivering services to around 1.7 million students a year through government schools, TAFE NSW and funding non-government schools

•	regulating and providing funding to the vocational education and training sector and the early childhood education and care sector

•	developing syllabuses and curriculum support materials for schools

•	regulating non-government schools and home schooling

•	administering the Record of School Achievement and conducting Higher School Certificate examinations

•	supporting the people of New South Wales to build safe and engaged communities.

Services

The cluster’s key services are:

•	regulating and supporting the early childhood education and care sector, which includes providing direct services at government-run preschools

•	providing government-run primary schools

•	providing government-run secondary schools

•	providing funding support to non-government schools

•	providing education, training and related services through TAFE NSW

3 - 2	Budget Estimates 2013-14

Education and Communities Cluster

•	providing funding for vocational education and training through other registered training providers and regulating apprenticeships and traineeships

•	engaging the sport and recreation industry through partnerships, providing grants to sporting organisations and managing government sporting facilities

•	supporting and promoting economic and social opportunities for Aboriginal communities, which includes administering the Aboriginal Land Rights Act 1983

•	enhancing community awareness of volunteering, providing youth programs and supporting veterans’ affairs

•	engaging the community through projects and partnerships, and reporting on how public authorities support multiculturalism

•	providing interpreters and translators

•	engaging with the multicultural community to promote harmony and the minimisation of potential conflict

•	providing syllabuses and support materials that promote high standards of primary and secondary education

•	offering comprehensive, flexible and inclusive credentials that meet student and community needs and are internationally recognised

•	inspecting and monitoring non-government schools to ensure they meet statutory registration and accreditation requirements

•	supporting quality teaching through the NSW Institute of Teachers

•	managing and developing the Sydney Olympic Park precinct including coordinating activities for major events.

2013-14 Budget Highlights

In 2013-14 the Department of Education and Communities’ total expenditure is budgeted at $14.2 billion. This is an increase of $421 million on the 2012-13 revised expenditure.

School Education

The NSW Government has signed an agreement with the Commonwealth Government to undertake significant reforms in the school sector. There will be a substantial increase in school funding and a new model for its allocation between schools. The National Education Reform Agreement is based on recommendations of the Commonwealth Government’s ‘Review of Funding for Schooling’, chaired by Mr David Gonski.

Budget Estimates 2013-14	3 - 3

Education and Communities Cluster

The agreement will deliver $5 billion of additional schools investment during 2014 to 2019, of which $1.76 billion will come from the NSW Government and $3.27 billion from the Commonwealth Government. Resource loadings will be provided for students from low socioeconomic groups, students with a disability and those with additional learning and support needs, Aboriginal students, students who need help with English and schools that are disadvantaged by their size or remoteness. These arrangements will improve the allocation between all schools, deliver additional resources for NSW schools and target them where they are most needed.

Comprehensive reform will be undertaken in the five key areas of: quality teaching, quality learning, empowered school leadership, meeting student needs and transparency and accountability. Reforms will be guided by the National Plan for School Improvement and will accelerate NSW’s ongoing commitment to education reform as detailed in initiatives below.

Key initiatives include:

•

‘Local Schools, Local Decisions’ reforms to provide greater flexibility for principals of public schools to manage their schools according to local needs. Next year, the staggered implementation of the NSW Resource Allocation Model will begin which will see schools manage 70 per cent of the total public schooling budget, compared with 10 per cent in 2011

•

‘Great Teaching, Inspired Learning’ initiatives to improve the effectiveness of teaching. This reform will lift the quality of entrants into teacher education, strengthen the standard of teacher training and provide better support for beginning teachers in their early years. Support will be provided for teachers to develop their teaching strategies and teaching excellence will be recognised and rewarded

•

‘The Connected Communities’ strategy takes a new approach to addressing the educational and social disadvantage experienced by Aboriginal children and young people living in 15 of the State’s most complex communities. The strategy positions schools as community hubs, to play a role in the delivery of key services in supporting children from birth through school into further training, study and employment

•

Expanding and refining ‘Every Student, Every School’ providing learning and support to enhance specialist services for students with a disability and those with additional learning and support needs in public schools

•

The ‘Literacy and Numeracy action plan’ funds additional teachers to target underperformance in literacy and numeracy across government and non government schools. The program includes early identification of the level of attainment in literacy and numeracy of each child and programs tailored to the needs of students who require special attention.

3 - 4	Budget Estimates 2013-14

Education and Communities Cluster

Overall spending in 2013-14 comprises:

•	$10.2 billion on government-run primary and secondary schools, including $320 million for school maintenance, a 23 per cent increase over three years

•	$995 million on funding support to non-government schools

•	$204 million in minor works to meet school infrastructure requirements

•	$128 million to continue 22 major building projects at government schools and carry out other significant works, such as enhancing information technology and business support systems

•	$21 million to start eight new building projects including three new schools to address growing student enrolments.

Vocational Education and Training

Spending in 2013-14 comprises:

•

$2.3 billion on vocational education and training, which includes providing services through TAFE NSW Institutes and other registered training providers to improve skills and increase higher qualification levels in New South Wales, and regulating apprenticeships and traineeships

•	$91 million to commence nine new building and information technology projects and continue 20 major building and information technology projects in TAFE NSW.

Early Childhood and Education Care

•

Spending in 2013-14 comprises $301 million to support and regulate the early childhood education and care sector including a focus on universal access to a quality early childhood education program in the year before school.

Communities and Sport and Recreation

Key initiatives include:

•

$1.6 million from a total of $4.7 million in 2013-14 for the NSW Government’s new Aboriginal Affairs plan OCHRE - Opportunity, Choice, Healing, Responsibility, Empowerment - to support more Aboriginal students to stay at school, transition to work and help create opportunities for economic participation. OCHRE will also build capacity in Aboriginal communities to drive their own solutions through local decision making, strengthening Government and community accountability, and building positive identity through language and culture

•	$2.7 million additional for out-of-home care accreditation to support the transfer of out-of- home care delivery to the non-government sector

Budget Estimates 2013-14	3 - 5

Education and Communities Cluster

•	The Children’s Guardian and the Working With Children Check responsibilities are being transferred and created as a separate agency within the Family and Community Services cluster.

Overall spending in 2013-14 comprises:

•	$108 million for a range of sport and recreation programs, which includes providing grants to peak sporting bodies and managing government-owned or controlled sporting and recreation facilities

•	$23 million for the Community Building Partnership program

•	$22 million for the Sydney Cricket Ground stand redevelopment works

•	$10 million in capital expenditure including upgrades to Sport and Recreation Centres.

Community Relations Commission of New South Wales

Spending in 2013-14 comprises:

•	$10 million to provide community grants and ensure all government agencies follow the principles of multiculturalism to maximise the social and economic benefits of diversity

•	$9 million to provide professional interpreting and translation services to ensure people have equal access to government and community services.

Office of the Board of Studies

Key initiatives will include spending:

•

$4 million to commence the process of consultation and development of new interactive NSW senior secondary syllabuses that incorporate the Australian Curriculum for English, Mathematics, Science and History.

Sydney Olympic Park Authority

•	$28 million to promote, develop and maintain the Sydney Olympic Park precinct

•	$7 million in capital expenditure for asset replacement and renewal, major repairs and other minor works at the Sydney Olympic Park precinct, including the Aquatic and Athletic centres

•	$10 million in developer contributions for roads, utilities and infrastructure.

3 - 6	Budget Estimates 2013-14

Department of Education and Communities

Service Group Statements

Early Childhood Education Services

Service description:	The service group covers early childhood services to provide early childhood education and care, including pre-schools.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast
Service measures:

Licensed child care places per day (a)	thous	146.7	154.2	n.a.	n.a.	n.a.
Funded child care places per day	thous	47.7	47.7	50.3	48.7	49.8

Employees:	FTE	439	460	465	465	453

(a)	The National Quality Framework brought other services (outside school hours care) into the licensing system in 2011-12 but reliable forecasts are not available yet.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	377,061	229,800	301,410
Total expenses include the following:
Employee related	43,868	43,644	42,294
Other operating expenses	7,989	6,955	7,043
Grants and subsidies	322,662	176,581	250,008

Capital Expenditure	500	850	500

Budget Estimates 2013-14	3 - 7

Department of Education and Communities

Primary Education Services in Government Schools

Service description:	This service group covers the staffing and support of 1,622 primary schools, 67 central schools and 113 schools for special purposes to deliver quality education services that meet the diverse needs of all students.

	Units	2010 Actual	2011 Actual	2012 Actual	2013 Forecast

Service measures:

Number of students	FTE	432,060	435,749	440,549	447,908
Aboriginal students	FTE	25,613	26,602	27,836	29,184
Students from non-English speaking backgrounds	no.	124,531	127,064	129,805	136,572
Students in special schools, support classes and receiving special education support in integrated settings (a)	FTE	20,127	20,060	12,291	13,172
NAPLAN participation rate:
Reading - Year 3
All students	%	97.2	97.3	97.0	97.1
Aboriginal students	%	94.9	93.9	94.3	94.4
Numeracy - Year 3
All students	%	97.0	97.0	96.6	96.7
Aboriginal Students	%	93.9	93.4	92.9	93.0
Teachers who are fully accredited under NSW Institute of Teachers’ requirements (Total DEC) (b)	no.	5,200	6,808	8,620	9,980
Newly appointed teachers resigning from the Department of Education and Communities within their first five years (Total DEC) (b)%		9.1	8.0	7.7	7.0

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	40,068	41,201	42,111	41,776	41,641

(a)	Figures for 2012 and onwards are not comparable to previous years. The implementation of the ‘Every Student, Every School’ initiative in NSW public schools in Term 3, 2012 resulted in additional specialist teacher positions being allocated directly to regular schools as a result of the reorganisation of some specialist support services.
(b)	These figures indicate a measure for the combined population of primary and secondary school teachers in NSW public schools.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	5,357,011	5,235,315	5,411,613
Total expenses include the following:
Employee related	4,093,671	3,986,934	4,148,413
Other operating expenses	939,424	903,245	918,449
Grants and subsidies	86,353	104,499	95,133

Capital Expenditure	269,042	260,543	269,498

3 - 8	Budget Estimates 2013-14

Department of Education and Communities

Secondary Education Services in Government Schools

Service description:	This service group covers the staffing and support of 398 secondary schools to deliver quality education aimed at increasing the attainment of students and meeting their diverse needs.

	Units	2010 Actual	2011 Actual	2012 Actual	2013 Forecast

Service measures:

Number of students	FTE	310,081	309,791	307,685	308,626
Aboriginal students	FTE	17,235	18,582	19,251	20,706
Students from non-English speaking backgrounds	no.	95,101	96,512	98,048	100,393
Students in special schools, support classes and receiving special education support in integrated settings (a)	FTE	14,501	15,424	13,957	13,510
NAPLAN participation rate:
Reading - Year 7
All students	%	97.3	97.1	96.4	96.5
Aboriginal students	%	90.9	91.2	89.9	90.0
Numeracy - Year 7
All students	%	96.8	96.6	96.0	96.1
Aboriginal students	%	89.2	89.6	88.0	88.1
Teachers who are fully accredited under NSW Institute of Teachers’ requirements (Total DEC) (b)	no.	5,200	6,808	8,620	9,980
Newly appointed teachers resigning from the Department of Education and Communities within their first five years (Total DEC) (b)%		9.1	8.0	7.7	7.0

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	36,922	37,712	37,344	37,047	36,732

(a)	Figures for 2012 and onwards are not comparable to previous years. The implementation of the ‘Every Student, Every School’ initiative in NSW public schools in Term 3, 2012 resulted in additional specialist teacher positions being allocated directly to all regular schools as a result of the reorganisation of some specialist support services.
(b)	These figures indicate a measure for the combined population of primary and secondary school teachers in NSW public schools.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	4,851,746	4,746,844	4,833,049
Total expenses include the following:
Employee related	3,735,009	3,646,989	3,737,427
Other operating expenses	862,846	822,112	836,090
Grants and subsidies	37,824	59,205	41,881

Capital Expenditure	177,659	187,744	150,752

Budget Estimates 2013-14	3 - 9

Department of Education and Communities

Non-Government Schools

Service description:	This service group covers funding to non-government schools to improve student learning outcomes and assist them to successfully complete Year 12 or VET equivalent.

		2010	2011	2012	2013
	Units	Actual	Actual	Actual	Forecast

Service measures:

Students	no.	374,888	380,489	386,045	391,478
Schools	no.	934	934	935	943

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Employees:	FTE	5	5	3	3	3

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	959,953	976,781	994,532
Total expenses include the following:
Employee related	320	312	314
Other operating expenses	1,537	1,552	26
Grants and subsidies	958,096	974,917	994,192

3 - 10	Budget Estimates 2013-14

Department of Education and Communities

TAFE NSW

Service description:	This service group covers delivery of cost-efficient training services through 130 TAFE campuses, online and in workplaces, to improve skills, increase higher qualification levels among the NSW population, both rural and urban, and support workforce development.

		2010	2011	2012	2013
	Units	Actual	Actual	Actual	Forecast

Service measures:

TAFE NSW annual student hours (includes Recognition for Prior Learning)	thous	119,181	118,691	122,521	121,310
TAFE NSW student enrolments	no.	556,340	552,856	579,719	577,475
TAFE NSW enrolments in AQF Certificate II and above:
All students	no.	326,088	345,476	372,322	381,643
Aboriginal students	no.	17,501	19,383	21,009	23,035
TAFE NSW enrolments in Diploma and above courses	no.	61,915	66,793	76,043	85,168
Graduates satisfied with overall quality of all TAFE training	%	89.0	90.0	90.1	90.1

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Employees:	FTE	15,860	15,820	15,770	15,630	15,300

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,809,473	1,853,329	1,842,896
Total expenses include the following:
Employee related	1,390,239	1,381,462	1,358,988
Other operating expenses	338,148	355,002	359,695

Capital Expenditure	85,490	92,301	107,099

Budget Estimates 2013-14	3 - 11

Department of Education and Communities

Vocational Education and Training

Service description:	This service group covers the development and promotion of a quality vocational education and training system that enhances skills for industry and individuals through registered training providers. It also facilitates quality training by offering apprenticeships and traineeships, targeting skill shortage areas and upskilling existing workers.

		2010	2011	2012	2013
	Units	Actual	Actual	Actual	Forecast

Service measures:

Average VET NSW cost per annual student hour		$12.34	12.56	12.30	12.58
Graduates satisfied with overall quality of VET training	%	89.4	89.5	89.4	89.5

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Employees:	FTE	327	363	363	370	386

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	371,192	269,833	447,406
Total expenses include the following:
Employee related	47,357	46,365	49,251
Other operating expenses	33,697	31,676	37,317
Grants and subsidies	288,339	189,911	358,643

Capital Expenditure	5	—	—

3 - 12	Budget Estimates 2013-14

Department of Education and Communities

Sport and Recreation Services

Service description:	This service group covers the delivery of sport and recreation programs, including implementing policy and regulatory frameworks, conducting compliance and education programs, and providing grants to peak sporting bodies. It also covers the administration of grant programs to assist in developing community sporting and recreational venues and facilities, and managing government-owned or controlled sporting and recreation facilities.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Grants to industry organisations	$m	5	5	5	5	5
Participation in NSW Sport and Recreation Centre programs (a)	no.	192,000	192,000	194,500	173,789	180,000

Employees:	FTE	452	453	438	438	440

(a)	The reduced revised 2012-13 participation rate is due to the adoption of a new methodology for recording participation rates and the temporary closure of one centre for an upgrade.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	225,270	219,817	129,929
Total expenses include the following:
Employee related	45,110	45,109	46,380
Other operating expenses	25,386	18,784	23,632
Grants and subsidies	143,496	144,646	48,321

Capital Expenditure	9,280	8,408	8,393

Budget Estimates 2013-14	3 - 13

Department of Education and Communities

Promoting Social and Economic Opportunities with Aboriginal People

Service description:	This service group covers strategies to assist communities to achieve their social and economic aims and coordinate and monitor the Government’s Aboriginal policy objectives. It comprises regional and support programs, administration of the Aboriginal Land Rights Act 1983, community engagement strategies and support for the teaching and preservation of Aboriginal languages.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Partnership communities with recognised governance bodies (a)	no.	21	34	34	23	40
Reference groups established in Aboriginal communities (b)	no.	4	5	6	6	6

Employees:	FTE	109	107	105	101	109

(a)	The Draft Partnership Community Governance Framework, developed in 2009, proposed that all Community Working Parties go through a formal recognition process. While at least 40 Community Working Parties will be supported, not all will elect to go through the formal recognition process. This measure only reflects bodies that have been formally recognised.
(b)	These measures will be reviewed following an assessment of the outcomes of the Government’s local decision making initiative which will progressively give Aboriginal communities increased decision making powers, based on their proven capacity, through local management committees.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	20,555	20,723	20,866
Total expenses include the following:
Employee related	11,194	11,694	12,206
Other operating expenses	5,889	5,107	7,238
Grants and subsidies	3,350	3,800	1,300

Capital Expenditure	84	84	84

3 - 14	Budget Estimates 2013-14

Department of Education and Communities

Citizenship and Communities

Service description:	This service group mainly covers research and advice to Government and non-government agencies relating to children’s wellbeing and promoting the participation of children and young people in decisions that affect them. This service group also includes developing volunteering services, support for veterans’ affairs, youth and other community activities.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Working With Children background checks completed (a)(b)	no.	84,415	90,000	165,000	99,134	165,000
Background checks completed on time (b)%		87	94	90	95	90
Children’s employment authorisations issued on time (b)%		98	99	100	99	100

Employees: (b)	FTE	97	93	132	101	135

(a)	Forecast increase in number of checks completed in 2013-14 due to delays in consolidation of all agencies into one screening unit. New process will commence on 15 June 2013.
(b)	On 19 April 2013, the Government announced that the Working with Children Check would be transferred to the Family and Community Services (FACS) Cluster. Therefore the forecasts may be subject to further review by the FACS Cluster following the transition.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	80,669	66,935	58,105
Total expenses include the following:
Employee related	15,981	12,758	15,862
Other operating expenses	13,464	14,953	13,708
Grants and subsidies	50,716	38,716	28,070

Capital Expenditure	1,199	1,780	1,470

Budget Estimates 2013-14	3 - 15

Department of Education and Communities

Personnel Services

Service description:	This service group provides personnel services to selected agencies. Agencies include Sydney Olympic Park Authority, Venues NSW and Combat Sports Authority NSW.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Employees:

Sydney Olympic Park Authority (a)	FTE	199	264	254	254	251
Venues NSW (b)	FTE	N/A	N/A	42	40	43
Combat Sports Authority NSW (c)	FTE	2	2	4	5	5

(a)	Effective 2011-12 SOPA FTE includes casual staffing.
(b)	The Hunter Region Sporting Venues Authority, the Illawarra Venues Authority and Parramatta Stadium Trust were incorporated into Venues NSW in 2012.
(c)	Effective from 2012-13 the Combat Sports Authority employee numbers include casual (inspector) staff.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	27,905	30,123	30,973
Total expenses include the following:
Employee related	27,905	30,123	30,973

Cluster Grant Funding

Service description:	This service group provides grant funding to agencies within the Education and Communities cluster. This includes funding to the Community Relations Commission of New South Wales, Office of the Board of Studies and Sydney Olympic Park Authority.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	148,619	154,844	154,066
Grants and subsidies
Community Relations Commission of New South Wales	12,843	12,843	12,947
Office of the Board of Studies	99,703	105,928	106,394
Sydney Olympic Park Authority	36,073	36,073	34,725

3 - 16	Budget Estimates 2013-14

Department of Education and Communities

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	9,410,654	9,205,390	9,442,108
Other operating expenses	2,228,380	2,159,386	2,203,198
Depreciation and amortisation	530,556	574,288	589,771
Grants and subsidies	2,039,455	1,847,119	1,971,614
Finance costs	20,409	18,161	18,154

TOTAL EXPENSES EXCLUDING LOSSES	14,229,454	13,804,344	14,224,845

Revenue
Recurrent appropriation	12,079,394	11,743,605	11,992,000
Capital appropriation	514,944	513,245	510,939
Sales of goods and services	566,941	540,380	557,741
Investment revenue	48,168	47,868	48,144
Grants and contributions	403,194	503,575	430,420
Acceptance by Crown Entity of employee benefits and other liabilities	618,581	535,912	582,566
Other revenue	6,935	3,473	9,040

Total Revenue	14,238,157	13,888,058	14,130,850

Gain/(loss) on disposal of non current assets	—	(14,724)	—
Other gains/(losses)	(68)	(3,411)	(66)

Net Result	8,635	65,579	(94,061)

Budget Estimates 2013-14	3 - 17

Department of Education and Communities

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	756,754	1,048,159	1,032,069
Receivables	129,059	123,398	124,064
Other financial assets	—	474	474
Assets held for sale	702	3,281	3,281

Total Current Assets	886,515	1,175,312	1,159,888

Non Current Assets
Receivables	5,747	8,733	8,676
Other financial assets	2,994	3,194	4,859
Property, plant and equipment -
Land and building	20,502,920	24,139,289	24,098,266
Plant and equipment	231,392	368,831	316,964
Intangibles	443,479	438,153	465,611

Total Non Current Assets	21,186,532	24,958,200	24,894,376

Total Assets	22,073,047	26,133,512	26,054,264

Liabilities
Current Liabilities
Payables	504,031	556,769	586,980
Borrowings at amortised cost	5,453	146,002	146,277
Provisions	360,720	411,749	401,996
Other	100,105	107,533	107,533

Total Current Liabilities	970,309	1,222,053	1,242,786

Non Current Liabilities
Borrowings at amortised cost	191,788	187,877	182,073
Provisions	10,608	14,697	14,581
Other	6,714	5,654	5,654

Total Non Current Liabilities	209,110	208,228	202,308

Total Liabilities	1,179,419	1,430,281	1,445,094

Net Assets	20,893,628	24,703,231	24,609,170

Equity
Reserves	4,094,634	7,924,155	7,924,155
Accumulated funds	16,798,994	16,779,076	16,685,015

Total Equity	20,893,628	24,703,231	24,609,170

3 - 18	Budget Estimates 2013-14

Department of Education and Communities

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	8,770,721	8,646,778	8,854,301
Grants and subsidies	2,038,855	1,846,519	1,971,014
Finance costs	20,409	18,161	18,154
Other	2,464,462	2,158,134	2,431,972

Total Payments	13,294,447	12,669,592	13,275,441

Receipts
Recurrent appropriation	12,079,394	11,743,605	11,992,000
Capital appropriation	514,944	513,245	510,939
Sale of goods and services	564,107	530,852	556,488
Interest received	48,168	47,385	48,144
Grants and contributions	390,501	439,056	421,661
Cash transfers to the Crown Entity	—	(18,707)	—
Other	261,174	16,266	261,652

Total Receipts	13,858,288	13,271,702	13,790,884

Net Cash Flows From Operating Activities	563,841	602,110	515,443

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	24,800	16,823	13,457
Advance repayments received	380	765	352
Purchases of property, plant and equipment	(439,688)	(420,742)	(470,899)
Advances made	(2,000)	(2,000)	(2,017)
Other	(98,320)	(127,722)	(66,897)

Net Cash Flows From Investing Activities	(514,828)	(532,876)	(526,004)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(141,817)	(5,255)	(5,529)

Net Cash Flows From Financing Activities	(141,817)	(5,255)	(5,529)

Net Increase/(Decrease) in Cash	(92,804)	63,979	(16,090)

Opening Cash and Cash Equivalents	849,558	984,180	1,048,159

Closing Cash and Cash Equivalents	756,754	1,048,159	1,032,069

Cash Flow Reconciliation
Net result	8,635	65,579	(94,061)
Non cash items added back	528,556	523,517	589,771
Change in operating assets and liabilities	26,650	13,014	19,733

Net Cash Flows From Operating Activities	563,841	602,110	515,443

Budget Estimates 2013-14	3 - 19

Community Relations Commission of New South Wales

Service Group Statements

Community Support Services

Service description:	This service group covers providing community relations policy advice to the Government, implementing the principles of multiculturalism by all government agencies, involvement in community projects and administration of the Multicultural Advantage Grants program.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Expressions of interest received for grant applications	no.	710	343	750	450	450
Successful grant applications	%	85	44	95	33	33

Employees:	FTE	46	46	50	48	48

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	10,469	11,417	10,545
Total expenses include the following:
Employee related	5,573	6,082	5,470
Other operating expenses	2,346	2,509	2,593
Grants and subsidies	2,324	2,600	2,380

Capital Expenditure	150	159	150

3 - 20	Budget Estimates 2013-14

Community Relations Commission of New South Wales

Language Services

Service description:	This service group covers providing efficient, reliable and professional interpreting and translation services for community languages in a form relevant to client needs, provided by trained interpreters and translators.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Assignments performed	no.	48,263	47,393	48,000	47,000	47,000
Formal complaints registered	no.	146	117	130	80	80

Employees:	FTE	110	116	110	105	105

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	8,867	8,867	8,899
Total expenses include the following:
Employee related	8,335	8,335	8,367
Other operating expenses	532	532	532

Budget Estimates 2013-14	3 - 21

Community Relations Commission of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	13,908	14,417	13,837
Other operating expenses	2,878	3,041	3,125
Depreciation and amortisation	226	226	102
Grants and subsidies	2,324	2,600	2,380

TOTAL EXPENSES EXCLUDING LOSSES	19,336	20,284	19,444

Revenue
Sales of goods and services	5,470	5,520	5,472
Investment revenue	180	250	184
Grants and contributions	12,843	13,195	12,947
Acceptance by Crown Entity of employee benefits and other liabilities	629	629	630
Other revenue	21	60	22

Total Revenue	19,143	19,654	19,255

Other gains/(losses)	—	(2)	—

Net Result	(193)	(632)	(189)

3 - 22	Budget Estimates 2013-14

Community Relations Commission of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,430	7,538	7,233
Receivables	802	716	716

Total Current Assets	7,232	8,254	7,949

Non Current Assets
Property, plant and equipment -
Land and building	12	13	13
Plant and equipment	44	62	78
Intangibles	201	201	233

Total Non Current Assets	257	276	324

Total Assets	7,489	8,530	8,273

Liabilities
Current Liabilities
Payables	1,027	1,212	1,212
Provisions	1,019	1,280	1,212

Total Current Liabilities	2,046	2,492	2,424

Non Current Liabilities
Provisions	439	464	464

Total Non Current Liabilities	439	464	464

Total Liabilities	2,485	2,956	2,888

Net Assets	5,004	5,574	5,385

Equity
Accumulated funds	5,004	5,574	5,385

Total Equity	5,004	5,574	5,385

Budget Estimates 2013-14	3 - 23

Community Relations Commission of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	13,279	13,788	13,275
Grants and subsidies	2,324	2,600	2,380
Other	3,328	3,489	3,575

Total Payments	18,931	19,877	19,230

Receipts
Sale of goods and services	5,470	5,516	5,472
Interest received	180	250	184
Grants and contributions	12,843	13,195	12,947
Other	471	510	472

Total Receipts	18,964	19,471	19,075

Net Cash Flows From Operating Activities	33	(406)	(155)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(59)	(50)
Other	(100)	(100)	(100)

Net Cash Flows From Investing Activities	(150)	(159)	(150)

Net Increase/(Decrease) in Cash	(117)	(565)	(305)

Opening Cash and Cash Equivalents	6,547	8,103	7,538

Closing Cash and Cash Equivalents	6,430	7,538	7,233

Cash Flow Reconciliation
Net result	(193)	(632)	(189)
Non cash items added back	226	226	102
Change in operating assets and liabilities	—	—	(68)

Net Cash Flows From Operating Activities	33	(406)	(155)

3 - 24	Budget Estimates 2013-14

Office of the Board of Studies

Service Group Statements

Curriculum Development and Support

Service description:	This service group covers providing relevant high quality syllabuses, courses and support materials that promote high standards of primary (K-6) and secondary (Years 7-12) education for a full range of students.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Current K-12 syllabuses	no.	163	165	165	165	166
VET student course units of study	thous	136	136	144	146	146
Graded student work samples available online	no.	1,921	2,270	3,270	2,123	2,440

Employees:	FTE	83	90	74	79	93

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	11,549	12,914	14,845
Total expenses include the following:
Employee related	8,126	8,847	10,876
Other operating expenses	3,086	3,706	3,438

Capital Expenditure	310	455	276

Budget Estimates 2013-14	3 - 25

Office of the Board of Studies

Examinations, Assessments and Credentials

Service description:	This service group covers conducting School Certificate (SC) tests to 2011, Higher School Certificate (HSC) examinations, Australian Music Examinations Board (AMEB) examinations, administering the new Record of School Achievement from 2012 and being the test administration authority for the National Assessment Program for Literacy and Numeracy (NAPLAN) from 2013.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

SC tests conducted (a)	no.	430,724	431,265	N/A	N/A	N/A
Records of School Achievement granted	no.	N/A	N/A	7,500	2,507	10,000
HSC examinations conducted	no.	346,895	350,365	368,000	359,591	360,000
AMEB examinations conducted	no.	39,275	38,776	38,400	38,901	38,000

Employees:	FTE	712	704	648	651	632

(a)	The School Certificate has been replaced by the Record of School Achievement from 2012.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	93,096	100,600	103,700
Total expenses include the following:
Employee related	72,314	72,675	71,758
Other operating expenses	18,909	25,765	29,433

Capital Expenditure	2,244	2,441	1,488

3 - 26	Budget Estimates 2013-14

Office of the Board of Studies

Registration and Accreditation

Service description:	This service group covers registering and accrediting non-government schools, registering home schooling and approving course providers for students from overseas.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Number of non-government schools inspected	no.	125	132	121	103	114
Assessments of home schooling applicants by authorised persons	no.	1,877	2,051	2,100	2,465	2,650

Employees:	FTE	29	31	32	32	32

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,865	4,049	3,873
Total expenses include the following:
Employee related	3,347	3,324	3,291
Other operating expenses	517	724	581

Capital Expenditure	88	221	121

Budget Estimates 2013-14	3 - 27

Office of the Board of Studies

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	83,787	84,846	85,925
Other operating expenses	22,512	30,195	33,452
Depreciation and amortisation	2,185	2,496	3,015
Finance costs	26	26	26

TOTAL EXPENSES EXCLUDING LOSSES	108,510	117,563	122,418

Revenue
Sales of goods and services	6,392	11,248	10,912
Investment revenue	284	213	291
Grants and contributions	100,473	107,000	107,040
Acceptance by Crown Entity of employee benefits and other liabilities	1,486	2,075	2,067
Other revenue	197	1,012	1,250

Total Revenue	108,832	121,548	121,560

Gain/(loss) on disposal of non current assets	10	10	10

Net Result	332	3,995	(848)

3 - 28	Budget Estimates 2013-14

Office of the Board of Studies

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,864	4,434	4,329
Receivables	1,487	5,924	5,924
Inventories	1,207	1,203	1,203

Total Current Assets	7,558	11,561	11,456

Non Current Assets
Receivables	—	178	178
Property, plant and equipment -
Land and building	1,715	2,275	1,361
Plant and equipment	4,411	3,795	3,565
Intangibles	2,011	2,245	2,239

Total Non Current Assets	8,137	8,493	7,343

Total Assets	15,695	20,054	18,799

Liabilities
Current Liabilities
Payables	1,704	2,142	2,142
Provisions	2,586	4,167	3,760
Other	1,298	1,190	1,190

Total Current Liabilities	5,588	7,499	7,092

Non Current Liabilities
Provisions	37	57	57
Other	211	1,980	1,980

Total Non Current Liabilities	248	2,037	2,037

Total Liabilities	5,836	9,536	9,129

Net Assets	9,859	10,518	9,670

Equity
Accumulated funds	9,859	10,518	9,670

Total Equity	9,859	10,518	9,670

Budget Estimates 2013-14	3 - 29

Office of the Board of Studies

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	82,301	82,771	84,265
Other	25,738	33,421	36,678

Total Payments	108,039	116,192	120,943

Receipts
Sale of goods and services	6,392	11,248	10,912
Interest received	284	213	291
Grants and contributions	100,473	107,000	107,040
Other	3,453	(362)	4,450

Total Receipts	110,602	118,099	122,693

Net Cash Flows From Operating Activities	2,563	1,907	1,750

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	30	30	30
Purchases of property, plant and equipment	(2,318)	(2,793)	(1,364)
Other	(324)	(324)	(521)

Net Cash Flows From Investing Activities	(2,612)	(3,087)	(1,855)

Net Increase/(Decrease) in Cash	(49)	(1,180)	(105)

Opening Cash and Cash Equivalents	4,913	5,614	4,434

Closing Cash and Cash Equivalents	4,864	4,434	4,329

Cash Flow Reconciliation
Net result	332	3,995	(848)
Non cash items added back	2,185	2,496	3,015
Change in operating assets and liabilities	46	(4,584)	(417)

Net Cash Flows From Operating Activities	2,563	1,907	1,750

3 - 30	Budget Estimates 2013-14

Sydney Olympic Park Authority

Service Group Statements

Precinct Management and Development

Service description:	This service group covers the promotion, development and management of the Sydney Olympic Park precinct.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Cost of services per venue event day	$000	16	14	17	16	15
Cost of services per $1 million of asset book value	$000	8	10	9	10	10
Car parking revenue	$m	15.5	14.9	14.1	15.1	14.9
Cash ratio of revenue to expenditure (a)%		65	63	60	61	62

(a)	Excludes the $20 million grant to the Royal Agricultural Society of New South Wales in 2010-11 and $25 million in 2011-12 and grant funding from the Department of Education and Communities from 2011-12.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	130,930	134,079	137,544
Other operating expenses	77,532	79,735	81,271

Capital Expenditure	9,853	11,322	16,583

Budget Estimates 2013-14	3 - 31

Sydney Olympic Park Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	77,532	79,735	81,271
Depreciation and amortisation	53,398	54,344	56,273

TOTAL EXPENSES EXCLUDING LOSSES	130,930	134,079	137,544

Revenue
Transfers to the Crown Entity	(1,000)	(7,531)	(1,769)
Sales of goods and services	44,793	44,807	43,993
Investment revenue	5,155	5,555	5,525
Retained taxes, fees and fines	460	700	545
Grants and contributions	38,581	41,123	41,280
Other revenue	32,688	26,927	33,652

Total Revenue	120,677	111,581	123,226

Gain/(loss) on disposal of non current assets	2,643	15,778	3,823
Other gains/(losses)	(3,582)	(3,582)	(3,970)

Net Result	(11,192)	(10,302)	(14,465)

3 - 32	Budget Estimates 2013-14

Sydney Olympic Park Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	47,984	57,913	53,572
Receivables	14,485	14,455	14,442
Inventories	146	125	125

Total Current Assets	62,615	72,493	68,139

Non Current Assets
Receivables	112,475	112,475	105,694
Inventories	1,804	868	868
Property, plant and equipment -
Land and building	993,738	1,043,873	1,033,710
Plant and equipment	43,343	54,328	48,927
Infrastructure systems	318,293	318,914	304,621
Other	306,092	300,514	332,456

Total Non Current Assets	1,775,745	1,830,972	1,826,276

Total Assets	1,838,360	1,903,465	1,894,415

Liabilities
Current Liabilities
Payables	5,053	3,610	3,610
Provisions	3,072	3,142	3,308
Other	10,159	10,569	2,723

Total Current Liabilities	18,284	17,321	9,641

Non Current Liabilities
Other	1,737	1,748	1,729

Total Non Current Liabilities	1,737	1,748	1,729

Total Liabilities	20,021	19,069	11,370

Net Assets	1,818,339	1,884,396	1,883,045

Equity
Reserves	625,012	686,474	699,588
Accumulated funds	1,193,327	1,197,922	1,183,457

Total Equity	1,818,339	1,884,396	1,883,045

Budget Estimates 2013-14	3 - 33

Sydney Olympic Park Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Other	86,772	90,086	97,213

Total Payments	86,772	90,086	97,213

Receipts
Transfers to the Crown Entity	(1,000)	(7,531)	(1,769)
Sale of goods and services	44,793	44,760	43,993
Interest received	5,150	5,760	5,518
Grants and contributions	36,073	36,073	34,725
Other	10,668	12,831	13,103

Total Receipts	95,684	91,893	95,570

Net Cash Flows From Operating Activities	8,912	1,807	(1,643)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	2,643	15,778	13,885
Purchases of property, plant and equipment	(10,348)	(13,974)	(16,583)

Net Cash Flows From Investing Activities	(7,705)	1,804	(2,698)

Net Increase/(Decrease) in Cash	1,207	3,611	(4,341)

Opening Cash and Cash Equivalents	46,777	54,302	57,913

Closing Cash and Cash Equivalents	47,984	57,913	53,572

Cash Flow Reconciliation
Net result	(11,192)	(10,302)	(14,465)
Non cash items added back	22,702	29,225	24,331
Change in operating assets and liabilities	(2,598)	(17,116)	(11,509)

Net Cash Flows From Operating Activities	8,912	1,807	(1,643)

3 - 34	Budget Estimates 2013-14

4.	Family and Community Services Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Family and Community Services
Service Group
Community Support for People with a Disability, their Family and Carers	738.5	781.4	5.8	3.7	5.0	36.9
Short-term Interventions for People with a Disability, their Family and Carers	383.9	392.6	2.3	2.0	5.7	184.1
Supported Accommodation for People with a Disability	1,443.6	1,506.8	4.4	99.1	132.5	33.7
Targeted Earlier Intervention for Vulnerable Children, Young People and Families	262.2	245.8	(6.3)	4.9	4.2	(13.3)
Statutory Child Protection	423.0	445.6	5.3	7.6	6.6	(13.3)
Out-of-Home Care for Vulnerable Children and Young People	776.8	798.9	2.8	13.4	11.7	(13.3)
Social Housing Assistance and Tenancy Support	612.5	755.6	23.4	5.2	7.0	35.8
Homelessness Services	206.9	251.9	21.7	—	—	—

Total	4,847.4	5,178.6	6.8	135.9	172.7	27.1

Home Care Service of New South Wales

Total	234.1	229.6	(1.9)	0.6	3.0	435.7

Aboriginal Housing Office

Total	109.1	114.5	4.9	31.2	49.0	57.0

Home Purchase Assistance Fund

Total	14.9	15.5	4.1	—	—	—

NSW Businesslink Pty Limited

Total	199.9	190.6	(4.6)	31.1	51.9	66.8

Budget Estimates 2013-14	4 - 1

Family and Community Services Cluster

Introduction

The Family and Community Services cluster supports vulnerable people and families to participate in social and economic life and build stronger communities. The cluster directly supports over 800,000 people across New South Wales through its own services and through funding non-government organisations to deliver specialist support services.

The cluster is the lead for achieving the following NSW 2021 goals.

•	Better protect the most vulnerable members of our community and break the cycle of disadvantage.

•	Increase opportunities for people with a disability by providing supports that meet their individual needs and realise their potential.

•	Increase opportunities for seniors in NSW to fully participate in community life.

The cluster’s responsibilities include ensuring that:

•	children and young people are protected from abuse and neglect

•	vulnerable and disadvantaged people have suitable, stable and sustainable accommodation

•	people with disability are supported to realise their potential

•	seniors have opportunities to participate fully in community life

•	women and children are safe from domestic, family and sexual violence

•	women have access to economic opportunities and participation.

Services

The cluster’s key services, which are delivered in partnership with the non-government sector, include:

•	support for people with disability so they can participate in their communities

•	respite for people with disability and their carers

•	specialist support services for people with disability including therapy, allied health and home modifications

•	specialist accommodation for people with disability

•	prevention and early intervention services that strengthen families by improving parenting and life skills

•	child protection investigation and casework services to identify and protect children at risk of significant harm

4 - 2	Budget Estimates 2013-14

Family and Community Services Cluster

•	out-of-home care for children and young people who cannot live safely at home

•	funding for community projects, sector development and capacity building

•	information dissemination and programs to support healthy, active ageing

•	keeping seniors connected to support social participation

•	co-ordination of the whole-of-government ageing strategy

•	specialist homelessness services for people who are homeless or at risk of homelessness

•	tenancy management for public housing and assistance for registered community housing providers to supply social and affordable housing

•	assistance for low income and disadvantaged people to move into private rental accommodation

•	support for women and children escaping domestic and family violence

•	assistance for women and girls to take up non-traditional trades, through mentoring, part-time apprenticeships and identifying training pathways and career opportunities.

2013-14 Budget Highlights

Protecting Children and Young People

Key initiatives will include spending:

•

$799 million for out-of-home care services to protect vulnerable children and young people who cannot live safely at home. Around $415 million of this funding is provided to accredited non-government organisations (NGOs) to deliver out-of-home care services

•	$446 million for statutory child protection services, including the Strengthening Families Program

•

$246 million for prevention and earlier intervention services for vulnerable children, young people and families that address earlier signs of risk. This includes services to address domestic and family violence, parental drug and alcohol misuse, and parental mental health issues, with the majority of services provided by NGOs

•

$2 million ($3.3 million over 2012-13 to 2014-15) for the one year trial of two NGO accredited Sobering-Up Centres - a Government election commitment aimed at reducing alcohol related violence and anti-social behaviour

•

$1 million in 2013-14 ($8.5 million over four years) for the implementation of the Newpin Social Benefit Bond, which supports children and young people in out-of-home care to be safely restored to their families or prevent them from entering care.

Budget Estimates 2013-14	4 - 3

Family and Community Services Cluster

Social Housing and Support for the Homeless

Key initiatives will include spending:

•	$162 million for tenancy management to improve the social, economic and physical environments of social housing and deliver opportunities for greater participation of tenants

•	$149 million for Aboriginal Housing, including:

•	$49 million to deliver 103 new dwellings under the National Partnership Agreement on Remote Indigenous Housing and through the Aboriginal Housing Office’s own capital works program

•	$26 million to repair and maintain dwellings for the Aboriginal community housing sector and $11 million to reform and strengthen the sector under the NSW Build and Grow strategy.

•	$138 million for specialist homelessness services to 53,500 people, including crisis and transitional support and assistance to help break the cycle of repeat homelessness

•	$36 million for the Land and Housing Corporation to contribute towards the delivery of 196 community housing dwellings for vulnerable clients, to be managed by the NGO sector.

Disability and Ageing Support

Key initiatives include spending:

•	$440 million to deliver the third year of Stronger Together Two, a five year commitment to expand disability services, including over 9,000 new places for people with disability in 2013-14

•

$208 million for community care services for people under 65 (under 50 for Aboriginal and Torres Strait Islander people) including home-based assistance and support for people with disability to continue living in their communities

•	$16 million in 2013-14 ($54 million over four years) for the Fire and Building Safety Program that invests in a range of measures to protect people with disability living in accommodation facilities.

In July 2013, New South Wales and the Commonwealth Government will jointly launch the National Disability Insurance Scheme (NDIS) in the Hunter region, beginning with the Newcastle Local Government Area. Implementation across the State will begin in 2016-17, with the full Scheme to be implemented by July 2018.

In 2013-14, New South Wales will re-align the reforms and expenditures planned under Stronger Together Two, including Person Centred Approaches, with the NDIS. This will ensure that NSW residents will be given the best opportunity to be ready for the NDIS.

4 - 4	Budget Estimates 2013-14

Family and Community Services Cluster

The Commonwealth’s 2013-14 Budget included a new National Partnership on Assistance to the States for the NDIS as a result of the increased Medicare levy. For New South Wales, this included resources of $27.5 million in 2015-16 and $56.9 million in 2016-17. As the National Partnership is yet to be negotiated, the financial impact has not been reflected in these Budget Papers.

Supporting Women

Key initiatives will include spending:

•	$3.9 million in grants to continue the Staying Home Leaving Violence Program across New South Wales supporting women and children escaping domestic violence to remain safely in their homes

•	$3 million in 2013-14 to better target high-need areas to assist women and children experiencing domestic violence under the reformed Domestic and Family Violence Funding Program

•

$200,000 through the Investing in Women program to fund innovative projects that support women and girls to enter and remain in non-traditional trades, and to achieve the NSW 2021 goal of increasing the proportion of women in non-traditional occupations.

Office of the Children’s Guardian

The Government recently established the Office of the Children’s Guardian to improve and align regulations protecting children in New South Wales. The NSW Children’s Guardian is an independent statutory office, established under the Children and Young Persons (Care and Protection) Act 1998, and reports directly to the Minister for Family and Community Services.

The financial impact of the transfer of Office of the Children’s Guardian functions to the Family and Community Services cluster will occur during 2013-14. In these Budget Papers, the financial and service delivery performance is reported in the Education and Communities Cluster.

Budget Estimates 2013-14	4 - 5

Department of Family and Community Services

Service Group Statements

The service group statements have been restructured compared with the previous Budget to improve performance reporting, as follows:

•

Community and Development Support and Child, Youth and Family Prevention and Early Intervention Services have been combined into the new Targeted Earlier Intervention for Vulnerable Children, Young People and Families service group

•	Housing Policy and Assistance has been divided into Social Housing Assistance and Tenancy Support, and Homelessness Services

•	Shared Services – Businesslink has been removed with the related costs apportioned across all service groups.

The 2012-13 Budget information in this Budget Paper has been re-cast to reflect these changes.

Community Support for People with a Disability, their Family and Carers

Service description:	This service group focuses on building skills, strengthening family and carer relationships by providing assistance with the activities of everyday living to enable people to live in their own home and to participate in economic and community life.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

People in skill development and day programs (a)	no.	12,000	13,000	n.a.	14,000	15,000
People receiving respite services (b)(c)	no.	64,000	67,000	66,000	17,000	18,000
People receiving personal assistance (b)(d)	no.	204,000	204,000	40,800	33,000	33,000

Employees:	FTE	713	595	613	585	563

(a)	This is a new service measure, hence 2012-13 Forecast is not available. Includes services provided under Day Programs, Community Engagement Programs, Boarding House Residents Support, Community Participation and Post School Options.
(b)	The decrease in the number of people receiving respite and personal assistance in 2012-13 is due to the Commonwealth assuming funding responsibility from July 2012 for non-Indigenous people 65 years and over and Indigenous people 50 years and over.
(c)	The 2012-13 Forecast was not adjusted to reflect the transfer of responsibilities to the Commonwealth.
(d)	The 2012-13 Forecast was based on a preliminary estimate to reflect the transfer of responsibilities to the Commonwealth. The 2012-13 Revised and 2013-14 Budget are based on the finalised agreement with the Commonwealth.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	745,754	738,452	781,362
Total expenses include the following:
Employee related	56,878	62,257	61,887
Other operating expenses	16,587	16,372	18,309
Grants and subsidies	668,851	655,703	698,656
Other expenses	1,659	1,659	1,554

Capital Expenditure	3,667	3,655	5,005

4 - 6	Budget Estimates 2013-14

Department of Family and Community Services

Short-term Interventions for People with a Disability, their Family and Carers

Service description:	This service group supports people with a disability and carers, as well as older people to access services and community support in order to maximise independence, wellbeing and quality of life.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Families and children receiving support	no.	12,400	13,000	15,800	14,000	16,000
People accessing Transition To Work (a)	no.	1,800	2,000	n.a.	2,100	2,200
People receiving therapy and interventions (b)	no.	73,000	72,000	85,000	37,000	43,000
Seniors card holders	no.	947,000	1,009,000	1,044,000	1,044,000	1,096,000

Employees:	FTE	1,323	1,274	1,304	1,237	1,189

(a)	This is a new service measure, hence 2012-13 Forecast is not available.
(b)	The decrease in the number of people receiving therapy and interventions in 2012-13 is due to the Commonwealth assuming funding responsibility from July 2012 for non-Indigenous people 65 years and over and Indigenous people 50 years and over. The 2012-13 Forecast does not reflect this transfer.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	404,386	383,899	392,598
Total expenses include the following:
Employee related	122,863	133,256	126,095
Other operating expenses	44,006	43,893	44,132
Grants and subsidies	228,917	198,660	214,854
Other expenses	2,736	2,736	2,563

Capital Expenditure	6,340	2,008	5,704

Budget Estimates 2013-14	4 - 7

Department of Family and Community Services

Supported Accommodation for People with a Disability

Service description:	This service group provides suitable accommodation and opportunities for personal growth and development for people with a disability who have ongoing intensive support needs. This includes group home accommodation, individual accommodation support and a range of other accommodation options.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures: (a)

People accessing supported accommodation services (b)	no.	9,590	10,120	n.a.	10,750	11,080
People accessing non 24/7 supported accommodation (c)%		30	36	n.a.	38	39
Supported accommodation services provided by NGOs (d)%		72	74	n.a.	75	76

Employees:	FTE	5,202	5,707	5,815	5,760	5,530

(a)	These are new service measures, hence 2012-13 Forecast is not available.
(b)	Supported accommodation services for people with a disability include a range of Government operated and funded services such as 24/7 and non 24/7 shared supported accommodation in a community setting.
(c)	Percentage of total supported accommodation clients that access non 24/7 support. Non 24/7 support provides person centred support for people with a disability living in their own homes such as drop-in support to enable people to remain in their own home.
(d)	Percentage of total supported accommodation clients provided by NGOs as a proportion of all supported accommodation clients.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	1,413,674	1,443,593	1,506,763
Total expenses include the following:
Employee related	549,390	550,351	543,403
Other operating expenses	145,502	140,641	149,928
Grants and subsidies	683,747	716,061	781,234
Other expenses	13,983	12,913	13,096

Capital Expenditure	138,446	99,145	132,540

4 - 8	Budget Estimates 2013-14

Department of Family and Community Services

Targeted Earlier Intervention for Vulnerable Children, Young People and Families

Service description:	This service group supports vulnerable children, young people and their families to live better lives. It includes support services to reduce the incidence and impact of domestic violence against women and children, as well as broader services in communities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Instances of service provided under Community Builders (a)	thous	n.a.	224	224	224	224
Staying Home, Leaving Violence Women and children supported (b)	thous	n.a.	3.3	3.6	3.6	3.6
Child, Youth and Families services provided	thous	48.5	53.7	53.7	53.7	53.7
Calls to Domestic Violence Line	thous	22.1	21.4	21.5	23.5	23.6
Families participating in Brighter Futures (c)	no.	3,293	2,521	2,900	2,590	2,660

Employees: (d)	FTE	722	799	232	259	112

(a)	Total of services provided under Community Builders including Community Hubs, community sector development, and community skills development. This was a new service measure in 2011-12, hence data is not available for 2010-11.
(b)	The previous Budget was based on pilot data. This has now been improved and expanded to capture all client service types. This was a new service measure in 2011-12, hence data is not available for 2010-11.
(c)	The decrease in 2011-12 reflects the transfer of some families from the Brighter Futures Program to the Strengthening Families Program, which commenced in January 2012.
(d)	Decrease in FTEs is due to the transfer of case workers from the Brighter Futures program to the Strengthening Families program, as well as a reallocation of Regional Management and Corporate staff across other service groups.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	274,121	262,220	245,798
Total expenses include the following:
Employee related	25,804	30,711	13,040
Other operating expenses	13,133	8,830	8,085
Grants and subsidies	233,105	221,057	222,399

Capital Expenditure	7,516	4,879	4,232

Budget Estimates 2013-14	4 - 9

Department of Family and Community Services

Statutory Child Protection

Service description:	This service group responds to reports of children at risk of significant harm (ROSH). It involves assessing and investigating reports of child abuse and neglect, and intervening, where appropriate, to ensure the safety, welfare and wellbeing of children at risk of significant harm.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Child and young person concern reports	thous	215.3	228.8	211.8	225.4	222.0
Children and young people involved in a child and young person concern report	thous	95.7	99.5	94.6	98.0	96.6
Children and young people reported at ROSH (a)	thous	61.1	61.3	n.a.	61.0	59.5
Children and young people at ROSH who received a face-to-face assessment or service (a)%		30.4	36.1	n.a.	37	38

Employees: (b)	FTE	2,207	2,270	2,652	2,548	2,688

(a)	This is a new service measure, hence 2012-13 Forecast is not available.
(b)	Increase in FTEs is mainly due to the transfer of case workers from the Brighter Futures program to the Strengthening Families program.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	425,287	423,000	445,601
Total expenses include the following:
Employee related	282,729	281,211	298,126
Other operating expenses	92,999	96,592	96,578
Grants and subsidies	30,578	30,389	30,133

Capital Expenditure	11,762	7,634	6,620

4 - 10	Budget Estimates 2013-14

Department of Family and Community Services

Out-of-Home Care for Vulnerable Children and Young People

Service description:	This service group supports vulnerable children and young people who cannot live safely with their parent/s. Out-of-home care (OOHC) includes restoration, general foster care, kinship care, residential care, and adoptions delivered by the non-government sector and the Department of Family and Community Services. The service includes planning, monitoring and supporting non-government organisations (NGOs) to deliver services to children and young people in care.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Children in OOHC	thous	17.9	18.2	17.9	18.4	18.4
NGO statutory OOHC placements (a)%		17	27	n.a.	38	58
Average cost, all children	$000	37	41	38	38	39

Employees:	FTE	1,210	1,292	1,297	1,263	1,121

(a)	Statutory OOHC accounts for about 70 per cent of the total OOHC population. This is a new service measure, hence 2012-13 Forecast is not available.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	729,505	776,828	798,917
Total expenses include the following:
Employee related	140,459	139,475	121,683
Other operating expenses	49,438	46,287	46,690
Grants and subsidies	531,101	584,429	621,238

Capital Expenditure	20,714	13,443	11,656

Budget Estimates 2013-14	4 - 11

Department of Family and Community Services

Social Housing Assistance and Tenancy Support

Service description:	This service group covers housing assistance for people on low incomes or who are unable to access or maintain appropriate housing. This includes managing tenancies in public, community and Aboriginal Housing Office properties. It also includes providing private rental market assistance as an alternative to social housing and to assist people to transition out of social housing.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Households assisted in Social
Housing (a)	no.	140,425	141,864	141,000	141,000	140,700
Households assisted to rent privately (b) (c)	no.	25,770	22,068	n.a.	16,000	16,000

Employees: (d)	FTE	2,559	1,830	1,917	1,964	1,916

(a)	Includes the number of public housing tenancies managed by Housing NSW, Aboriginal Housing Office tenancies, and community housing tenancies as at 30 June.
(b)	Excludes temporary accommodation which is now reported separately under the ‘Homelessness Services’ service group below. Households can receive both temporary accommodation and a private rental assistance product during the year. This is a new service measure, hence 2012-13 Forecast is not available.
(c)	Figures have decreased compared to the 2011-12 Actual, mainly due to changes in policy, including the replacement of a bond grant with a loan.
(d)	The 2010-11 Actual includes staff subsequently transferred to the NSW Land and Housing Corporation and ‘Homelessness Services’ service group.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	678,699	612,490	755,634
Total expenses include the following:
Employee related	200,819	196,546	191,428
Other operating expenses	70,435	66,603	82,383
Grants and subsidies	395,746	335,168	475,685

Capital Expenditure	7,000	5,150	6,992

4 - 12	Budget Estimates 2013-14

Department of Family and Community Services

Homelessness Services

Service description:	This service group supports people who are homeless or at risk of homelessness. It includes crisis and medium-term accommodation, and prevention and early intervention services such as living skills, family support and employment support.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Households assisted with temporary accommodation (a)	no.	16,739	14,069	n.a.	11,500	11,500
People receiving assistance from a Specialist
Homelessness Services (b)	no.	n.a.	53,532	n.a.	53,500	53,500

Employees: (c)	FTE	n.a.	147	169	143	133

(a)	Reduced counts are forecast compared to 2011-12 mainly due to changes in policy, including a requirement that households actively seek accommodation and take up places in alternative short-term accommodation where available. This is a new service measure, hence 2012-13 forecast is not available.
(b)	The definition of the number of people receiving assistance from a Specialist Homelessness Service changed. Previously the count included all accompanying children, even if they did not receive any support. From 2011-12, only those receiving support are counted. Actual for 2010-11 and 2012-13 Forecast is not available.
(c)	In 2010-11 staff are included in Social Housing Assistance and Tenancy Support service group.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	228,674	206,931	251,929
Total expenses include the following:
Employee related	18,036	17,478	17,540
Other operating expenses	11,927	10,645	12,276
Grants and subsidies	197,413	176,990	220,084

Budget Estimates 2013-14	4 - 13

Department of Family and Community Services

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	1,396,978	1,411,285	1,373,202
Other operating expenses	444,027	429,863	458,381
Depreciation and amortisation	71,259	70,500	65,523
Grants and subsidies	2,969,458	2,918,457	3,264,283
Other expenses	18,378	17,308	17,213

TOTAL EXPENSES EXCLUDING LOSSES	4,900,100	4,847,413	5,178,602

Revenue
Recurrent appropriation	4,621,839	4,568,996	4,901,593
Capital appropriation	193,345	133,820	168,919
Transfers to the Crown Entity	(5,195)	(1,000)	—
Sales of goods and services	136,877	129,583	137,766
Investment revenue	10,600	12,237	10,710
Grants and contributions	15,166	47,416	9,747
Acceptance by Crown Entity of employee benefits and other liabilities	44,361	45,142	45,347
Other revenue	8,560	17,863	18,884

Total Revenue	5,025,553	4,954,057	5,292,966

Gain/(loss) on disposal of non current assets	(1,428)	(3,112)	(893)
Other gains/(losses)	(5,562)	(2,970)	(1,362)

Net Result	118,463	100,562	112,109

4 - 14	Budget Estimates 2013-14

Department of Family and Community Services

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	223,565	222,293	255,995
Receivables	115,123	121,666	124,417
Other financial assets	59,898	—	—
Inventories	300	265	265
Assets held for sale	—	1,696	1,696

Total Current Assets	398,886	345,920	382,373

Non Current Assets
Receivables	5,374	55,441	55,657
Other financial assets	2,562	—	—
Property, plant and equipment -
Land and building	915,275	881,238	998,145
Plant and equipment	90,103	77,595	63,429
Intangibles	74,052	26,018	21,985

Total Non Current Assets	1,087,366	1,040,292	1,139,216

Total Assets	1,486,252	1,386,212	1,521,589

Liabilities
Current Liabilities
Payables	90,794	92,855	109,894
Provisions	159,949	149,899	152,855
Other	2,509	8,458	7,934

Total Current Liabilities	253,252	251,212	270,683

Non Current Liabilities
Provisions	36,115	74,779	78,602
Other	26	26	—

Total Non Current Liabilities	36,141	74,805	78,602

Total Liabilities	289,393	326,017	349,285

Net Assets	1,196,859	1,060,195	1,172,304

Equity
Reserves	51,871	—	—
Accumulated funds	1,144,988	1,060,195	1,172,304

Total Equity	1,196,859	1,060,195	1,172,304

Budget Estimates 2013-14	4 - 15

Department of Family and Community Services

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	1,346,465	1,371,823	1,329,554
Grants and subsidies	2,969,458	2,918,457	3,264,283
Other	703,375	696,079	695,740

Total Payments	5,019,298	4,986,359	5,289,577

Receipts
Recurrent appropriation	4,621,839	4,568,996	4,901,593
Capital appropriation	193,345	133,820	168,919
Transfers to the Crown Entity	(5,195)	(1,000)	—
Sale of goods and services	124,093	137,797	137,685
Interest received	11,650	12,635	10,814
Grants and contributions	14,498	46,766	9,078
Cash transfers to the Crown Entity	—	(3,273)	—
Other	251,590	269,122	260,314

Total Receipts	5,211,820	5,164,863	5,488,403

Net Cash Flows From Operating Activities	192,522	178,504	198,826

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	13,699	3,542	7,625
Purchases of property, plant and equipment	(182,721)	(131,909)	(165,889)
Purchases of investments	(3,058)	—	—
Other	(12,724)	(4,031)	(6,860)

Net Cash Flows From Investing Activities	(184,804)	(132,398)	(165,124)

Net Increase/(Decrease) in Cash	7,718	46,106	33,702

Opening Cash and Cash Equivalents	215,847	176,187	222,293

Closing Cash and Cash Equivalents	223,565	222,293	255,995

Cash Flow Reconciliation
Net result	118,463	100,562	112,109
Non cash items added back	71,259	72,531	65,523
Change in operating assets and liabilities	2,800	5,411	21,194

Net Cash Flows From Operating Activities	192,522	178,504	198,826

4 - 16	Budget Estimates 2013-14

Home Care Service of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	185,676	186,599	186,116
Other operating expenses	42,610	44,953	40,873
Depreciation and amortisation	2,205	2,538	2,628

TOTAL EXPENSES EXCLUDING LOSSES	230,491	234,090	229,617

Revenue
Sales of goods and services	31,019	28,921	28,267
Investment revenue	3,959	5,242	5,370
Grants and contributions	193,756	199,251	196,700
Other revenue	721	1,316	635

Total Revenue	229,455	234,730	230,972

Gain/(loss) on disposal of non current assets	—	346	496
Other gains/(losses)	(186)	(186)	(191)

Net Result	(1,222)	800	1,660

Budget Estimates 2013-14	4 - 17

Home Care Service of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	58,043	53,994	54,690
Receivables	4,981	5,232	5,232

Total Current Assets	63,024	59,226	59,922

Non Current Assets
Other financial assets	17,161	19,378	22,143
Property, plant and equipment -
Land and building	540	698	698
Plant and equipment	7,217	3,565	3,524

Total Non Current Assets	24,918	23,641	26,365

Total Assets	87,942	82,867	86,287

Liabilities
Current Liabilities
Payables	8,818	8,712	9,174
Provisions	29,030	28,168	29,289
Other	72	72	34

Total Current Liabilities	37,920	36,952	38,497

Non Current Liabilities
Provisions	11,704	15,075	15,275

Total Non Current Liabilities	11,704	15,075	15,275

Total Liabilities	49,624	52,027	53,772

Net Assets	38,318	30,840	32,515

Equity
Reserves	648	601	616
Accumulated funds	37,670	30,239	31,899

Total Equity	38,318	30,840	32,515

4 - 18	Budget Estimates 2013-14

Home Care Service of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	184,741	187,064	184,395
Other	42,820	66,335	62,374

Total Payments	227,561	253,399	246,769

Receipts
Sale of goods and services	30,833	28,972	28,076
Interest received	2,379	2,543	2,605
Grants and contributions	193,756	199,251	196,700
Other	721	22,318	22,160

Total Receipts	227,689	253,084	249,541

Net Cash Flows From Operating Activities	128	(315)	2,772

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	600	924	924
Purchases of property, plant and equipment	(3,000)	(560)	(3,000)

Net Cash Flows From Investing Activities	(2,400)	364	(2,076)

Net Increase/(Decrease) in Cash	(2,272)	49	696

Opening Cash and Cash Equivalents	60,315	53,945	53,994

Closing Cash and Cash Equivalents	58,043	53,994	54,690

Cash Flow Reconciliation
Net result	(1,222)	800	1,660
Non cash items added back	625	(161)	(137)
Change in operating assets and liabilities	725	(954)	1,249

Net Cash Flows From Operating Activities	128	(315)	2,772

Budget Estimates 2013-14	4 - 19

Aboriginal Housing Office

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	60,786	66,418	60,989
Depreciation and amortisation	11,965	12,892	14,058
Grants and subsidies	37,907	29,836	39,450

TOTAL EXPENSES EXCLUDING LOSSES	110,658	109,146	114,497

Revenue
Sales of goods and services	42,070	44,200	43,027
Investment revenue	743	1,050	720
Grants and contributions	117,067	116,539	129,218
Other revenue	—	1,107	—

Total Revenue	159,880	162,896	172,965

Gain/(loss) on disposal of non current assets	200	261	200
Other gains/(losses)	—	(59)	—

Net Result	49,422	53,952	58,668

4 - 20	Budget Estimates 2013-14

Aboriginal Housing Office

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	34,496	33,894	33,455
Receivables	2,444	2,361	2,361

Total Current Assets	36,940	36,255	35,816

Non Current Assets
Receivables	4,285	4,685	4,685
Property, plant and equipment -
Land and building	1,247,248	1,236,308	1,295,120
Plant and equipment	1,210	120	570
Infrastructure systems	14,684	22,024	24,521

Total Non Current Assets	1,267,427	1,263,137	1,324,896

Total Assets	1,304,367	1,299,392	1,360,712

Liabilities
Current Liabilities
Payables	29,619	24,584	24,509
Provisions	—	152	152
Other	—	630	632

Total Current Liabilities	29,619	25,366	25,293

Non Current Liabilities
Provisions	—	40	40

Total Non Current Liabilities	—	40	40

Total Liabilities	29,619	25,406	25,333

Net Assets	1,274,748	1,273,986	1,335,379

Equity
Reserves	458,895	446,293	449,018
Accumulated funds	815,853	827,693	886,361

Total Equity	1,274,748	1,273,986	1,335,379

Budget Estimates 2013-14	4 - 21

Aboriginal Housing Office

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	37,907	29,836	39,450
Other	60,361	60,997	60,562

Total Payments	98,268	90,833	100,012

Receipts
Sale of goods and services	42,070	44,200	43,027
Interest received	743	1,050	720
Grants and contributions	82,117	80,696	102,368
Other	(500)	607	(500)

Total Receipts	124,430	126,553	145,615

Net Cash Flows From Operating Activities	26,162	35,720	45,603

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	3,000	3,000	3,000
Purchases of property, plant and equipment	(32,781)	(31,242)	(49,042)

Net Cash Flows From Investing Activities	(29,781)	(28,242)	(46,042)

Net Increase/(Decrease) in Cash	(3,619)	7,478	(439)

Opening Cash and Cash Equivalents	38,115	26,416	33,894

Closing Cash and Cash Equivalents	34,496	33,894	33,455

Cash Flow Reconciliation
Net result	49,422	53,952	58,668
Non cash items added back	(22,985)	(22,894)	(12,792)
Change in operating assets and liabilities	(275)	4,662	(273)

Net Cash Flows From Operating Activities	26,162	35,720	45,603

4 - 22	Budget Estimates 2013-14

Home Purchase Assistance Fund

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	278	209	206
Grants and subsidies	3,217		1,146
Finance costs	14,096	14,096	13,627
Other expenses	571	571	514

TOTAL EXPENSES EXCLUDING LOSSES	18,162	14,876	15,493

Revenue
Investment revenue	16,438	15,592	14,567
Other revenue	26	15	10

Total Revenue	16,464	15,607	14,577

Net Result	(1,698)	731	(916)

Budget Estimates 2013-14	4 - 23

Home Purchase Assistance Fund

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	84,715	201,488	198,004
Receivables	4,855	2,135	1,957
Other financial assets	196,115	86,245	84,784

Total Current Assets	285,685	289,868	284,745

Non Current Assets
Other financial assets	17,760	17,694	15,071

Total Non Current Assets	17,760	17,694	15,071

Total Assets	303,445	307,562	299,816

Liabilities
Current Liabilities
Payables	239	278	278
Borrowings at amortised cost	6,830	6,830	6,954
Provisions	55	55	55

Total Current Liabilities	7,124	7,163	7,287

Non Current Liabilities
Borrowings at amortised cost	134,790	134,790	127,836

Total Non Current Liabilities	134,790	134,790	127,836

Total Liabilities	141,914	141,953	135,123

Net Assets	161,531	165,609	164,693

Equity
Accumulated funds	161,531	165,609	164,693

Total Equity	161,531	165,609	164,693

4 - 24	Budget Estimates 2013-14

Home Purchase Assistance Fund

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	3,217	—	1,146
Finance costs	9,817	9,817	9,329
Other	813	746	720

Total Payments	13,847	10,563	11,195

Receipts
Interest received	16,341	17,867	14,745
Other	26	17	10

Total Receipts	16,367	17,884	14,755

Net Cash Flows From Operating Activities	2,520	7,321	3,560

Cash Flows From Investing Activities
Proceeds from sale of investments	4,827	4,827	5,691
Advance repayments received	76	43	110
Purchases of investments	—	(9,987)	(1,717)

Net Cash Flows From Investing Activities	4,903	(5,117)	4,084

Cash Flows From Financing Activities
Repayment of borrowings and advances	(10,979)	(10,979)	(11,128)

Net Cash Flows From Financing Activities	(10,979)	(10,979)	(11,128)

Net Increase/(Decrease) in Cash	(3,556)	(8,775)	(3,484)

Opening Cash and Cash Equivalents	88,271	210,263	201,488

Closing Cash and Cash Equivalents	84,715	201,488	198,004

Cash Flow Reconciliation
Net result	(1,698)	731	(916)
Non cash items added back	4,279	4,279	4,298
Change in operating assets and liabilities	(61)	2,311	178

Net Cash Flows From Operating Activities	2,520	7,321	3,560

Budget Estimates 2013-14	4 - 25

NSW Businesslink Pty Limited

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	3,691	6,846	3,764
Other operating expenses	147,628	154,516	152,185
Depreciation and amortisation	26,674	37,556	34,182
Finance costs	1,146	967	518

TOTAL EXPENSES EXCLUDING LOSSES	179,139	199,885	190,649

Revenue
Sales of goods and services	173,449	187,489	186,415
Investment revenue	180	310	185
Grants and contributions	21,717	2,920	22,044
Other revenue	14,941	7,236	5,197

Total Revenue	210,287	197,955	213,841

Gain/(loss) on disposal of non current assets	—	(11)	—
Other gains/(losses)	—	(47)	—

Net Result	31,148	(1,988)	23,192

4 - 26	Budget Estimates 2013-14

NSW Businesslink Pty Limited

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	11,002	16,101	19,468
Receivables	19,192	16,217	16,217

Total Current Assets	30,194	32,318	35,685

Non Current Assets
Property, plant and equipment -
Land and building	—	683	513
Plant and equipment	65,614	10,355	8,695
Intangibles	76,448	75,634	95,215

Total Non Current Assets	142,062	86,672	104,423

Total Assets	172,256	118,990	140,108

Liabilities
Current Liabilities
Payables	76,331	104,621	104,827
Borrowings at amortised cost	19,090	2,000	10,672
Provisions	—	580	580

Total Current Liabilities	95,421	107,201	116,079

Non Current Liabilities
Borrowings at amortised cost	—	10,952	—
Provisions	718	216	216

Total Non Current Liabilities	718	11,168	216

Total Liabilities	96,139	118,369	116,295

Net Assets	76,117	621	23,813

Equity
Accumulated funds	76,117	621	23,813

Total Equity	76,117	621	23,813

Budget Estimates 2013-14	4 - 27

NSW Businesslink Pty Limited

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	3,691	6,846	3,764
Finance costs	1,146	967	518
Other	167,182	182,824	171,211

Total Payments	172,019	190,637	175,493

Receipts
Sale of goods and services	173,449	187,489	186,415
Interest received	180	310	185
Grants and contributions	21,717	9,242	26,936
Other	34,173	20,099	19,537

Total Receipts	229,519	217,140	233,073

Net Cash Flows From Operating Activities	57,500	26,503	57,580

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	82	—
Purchases of property, plant and equipment	(33,194)	(7,498)	(12,464)
Other	(33,194)	(23,645)	(39,469)

Net Cash Flows From Investing Activities	(66,388)	(31,061)	(51,933)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	280	—
Repayment of borrowings and advances	—	—	(2,280)

Net Cash Flows From Financing Activities	—	280	(2,280)

Net Increase/(Decrease) in Cash	(8,888)	(4,278)	3,367

Opening Cash and Cash Equivalents	19,890	20,379	16,101

Closing Cash and Cash Equivalents	11,002	16,101	19,468

Cash Flow Reconciliation
Net result	31,148	(1,988)	23,192
Non cash items added back	26,674	28,701	34,182
Change in operating assets and liabilities	(322)	(210)	206

Net Cash Flows From Operating Activities	57,500	26,503	57,580

4 - 28	Budget Estimates 2013-14

5.	Finance and Services Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Finance and Services
Service Group
Finance, Policy and Strategy	235.9	257.0	8.9	1.0	6.9	562.7
Government Services	357.8	355.7	(0.6)	259.6	291.5	12.3
State Revenue	194.7	241.7	24.2	14.2	11.1	(21.9)
Fair Trading	156.8	154.3	(1.6)	8.3	9.3	11.6
Public Works	166.1	164.8	(0.8)	5.8	4.0	(30.8)
Land and Property Information	161.2	169.3	5.0	20.5	21.0	2.4
Personnel Services	139.8	141.0	0.9	—	—	—

Total	1,412.3	1,483.9	5.1	309.3	343.7	11.1

Building Insurers’ Guarantee Corporation

Total	(12.2)	0.7	(105.5)	—	—	—

Government Property NSW

Total	432.1	488.8	13.1	25.3	21.7	(14.3)

Motor Accidents Authority

Total	183.6	204.9	11.6	0.7	2.3	225.6

NSW Self Insurance Corporation

Total	1,835.9	1,713.6	(6.7)	0.2	0.2	—

Rental Bond Board

Total	53.8	56.2	4.4	—	—	—

Safety, Return to Work and Support Division

Total	176.9	191.1	8.0	—	—	—

State Records Authority of New South Wales

Total	21.1	19.7	(6.7)	1.2	0.3	(70.9)

WorkCover Authority

Total	263.3	332.2	26.2	3.0	11.0	266.7

Workers’ Compensation (Dust Diseases) Board

Total	96.4	105.8	9.8	0.3	0.1	(56.0)

Budget Estimates 2013-14	5 - 1

Finance and Services Cluster

Introduction

The Finance and Services cluster aims to make doing business in New South Wales simple and fair for the State’s workforce, consumers and industry, as well as delivering efficient services to the Government.

The cluster is the lead for achieving the NSW 2021 goal to place downward pressure on the cost of living.

Its responsibilities include:

•	supporting sustainable government finances

•	managing the State’s property assets

•	managing and improving government procurement

•	driving reform in the delivery of information and communications technology (ICT)

•	providing strategic whole-of-government advice on corporate and shared services

•	managing major public works and maintenance programs

•	managing the administration of the tax system and the NSW land and property registration system

•	informing consumers and traders about relevant fair trading laws and enforcing compliance

•	promoting and enforcing NSW work health and safety, workers compensation and injury management laws

•	providing Treasury Managed Fund (TMF) self-insurance cover for general government agencies, and home warranty insurance for eligible residential building projects.

Services

The cluster’s key services are:

•

as a central agency, developing policy and strategy for the key enabling functions of government including financial policy matters, corporate and shared services, ICT, procurement, construction, property assets, government accommodation and fleet

•	enabling and delivering whole-of-government functions, such as strategic ICT projects, fleet, construction, property management and procurement activity

•

providing revenue administration services, managing fines and debt on behalf of the Crown, commercial clients and other NSW Government agencies, taking enforcement action and administering benefit services

5 - 2	Budget Estimates 2013-14

Finance and Services Cluster

•

conducting major public works and maintenance programs, including procurement management, project management, facilities management, environmental monitoring, and architectural and engineering design services

•	maintaining fair trading regimes

•	managing the NSW land and property registration system, and providing titling, valuation, surveying, mapping and spatial services

•	monitoring the Compulsory Third Party scheme for motor vehicles

•	acting as the custodian of rental bonds for private tenancies

•	acquiring, managing and disposing of government-owned property

•	managing the State’s archives and records

•	managing the State’s workers compensation scheme and regulating the workers compensation system

•	maintaining an effective accountability and contract management framework for the self- insurance scheme

•	managing home warranty insurance claims for former HIH/FAI policy holders and for builders

•	researching and developing insurance reforms to reduce claim costs and channel savings into high-priority areas.

2013-14 Budget Highlights

Policy Reform

In 2013-14, key initiatives will include spending:

•	$10 million to continue to develop and implement whole-of-government reform strategies for ICT, procurement, government telecommunications and construction

•	$10 million to review corporate and shared services reform to make them more streamlined and cost effective

•

$8 million for metropolitan water policy and reform, including finalising a new water plan for the Lower Hunter, coordinate and review the Metropolitan Water Plan for greater Sydney and the Water Industry Competition Act

•

$6 million to lead or contribute to reforms and strategies on key financial issues, including property asset management, investment strategy, debt management, state-owned corporations, superannuation, government insurance and commissioning of government service delivery.

Budget Estimates 2013-14	5 - 3

Finance and Services Cluster

Improving and Supporting Service Delivery

In 2013-14, key initiatives will include spending:

•	$205 million to ensure a fair, affordable and viable Compulsory Third-Party scheme and promote market competition

•	$169 million to provide services for land title registration, property information, valuation, surveying and mapping

•	$165 million to provide expert procurement and project management services to help client agencies to serve the community

•	$155 million to provide shared transactional and corporate services to Government, including procurement, property management, fleet, ICT, human resources, finance and business services

•	$149 million to enforce fair trading laws, and provide dispute resolution, complaint investigation management services, information and help to consumers and traders

•	$99 million to provide centralised government office accommodation and property management services, improved utilisation of property assets and to identify and divest surplus NSW Government property

•	$26 million to deliver whole of government strategic ICT projects, including data centre reform and government licensing

•	$19 million to manage the State’s archives and records

•

$10 million to expand tax and fines revenue compliance programs, improve data verification and analysis, optimise fines service channels and implement a new debt management platform to enable debt services for other government agencies

•	$5 million for regulatory reform in important areas such as home building, residential parks and strata and community title schemes.

5 - 4	Budget Estimates 2013-14

Department of Finance and Services

Service Group Statements

Finance, Policy and Strategy

Service description:	This service group covers the development of government ICT, procurement and construction policy, administration of the Office of Finance and metropolitan water policy and planning.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Government radio network monthly availability	%	99.95	99.95	99.99	99.95	99.95
Development of Lower Hunter Water Plan - Key milestones met (a)%		n.a.	n.a.	n.a.	80.00	90.00
Delivery of ICT Strategy - Actions completed on time (a)%		n.a.	n.a.	n.a.	90.00	90.00
Implementation of Procurement Reforms - Actions completed on time (a)%		n.a.	n.a.	n.a.	95.00	90.00

Employees: (b)	FTE	213	226	123	123	143

(a)	This service measure commenced in 2012-13.
(b)	The decrease in the 2012-13 Forecast to 123 FTE is due to the transfer of NSW Industrial Relations to the Treasury cluster.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	241,658	235,939	257,036
Total expenses include the following:
Employee related (a)	14,068	18,932	24,064
Other operating expenses	34,441	31,745	31,333
Grants and subsidies	183,689	177,974	193,586
Other expenses (b)	—	452	442

Capital Expenditure	3,728	1,037	6,872

(a)	The increase in employee related expense in 2012-13 Revised and 2013-14 Budget is mainly due to additional costs resulting from the expanded role of the NSW Telecommunications Authority to reform and consolidate the Government telecommunications sector and to improve services for Government radio users. In addition, other whole-of-government policy ICT, finance and procurement initiatives contributed to the increase.
(b)	The increase in grants and subsidies expense in 2013-14 Budget is due to additional capital grants to Sydney Water Corporation for the Priority Sewerage Program.

Budget Estimates 2013-14	5 - 5

Department of Finance and Services

Government Services

Service description:	This service group is responsible for providing services to NSW Government agencies in the areas of procurement, fleet, information technology, human resources, finance and business services. In addition, this service group plays a pivotal role in supporting agencies in expenditure savings, information technology service delivery and corporate and shared services reform.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Transactions through State Contracts Control Board goods and services contracts (a)	$m	3,727	3,873	3,900	3,692	3,600
Manage motor vehicle clearance rates at initial auction between 70 to 80 per cent (b)%		83	78	75	80	75
Government licences administered through Government Licensing Service	mill	4.7	6.3	6.2	7.1	7.3

Employees:	FTE	742	794	728	718	661

(a)	The decrease in the 2012-13 Revised estimate to $3,692 million is due to improved pricing and demand management, leading to lower expenditure on central contracts.
(b)	Reduced 2013-14 Forecast estimate is due to softening of the used car market affecting clearance rates in regional areas.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	348,073	357,806	355,689
Total expenses include the following:
Employee related	98,696	93,672	90,967
Other operating expenses	62,790	72,652	73,398
Grants and subsidies	574	2,180	1,758
Other expenses	—	1,747	1,707

Capital Expenditure	285,182	259,560	291,495

5 - 6	Budget Estimates 2013-14

Department of Finance and Services

State Revenue

Service description:	This service group covers revenue administration services, fines management, debt management, benefit administration services, and the provision of relevant information and education to ensure people are aware of their liabilities and entitlements. This service group also covers the implementation of targeted compliance programs to ensure tax is properly paid and all unpaid tax and fine liabilities are recovered.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Payments received electronically	%	90	91	90	90	90
Cost to collect $100 tax	$	0.50	0.52	0.50	0.47	0.49
Telephone calls answered within 2 minutes - Taxes and Benefits Administration Services (a)%		86	87	78	87	80
Cost to administer $100 fine (b)	$	12.74	12.22	13.12	9.89	10.25
Telephone calls answered within 2 minutes - Fine Enforcement Management (c)%		68	80	78	40	70
First home buyers payments issues <15 days from receipt of a completed claim	%	99	89	95	95	95
Unclaimed money payments issued <10 days from receipt of a completed claim (d)%		84	60	85	53	85

Employees: (e)	FTE	1,228	1,227	1,248	1,238	1,269

(a)	Previously this measure was for all Revenue Administration Services. Calls received for fines are now incorporated within the ‘Telephone calls answered within 2 minutes – Fines Enforcement Management’ service measure. The 2013-14 Forecast now represents a measure for taxes and benefits only.
(b)	During 2012-13 this was amended to reflect the cost of administering fines prior to enforcement.
(c)	The 2012-13 Revised estimate is lower than historical trends due to a significant increase in sanctions applied to recovering debt resulting in a surge in call volumes. Further call centre support combined with process improvements are expected to see this improve significantly in 2013-14.
(d)	In 2012-13 resources were required to support major capital projects that will be implemented in 2013-14. Results are forecast to return to 85 per cent of unclaimed money payments being issued within 10 days of receipt of a completed form in 2013-14.
(e)	Growth to 1,269 in 2013-14 Forecast is due to an increase in tax compliance and debt recovery activities.

Budget Estimates 2013-14	5 - 7

Department of Finance and Services

State Revenue (cont)

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	180,554	194,654	241,709
Total expenses include the following:
Employee related (a)	116,458	112,253	125,469
Other operating expenses	32,689	35,482	35,743
Grants and subsidies (b)	16,700	35,768	65,793

Capital Expenditure	15,310	14,191	11,081

(a)	Employee related expenses have increased in 2013-14 Budget due to new programs to increase tax compliance and support road safety initiatives.
(b)	Grants and subsidies have increased in 2013-14 Budget due to an increase in the Payroll Tax Rebate Scheme (Jobs Action Plan).

Fair Trading

Service description:	This service group covers fair trading policy development and regulatory review, provision of information to consumers and traders, enforcement of compliance with fair trading laws and impartial dispute resolution through an independent tribunal.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Complaints finalised within 30 days	%	90	90	85	85	85
Telephone enquiries answered within the guarantee of service	%	90	91	90	90	90
Proportion of prosecutions successful	%	86	96	90	90	90

Employees:	FTE	1,026	1,080	1,017	950	951

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	156,965	156,786	154,349
Total expenses include the following:
Employee related	105,760	101,721	100,548
Other operating expenses	36,724	34,058	33,970
Grants and subsidies	6,228	8,998	8,507
Other expenses	3,009	6,830	5,357

Capital Expenditure	6,433	8,293	9,258

5 - 8	Budget Estimates 2013-14

Department of Finance and Services

Public Works

Service description:	This service group provides expert advice and professional services in support of the planning, design and delivery of infrastructure and environmental projects. The group provides its services to government agencies on a fee for services basis.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Lost time injury frequency ratio (a)	no.	2.9	2.5	5.0	2.5	4.0

Employees:	FTE	1,308	1,253	1,210	1,069	1,007

(a)	This measures lost time injuries per million hours worked by private sector construction and maintenance firms operating on NSW Public Works managed building sites.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	185,597	166,081	164,788
Total expenses include the following:
Employee related (a)	132,177	107,732	117,017
Other operating expenses	39,560	44,431	41,300
Grants and subsidies	121	10,077	2,214
Other expenses	12,341	2,199	2,149

Capital Expenditure	5,131	5,760	3,987

(a)	The 2012-13 Revised estimate has been reduced by $18 million due to the net return on defined benefit superannuation assets following actuarial assessment.

Budget Estimates 2013-14	5 - 9

Department of Finance and Services

Land and Property Information

Service description:	This service group covers the provision of titling, valuation, surveying, mapping and spatial services to the public on a commercial basis. These services underpin the state’s property market, and include the statutory functions of the Registrar General, Surveyor General and Valuer General.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Documents registered	thous	719	729	806	722	751
Plans registered	thous	9.9	9.4	10.0	9.7	10.5
Property information copies produced	thous	4,109	4,099	4,200	4,100	4,161

Employees:	FTE	1,015	974	986	949	949

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Financial indicators:
Total Expenses Excluding Losses	176,783	161,236	169,329
Total expenses include the following:
Employee related (a)	107,715	94,125	100,151
Other operating expenses	49,746	48,784	49,709
Grants and subsidies	599	456	455

Capital Expenditure	18,966	20,500	21,000

(a)	Employee related expenses have increased in 2013-14 Budget to respond to increased property market activity, offset by additional client revenue.

5 - 10	Budget Estimates 2013-14

Department of Finance and Services

Personnel Services

Service description:	This service group covers providing personnel services to Government Property NSW, Teachers Housing Authority, Waste Assets Management Corporation, State Records Authority, the Board of Surveying and Spatial Information, Land and Housing Corporation and the Self Insurance Corporation.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:

Government Property NSW	FTE	109	128	146	138	143
Teacher Housing Authority	FTE	21	21	22	22	22
State Records Authority	FTE	131	133	133	131	131
Waste Asset Management Corporation	FTE	39	40	40	43	43
Board of Surveying and Spatial Information	FTE	4	4	4	3	4
Land and Housing Corporation (a)	FTE	n.a.	660	660	627	597
Self Insurance Corporation (b)	FTE	n.a.	n.a.	n.a.	n.a.	50

(a)	This service measure commenced in 2011-12.
(b)	This service measure commences in 2013-14.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	141,793	139,803	141,043
Total expenses include the following:
Employee related (a)	97,193	96,903	103,808
Grants and subsidies	44,600	42,900	37,235

(a)	Employee related expenses have increased in the 2013-14 Budget mainly due to the transfer-in of NSW Self Insurance Corporation from NSW Treasury effective 1 July 2013.

Budget Estimates 2013-14	5 - 11

Department of Finance and Services

Financial Statements (a)

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	672,067	625,338	662,024
Other operating expenses	255,950	267,152	265,453
Depreciation and amortisation	204,303	198,076	204,233
Grants and subsidies	252,511	278,353	309,548
Finance costs	31,242	32,158	33,030
Other expenses	15,350	11,228	9,655

TOTAL EXPENSES EXCLUDING LOSSES	1,431,423	1,412,305	1,483,943

Revenue
Recurrent appropriation	359,958	343,306	390,018
Capital appropriation	19,929	17,629	28,442
Transfers to the Crown Entity	(50,401)	(34,680)	(39,257)
Sales of goods and services	947,904	941,149	968,391
Investment revenue	23,365	16,242	18,855
Retained taxes, fees and fines	62,864	61,786	63,399
Grants and contributions	13,530	49,308	30,874
Acceptance by Crown Entity of employee benefits and other liabilities	14,663	13,986	15,405
Other revenue	9,435	17,253	4,431

Total Revenue	1,401,247	1,425,979	1,480,558

Gain/(loss) on disposal of non current assets	28,818	17,800	14,836

Net Result	(1,358)	31,474	11,451

(a)	The estimates above include the NSW Government Telecommunications Authority. The Authority has been classified as a non-controlled entity of the Department of Finance and Services from 1 July 2012 and this budget will be transferred out at a later stage.

5 - 12	Budget Estimates 2013-14

Department of Finance and Services

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	481,982	452,547	418,490
Receivables	376,483	250,529	253,329
Other financial assets	21,510	15,140	15,140
Inventories	3,288	5,690	5,833
Other	46,253	57,005	58,418

Total Current Assets	929,516	780,911	751,210

Non Current Assets
Receivables	2,034	427	438
Other financial assets	9,325	13,303	13,303
Inventories	3,819	3,761	3,772
Property, plant and equipment -
Land and building	129,051	120,211	131,827
Plant and equipment	668,484	633,545	641,501
Intangibles	112,775	132,535	153,520

Total Non Current Assets	925,488	903,782	944,361

Total Assets	1,855,004	1,684,693	1,695,571

Liabilities
Current Liabilities
Payables	364,273	270,183	276,939
Borrowings at amortised cost	212,934	178,851	180,482
Provisions	212,190	206,688	211,396
Other	8,636	5,982	6,131

Total Current Liabilities	798,033	661,704	674,948

Non Current Liabilities
Borrowings at amortised cost	342,066	363,121	366,433
Provisions	260,340	704,198	558,194
Other	13,681	349	358

Total Non Current Liabilities	616,087	1,067,668	924,985

Total Liabilities	1,414,120	1,729,372	1,599,933

Net Assets	440,884	(44,679)	95,638

Equity
Reserves	3,103	7,576	7,576
Accumulated funds	437,781	(52,255)	88,062

Total Equity	440,884	(44,679)	95,638

Budget Estimates 2013-14	5 - 13

Department of Finance and Services

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	653,277	667,602	648,130
Grants and subsidies	252,511	278,353	309,548
Finance costs	31,242	32,158	33,030
Other	557,656	563,202	560,242

Total Payments	1,494,686	1,541,315	1,550,950

Receipts
Recurrent appropriation	359,958	343,306	390,018
Capital appropriation	19,929	17,629	28,442
Sale of goods and services	958,911	981,273	966,651
Interest received	23,229	16,105	18,714
Retained taxes, fees and fines	121	2,122	248
Grants and contributions	13,530	49,265	30,874
Cash transfers to the Crown Entity	(50,401)	(107,468)	(56,451)
Other	347,329	379,958	357,961

Total Receipts	1,672,606	1,682,190	1,736,757

Net Cash Flows From Operating Activities	177,920	140,875	185,807

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	148,395	130,814	113,739
Purchases of property, plant and equipment	(298,799)	(275,508)	(288,281)
Purchases of investments	—	(1,181)	—
Other	(37,514)	(33,828)	(54,842)

Net Cash Flows From Investing Activities	(187,918)	(179,703)	(229,384)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	261,993	243,870	253,418
Repayment of borrowings and advances	(261,993)	(256,921)	(248,475)
Other	84	(2,910)	4,577

Net Cash Flows From Financing Activities	84	(15,961)	9,520

Net Increase/(Decrease) in Cash	(9,914)	(54,789)	(34,057)

Opening Cash and Cash Equivalents	491,481	504,486	452,547
Reclassification of Cash Equivalents	415	2,850	—

Closing Cash and Cash Equivalents	481,982	452,547	418,490

Cash Flow Reconciliation
Net result	(1,358)	31,474	11,451
Non cash items added back	203,980	198,168	204,311
Change in operating assets and liabilities	(24,702)	(88,767)	(29,955)

Net Cash Flows From Operating Activities	177,920	140,875	185,807

5 - 14	Budget Estimates 2013-14

Building Insurers’ Guarantee Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses (a)	9,427	(12,183)	666
Finance costs	3,894	—	—

TOTAL EXPENSES EXCLUDING LOSSES	13,321	(12,183)	666

Revenue
Investment revenue	2,781	540	320
Other revenue (b)	14,152	5,532	300

Total Revenue	16,933	6,072	620

Net Result	3,612	18,255	(46)

(a)	The variance in Other operating expenses between the 2012-13 Budget and Revised is due to a combination of reduced claims paid and a reduction in the actuarial assessment of outstanding claims.
(b)	The 2012-13 Revised decline in Other revenue compared to 2012-13 Budget is due to reduced recoveries as a result of the factors highlighted in footnote (a).

Budget Estimates 2013-14	5 - 15

Building Insurers’ Guarantee Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	23,070	11,792	12,086
Receivables	41,619	8,908	270

Total Current Assets	64,689	20,700	12,356

Non Current Assets
Receivables	44,722	88,078	61,732

Total Non Current Assets	44,722	88,078	61,732

Total Assets	109,411	108,778	74,088

Liabilities
Current Liabilities
Payables	—	150	150
Other	40,948	36,452	27,853

Total Current Liabilities	40,948	36,602	28,003

Non Current Liabilities
Other	60,608	70,160	44,115

Total Non Current Liabilities	60,608	70,160	44,115

Total Liabilities	101,556	106,762	72,118

Net Assets	7,855	2,016	1,970

Equity
Accumulated funds	7,855	2,016	1,970

Total Equity	7,855	2,016	1,970

5 - 16	Budget Estimates 2013-14

Building Insurers’ Guarantee Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Other	49,309	11,772	35,310

Total Payments	49,309	11,772	35,310

Receipts
Sale of goods and services	52,726	80	34,644
Interest received	2,781	442	410
Other	16,152	5,650	550

Total Receipts	71,659	6,172	35,604

Net Cash Flows From Operating Activities	22,350	(5,600)	294

Net Increase/(Decrease) in Cash	22,350	(5,600)	294

Opening Cash and Cash Equivalents	720	17,392	11,792

Closing Cash and Cash Equivalents	23,070	11,792	12,086

Cash Flow Reconciliation
Net result	3,612	18,255	(46)
Change in operating assets and liabilities	18,738	(23,855)	340

Net Cash Flows From Operating Activities	22,350	(5,600)	294

Budget Estimates 2013-14	5 - 17

Government Property NSW

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	401,498	395,345	460,625
Depreciation and amortisation	28,908	29,169	22,243
Grants and subsidies	—	625	—
Finance costs	6,854	6,970	5,978

TOTAL EXPENSES EXCLUDING LOSSES	437,260	432,109	488,846

Revenue
Sales of goods and services	437,804	431,748	467,657
Investment revenue	8,792	9,655	8,081
Grants and contributions	32,515	30,974	26,909
Other revenue	450	450	450

Total Revenue	479,561	472,827	503,097

Gain/(loss) on disposal of non current assets	579	33,803	18,729
Other gains/(losses)	(300)	(17,306)	(300)

Net Result	42,580	57,215	32,680

5 - 18	Budget Estimates 2013-14

Government Property NSW

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	60,872	107,425	52,523
Receivables	49,124	68,984	62,743
Assets held for sale	—	14,000	—

Total Current Assets	109,996	190,409	115,266

Non Current Assets
Receivables	192,474	194,824	179,429
Property, plant and equipment -
Land and building	891,257	641,881	682,170
Plant and equipment	6,242	4,979	4,455
Intangibles	1,163	1,498	1,183
Other	3,100	3,400	3,850

Total Non Current Assets	1,094,236	846,582	871,087

Total Assets	1,204,232	1,036,991	986,353

Liabilities
Current Liabilities
Payables	5,837	5,857	5,857
Borrowings at amortised cost	2,912	2,912	3,143
Provisions	70,626	89,695	58,201
Other	4,289	4,847	3,166

Total Current Liabilities	83,664	103,311	70,367

Non Current Liabilities
Borrowings at amortised cost	40,177	40,004	36,862
Provisions	99,008	152,788	127,672
Other	18,358	30,212	27,046

Total Non Current Liabilities	157,543	223,004	191,580

Total Liabilities	241,207	326,315	261,947

Net Assets	963,025	710,676	724,406

Equity
Reserves	12,781	17,701	17,701
Accumulated funds	950,244	692,975	706,705

Total Equity	963,025	710,676	724,406

Budget Estimates 2013-14	5 - 19

Government Property NSW

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	—	625	—
Finance costs	3,305	4,165	3,092
Other	443,168	459,369	520,121

Total Payments	446,473	464,159	523,213

Receipts
Sale of goods and services	437,804	424,767	467,657
Interest received	9,739	10,228	8,575
Grants and contributions	32,515	30,974	26,909
Cash transfers to the Crown Entity	(33,000)	(297,871)	(58,950)
Other	(3,100)	39,674	(15,018)

Total Receipts	443,958	207,772	429,173

Net Cash Flows From Operating Activities	(2,515)	(256,387)	(94,040)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	(1)	273,464	64,358
Purchases of property, plant and equipment	(26,452)	(27,444)	(21,193)
Advances made	(834)	(807)	(616)
Other	(560)	(849)	(500)

Net Cash Flows From Investing Activities	(27,847)	244,364	42,049

Cash Flows From Financing Activities
Repayment of borrowings and advances	(2,685)	(2,698)	(2,911)

Net Cash Flows From Financing Activities	(2,685)	(2,698)	(2,911)

Net Increase/(Decrease) in Cash	(33,047)	(14,721)	(54,902)

Opening Cash and Cash Equivalents	93,919	122,146	107,425

Closing Cash and Cash Equivalents	60,872	107,425	52,523

Cash Flow Reconciliation
Net result	42,580	57,215	32,680
Non cash items added back	28,458	45,725	21,793
Change in operating assets and liabilities	(73,553)	(359,327)	(148,513)

Net Cash Flows From Operating Activities	(2,515)	(256,387)	(94,040)

5 - 20	Budget Estimates 2013-14

Motor Accidents Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	2,249	404	475
Other operating expenses	38,604	31,749	36,128
Depreciation and amortisation	2,446	1,002	1,535
Grants and subsidies	9,681	5,400	6,000
Other expenses	111,800	145,085	160,789

TOTAL EXPENSES EXCLUDING LOSSES	164,780	183,640	204,927

Revenue
Investment revenue	2,009	3,181	813
Retained taxes, fees and fines	151,187	155,741	205,219
Other revenue	72	150	4

Total Revenue	153,268	159,072	206,036

Gain/(loss) on disposal of non current assets	—	32	—
Other gains/(losses)	—	(95)	—

Net Result	(11,512)	(24,631)	1,109

Budget Estimates 2013-14	5 - 21

Motor Accidents Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	39,497	24,143	24,456
Receivables	27,525	26,918	25,629

Total Current Assets	67,022	51,061	50,085

Non Current Assets
Receivables	49,175	24,226	19,360
Property, plant and equipment -
Plant and equipment	1,929	1,254	1,227
Intangibles	6,136	2,081	2,904

Total Non Current Assets	57,240	27,561	23,491

Total Assets	124,262	78,622	73,576

Liabilities
Current Liabilities
Payables	22,005	28,191	28,191
Provisions	5,869	5,679	5,679
Other	11,926	6,925	5,636

Total Current Liabilities	39,800	40,795	39,506

Non Current Liabilities
Provisions	843	765	765
Other	49,175	27,794	22,928

Total Non Current Liabilities	50,018	28,559	23,693

Total Liabilities	89,818	69,354	63,199

Net Assets	34,444	9,268	10,377

Equity
Accumulated funds	34,444	9,268	10,377

Total Equity	34,444	9,268	10,377

5 - 22	Budget Estimates 2013-14

Motor Accidents Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	2,230	638	475
Grants and subsidies	9,681	5,400	6,000
Other	158,867	207,032	205,972

Total Payments	170,778	213,070	212,447

Receipts
Sale of goods and services	—	179	—
Interest received	2,009	3,181	813
Retained taxes, fees and fines	143,144	155,741	205,219
Other	17,636	27,612	9,059

Total Receipts	162,789	186,713	215,091

Net Cash Flows From Operating Activities	(7,989)	(26,357)	2,644

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	32	—
Purchases of property, plant and equipment	(239)	(298)	(351)
Other	(2,480)	(418)	(1,980)

Net Cash Flows From Investing Activities	(2,719)	(684)	(2,331)

Net Increase/(Decrease) in Cash	(10,708)	(27,041)	313

Opening Cash and Cash Equivalents	50,205	4,196	24,143
Reclassification of Cash Equivalents	—	46,988	—

Closing Cash and Cash Equivalents	39,497	24,143	24,456

Cash Flow Reconciliation
Net result	(11,512)	(24,631)	1,109
Non cash items added back	2,446	1,097	1,535
Change in operating assets and liabilities	1,077	(2,823)	—

Net Cash Flows From Operating Activities	(7,989)	(26,357)	2,644

Budget Estimates 2013-14	5 - 23

NSW Self Insurance Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	1,304,762	1,265,007	1,388,110
Depreciation and amortisation	315	219	205
Grants and subsidies	—	255,000	10,000
Finance costs	325,442	315,705	315,268

TOTAL EXPENSES EXCLUDING LOSSES	1,630,519	1,835,931	1,713,583

Revenue
Sales of goods and services	1,341,289	1,275,273	1,458,623
Investment revenue	565,743	1,221,654	540,615
Grants and contributions	237,000	10,000	—
Other revenue	—	—	2

Total Revenue	2,144,032	2,506,927	1,999,240

Net Result	513,513	670,996	285,657

5 - 24	Budget Estimates 2013-14

NSW Self Insurance Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	279,074	554,617	547,275
Receivables	176,266	164,262	170,370
Other	354	—	—

Total Current Assets	455,694	718,879	717,645

Non Current Assets
Receivables	266,054	190,293	200,386
Other financial assets	6,642,282	6,452,287	7,107,350
Property, plant and equipment -
Plant and equipment	277	208	177
Intangibles	324	150	127
Other	13	13	7

Total Non Current Assets	6,908,950	6,642,951	7,308,047

Total Assets	7,364,644	7,361,830	8,025,692

Liabilities
Current Liabilities
Payables	145,094	154,065	160,218
Provisions	943,637	987,252	997,715
Other	7,658	17,233	24,688

Total Current Liabilities	1,096,389	1,158,550	1,182,621

Non Current Liabilities
Provisions	350,279	395,295	402,261
Other	5,251,707	5,029,959	5,377,127

Total Non Current Liabilities	5,601,986	5,425,254	5,779,388

Total Liabilities	6,698,375	6,583,804	6,962,009

Net Assets	666,269	778,026	1,063,683

Equity
Accumulated funds	666,269	778,026	1,063,683

Total Equity	666,269	778,026	1,063,683

Budget Estimates 2013-14	5 - 25

NSW Self Insurance Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	—	255,000	10,000
Other	1,380,134	1,443,478	1,498,578

Total Payments	1,380,134	1,698,478	1,508,578

Receipts
Sale of goods and services	1,341,644	1,278,926	1,466,078
Interest received	268,752	279,970	307,502
Grants and contributions	237,000	10,000
Other	164,660	417,180	149,757

Total Receipts	2,012,056	1,986,076	1,923,337

Net Cash Flows From Operating Activities	631,922	287,598	414,759

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(111)	(110)	(90)
Purchases of investments	(614,650)	(291,504)	(421,950)
Other	(60)	(60)	(61)

Net Cash Flows From Investing Activities	(614,821)	(291,674)	(422,101)

Net Increase/(Decrease) in Cash	17,101	(4,076)	(7,342)

Opening Cash and Cash Equivalents	261,973	558,693	554,617

Closing Cash and Cash Equivalents	279,074	554,617	547,275

Cash Flow Reconciliation
Net result	513,513	670,996	285,657
Non cash items added back	(296,676)	(941,465)	(232,908)
Change in operating assets and liabilities	415,085	558,067	362,010

Net Cash Flows From Operating Activities	631,922	287,598	414,759

5 - 26	Budget Estimates 2013-14

Rental Bond Board

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	25,019	24,125	26,483
Grants and subsidies	28,719	28,825	28,794
Finance costs	749	872	894

TOTAL EXPENSES EXCLUDING LOSSES	54,487	53,822	56,171

Revenue
Investment revenue	59,458	58,493	58,842

Total Revenue	59,458	58,493	58,842

Net Result	4,971	4,671	2,671

Budget Estimates 2013-14	5 - 27

Rental Bond Board

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	59,008	48,456	51,127
Receivables	4,656	15,049	15,049

Total Current Assets	63,664	63,505	66,176

Total Assets	63,664	63,505	66,176

Liabilities
Current Liabilities
Other	1,554	—	—

Total Current Liabilities	1,554	—	—

Total Liabilities	1,554	—	—

Net Assets	62,110	63,505	66,176

Equity

Accumulated funds	62,110	63,505	66,176

Total Equity	62,110	63,505	66,176

5 - 28	Budget Estimates 2013-14

Rental Bond Board

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	28,719	28,825	28,794
Finance costs	749	872	894
Other	24,214	24,486	26,483

Total Payments	53,682	54,183	56,171

Receipts
Interest received	59,297	52,835	58,842
Other	294	259	—

Total Receipts	59,591	53,094	58,842

Net Cash Flows From Operating Activities	5,909	(1,089)	2,671

Net Increase/(Decrease) in Cash	5,909	(1,089)	2,671

Opening Cash and Cash Equivalents	53,099	49,545	48,456

Closing Cash and Cash Equivalents	59,008	48,456	51,127

Cash Flow Reconciliation
Net result	4,971	4,671	2,671
Change in operating assets and liabilities	938	(5,760)	—

Net Cash Flows From Operating Activities	5,909	(1,089)	2,671

Budget Estimates 2013-14	5 - 29

Safety, Return to Work and Support Division

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related (a)	178,434	176,923	191,128
Other operating expenses	14	12	13

TOTAL EXPENSES EXCLUDING LOSSES	178,448	176,935	191,141

Revenue
Sales of goods and services (a)	178,371	176,860	191,064
Investment revenue	77	75	77

Total Revenue	178,448	176,935	191,141

Net Result	—	—	—

(a)	The 2013-14 Budget has increased due to the changes in the Workers Compensation Legislation (Amendment) Act 2012 which introduced the Merit Review Service and the WorkCover Independent Review Officer (WIRO) into the WorkCover Authority. In addition, increases in establishment in the Lifetime Care and Support Authority have been included to meet anticipated growth of the Authority to meet the needs of Scheme participants.

5 - 30	Budget Estimates 2013-14

Safety, Return to Work and Support Division

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	6,000	6,000	6,000
Receivables	53,015	59,226	58,073

Total Current Assets	59,015	65,226	64,073

Non Current Assets
Receivables	68,315	145,311	145,311

Total Non Current Assets	68,315	145,311	145,311

Total Assets	127,330	210,537	209,384

Liabilities
Current Liabilities
Payables	9,839	9,835	9,848
Provisions	49,176	55,391	54,225

Total Current Liabilities	59,015	65,226	64,073

Non Current Liabilities
Provisions	68,315	145,311	145,311

Total Non Current Liabilities	68,315	145,311	145,311

Total Liabilities	127,330	210,537	209,384

Net Assets	—	—	—

Equity

Total Equity	—	—	—

Budget Estimates 2013-14	5 - 31

Safety, Return to Work and Support Division

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	178,667	179,802	192,281
Other	14	45	13

Total Payments	178,681	179,847	192,294

Receipts
Sale of goods and services	178,604	180,363	192,217
Interest received	77	75	77

Total Receipts	178,681	180,438	192,294

Net Cash Flows From Operating Activities	—	591	—

Net Increase/(Decrease) in Cash	—	591	—

Opening Cash and Cash Equivalents	6,000	5,409	6,000

Closing Cash and Cash Equivalents	6,000	6,000	6,000

Cash Flow Reconciliation
Change in operating assets and liabilities	—	591	—

Net Cash Flows From Operating Activities	—	591	—

5 - 32	Budget Estimates 2013-14

State Records Authority of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	18,238	18,265	16,710
Depreciation and amortisation	2,842	2,845	2,977

TOTAL EXPENSES EXCLUDING LOSSES	21,080	21,110	19,687

Revenue
Sales of goods and services	14,790	14,790	15,017
Investment revenue	173	203	48
Grants and contributions	6,939	6,939	5,189

Total Revenue	21,902	21,932	20,254

Net Result	822	822	567

Budget Estimates 2013-14	5 - 33

State Records Authority of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	6,646	7,513	10,666
Receivables	2,502	2,261	2,319
Inventories	96	96	95
Other	1,527	1,555	1,593

Total Current Assets	10,771	11,425	14,673

Non Current Assets
Property, plant and equipment -
Land and building	48,702	48,671	46,438
Plant and equipment	8,298	946,185	946,116
Intangibles	9	38	33

Total Non Current Assets	57,009	994,894	992,587

Total Assets	67,780	1,006,319	1,007,260

Liabilities
Current Liabilities
Payables	1,814	1,509	1,515
Provisions	2,760	2,850	2,893

Total Current Liabilities	4,574	4,359	4,408

Non Current Liabilities
Other	—	50	50

Total Non Current Liabilities	—	50	50

Total Liabilities	4,574	4,409	4,458

Net Assets	63,206	1,001,910	1,002,802

Equity
Reserves	19,814	958,139	958,464
Accumulated funds	43,392	43,771	44,338

Total Equity	63,206	1,001,910	1,002,802

5 - 34	Budget Estimates 2013-14

State Records Authority of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	38	38	38
Other	18,018	18,045	16,460

Total Payments	18,056	18,083	16,498

Receipts
Sale of goods and services	14,664	14,664	14,900
Interest received	157	187	93
Grants and contributions	6,380	6,380	4,616
Other	385	385	387

Total Receipts	21,586	21,616	19,996

Net Cash Flows From Operating Activities	3,530	3,533	3,498

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,164)	(1,164)	(321)
Other	(20)	(20)	(24)

Net Cash Flows From Investing Activities	(1,184)	(1,184)	(345)

Net Increase/(Decrease) in Cash	2,346	2,349	3,153

Opening Cash and Cash Equivalents	4,300	5,164	7,513

Closing Cash and Cash Equivalents	6,646	7,513	10,666

Cash Flow Reconciliation
Net result	822	822	567
Non cash items added back	2,842	2,845	2,977
Change in operating assets and liabilities	(134)	(134)	(46)

Net Cash Flows From Operating Activities	3,530	3,533	3,498

Budget Estimates 2013-14	5 - 35

WorkCover Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	8,730	4,482	1,510
Other operating expenses	218,441	210,417	225,273
Depreciation and amortisation	10,780	6,342	12,741
Grants and subsidies	6,428	2,780	6,300
Other expenses (a)	31,245	39,235	86,421

TOTAL EXPENSES EXCLUDING LOSSES	275,624	263,256	332,245

Revenue
Sales of goods and services	45,043	19,272	30,037
Investment revenue	10,383	21,201	12,532
Retained taxes, fees and fines (a)	213,736	216,858	277,959
Grants and contributions	338	338	5,168
Other revenue	8,065	8,239	8,539

Total Revenue	277,565	265,908	334,235

Gain/(loss) on disposal of non current assets	—	58	—
Other gains/(losses)	(1,941)	(2,544)	(1,990)

Net Result	—	166	—

(a)	The 2013-14 Budget has increased due to changes in the Workers Compensation Legislation (Amendment) Act 2012 which introduced the Merit Review Service and the WorkCover Independent Review Officer (WIRO).

5 - 36	Budget Estimates 2013-14

WorkCover Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	57,981	79,316	82,880
Receivables	16,653	17,662	16,916

Total Current Assets	74,634	96,978	99,796

Non Current Assets
Receivables	37,504	24,718	25,533
Other financial assets	130,633	125,539	122,249
Property, plant and equipment -
Land and building	16,078	16,888	16,605
Plant and equipment	8,932	5,924	3,136
Intangibles	8,243	4,877	6,207

Total Non Current Assets	201,390	177,946	173,730

Total Assets	276,024	274,924	273,526

Liabilities
Current Liabilities
Payables	53,204	62,910	65,413
Provisions	1,910	1,990	1,900
Other	11,807	16,833	14,842

Total Current Liabilities	66,921	81,733	82,155

Non Current Liabilities
Provisions	126,890	136,408	129,418
Other	118,208	172,109	177,279

Total Non Current Liabilities	245,098	308,517	306,697

Total Liabilities	312,019	390,250	388,852

Net Assets	(35,995)	(115,326)	(115,326)

Equity
Reserves	16,969	16,483	16,483
Accumulated funds	(52,964)	(131,809)	(131,809)

Total Equity	(35,995)	(115,326)	(115,326)

Budget Estimates 2013-14	5 - 37

WorkCover Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	9,870	5,952	2,930
Grants and subsidies	6,428	2,780	6,300
Other	254,521	258,294	319,360

Total Payments	270,819	267,026	328,590

Receipts
Sale of goods and services	51,874	46,246	46,739
Interest received	2,566	2,497	2,633
Retained taxes, fees and fines	210,875	195,047	268,118
Grants and contributions	338	338	5,168
Other	6,963	7,671	7,307

Total Receipts	272,616	251,799	329,965

Net Cash Flows From Operating Activities	1,797	(15,227)	1,375

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	58	—
Proceeds from sale of investments	7,728	24,638	13,189
Purchases of property, plant and equipment	(3,850)	(691)	(2,400)
Other	(7,150)	(1,487)	(8,600)

Net Cash Flows From Investing Activities	(3,272)	22,518	2,189

Net Increase/(Decrease) in Cash	(1,475)	7,291	3,564

Opening Cash and Cash Equivalents	59,456	72,025	79,316

Closing Cash and Cash Equivalents	57,981	79,316	82,880

Cash Flow Reconciliation
Net result	—	166	—
Non cash items added back	2,963	(12,109)	2,842
Change in operating assets and liabilities	(1,166)	(3,284)	(1,467)

Net Cash Flows From Operating Activities	1,797	(15,227)	1,375

5 - 38	Budget Estimates 2013-14

Workers’ Compensation (Dust Diseases) Board

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	283	102	105
Other operating expenses	10,331	(6,839)	2,649
Depreciation and amortisation	848	410	323
Grants and subsidies	6,253	5,953	6,404
Finance costs	90,575	96,765	96,351

TOTAL EXPENSES EXCLUDING LOSSES	108,290	96,391	105,832

Revenue
Sales of goods and services	470	521	521
Investment revenue	72,747	155,093	52,417
Retained taxes, fees and fines	34,233	(60,735)	51,624
Other revenue	845	1,513	1,526

Total Revenue	108,295	96,392	106,088

Other gains/(losses)	(5)	(1)	(256)

Net Result	—	—	—

Budget Estimates 2013-14	5 - 39

Workers’ Compensation (Dust Diseases) Board

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	20,009	16,827	58,483
Receivables	695	106,178	109,441
Other financial assets	149,711	109,414	227,971

Total Current Assets	170,415	232,419	395,895

Non Current Assets
Receivables	954,414	713,246	543,137
Other financial assets	569,801	718,901	721,074
Property, plant and equipment -
Land and building	5,533	5,497	5,330
Plant and equipment	487	694	648
Intangibles	1,452	—	—

Total Non Current Assets	1,531,687	1,438,338	1,270,189

Total Assets	1,702,102	1,670,757	1,666,084

Liabilities
Current Liabilities
Payables	3,716	4,051	4,019
Provisions	97,537	99,525	101,207

Total Current Liabilities	101,253	103,576	105,226

Non Current Liabilities
Provisions	1,591,872	1,557,490	1,551,139
Other	—	1,132	1,160

Total Non Current Liabilities	1,591,872	1,558,622	1,552,299

Total Liabilities	1,693,125	1,662,198	1,657,525

Net Assets	8,977	8,559	8,559

Equity
Reserves	2,208	2,208	2,208
Accumulated funds	6,769	6,351	6,351

Total Equity	8,977	8,559	8,559

5 - 40	Budget Estimates 2013-14

Workers’ Compensation (Dust Diseases) Board

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	283	115	105
Grants and subsidies	6,253	5,953	6,404
Other	96,163	101,540	104,199

Total Payments	102,699	107,608	110,708

Receipts
Sale of goods and services	470	521	521
Interest received	37,345	36,722	27,512
Retained taxes, fees and fines	94,857	112,810	218,220
Other	1,341	5,378	2,046

Total Receipts	134,013	155,431	248,299

Net Cash Flows From Operating Activities	31,314	47,823	137,591

Cash Flows From Investing Activities
Proceeds from sale of investments	—	138,000	—
Purchases of property, plant and equipment	(50)	(250)	(110)
Purchases of investments	(81,580)	(236,989)	(95,825)
Other	(200)	—	—

Net Cash Flows From Investing Activities	(81,830)	(99,239)	(95,935)

Net Increase/(Decrease) in Cash	(50,516)	(51,416)	41,656

Opening Cash and Cash Equivalents	70,525	68,243	16,827

Closing Cash and Cash Equivalents	20,009	16,827	58,483

Cash Flow Reconciliation
Non cash items added back	(34,554)	(118,005)	(24,582)
Change in operating assets and liabilities	65,868	165,828	162,173

Net Cash Flows From Operating Activities	31,314	47,823	137,591

Budget Estimates 2013-14	5 - 41

6.	Health Cluster

	Expenses			Capital Expenditure (a)
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Ministry of Health
Service Group
Population Health Services	550.1	554.7	0.8	—	—	—
Primary and Community Based Services	862.5	907.6	5.2	33.3	33.4	0.2
Aboriginal Health Services	83.4	85.7	2.8	—	—	—
Outpatient Services	2,279.0	2,339.5	2.7	278.2	139.1	(50.0)
Emergency Services	2,185.4	2,330.2	6.6	334.6	247.6	(26.0)
Inpatient Hospital Services	7,506.4	8,017.0	6.8	854.6	654.9	(23.4)
Mental Health Services	1,388.8	1,445.2	4.1	77.3	69.9	(9.5)
Rehabilitation and Extended Care Services	1,579.0	1,641.1	3.9	41.2	21.8	(47.1)
Teaching and Research	534.9	528.3	(1.2)	10.9	—	(100.0)
Cluster Grant Funding	17.8	21.9	23.4	—	—	—

Total	16,987.3	17,871.1	5.2	1,630.1	1,166.8	(28.4)

Health Care Complaints Commission
Service Group
Complaints Handling	11.9	11.9	0.2	0.5	0.3	(41.5)

Total	11.9	11.9	0.2	0.5	0.3	(41.5)

Mental Health Commission of New South Wales
Service Group
Mental Health Commission	6.1	10.5	72.3	0.5	—	(100.0)

Total	6.1	10.5	72.3	0.5	—	(100.0)

(a)	The Capital Expenditure figures include recognition of the Royal North Shore Hospital PPP with $620 million recognised in 2012-13 and $52.1 million recognised in 2013-14. Excluding the recognition of the Royal North Shore Hospital PPP, capital expenditure is budgeted to increase by 10.4 per cent from 2012-13 Revised to 2013-14 Budget.

Budget Estimates 2013-14	6 - 1

Health Cluster

Introduction

The Health cluster aims to protect the health and safety of the public by managing and regulating the NSW public health care system.

The Health cluster is the lead for achieving the following NSW 2021 goals.

•	Keep people healthy and out of hospital.

•	Provide world class clinical services with timely access and effective infrastructure.

Its responsibilities include:

•	providing health care services to patients and the community

•	promoting wellness and illness prevention

•	developing health care policy and planning

•	managing, monitoring and reporting on health system performance

•	building healthy communities by working with other parts of the NSW Government.

The Health cluster comprises the Ministry of Health, NSW Health reporting entities (including Local Health Districts, Specialty Health Networks and Pillars), the Health Care Complaints Commission and the Mental Health Commission of New South Wales.

In April 2013 the Cancer Institute of NSW was established as a pillar within NSW Health.

Services

The Health cluster’s key services are:

•	promoting and regulating public health

•	providing preventive health services

•	delivering services in community health centres and outpatient clinics and through Hospital in the Home

•	providing services to people with chronic illness to avoid unnecessary hospitalisation

•	providing health services to Aboriginal people

•	providing emergency medical retrieval, transport and treatment

•	providing health care to patients admitted to hospitals

•	providing mental health, rehabilitation and long-term care services

•	supporting training of health professionals

•	building research capacity.

6 - 2	Budget Estimates 2013-14

Health Cluster

2013-14 Budget Highlights

In 2013-14, the total expenses for the Ministry of Health will be $17.9 billion. This includes the following grants:

•	$11.4 million for the Health Care Complaints Commission

•	$10.5 million for the Mental Health Commission of New South Wales.

Investing in Palliative Care, Rehabilitation and Emergency Care

The NSW Government has committed up to $100 million for Local Health Districts to review and assess the models of care for those patient services funded under the National Partnership Agreement on Hospital and Health Workforce Reform. The NSW Government is committed to ensuring appropriate patient services are retained when Commonwealth funding ceases on 30 June 2013.

Patient Centred Care

Major priorities focus on providing patients with the right care in the right place at the right time in a rapidly changing environment. Key initiatives include:

•

partnering with patients, families and carers throughout the patient’s journey by clearly communicating what can be expected from admission to discharge, with progressive implementation of telephone follow-up post discharge

•	expanding information services so that patients, carers and families have more information about treatment options and capacity to provide immediate feedback about their care

•	improving care of the chronically ill through more community based care and reducing unnecessary hospital readmissions

•	using technology to improve access to services for rural and regional patients

•	providing better information about end of life care and greater community support so patients can choose to die at home rather than in a hospital

•	implementing the Whole of Hospital Program to improve patient flow, reduce pressure on emergency departments and return patients to appropriate care in the community.

Budget Estimates 2013-14	6 - 3

Health Cluster

Activity Based Funding

In 2013-14, an estimated $11 billion of NSW and Commonwealth funding will be provided for public hospital services in NSW that are funded under Activity Based Funding including acute inpatient care, emergency departments, outpatients, sub acute care, mental health services. This funding provides for:

•	an estimated 1.23 million acute inpatient separations in 2013-14 – a 2.8 per cent (34,000) increase from 2012-13 – including additional elective surgery for 3,000 more patients

•	an estimated 2.68 million emergency department attendances in 2013-14 – a 2.6 per cent (69,000) increase from 2012-13.

Patient Services

Key initiatives will include spending:

•

$1.2 billion of capital expenditure for new facilities, upgrades and redevelopments, including commencing work at the Northern Beaches Health Service, Wollongong (Emergency Department and Ambulatory Care), Lismore and Kempsey Hospital redevelopments, Muswellbrook (Emergency Department), Peak Hill and Hillston Multi Purpose Services; continuing work at Blacktown/Mount Druitt, Campbelltown, Hornsby–Ku-ring-gai, Tamworth, Wagga Wagga, Dubbo, Port Macquarie and Bega; and detailed planning for services in the Lower Hunter (Maitland), paediatric intensive care at John Hunter Children’s Hospital along with car parks at Coffs Harbour, Sutherland, Westmead and Wollongong Hospitals

•	$15 million to respond to growth in demand for ambulance services and support staged implementation of the Government’s Reform Plan for NSW Ambulance

•	$13 million for additional intensive care services for babies, children and adults

•	$10 million to commence implementation of the Government’s Plan to Increase Access to Palliative Care

•	$7.3 million for operating costs of new linear accelerators in cancer centres at Wollongong, Nowra, Gosford, Orange and Tamworth

•	$4.4 million for the Home Ventilation Program to meet the high costs of providing attendant care services and equipment

•	$2.7 million for the Prosthetic Limb Service to ensure prosthetic services are responsive to technological and clinical changes.

6 - 4	Budget Estimates 2013-14

Health Cluster

More Nurses

Key initiatives will include spending $9.2 million for 80 more clinical nurse/midwife educators and specialists including 30 for palliative care services.

Medical Research

Key initiatives will include:

•	spending $38 million on the Medical Research Support Program

•	investing $13 million in the Medical Devices Seeding Fund to support development of medical devices that lead to better treatment options and patient outcomes.

Mental Health Services

As part of the $1.45 billion expenditure on mental health services, key initiatives include spending:

•	$26 million for the expansion of mental health services at Shoalhaven, Wagga Wagga, St George, Blacktown, Nepean, Hornsby and Prince of Wales Hospitals

•	$1.8 million to pilot a model for integrated community based care for people with mental illness

•	$1.6 million to better respond to people with eating disorders

•	$400,000 for the Brain and Mind Research Institute to support children and young people with emerging mental health disorders and mood disorder.

Drug and Alcohol Services

Key initiatives will include spending $3 million to boost programs which reduce drug and alcohol addiction assisting an estimated 5,000 extra patients over four years.

Preventive Health

Key initiatives include:

•	$9.2 million for the Healthy Children Initiative to improve nutrition and physical activity of children

•	$7.6 million for the Healthy Workers Initiative including piloting workplace support services and health checks for at risk workers

•	$3 million on the community pharmacies program to identify people with chronic disease early.

Budget Estimates 2013-14	6 - 5

Health Cluster

Oral Health

Key initiatives will include $50 million to increase access to public dental services for eligible patients.

Education and Innovation

Key initiatives will include:

•	A dedicated funding stream managed by the Agency for Clinical Innovation to support innovation in clinical services

•	$1.7 million for the Health Education Training Institute to support further rollout of the Clinician and Executive Team Leadership Program

•	$1 million for the Clinical Excellence Commission to further enhance patient safety and quality initiatives.

6 - 6	Budget Estimates 2013-14

Ministry of Health

Service Group Statements

The FTEs have been adjusted across all Service Groups to reflect the impact of revised Independent Hospital Pricing Authority (IHPA) clinical service definitions on Service Groups to align with National Health Reform funding arrangements.

For comparative purposes, the 2012-13 Budget estimates have been recast to include the impact of the establishment of the Cancer Institute of NSW as a pillar within NSW Health and the impact of revised IHPA clinical service definitions on Service Groups.

The Capital Expenditure figure includes recognition of the Royal North Shore Hospital PPP with $620 million recognised in the revised 2012-13 figures and $52.1 million recognised in the 2013-14 Budget.

Population Health Services

Service description:	This service group covers the provision of health services targeted at broad population groups including environmental health protection, food and poisons regulation and monitoring of communicable diseases.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Two-yearly participation rate of women within breast cancer screening target group (50-69) (a)%		51.4	50.2	51.3	50.9	51.0
Two-yearly participation rate of women within cervical cancer screening target group (20-69)%		55.6	56.2	57.0	57.0	58.0
Needles and syringes distributed	thous	9,980	11,051	11,551	11,800	12,500

Employees:	FTE	1,964	2,039	2,065	2,067	2,074

(a)	As a result of a Commonwealth Budget announcement on 14 May 2013, the target age group is extending to include the 70-74 age group from 1 July 2013. This will increase the target age cohort by 136,000, which will impact the target group participation rates.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:

Total Expenses Excluding Losses	557,024	550,141	554,693
Total expenses include the following:
Employee related	200,720	197,823	204,418
Other operating expenses	182,754	176,956	170,237
Grants and subsidies	155,184	165,557	169,696

Capital Expenditure	1,033	—	—

Budget Estimates 2013-14	6 - 7

Ministry of Health

Primary and Community Based Services

Service description:	This service group covers the provision of health services for persons attending community health centres or in the home, including health promotion activities, community based women’s health, dental, drug and alcohol and HIV/AIDS services. It also covers the provision of grants to non-government organisations for community health purposes.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Dental health non-inpatient weighted occasions of service	thous	2,735	2,947	3,015	3,269	3,588
Home nursing occasions of service (a)	thous	399	640	630	632	639
Opioid treatment clients	no.	18,831	18,715	18,500	18,700	18,700
Withdrawal management (detoxification) people treated	no.	10,048	9,650	11,500	10,400	10,400
Hospital in the Home episodes	no.	16,006	18,058	21,000	21,074	22,000

Employees:	FTE	4,801	4,985	5,048	5,053	5,460

(a)	The 2010-11 Actual and 2012-13 Forecast figures have been revised due to changes in data collection to align with National Health Reform funding arrangements.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	874,214	862,536	907,551
Total expenses include the following:
Employee related	467,774	461,022	496,742
Other operating expenses	196,523	190,509	193,845
Grants and subsidies	177,179	189,024	193,750

Capital Expenditure	63,576	33,323	33,392

6 - 8	Budget Estimates 2013-14

Ministry of Health

Aboriginal Health Services

Service description:	This service group covers the provision of supplementary health services to Aboriginal people particularly in the areas of health promotion, health education and disease prevention. This program excludes most services for Aboriginal people provided directly by Local Health Districts and other general health services that are used by all members of the community.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Antenatal visits - confinements for Aboriginal women where first antenatal visit was before 14 weeks gestation (a)%		71	61	60	61	62

Employees:	FTE	540	561	568	569	588

(a)	The 2012-13 Forecast has been revised to align with national reporting requirements. The revised definition has resulted in a decline in the proportion of Aboriginal women reported to have commenced antenatal care before 14 weeks gestation since 2011.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	84,086	83,373	85,686
Total expenses include the following:
Employee related	44,732	44,086	45,210
Other operating expenses	16,502	15,988	16,553
Grants and subsidies	20,517	21,889	22,436

Budget Estimates 2013-14	6 - 9

Ministry of Health

Outpatient Services

Service description:	This service group covers the provision of services in outpatient clinics including low level emergency care, diagnostic and pharmacy services and radiotherapy treatment.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Outpatient clinics occasions of service (a)	thous	5,312	5,849	5,300	5,306	5,359
Diagnostics occasions of service (a)	thous	4,660	4,342	4,000	3,843	3,882

Employees:	FTE	14,425	14,977	15,168	15,182	15,444

(a)	The 2010-11 Actual and 2012-13 Forecast figures have been revised due to changes in data collection processes and clarification of counting rules to align with National Health Reform funding arrangements.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,309,113	2,278,957	2,339,483
Total expenses include the following:
Employee related	1,294,105	1,275,424	1,327,012
Other operating expenses	800,508	775,371	773,816
Grants and subsidies	92,426	98,605	101,070
Other expenses	21,500	21,500	23,100

Capital Expenditure	186,302	278,212	139,122

6 - 10	Budget Estimates 2013-14

Ministry of Health

Emergency Services

Service description:	This service group covers the provision of emergency road and air ambulance services and treatment of patients in emergency departments of public hospitals.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Attendances in emergency departments	thous	2,486	2,538	2,580	2,611	2,680
Attendances admitted	thous	504	530	555	560	586
Emergency road transport cases	thous	507	527	530	549	570
Emergency department weighted attendances (a)	no.	2,088	2,129	2,030	2,208	2,265

Employees:	FTE	11,693	12,140	12,295	12,306	12,838

(a)	Includes emergency departments with electronic data submission only. Additional facilities have been added in 2012-13 with prior years’ actual results retrospectively adjusted.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,212,980	2,185,428	2,330,184
Total expenses include the following:
Employee related	1,435,820	1,415,094	1,524,658
Other operating expenses	675,570	654,446	683,772
Grants and subsidies	29,829	31,823	32,619
Other expenses	10,800	10,800	11,600

Capital Expenditure	210,295	334,618	247,565

Budget Estimates 2013-14	6 - 11

Ministry of Health

Inpatient Hospital Services

Service description:	This service group covers the provision of health care to patients admitted to hospitals including elective surgery and maternity services.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Acute separations:
Same day	thous	309	320	330	338	352
Overnight	thous	811	834	856	856	876
Acute weighted separations:
Same day	thous	154	160	165	166	172
Overnight	thous	1,442	1,487	1,522	1,537	1,590
Average length of stay for overnight separations	days	5.1	4.9	5.1	4.8	4.8
Total bed days for acute patients	thous	4,378	4,411	4,466	4,404	4,560

Employees:	FTE	42,895	44,534	45,104	45,144	45,294

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	7,597,320	7,506,413	8,016,959
Total expenses include the following:
Employee related	4,784,811	4,715,741	4,935,303
Other operating expenses	2,069,820	1,997,553	2,265,161
Grants and subsidies	186,155	201,949	186,998
Other expenses	299,000	299,000	321,600

Capital Expenditure	457,031	854,593	654,933

6 - 12	Budget Estimates 2013-14

Ministry of Health

Mental Health Services

Service description:	This service group covers the provision of an integrated and comprehensive network of services by Local Health Districts and community based organisations for people seriously affected by mental illnesses and mental health problems. It also covers the development of preventative programs that meet the needs of specific client groups.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Acute mental health service overnight separations	no.	30,007	30,208	31,170	31,392	31,968
Non-acute mental health inpatient days	thous	319	285	333	315	339

Employees:	FTE	10,786	11,199	11,342	11,352	11,616

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,412,211	1,388,800	1,445,200
Total expenses include the following:
Employee related	1,010,044	995,464	1,047,156
Other operating expenses	292,591	283,785	282,922
Grants and subsidies	50,479	53,854	55,200

Capital Expenditure	48,349	77,315	69,943

Budget Estimates 2013-14	6 - 13

Ministry of Health

Rehabilitation and Extended Care Services

Service description:	This service group covers the provision of appropriate health care services for persons with long-term physical and psycho-physical disabilities and for the frail-aged. It also includes the coordination of the Ministry’s services for the aged and disabled with those provided by other agencies and individuals.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Total separations to usual place of residence	no.	31,906	33,534	35,000	36,000	39,000
Total non-inpatient occasions of service (a)	thous	2,947	2,909	2,950	2,990	3,020

Employees:	FTE	10,897	11,313	11,458	11,468	11,888

(a)	The 2010-11 Actual and 2012-13 Forecast have been revised due to changes in data collection processes and clarification of counting rules to align with National Health Reform funding arrangements.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,598,872	1,579,021	1,641,133
Total expenses include the following:
Employee related	979,630	965,489	1,018,060
Other operating expenses	370,543	359,405	360,762
Grants and subsidies	185,855	198,280	203,237

Capital Expenditure	31,347	41,153	21,782

6 - 14	Budget Estimates 2013-14

Ministry of Health

Teaching and Research

Service description:	This service group covers the provision of professional training for the needs of the NSW health system. It also includes strategic investment in research and development to improve the health and wellbeing of the people of New South Wales.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Interns	no.	764	849	905	925	959
First year resident medical officers	no.	645	803	807	874	906
Total clinical trials approved for conduct within the NSW public health system	no.	304	300	300	270	243

Employees:	FTE	2,741	2,845	2,882	2,884	2,946

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	541,983	534,858	528,315
Total expenses include the following:
Employee related	278,623	274,601	304,364
Other operating expenses	120,292	116,623	126,851
Grants and subsidies	120,039	128,064	80,843

Capital Expenditure	7,673	10,887	22

Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Health cluster. This includes funding to the Health Care Complaints Commission and Mental Health Commission.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	19,785	17,758	21,914
Grants and subsidies
Health Care Complaints Commission	11,485	11,458	11,427
Mental Health Commission	8,300	6,300	10,487

Budget Estimates 2013-14	6 - 15

Ministry of Health

Financial Statements (a)(b)

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related (a)	10,496,259	10,344,744	10,902,923
Other operating expenses	4,725,103	4,570,636	4,873,919
Depreciation and amortisation	573,938	590,701	621,073
Grants and subsidies	1,037,448	1,106,803	1,067,763
Finance costs	43,540	43,101	49,140
Other expenses	331,300	331,300	356,300

TOTAL EXPENSES EXCLUDING LOSSES	17,207,588	16,987,285	17,871,118

Revenue
Recurrent appropriation	9,192,556	9,193,503	9,738,473
Capital appropriation	807,506	807,882	965,159
Sales of goods and services	2,106,490	2,221,800	2,262,000
Investment revenue	88,962	81,250	78,700
Grants and contributions	4,775,231	4,544,898	4,849,688
Acceptance by Crown Entity of employee benefits and other liabilities (a)	579,159	410,500	363,535
Other revenue	60,243	101,900	62,900

Total Revenue	17,610,147	17,361,733	18,320,455

Gain/(loss) on disposal of non current assets	(42,000)	(86,291)	—
Other gains/(losses)	(10,283)	(10,283)	(10,283)

Net Result	350,276	277,874	439,054

(a)	NSW Health has revised its long service leave actuarial non cash estimate downwards by $178 million for 2012-13 projections and $241 million for the 2013-14 forecast to reflect the Treasury’s forecast of the 10 year Commonwealth Bond rate. The downward revision recognises lower accounting adjustments expected to be applied when calculating the future value of long service leave provisions held by the Crown. The actuarial adjustment has no impact on the level of operating budgets held by Local Health Districts or other reporting entities within NSW Health’s consolidated accounts.
(b)	For comparative purposes, the 2012-13 Budget estimates have been recast to include the impact of the establishment of the Cancer Institute of NSW as a pillar within NSW Health.

6 - 16	Budget Estimates 2013-14

Ministry of Health

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	1,179,166	1,382,919	1,400,633
Receivables	465,383	517,416	534,590
Other financial assets	207,451	117,349	117,349
Inventories	126,387	148,821	152,542
Assets held for sale	62,000	26,841	26,841

Total Current Assets	2,040,387	2,193,346	2,231,955

Non Current Assets
Receivables	12,459	9,040	9,095
Other financial assets	40,464	75,088	75,088
Property, plant and equipment -
Land and building	9,551,464	10,703,015	11,123,351
Plant and equipment	1,089,552	902,529	851,831
Infrastructure systems	85,087	374,755	383,156
Intangibles	308,875	406,567	512,214
Other	24,636	54,411	54,411

Total Non Current Assets	11,112,537	12,525,405	13,009,146

Total Assets	13,152,924	14,718,751	15,241,101

Liabilities
Current Liabilities
Payables	1,012,418	1,184,029	1,229,221
Borrowings at amortised cost	14,191	13,620	18,620
Provisions	1,459,336	1,695,856	1,695,863
Other	24,980	35,405	35,405

Total Current Liabilities	2,510,925	2,928,910	2,979,109

Non Current Liabilities
Borrowings at amortised cost	424,008	1,048,018	1,084,115
Provisions	12,309	13,030	13,030
Other	103,102	106,455	103,455

Total Non Current Liabilities	539,419	1,167,503	1,200,600

Total Liabilities	3,050,344	4,096,413	4,179,709

Net Assets	10,102,580	10,622,338	11,061,392

Equity
Reserves	2,369,334	3,053,234	3,053,234
Accumulated funds	7,733,246	7,569,104	8,008,158

Total Equity	10,102,580	10,622,338	11,061,392

Budget Estimates 2013-14	6 - 17

Ministry of Health

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	9,987,936	9,768,081	10,518,046
Grants and subsidies	1,037,448	1,106,803	1,067,763
Finance costs	43,540	43,101	49,140
Other	5,649,627	4,873,421	5,172,620

Total Payments	16,718,551	15,791,406	16,807,569

Receipts
Recurrent appropriation	9,192,556	9,193,503	9,738,473
Capital appropriation	807,506	807,882	965,159
Sale of goods and services	2,041,646	2,112,989	2,200,434
Interest received	88,262	80,461	78,700
Grants and contributions	4,605,868	4,363,076	4,591,259
Other	850,703	299,003	312,159

Total Receipts	17,586,541	16,856,914	17,886,184

Net Cash Flows From Operating Activities	867,990	1,065,508	1,078,615

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	50,915	39,830	62,000
Purchases of property, plant and equipment	(935,506)	(881,377)	(962,673)
Purchases of investments	—	(38,927)	—
Other	(31,456)	(93,422)	(149,228)

Net Cash Flows From Investing Activities	(916,047)	(973,896)	(1,049,901)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	2,182	4,330	—
Repayment of borrowings and advances	(14,063)	(15,786)	(11,000)

Net Cash Flows From Financing Activities	(11,881)	(11,456)	(11,000)

Net Increase/(Decrease) in Cash	(59,938)	80,156	17,714

Opening Cash and Cash Equivalents	1,239,104	1,302,763	1,382,919

Closing Cash and Cash Equivalents	1,179,166	1,382,919	1,400,633

Cash Flow Reconciliation
Net result	350,276	277,874	439,054
Non cash items added back	573,938	590,701	621,073
Change in operating assets and liabilities	(56,224)	196,933	18,488

Net Cash Flows From Operating Activities	867,990	1,065,508	1,078,615

6 - 18	Budget Estimates 2013-14

Health Care Complaints Commission

Service Group Statements

Complaints Handling

Service description:	This service group covers the processing, assessment and resolution of health care complaints, which are dealt with through assisted resolution, facilitated conciliation or referral for investigation. Serious cases of inappropriate health care are investigated and prosecuted, and recommendations made to health organisations to address systemic health care issues.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Complaints received	no.	4,104	4,130	4,218	4,545	4,741
Complaints assessed	no.	4,073	4,103	4,200	4,580	4,740
Complaints assessed within 60 days	%	85	88	87	94	95
Complaints resolved through assisted resolution	%	82	88	80	85	85
Complaint investigations completed	no.	203	222	200	204	237
Referrals for disciplinary action or prosecution	no.	109	131	130	79	120
Disciplinary or appeal cases run	no.	107	94	100	81	86

Employees:	FTE	69	71	77	76	77

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	11,897	11,917	11,943
Total expenses include the following:
Employee related	8,473	8,422	8,441
Other operating expenses	3,205	3,255	3,269

Capital Expenditure	475	475	278

Budget Estimates 2013-14	6 - 19

Health Care Complaints Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	8,473	8,422	8,441
Other operating expenses	3,205	3,255	3,269
Depreciation and amortisation	219	240	233

TOTAL EXPENSES EXCLUDING LOSSES	11,897	11,917	11,943

Revenue
Investment revenue	45	42	25
Grants and contributions	11,485	11,458	11,427
Acceptance by Crown Entity of employee benefits and other liabilities	216	160	216
Other revenue	372	498	415

Total Revenue	12,118	12,158	12,083

Net Result	221	241	140

6 - 20	Budget Estimates 2013-14

Health Care Complaints Commission

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	524	814	888
Receivables	258	216	216

Total Current Assets	782	1,030	1,104

Non Current Assets
Property, plant and equipment -
Land and building	—	110	52
Plant and equipment	422	451	584
Intangibles	70	78	48

Total Non Current Assets	492	639	684

Total Assets	1,274	1,669	1,788

Liabilities
Current Liabilities
Payables	275	452	461
Provisions	802	815	785

Total Current Liabilities	1,077	1,267	1,246

Non Current Liabilities
Provisions	—	11	11
Other	—	237	237

Total Non Current Liabilities	—	248	248

Total Liabilities	1,077	1,515	1,494

Net Assets	197	154	294

Equity
Accumulated funds	197	154	294

Total Equity	197	154	294

Budget Estimates 2013-14	6 - 21

Health Care Complaints Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	8,250	8,133	8,246
Other	3,504	4,181	3,568

Total Payments	11,754	12,314	11,814

Receipts
Sale of goods and services	—	(1)	—
Interest received	45	42	25
Grants and contributions	11,485	11,458	11,427
Other	671	1,258	714

Total Receipts	12,201	12,757	12,166

Net Cash Flows From Operating Activities	447	443	352

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(445)	(445)	(278)
Other	(30)	(30)	—

Net Cash Flows From Investing Activities	(475)	(475)	(278)

Net Increase/(Decrease) in Cash	(28)	(32)	74

Opening Cash and Cash Equivalents	552	846	814

Closing Cash and Cash Equivalents	524	814	888

Cash Flow Reconciliation
Net result	221	241	140
Non cash items added back	219	240	233
Change in operating assets and liabilities	7	(38)	(21)

Net Cash Flows From Operating Activities	447	443	352

6 - 22	Budget Estimates 2013-14

Mental Health Commission of New South Wales

Service Group Statements

Mental Health Commission

Service description:	This service group covers monitoring, reviewing and improving the mental health system and mental health and wellbeing of the people of NSW. It is responsible for the preparation of a draft strategic plan to drive reform in mental health services and to monitor and report on the implementation of the plan.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Community Consultations	no.	n.a.	n.a.	n.a.	25	30
Manage Grants (a)	no.	n.a.	n.a.	n.a.	n.a.	4

Employees:	FTE	n.a.	n.a.	11	11	25

(a)	Grants to Non Government Organisations (NGO’s) and BeyondBlue were managed by the Ministry of Health in 2012-13. Responsibility for management of such grants, transfer to Mental Health Commission on 1 July 2013.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	8,300	6,073	10,466
Total expenses include the following:
Employee related	4,231	1,522	3,814
Other operating expenses	524	1,896	2,277
Grants and subsidies	3,545	2,635	4,290

Capital Expenditure	—	500	—

Budget Estimates 2013-14	6 - 23

Mental Health Commission of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	4,231	1,522	3,814
Other operating expenses	524	1,896	2,277
Depreciation and amortisation	—	20	85
Grants and subsidies	3,545	2,635	4,290

TOTAL EXPENSES EXCLUDING LOSSES	8,300	6,073	10,466

Revenue
Investment revenue	—	14	—
Grants and contributions	8,300	6,300	10,487
Acceptance by Crown Entity of employee benefits and other liabilities	—	100	—

Total Revenue	8,300	6,414	10,487

Net Result	—	341	21

6 - 24	Budget Estimates 2013-14

Mental Health Commission of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	—	1,963	2,048
Receivables	—	37	37

Total Current Assets	—	2,000	2,085

Non Current Assets
Property, plant and equipment -
Land and building	—	331	251
Plant and equipment	—	99	94
Intangibles	—	50	50

Total Non Current Assets	—	480	395

Total Assets	—	2,480	2,480

Liabilities
Current Liabilities
Payables	—	1,976	1,976
Provisions	—	65	44

Total Current Liabilities	—	2,041	2,020

Non Current Liabilities
Provisions	—	98	98

Total Non Current Liabilities	—	98	98

Total Liabilities	—	2,139	2,118

Net Assets	—	341	362

Equity
Accumulated funds	—	341	362

Total Equity	—	341	362

Budget Estimates 2013-14	6 - 25

Mental Health Commission of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	4,231	1,334	3,835
Grants and subsidies	3,545	2,635	4,290
Other	524	217	2,277

Total Payments	8,300	4,186	10,402

Receipts
Interest received	—	(1)	—
Grants and contributions	8,300	6,300	10,487
Other	—	350	—

Total Receipts	8,300	6,649	10,487

Net Cash Flows From Operating Activities	—	2,463	85

Cash Flows From Investing Activities
Purchases of property, plant and equipment	—	(450)	—
Other	—	(50)	—
Net Cash Flows From Investing Activities	—	(500)	—

Net Increase/(Decrease) in Cash	—	1,963	85

Opening Cash and Cash Equivalents	—	—	1,963

Closing Cash and Cash Equivalents	—	1,963	2,048

Cash Flow Reconciliation
Net result	—	341	21
Non cash items added back	—	20	85
Change in operating assets and liabilities	—	2,102	(21)

Net Cash Flows From Operating Activities	—	2,463	85

6 - 26	Budget Estimates 2013-14

7.	Premier and Cabinet Cluster

	Expenses				Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m		Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Premier and Cabinet
Service Group
NSW 2021 Plan Leadership and Support	3.9	10.0		156.7	—	0.2	N/A
Delivery and Implementation Group	16.0	17.2		7.7	—	—	—
Services and Capabilities Improvement	5.5	7.0		27.5	—	0.6	N/A
Policy Support	29.2	31.0		5.8	1.4	0.7	(46.5)
Administrative Support for Government	127.7	142.4		11.5	2.3	10.0	331.0
Communications and Advertising	13.7	13.7		—	—	—	—
Capacity Building, Oversight and Provision of Advice for Local Government	18.1	41.1		127.0	0.1	0.1	—
Pensioner Rebate Scheme	78.3	76.0		(2.9)	—	—	—
Companion Animals Program	6.3	6.3		—	—	—	—
Service NSW	44.8	93.5		108.7	15.4	34.4	123.8
National Parks and Wildlife	479.5	485.9		1.3	51.5	39.7	(23.0)
Regional Operations and Heritage	522.0	550.8		5.5	1.1	5.8	419.0
Policy and Science	64.7	63.4		(1.9)	2.3	7.3	220.1
Personnel Services	57.6	55.8		(3.1)	—	—	—
Cluster Grant Funding	199.5	261.9		31.3	—	—	—

Total	1,667.0	1,856.1	(a)	11.3	74.1	98.9	33.4

Environment Protection Authority
Service Group
Environment Protection Authority	127.9	137.7		7.6	0.5	3.4	576.8

Total	127.9	137.7		7.6	0.5	3.4	576.8

Environmental Trust
Service Group
Competitive Grants	12.7	41.9		230.0	—	—	—
Major Programs	27.1	39.7		46.6	—	—	—

Total	39.8	81.7		105.2	—	—	—

Infrastructure NSW

Total	29.3	33.8		15.2	—	—	—

Natural Resources Commission
Service Group
Natural Resources Commission	5.0	4.7		(4.9)	—	0.1	N/A

Total	5.0	4.7		(4.9)	—	0.1	N/A

Royal Botanic Gardens and Domain Trust
Service Group
Science and Public Programs	21.4	19.8		(7.4)	7.5	8.0	7.3
Botanic Gardens and Parks	28.5	26.8		(5.8)	10.3	11.1	7.3

Total	49.9	46.6		(6.5)	17.8	19.1	7.3

Barangaroo Delivery Authority

Total	46.5	48.4		4.2	59.1	96.4	63.3

Budget Estimates 2013-14	7 - 1

Premier and Cabinet Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Centennial Park and Moore Park Trust

Total	25.3	25.5	0.6	5.9	11.4	92.6

Historic Houses Trust of New South Wales

Total	28.1	28.2	0.3	1.4	1.0	(29.9)

Western Sydney Parklands Trust

Total	7.9	8.4	6.6	8.3	14.2	72.1

Department of Planning and Infrastructure
Service Group
Planning Strategies, Housing and Infrastructure	96.1	127.0	32.2	0.8	0.8	—
Planning Operations and Regional Delivery	104.4	124.2	18.9	0.8	3.8	370.2
Development Assessment, Systems and Approvals	44.9	49.2	9.4	0.9	0.9	—
Personnel Services	28.5	28.5	—	—	—	—

Total	274.0	328.8	20.0	2.5	5.5	119.8

Hunter Development Corporation

Total	11.6	79.5	585.5	—	—	—

Luna Park Reserve Trust

Total	1.7	2.0	17.0	—	—	—

Minister Administering the Environmental Planning and Assessment Act

Total	82.9	64.3	(22.4)	30.5	25.0	(17.9)

UrbanGrowth NSW Development Corporation

Total	27.5	32.5	17.9	4.0	1.3	(68.5)

Audit Office of New South Wales

Total	42.8	45.4	6.1	3.9	3.5	(8.8)

Independent Commission Against Corruption
Service Group
Corruption Investigation, Prevention, Research and Education	25.3	24.3	(4.1)	1.3	10.6	731.6

Total	25.3	24.3	(4.1)	1.3	10.6	731.6

Independent Pricing and Regulatory Tribunal
Service Group
Utilities Pricing, Regulation and Analysis and Policy Work	28.2	26.9	(4.7)	0.3	0.2	(35.7)

Total	28.2	26.9	(4.7)	0.3	0.2	(35.7)

7 - 2	Budget Estimates 2013-14

Premier and Cabinet Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

New South Wales Electoral Commission
Service Group
Conduct and Management of Elections	59.1	40.1	(32.2)	1.5	6.2	314.4

Total	59.1	40.1	(32.2)	1.5	6.2	314.4

Ombudsman’s Office
Service Group
Complaint Resolution, Investigation, Oversight and Scrutiny	27.4	25.9	(5.6)	0.7	1.4	96.0

Total	27.4	25.9	(5.6)	0.7	1.4	96.0

Police Integrity Commission
Service Group
Investigations, Research and Complaint Management	18.9	20.2	7.2	1.1	1.8	56.1

Total	18.9	20.2	7.2	1.1	1.8	56.1

Public Service Commission
Service Group
Services and Capabilities Improvement	30.6	35.6	16.3	2.2	1.4	(38.6)

Total	30.6	35.6	16.3	2.2	1.4	(38.6)

(a)	Growth reflects carry forward of under expenditure in 2013-14 and specific new projects detailed in the service group statements.

Budget Estimates 2013-14	7 - 3

Premier and Cabinet Cluster

Introduction

The Premier and Cabinet cluster works for the people of New South Wales by supporting the Premier and Cabinet and working with other clusters to drive the Government’s objectives under NSW 2021, coordinate policy and services across the whole of government and enable effective stewardship of the public service. It provides thought leadership across the public sector, contributing a unifying intelligence to the system of government.

The cluster encompasses the Environment and Heritage portfolio, which ensures effective environmental management and regulation throughout the state. The cluster also oversees investment in infrastructure and coordinates ‘independent accountability organisations’ such as the Ombudsman’s Office and the Independent Commission Against Corruption.

The Premier and Cabinet cluster is the lead for achieving the following NSW 2021 goals.

•	Protect our natural environment.

•	Restore trust in state and local government as a service provider.

•	Involve the community in decision-making on government policy, services and projects.

•	Improve government transparency by increasing access to government information.

•	Invest in critical infrastructure.

It is also the co-lead for the NSW 2021 goal to increase opportunities for people to look after their own neighbourhoods and environments.

As the lead cluster in the NSW public sector, the Premier and Cabinet cluster:

•	provides strategic policy advice on state and national issues to guide decision-making

•	leads the Government’s agenda for change in New South Wales

•	coordinates and leads departments to deliver key community programs

•	manages machinery-of-government issues

•	takes a lead in national policy and intergovernmental relations

•	coordinates government services in rural and regional communities

•	drives the government-wide achievement of NSW 2021 goals

•	contributes to an efficient, customer-focused public sector

•	facilitates private sector partnerships and investment

7 - 4	Budget Estimates 2013-14

Premier and Cabinet Cluster

•	provides independent advice to help the Government identify – and prioritise the delivery of – critical public infrastructure across the state

•	facilitates a whole-of-government approach to run major events and organise official events such as ceremonial occasions, State and official receptions and Head of Mission visits

•

partners with local communities, business and industry to protect and celebrate NSW’s environment, landscapes, and Aboriginal and historic heritage; promote good waste management and resource efficiency; and prepare for future environmental challenges

•	increases tourism, visitation and enjoyment of NSW parks, gardens, houses and zoos to enhance regional economic development.

Services

The cluster’s key services are:

•	supporting and coordinating the delivery of Government priorities identified in NSW 2021

•	coordinating significant infrastructure and investment projects to support economic development

•	supporting the Cabinet process and the Premier’s participation in meetings of the Council of Australian Governments

•	coordinating the activities of Government agencies to ensure they are aligned at a regional level

•	drafting and publishing legislation

•	providing ministerial support

•	using a whole-of-government approach for special events, which includes supporting the Governor, Premier and Ministers

•	supporting the Government’s commitment to red tape reduction

•	delivering the Government’s ‘Simpler Government Services Plan’ and implementing a new ‘customer-centric’ one-stop-government service model through Service NSW

•	applying the 20-year State Infrastructure Strategy to assess the State’s infrastructure needs and priorities

•	monitoring and reviewing major capital projects worth over $100 million through Infrastructure NSW, in partnership with the Treasury

•	coordinating infrastructure funding submissions to Infrastructure Australia

Budget Estimates 2013-14	7 - 5

Premier and Cabinet Cluster

•	conserving, protecting and celebrating Aboriginal and historic heritage places, objects and values across NSW in urban and rural landscapes

•	conserving, managing and enhancing NSW’s natural assets, resources and heritage on both public and private land

•

supporting and partnering with local communities, business, industry and government to protect and enjoy NSW’s environment and heritage, prepare for future environmental challenges and emergencies, and contain rising costs through efficient energy and water use

•	leading business and the community to improve environment performance, manage waste and deliver environmental protection measures that enhance public health and safety

•	delivering the foreshore urban renewal project at Barangaroo

•	overseeing and advising on local government practices and finances, which includes administering specific schemes and registers.

2013-14 Budget Highlights

In 2013-14, the cluster’s key initiatives will include:

•

$138 million for the operation of a modern and independent Environment Protection Authority to implement waste reforms and programs and to deliver environmental protection measures that enhance public health and safety

•	$103 million for public parklands and gardens throughout the State for community enjoyment, scientific research, education, and sport, recreation, leisure and cultural experiences

•	$82 million for the Environmental Trust to increase opportunities for the community, industry and agencies to look after and protect their environment through education and support programs

•	$51 million for conservation, celebration and enjoyment of NSW’s unique Aboriginal, historic and built heritage

•	$38 million to manage pest animals and weeds in national parks and reserves

•	$38 million for fire mitigation in national parks and reserves

•	$23 million to help local councils prepare and implement coastal and floodplain management plans and for works to restore and protect coastal and estuarine environments

7 - 6	Budget Estimates 2013-14

Premier and Cabinet Cluster

•	$21 million in additional recurrent funding to continue implementation of Tranche 1 of the ‘Simpler Government Services Plan’ for Service NSW

•	$10 million in additional funding for Hunter Valley flood mitigations programs and improvements to fire trails in National Parks.

The cluster’s capital expenditure in 2013-14 will include:

•	$34.4 million for service centre fit-outs and customer service technology for the ‘Simpler Government Services Plan’ implementation

•	$9 million for the redevelopment of the Sydney Tropical Centre in the Royal Botanic Gardens

•	$8 million for the restoration of the Farm Cove sea wall in the Royal Botanic Gardens.

Budget Estimates 2013-14	7 - 7

Department of Premier and Cabinet

Service Group Statements

NSW 2021 Plan Leadership and Support

Service description:	This service group covers the provision of leadership and support in implementing the NSW 2021 Plan. Services include working with government agencies to support the development of quality performance systems and robust measures, analysing achievement of targets and identifying strategies to address performance priorities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

NSW 2021 measures under development (a)%		N/A	42	21	12	6

Employees:	FTE	22	25	25	20	20

(a)	This refers to NSW 2021 indicators where the measure or baseline has not been defined, the data source has not been developed or there is no trend data. This figure will decrease over time as measures are developed and data becomes available.

	——2012-13——		2013-14 Budget $000
	Budget $000	Revised $000

Financial indicators:
Total Expenses Excluding Losses (a)	6,988	3,907	10,030
Total expenses include the following:
Employee related	4,842	2,909	2,752
Other operating expenses	1,985	883	7,185
Grants and subsidies	—	36	7

Capital Expenditure	—	—	210

(a)	The evaluation of the ‘Keep them Safe’ program carried forward expenditure of $1.1 million into the 2013-14 Budget. Specific projects include a review of the State Owned Corporations Act, a Government Performance Analytics Framework and behavioural insights into community compliance.

7 - 8	Budget Estimates 2013-14

Department of Premier and Cabinet

Delivery and Implementation Group

Service description:	This service group covers coordinating activities and implementing reforms to ensure that the Government’s priorities are delivered across the state. This includes delivery of NSW 2021 outcomes across rural and regional New South Wales, and facilitation of major public and private sector projects that can contribute to economic and employment growth.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Unsolicited private sector proposals that reach Stage 1 of the assessment within 90 Days (a)%		n.a.	100	100	92	100
Actions in the Regional Action Plans that meet required milestones (b)%		n.a.	n.a.	100	98	100
Trust Accounts assessed by the Aboriginal Trust Fund Repayment Scheme (c)	no.	3,832	618	n.a.	n.a.	n.a.

Employees:	FTE	90	90	82	70	70

(a)	This measure commenced reporting in 2011-12.
(b)	This measure commenced reporting in 2012-13.
(c)	The assessment of Trust Accounts has ceased from 2011-12.

	——2012-13——		2013-14 Budget
	Budget	Revised
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses (a)	18,273	16,000	17,234
Total expenses include the following:
Employee related	11,180	10,079	9,294
Other operating expenses	6,612	5,441	7,550
Grants and subsidies	—	158	30

(a)	Expenditure was reallocated in the 2013-14 Budget between service groups. The 2013-14 Budget reflects the full year funding for this group. Major initiatives include the long term leasing of the Jenolan Caves commercial precinct and the ongoing assessment of unsolicited proposals.

Budget Estimates 2013-14	7 - 9

Department of Premier and Cabinet

Services and Capabilities Improvement

Service description:	This service group covers the enhancement of public policy and service delivery performance. It involves working with public sector agencies to develop specific policy, service delivery, regulatory reform and red tape reduction initiatives, as well as developing sector-wide governance and management improvement strategies.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Policy, service delivery and performance projects	no.	n.a.	21	18	24	25

Employees:	FTE	26	26	26	26	26

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses (a)	5,731	5,460	6,962
Total expenses include the following:
Employee related	5,449	3,642	3,715
Other operating expenses	150	1,658	3,100
Grants and subsidies	—	50	11

Capital Expenditure	—	—	600

(a)	Expenditure was reallocated in the 2013-14 Budget between service groups. The 2013-14 Budget reflects full year funding for this service group. New projects include a guide on risk based regulation and targeted reviews on opportunities for red tape reduction.

7 - 10	Budget Estimates 2013-14

Department of Premier and Cabinet

Policy Support

Service description:	This service group covers the provision of integrated sector-wide policy advice, counsel and legislative support services.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Executive Council meetings supported	no.	58	40	52	49	50
Legislative website visits (a)	mill	177	129	175	175	200

Employees:	FTE	125	125	135	131	131

(a)	The method for reporting website visits has changed and is now based on site hits. The figures for previous years have been amended to be on a comparable basis.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	38,223	29,245	30,952
Total expenses include the following:
Employee related	22,637	20,522	21,458
Other operating expenses	12,652	7,421	7,407
Grants and subsidies	2,019	269	750
Other expenses	36	—	36

Capital Expenditure	2,116	1,374	735

Budget Estimates 2013-14	7 - 11

Department of Premier and Cabinet

Administrative Support for Government

Service description:	This service group covers a range of administrative and coordination functions to support the Governor, Premier, Executive Government, Cabinet and Remuneration Tribunals. It includes managing state protocol, coordinating special events, providing logistic and information services, supporting special inquiries, and delivering corporate governance and support services.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Protocol and official hospitality events organised (a)	no.	107	128	130	105	120
Ministers’ offices supported (b)	no.	23	22	22	22	22
Appointments to Government boards and committees	no.	1,175	1,873	1,500	1,600	1,600

Employees: (c)	FTE	359	358	369	386	386

(a)	Forecast numbers for 2012-13 and 2013-14 take into account reduced support ahead of the Federal election in 2013 and an expected increase in support in 2014.
(b)	The number of offices supported was reduced by one following the March 2011 State election.
(c)	2010-11 actual number is restated to be consistent with the agency restructure in April 2011 following the 2011 General Election.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	119,825	127,741	142,390
Total expenses include the following:
Employee related	57,679	57,086	59,182
Other operating expenses	53,798	53,116	73,437
Support for New Special Events
Rotary International Convention	1,500	1,500	7,000
AFC Asian Cup	6,230	6,230	6,690
Red Cross Convention	1,000	1,000	1,000
Cluster Shared Services Reform Program	—	—	6,100
Special Grants to Accountability Organisations and inquiries
Grants to Independent Commission Against Corruption	—	2,700	3,500
Grants to the Ombudsman’s Office	—	922	2,203
Expenditure on Special Commission of Inquiry	—	951	518
Grants and subsidies	2,347	15,112	3,529
Other expenses	3,247	—	3,326

Capital Expenditure	2,557	2,328	10,033

7 - 12	Budget Estimates 2013-14

Department of Premier and Cabinet

Communications and Advertising

Service description:	This service group covers the policy and central administration of Government advertising and online publishing. It manages whole-of-government Master Media contracts and the approval process for proposed Government advertising activity and publishes the Government’s website and Government Gazette.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Savings to government achieved through centralised media contracts compared to market media rates	%	41	40	35	39	35

Employees:	FTE	33	33	32	25	25

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses (a)	5,634	13,724	13,710
Total expenses include the following:
Employee related	3,636	3,526	3,134
Other operating expenses	1,868	9,796	10,191
Grants and subsidies	—	126	28

(a)	The increase in expenditure has occurred as the advertising revenue from Government agencies is now reported separately. Actual expenditure on Government print media advertising is constant between 2012-13 and 2013-14.

Budget Estimates 2013-14	7 - 13

Department of Premier and Cabinet

Capacity Building, Oversight and Provision of Advice for Local Government

Service description:	This service group covers programs, resources, policy, guidelines and information provided to strengthen the capacity of local government to meet community needs.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Promoting Better Practice
Program reviews undertaken	no.	11	12	16	15	16

Employees:	FTE	61	61	64	63	63

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	25,582	18,118	41,126
Total expenses include the following:
Employee related	8,139	8,169	8,051
Other operating expenses	4,264	5,806	2,258
Grants and subsidies (a)	13,000	4,000	30,674

Capital Expenditure	145	145	145

(a)	Increased expenditure on Grants and Subsidies in 2013-14 reflects the new and carried forward funding for the Local Infrastructure Renewal Scheme to support local government infrastructure assets and maintenance of $25.2 million.

7 - 14	Budget Estimates 2013-14

Department of Premier and Cabinet

Pensioner Rebate Scheme

Service description:	This service group covers the Pensioner Rebate Scheme, which provides rebates to local councils of up to 55 per cent of concessions to eligible pensioners for council rates.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Rebate claims processed	no.	158	155	158	156	156

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	76,000	78,301	76,000
Grants and subsidies	76,000	78,301	76,000

Companion Animals Program

Service description:	This service group covers the Companion Animals Program. The program regulates the ownership, care and management of companion animals by maintaining a record of registered cats and dogs and promoting the care and management of companion animals.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Companion Animal registrations	no.	104,672	106,599	106,000	106,000	106,000

Employees:	FTE	4	4	4	4	4

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	6,361	6,309	6,326
Total expenses include the following:
Employee related	476	480	498
Other operating expenses	5,874	5,796	5,795

Budget Estimates 2013-14	7 - 15

Department of Premier and Cabinet

Service NSW

Service description:	This service group covers the implementation of the Simpler Government Service Plan by providing a single point of contact for customers dealing with Government. This includes the initial “proof of concept” establishment of 18 service centres, single contact centre telephone service and a digital channel to consolidate and deliver common Government transactional services and to improve the overall customer experience.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Launch of single digital channel (a)	no.	N/A	N/A	N/A	N/A	1
Service centres opened	no.	N/A	N/A	N/A	N/A	18
Launch of single contact centre (b)	no.	N/A	N/A	N/A	N/A	1
Transaction services offered	no.	N/A	N/A	N/A	N/A	800

Employees: (c)	FTE	N/A	N/A	N/A	30	676

(a)	The channel is expected to be opened by 31 December 2013.
(b)	The centre is expected to be opened by 31 December 2013.
(c)	Increase in staff numbers from 2012-13 to 2013-14 reflects the opening of channels and the commencement of service delivery.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators: (a)
Total Expenses Excluding Losses (b)	—	44,806	93,509
Total expenses include the following:
Employee related	—	6,725	55,031
Other operating expenses	—	26,931	31,634
Grants and subsidies	—	11,150	—

Capital Expenditure	—	15,388	34,439

(a)	This service group was established during the 2012-13 financial year, hence there are no 2012-13 Budget figures.
(b)	Higher total expenses in 2013-14 Budget includes the commencement of Tranche 1 implementation.

7 - 16	Budget Estimates 2013-14

Department of Premier and Cabinet

National Parks and Wildlife

Service description:	This service group manages, conserves and cares for over 7 million hectares of land within the national park system, conserving native plants, animals, ecosystems and Aboriginal and historic cultural heritage; managing and suppressing pests, weeds and fire; providing tourism, participation and visitation opportunities; and partnering with Aboriginal and broader communities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Domestic visits to the park system (a)	mill	34	35	36	36	36
Area of reserves covered by:
Plan of management (annual)	000 ha	5,490	5,852	5,900	6,300	6,700
Fire management strategy (annual)	000 ha	6,928	6,990	7,055	7,043	7,075
Regional pest management strategy	000 ha	7,078	7,097	7,155	7,155	7,155
Hazard reduction treatments in parks and reserves: (b)
Number (annual)	no.	669	1,434	800	916	800
Hectare (annual)	ha	58,092	49,094	135,000	135,000	135,000
Participation in Discovery community education programs:
Participants (annual)	no.	290,561	312,039	296,402	299,366	302,360
Satisfied (annual)%		98	98	98	98	98

Employees:	FTE	1,877	1,942	1,914	1,953	1,908

(a)	Data is collected biennially. 2012-13 figures are based on preliminary data. The next visitation survey is due in June 2015.
(b)	Revised forecast is dependent on weather conditions.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	442,160	479,522	485,942
Total expenses include the following:
Employee related	194,358	207,931	192,202
Other operating expenses	151,841	171,237	183,849
Grants and subsidies	15,332	16,140	22,135

Capital Expenditure	42,807	51,515	39,671

Budget Estimates 2013-14	7 - 17

Department of Premier and Cabinet

Regional Operations and Heritage

Service description:	This service group delivers integrated and customer-focused services (water and energy efficiency, sustainability, native vegetation, biodiversity, environment protection, environmental water management, compliance and enforcement, floodplain management, coastal protection, and private land conservation, and Aboriginal and historic heritage) at the regional and local level to strengthen communities and partnerships across NSW.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Visits to NSW environmental Websites (annual) (a)	thous	3,989	5,350	4,600	5,750	5,000
Reviews of major project developments (State significant developments and State significant infrastructure) (b)	no.	232	189	387	387	390
Responses to major project developments (State significant developments and State significant infrastructure) within required time period (c)%		n.a.	93	93	93	95
Repatriation to Aboriginal communities of Aboriginal remains and collections of cultural material:
Held under the National Parks & Wildlife Act 1974 (NPW Act) (annual)	no.	8	12	10	15	10
Held other than under the NPW Act (annual) (d)	no.	26	12	15	15	15

Employees: (e)	FTE	n.a.	n.a.	n.a.	593	579

(a)	2012-13 forecasts includes visits to Environmental Protection Authority (EPA) website. Lower forecast in 2013-14 is due to transition of content to an independent EPA website (anticipated June 2013).
(b)	This is a new measure. 2013-14 forecast is subject to impacts associated with commencement of new legislation.
(c)	This is a new measure (established 29 February 2012). Data is unavailable for prior reporting periods. 2013-14 forecast is subject to impacts associated with commencement of new legislation.
(d)	This measure refers to items collected before 1970. Many of these are held in museums and universities in Australia and internationally. All other items collected after 1970 are held under the provision of the National Parks and Wildlife Act 1974.
(e)	This is a new service group. FTE data for prior reporting periods is not available.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	576,729	522,042	550,777
Total expenses include the following:
Employee related	82,388	87,691	80,803
Other operating expenses	72,362	87,807	111,933
Grants and subsidies	405,500	334,813	344,058

Capital Expenditure	804	1,121	5,818

7 - 18	Budget Estimates 2013-14

Department of Premier and Cabinet

Policy and Science

Service description:	This service group provides scientific evidence and knowledge underpinning environmental decision making, conservation, regulation and service delivery, including providing research, imagery, laboratory and analytical and decision support systems. It also provides policy advice and leads the review, development and coordination of strategic policy for the Office of Environment and Heritage.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Referrals from Department of Planning and Infrastructure for assessment of soil and landscape data under biophysical strategic agricultural land verification within 10 days (a)%		n.a.	n.a.	n.a.	n.a.	100
Ecotoxicological tests undertaken to inform NSW Government responses to impacts of chemicals on plants and animals (annual)	no.	427	515	250	175	250

Employees: (b)	FTE	n.a.	n.a.	n.a.	340	334

(a)	This is a new service measure. Prior period data is not available.
(b)	This is a new service group. FTE data for prior reporting period is not available.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	58,927	64,683	63,441
Total expenses include the following:
Employee related	36,047	38,398	35,418
Other operating expenses	13,289	15,520	17,153
Grants and subsidies	228	315	242

Capital Expenditure	1,732	2,266	7,253

Budget Estimates 2013-14	7 - 19

Department of Premier and Cabinet

Personnel Services

Service description:	This service group covers personnel services to selected agencies. Personnel services are provided to the Centennial Park and Moore Park Trust, Historic Houses Trust of New South Wales, Lord Howe Island Board, Parramatta Park Trust, Royal Botanic Gardens and Domain Trust and Western Sydney Parklands Trust.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:

Centennial Park and Moore Park Trust	FTE	69	68	67	67	67
Historic Houses Trust of New South Wales	FTE	199	180	169	169	167
Lord Howe Island Board	FTE	41	39	39	42	44
Parramatta Park Trust	FTE	13	8	6	6	11
Royal Botanic Gardens and Domain Trust	FTE	286	284	263	263	259
Western Sydney Parklands Trust	FTE	12	13	13	13	15

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	57,592	57,642	55,837
Total expenses include the following:
Employee related	57,592	57,642	55,837

Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Premier and Cabinet cluster. This includes funding to Environmental Trust, Infrastructure NSW, Natural Resources Commission, Royal Botanic Gardens and Domain Trust and Environment Protection Authority.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:

Total Expenses Excluding Losses	228,922	199,458	261,903
Grants and subsidies
Environment Protection Authority	104,957	114,143	131,813
Environmental Trust	71,792	35,164	76,327
Infrastructure NSW	10,118	8,818	10,202
Natural Resources Commission	4,713	4,713	4,853
Royal Botanic Gardens and Domain Trust	37,342	36,620	38,708

7 - 20	Budget Estimates 2013-14

Department of Premier and Cabinet

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	484,423	504,800	527,375
Other operating expenses	324,695	391,412	461,492
Depreciation and amortisation	94,339	99,549	111,428
Grants and subsidies	743,348	659,928	739,367
Finance costs	16,859	11,269	13,115
Other expenses	3,283	—	3,362

TOTAL EXPENSES EXCLUDING LOSSES	1,666,947	1,666,958	1,856,139

Revenue
Recurrent appropriation	941,001	934,115	1,133,541
Capital appropriation	39,385	38,035	84,668
Sales of goods and services	111,532	130,395	137,375
Investment revenue	5,898	9,543	9,676
Retained taxes, fees and fines	9,169	9,369	9,254
Grants and contributions	381,332	390,328	385,605
Acceptance by Crown Entity of employee benefits and other liabilities	30,859	25,565	31,374
Other revenue	32,965	51,389	33,693

Total Revenue	1,552,141	1,588,739	1,825,186

Gain/(loss) on disposal of non current assets	(840)	(7,498)	(840)
Other gains/(losses)	(100)	(100)	(100)

Net Result	(115,746)	(85,817)	(31,893)

Budget Estimates 2013-14	7 - 21

Department of Premier and Cabinet

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	125,782	324,671	292,603
Receivables	58,631	54,947	54,509
Other financial assets	45	16	16
Inventories	736	666	666
Assets held for sale	—	277	277
Other	600	600	600

Total Current Assets	185,794	381,177	348,671

Non Current Assets
Receivables	61	53	62
Property, plant and equipment -
Land and building	2,166,890	2,229,537	2,230,858
Plant and equipment	83,240	81,066	89,720
Infrastructure systems	1,001,610	1,588,721	1,541,371
Intangibles	177,967	183,050	206,766

Total Non Current Assets	3,429,768	4,082,427	4,068,777

Total Assets	3,615,562	4,463,604	4,417,448

Liabilities
Current Liabilities
Payables	56,668	150,068	145,822
Provisions	66,738	62,925	61,028
Other	3,060	2,056	1,355

Total Current Liabilities	126,466	215,049	208,205

Non Current Liabilities
Borrowings at amortised cost	168,053	316,465	290,982
Provisions	47,432	36,073	54,137

Total Non Current Liabilities	215,485	352,538	345,119

Total Liabilities	341,951	567,587	553,324

Net Assets	3,273,611	3,896,017	3,864,124

Equity
Reserves	1,553,308	637,492	637,492
Accumulated funds	1,720,303	3,258,525	3,226,632

Total Equity	3,273,611	3,896,017	3,864,124

7 - 22	Budget Estimates 2013-14

Department of Premier and Cabinet

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	453,604	474,658	497,846
Grants and subsidies	743,348	659,928	739,367
Finance costs	3,298	3,298	3,298
Other	332,033	387,880	480,185

Total Payments	1,532,283	1,525,764	1,720,696

Receipts
Recurrent appropriation	941,001	934,115	1,133,541
Capital appropriation	39,385	38,035	84,668
Sale of goods and services	131,856	144,271	157,442
Interest received	5,898	13,859	8,769
Grants and contributions	321,652	365,670	380,022
Cash transfers to the Crown Entity	—	(10,431)	—
Other	111,508	88,636	57,395

Total Receipts	1,551,300	1,574,155	1,821,837

Net Cash Flows From Operating Activities	19,017	48,391	101,141

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	995	1,195	995
Purchases of property, plant and equipment	(45,045)	(59,511)	(61,869)
Other	(5,116)	(14,626)	(37,035)

Net Cash Flows From Investing Activities	(49,166)	(72,942)	(97,909)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	51,220	116,202	—
Repayment of borrowings and advances	(669)	—	(35,300)

Net Cash Flows From Financing Activities	50,551	116,202	(35,300)

Net Increase/(Decrease) in Cash	20,402	91,651	(32,068)

Opening Cash and Cash Equivalents	105,380	233,020	324,671

Closing Cash and Cash Equivalents	125,782	324,671	292,603

Cash Flow Reconciliation
Net result	(115,746)	(85,817)	(31,893)
Non cash items added back	107,193	106,820	120,545
Change in operating assets and liabilities	27,570	27,388	12,489

Net Cash Flows From Operating Activities	19,017	48,391	101,141

Budget Estimates 2013-14	7 - 23

Environment Protection Authority

Service Group Statements

Environment Protection Authority

Service description:	This service group delivers credible, targeted and cost-effective regulatory services for environmental protection. It implements market-based programs, provides audit and enforcement programs, and emergency services designed to reduce environmental impacts. It works closely with industry and local government to encourage proactive compliance with environmental regulations and implementation of waste programs.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Contaminated Sites Remediated (cumulative)	no.	101	107	121	115	125
Number of Pollution Reduction Programs Issued (annual)	no.	163	398	400	430	400
Waste Tonnages Disposed to Landfill Within the Greater Metropolitan Region (annual)	tonnes	5,449,500	5,600,000	5,480,500	5,480,500	5,480,500
Hits on the EPA Website (annual) (a)	no.	N/A	N/A	550,000	550,000	640,000

Employees:	FTE	N/A	395	390	399	412

(a)	EPA website is currently housed within the Office of Environment and Heritage’s website. Transition of the EPA content to a separate website is anticipated in June 2013.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	120,898	127,925	137,669
Total expenses include the following:
Employee related	44,364	50,807	56,773
Other operating expenses	32,198	31,747	51,451
Grants and subsidies	43,562	45,044	28,744

Capital Expenditure	150	500	3,384

7 - 24	Budget Estimates 2013-14

Environment Protection Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	44,364	50,807	56,773
Other operating expenses	32,198	31,747	51,451
Depreciation and amortisation	774	327	701
Grants and subsidies	43,562	45,044	28,744

TOTAL EXPENSES EXCLUDING LOSSES	120,898	127,925	137,669

Revenue
Sales of goods and services	165	505	225
Investment revenue	150	595	150
Retained taxes, fees and fines	50	50	60
Grants and contributions	115,934	123,052	135,727
Acceptance by Crown Entity of employee benefits and other liabilities	3,875	3,225	3,322
Other revenue	100	200	155

Total Revenue	120,274	127,627	139,639

Net Result	(624)	(298)	1,970

Budget Estimates 2013-14	7 - 25

Environment Protection Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,057	5,498	4,703
Receivables	250	158	158

Total Current Assets	4,307	5,656	4,861

Non Current Assets
Property, plant and equipment -
Land and building	—	4,823	4,716
Plant and equipment	42	857	734
Intangibles	3,426	108	3,021

Total Non Current Assets	3,468	5,788	8,471

Total Assets	7,775	11,444	13,332

Liabilities
Current Liabilities
Payables	50	4,104	4,104
Provisions	3,606	5,967	5,885

Total Current Liabilities	3,656	10,071	9,989

Non Current Liabilities
Provisions	—	86	86

Total Non Current Liabilities	—	86	86

Total Liabilities	3,656	10,157	10,075

Net Assets	4,119	1,287	3,257

Equity
Reserves	—	906	906
Accumulated funds	4,119	381	2,351

Total Equity	4,119	1,287	3,257

7 - 26	Budget Estimates 2013-14

Environment Protection Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	40,364	47,457	53,533
Grants and subsidies	43,562	45,044	28,744
Other	32,198	31,747	51,451

Total Payments	116,124	124,248	133,728

Receipts
Sale of goods and services	165	505	225
Interest received	150	595	150
Grants and contributions	115,884	122,182	135,417
Other	200	1,120	525

Total Receipts	116,399	124,402	136,317

Net Cash Flows From Operating Activities	275	154	2,589

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(400)	(50)
Other	(100)	(100)	(3,334)

Net Cash Flows From Investing Activities	(150)	(500)	(3,384)

Net Increase/(Decrease) in Cash	125	(346)	(795)

Opening Cash and Cash Equivalents	3,932	5,844	5,498

Closing Cash and Cash Equivalents	4,057	5,498	4,703

Cash Flow Reconciliation
Net result	(624)	(298)	1,970
Non cash items added back	774	327	701
Change in operating assets and liabilities	125	125	(82)

Net Cash Flows From Operating Activities	275	154	2,589

Budget Estimates 2013-14	7 - 27

Environmental Trust

Service Group Statements

Competitive Grants

Service description:	This service group covers grant funding to community groups, schools, Aboriginal organisations, industry, research bodies, and state and local government agencies to undertake restoration and rehabilitation, education, research and urban sustainability initiatives.

	Units		2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Grants awarded		no.	199	163	172	186	310
Funding provided (a)	$	m	27.2	15.2	12.6	11.5	40.4

(a)	The level and split of environmental funding delivered through the Trust varies with operational need.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	13,578	12,710	41,947
Other operating expenses	929	1,193	1,594
Grants and subsidies	12,649	11,517	40,353

Major Programs

Service description:	This service group covers grant funding to government agencies for programs addressing key environmental initiatives and government priorities.

	Units		2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast
Service measures:

Grants awarded		no.	28	30	28	23	24
Funding provided (a)	$	m	61.4	44.9	60.5	25.9	38.2

(a)	The level and split of environmental funding delivered through the Trust varies with operational need.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	61,418	27,104	39,734
Other operating expenses	928	1,191	1,512
Grants and subsidies	60,490	25,913	38,222

7 - 28	Budget Estimates 2013-14

Environmental Trust

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	1,857	2,384	3,106
Grants and subsidies	73,139	37,430	78,575

TOTAL EXPENSES EXCLUDING LOSSES	74,996	39,814	81,681

Revenue
Investment revenue	1,173	1,173	1,173
Grants and contributions	71,792	35,164	76,327
Other revenue	1,350	2,796	3,500

Total Revenue	74,315	39,133	81,000

Net Result	(681)	(681)	(681)

Budget Estimates 2013-14	7 - 29

Environmental Trust

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	16,436	19,747	19,066
Receivables	1,947	1,360	1,587

Total Current Assets	18,383	21,107	20,653

Total Assets	18,383	21,107	20,653

Liabilities
Current Liabilities
Payables	2,448	2,305	2,532

Total Current Liabilities	2,448	2,305	2,532

Total Liabilities	2,448	2,305	2,532

Net Assets	15,935	18,802	18,121

Equity
Accumulated funds	15,935	18,802	18,121

Total Equity	15,935	18,802	18,121

7 - 30	Budget Estimates 2013-14

Environmental Trust

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	73,139	37,430	78,575
Other	2,107	3,554	3,129

Total Payments	75,246	40,984	81,704

Receipts
Interest received	1,173	1,173	1,173
Grants and contributions	71,792	35,164	76,327
Other	1,600	3,046	3,523

Total Receipts	74,565	39,383	81,023

Net Cash Flows From Operating Activities	(681)	(1,601)	(681)

Net Increase/(Decrease) in Cash	(681)	(1,601)	(681)

Opening Cash and Cash Equivalents	17,117	21,348	19,747

Closing Cash and Cash Equivalents	16,436	19,747	19,066

Cash Flow Reconciliation
Net result	(681)	(681)	(681)
Change in operating assets and liabilities	—	(920)	—

Net Cash Flows From Operating Activities	(681)	(1,601)	(681)

Budget Estimates 2013-14	7 - 31

Infrastructure NSW

Financial Statements (a)

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	4,506	3,500	4,159
Other operating expenses	13,121	25,596	29,376
Depreciation and amortisation	—	222	237
Other expenses	(50)	—	—

TOTAL EXPENSES EXCLUDING LOSSES	17,577	29,318	33,772

Revenue
Sales of goods and services	7,459	20,556	23,570
Investment revenue	—	19	—
Grants and contributions	10,118	8,818	10,202
Acceptance by Crown Entity of employee benefits and other liabilities	—	13	—

Total Revenue	17,577	29,406	33,772

Net Result	—	88	—

(a)	The Government has authorised additional funding above the approved 2012-13 Budget to deliver the Sydney International Convention Entertainment and Exhibition Precinct.

7 - 32	Budget Estimates 2013-14

Infrastructure NSW

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	—	2,916	3,120
Receivables	—	1,812	1,812

Total Current Assets	—	4,728	4,932

Non Current Assets
Property, plant and equipment -
Plant and equipment	—	532	316
Intangibles	—	55	34

Total Non Current Assets	—	587	350

Total Assets	—	5,315	5,282

Liabilities
Current Liabilities
Payables	—	3,110	3,110
Provisions	—	313	280

Total Current Liabilities	—	3,423	3,390

Non Current Liabilities
Provisions	—	464	464

Total Non Current Liabilities	—	464	464

Total Liabilities	—	3,887	3,854

Net Assets	—	1,428	1,428

Equity
Accumulated funds	—	1,428	1,428

Total Equity	—	1,428	1,428

Budget Estimates 2013-14	7 - 33

Infrastructure NSW

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	4,506	3,487	4,192
Other	13,071	25,596	29,376

Total Payments	17,577	29,083	33,568

Receipts
Sale of goods and services	7,459	20,556	23,570
Interest received	—	19	—
Grants and contributions	10,118	8,818	10,202

Total Receipts	17,577	29,393	33,772

Net Cash Flows From Operating Activities	—	310	204

Net Increase/(Decrease) in Cash	—	310	204

Opening Cash and Cash Equivalents	—	2,606	2,916

Closing Cash and Cash Equivalents	—	2,916	3,120

Cash Flow Reconciliation
Net result	—	88	—
Non cash items added back	—	222	237
Change in operating assets and liabilities	—	—	(33)

Net Cash Flows From Operating Activities	—	310	204

7 - 34	Budget Estimates 2013-14

Natural Resources Commission

Service Group Statements

Natural Resources Commission

Service description:	This service group covers provision of independent advice to the NSW Government on natural resource management (NRM) issues which enables NRM decisions to be based on sound science and best practice management and ensures decisions are made in the environmental, social and economic interests of the State.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Reviews and audits of the
Catchment Action Plans and CMA’s	no.	4	5	12	13	0
Reviews of scientific, technical and complex issues	no.	5	5	3	9	4
Independent review and audit	no.	n.a.	n.a.	n.a.	n.a.	7

Employees:	FTE	23	23	23	20	20

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	4,830	4,961	4,717
Total expenses include the following:
Employee related	3,230	3,230	3,262
Other operating expenses	1,509	1,640	1,421

Capital Expenditure	—	—	130

Budget Estimates 2013-14	7 - 35

Natural Resources Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	3,230	3,230	3,262
Other operating expenses	1,509	1,640	1,421
Depreciation and amortisation	91	91	34

TOTAL EXPENSES EXCLUDING LOSSES	4,830	4,961	4,717

Revenue
Investment revenue	26	26	26
Grants and contributions	4,713	4,713	4,853
Acceptance by Crown Entity of employee benefits and other liabilities	37	37	40
Other revenue	—	1	—

Total Revenue	4,776	4,777	4,919

Gain/(loss) on disposal of non current assets	—	(1)	—

Net Result	(54)	(185)	202

7 - 36	Budget Estimates 2013-14

Natural Resources Commission

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	40	399	491
Receivables	227	40	40

Total Current Assets	267	439	531

Non Current Assets
Property, plant and equipment -
Plant and equipment	—	32	128
Intangibles	3	—	—

Total Non Current Assets	3	32	128

Total Assets	270	471	659

Liabilities
Current Liabilities
Payables	183	283	285
Provisions	97	168	152
Other	2	—	—

Total Current Liabilities	282	451	437

Non Current Liabilities
Provisions	65	101	101

Total Non Current Liabilities	65	101	101

Total Liabilities	347	552	538

Net Assets	(77)	(81)	121

Equity
Accumulated funds	(77)	(81)	121

Total Equity	(77)	(81)	121

Budget Estimates 2013-14	7 - 37

Natural Resources Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	3,192	3,192	3,238
Other	1,511	1,644	1,423

Total Payments	4,703	4,836	4,661

Receipts
Interest received	26	26	30
Grants and contributions	4,713	4,713	4,853
Other	—	3	—

Total Receipts	4,739	4,742	4,883

Net Cash Flows From Operating Activities	36	(94)	222

Cash Flows From Investing Activities
Purchases of property, plant and equipment	—	—	(130)

Net Cash Flows From Investing Activities	—	—	(130)

Net Increase/(Decrease) in Cash	36	(94)	92

Opening Cash and Cash Equivalents	4	493	399

Closing Cash and Cash Equivalents	40	399	491

Cash Flow Reconciliation
Net result	(54)	(185)	202
Non cash items added back	91	91	34
Change in operating assets and liabilities	(1)	—	(14)

Net Cash Flows From Operating Activities	36	(94)	222

7 - 38	Budget Estimates 2013-14

Royal Botanic Gardens and Domain Trust

Service Group Statements

Science and Public Programs

Service description:	This service group covers research of plant diversity, cultivation and pathology; informing and contributing to flora, vegetation and biodiversity conservation policies; enhancing and maintaining the State collection of preserved plants and NSW Seedbank; designing and delivering plant-related programs for visitors and outreach groups and delivering volunteer programs.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Research projects funded by external grants	no.	21	16	28	27	25
Total participants in school and public education programs (a)	no.	80,711	75,151	80,500	39,240	39,240
Proportion of education program participants in Aboriginal programs	%	6.2	8.0	8.0	17.6	12.5
Trust articles in peer-reviewed scientific publications, articles and presentations for scientific and general audiences	no.	122	162	165	122	115

(a)	Figures reported in previous Budget Papers are incorrect due to calculation error, resulting in significantly lower 2012-13 Revised and 2013-14 Forecast figures.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	9,976	21,380	19,792
Other operating expenses	8,260	18,229	16,450
Grants and subsidies	11	45	—

Capital Expenditure	4,073	7,469	8,016

Budget Estimates 2013-14	7 - 39

Royal Botanic Gardens and Domain Trust

Botanic Gardens and Parks

Service description:	This service group covers managing, making accessible and interpreting the landscapes and living collections of plants in the botanic gardens; maintaining conservation collections; conserving and interpreting the Aboriginal and cultural heritage of the botanic gardens and making Trust sites available for community events, commercial events, sport and recreation.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Visits to Botanic Gardens	mill	3.8	4.0	4.0	4.5	4.7
Visitors to Trust estates satisfied with facilities, services and programs	%	97	92	95	96	95
Total water use for irrigation from non-potable sources at the Australian Botanic Garden, Mount Annan	%	60	60	65	60	60
Reduction in use of potable water at the Royal Botanic Garden, Sydney since base year 2001-02 (a)%		52.8	80.9	50.0	69.4	50.0

(a)	Total water usage was lower than average in 2011-12 due to plentiful rainfall over summer. The proportion of non-potable water used was therefore greater.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	36,239	28,489	26,847
Other operating expenses	30,008	24,137	22,231
Grants and subsidies	39	61	—

Capital Expenditure	14,441	10,317	11,070

7 - 40	Budget Estimates 2013-14

Royal Botanic Gardens and Domain Trust

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	38,268	42,366	38,681
Depreciation and amortisation	7,897	7,397	7,958
Grants and subsidies	50	106	—

TOTAL EXPENSES EXCLUDING LOSSES	46,215	49,869	46,639

Revenue
Sales of goods and services	12,137	12,517	12,547
Investment revenue	150	200	170
Retained taxes, fees and fines	1,200	1,200	1,200
Grants and contributions	42,685	44,961	42,837
Other revenue	660	888	660

Total Revenue	56,832	59,766	57,414

Gain/(loss) on disposal of non current assets	—	(17)	—
Other gains/(losses)	—	(12)	—

Net Result	10,617	9,868	10,775

Budget Estimates 2013-14	7 - 41

Royal Botanic Gardens and Domain Trust

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	2,823	4,442	4,616
Receivables	809	1,315	1,510
Inventories	216	164	164

Total Current Assets	3,848	5,921	6,290

Non Current Assets
Property, plant and equipment -
Land and building	259,943	275,394	281,435
Plant and equipment	44,588	45,554	45,233
Infrastructure systems	55,987	54,137	59,545

Total Non Current Assets	360,518	375,085	386,213

Total Assets	364,366	381,006	392,503

Liabilities
Current Liabilities
Payables	1,664	2,943	2,978
Provisions	2,283	2,942	3,212
Other	250	261	669

Total Current Liabilities	4,197	6,146	6,859

Non Current Liabilities
Other	24	34	43

Total Non Current Liabilities	24	34	43

Total Liabilities	4,221	6,180	6,902

Net Assets	360,145	374,826	385,601

Equity
Reserves	189,483	204,266	204,266
Accumulated funds	170,662	170,560	181,335

Total Equity	360,145	374,826	385,601

7 - 42	Budget Estimates 2013-14

Royal Botanic Gardens and Domain Trust

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Grants and subsidies	50	106	—
Other	36,508	39,524	36,608

Total Payments	36,558	39,630	36,608

Receipts
Sale of goods and services	12,137	12,097	12,955
Interest received	150	200	170
Grants and contributions	37,815	39,240	39,183
Other	4,970	4,935	3,560

Total Receipts	55,072	56,472	55,868

Net Cash Flows From Operating Activities	18,514	16,842	19,260

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	5	—
Purchases of property, plant and equipment	(18,514)	(17,786)	(19,086)

Net Cash Flows From Investing Activities	(18,514)	(17,781)	(19,086)

Net Increase/(Decrease) in Cash	—	(939)	174

Opening Cash and Cash Equivalents	2,823	5,381	4,442

Closing Cash and Cash Equivalents	2,823	4,442	4,616

Cash Flow Reconciliation
Net result	10,617	9,868	10,775
Non cash items added back	7,897	7,316	7,958
Change in operating assets and liabilities	—	(342)	527

Net Cash Flows From Operating Activities	18,514	16,842	19,260

Budget Estimates 2013-14	7 - 43

Barangaroo Delivery Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	7,720	7,720	7,354
Other operating expenses	7,615	11,664	8,775
Depreciation and amortisation	345	574	100
Grants and subsidies	20,000	20,000	20,000
Finance costs	10,064	6,528	12,195

TOTAL EXPENSES EXCLUDING LOSSES	45,744	46,486	48,424

Revenue
Investment revenue	—	707	—
Grants and contributions	66,279	46,988	39,917
Other revenue	—	619	11

Total Revenue	66,279	48,314	39,928

Gain/(loss) on disposal of non current assets	—	75,627	55,333

Net Result	20,535	77,455	46,837

7 - 44	Budget Estimates 2013-14

Barangaroo Delivery Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	218	2,629	336
Receivables	37,725	4,120	201,939
Assets held for sale	32,316	111,234	15,667

Total Current Assets	70,259	117,983	217,942

Non Current Assets
Receivables	75,641	68,105	—
Property, plant and equipment -
Land and building	133,725	166,856	151,188
Plant and equipment	731	519	224
Infrastructure systems	90,892	87,396	184,026

Total Non Current Assets	300,989	322,876	335,438

Total Assets	371,248	440,859	553,380

Liabilities
Current Liabilities
Payables	2,779	10,785	16,754
Borrowings at amortised cost	104,714	90,231	—
Provisions	43,330	43,330	247
Other	10,000	—	—

Total Current Liabilities	160,823	144,346	17,001

Non Current Liabilities
Borrowings at amortised cost	96,005	93,376	289,792
Provisions	32,270	93,622	90,235

Total Non Current Liabilities	128,275	186,998	380,027

Total Liabilities	289,098	331,344	397,028

Net Assets	82,150	109,515	156,352

Equity
Reserves	20,000	19,259	19,259
Accumulated funds	62,150	90,256	137,093

Total Equity	82,150	109,515	156,352

Budget Estimates 2013-14	7 - 45

Barangaroo Delivery Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	7,660	7,675	7,426
Grants and subsidies	20,000	20,000	20,000
Finance costs	9,824	6,221	6,279
Other	89,637	58,622	65,120

Total Payments	127,121	92,518	98,825

Receipts
Interest received	—	707	—
Cash transfers to the Crown Entity	—	(21,907)	—
Other	1,548	(97,204)	49,928

Total Receipts	1,548	(118,404)	49,928

Net Cash Flows From Operating Activities	(125,573)	(210,922)	(48,897)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	163,986	227,657	166,567
Purchases of property, plant and equipment	(58,872)	(59,067)	(96,434)
Advances made	(84,137)	(68,105)	(129,714)

Net Cash Flows From Investing Activities	20,977	100,485	(59,581)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	104,714	88,866	106,185

Net Cash Flows From Financing Activities	104,714	88,866	106,185

Net Increase/(Decrease) in Cash	118	(21,571)	(2,293)

Opening Cash and Cash Equivalents	100	24,200	2,629

Closing Cash and Cash Equivalents	218	2,629	336

Cash Flow Reconciliation
Net result	20,535	77,455	46,837
Non cash items added back	345	574	100
Change in operating assets and liabilities	(146,453)	(288,951)	(95,834)

Net Cash Flows From Operating Activities	(125,573)	(210,922)	(48,897)

7 - 46	Budget Estimates 2013-14

Centennial Park and Moore Park Trust

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	187	417	184
Other operating expenses	19,754	19,235	19,577
Depreciation and amortisation	5,570	5,683	5,721

TOTAL EXPENSES EXCLUDING LOSSES	25,511	25,335	25,482

Revenue
Sales of goods and services	19,252	18,716	19,722
Investment revenue	598	503	494
Retained taxes, fees and fines	276	471	400
Grants and contributions	6,378	5,449	12,208
Other revenue	1,397	2,586	1,482

Total Revenue	27,901	27,725	34,306

Net Result	2,390	2,390	8,824

Budget Estimates 2013-14	7 - 47

Centennial Park and Moore Park Trust

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,273	3,661	4,739
Receivables	1,960	1,096	1,052
Other financial assets	7,060	7,011	7,380
Inventories	166	190	194

Total Current Assets	13,459	11,958	13,365

Non Current Assets
Property, plant and equipment -
Land and building	466,893	522,773	522,139
Plant and equipment	901	1,077	1,192
Infrastructure systems	325,667	335,083	342,447
Intangibles	8	225	105
Other	93	67	67

Total Non Current Assets	793,562	859,225	865,950

Total Assets	807,021	871,183	879,315

Liabilities
Current Liabilities
Payables	2,169	2,092	2,096
Provisions	625	725	741
Other	1,768	1,871	1,749

Total Current Liabilities	4,562	4,688	4,586

Non Current Liabilities
Other	3,508	3,385	2,795

Total Non Current Liabilities	3,508	3,385	2,795

Total Liabilities	8,070	8,073	7,381

Net Assets	798,951	863,110	871,934

Equity
Reserves	200,425	256,768	256,768
Accumulated funds	598,526	606,342	615,166

Total Equity	798,951	863,110	871,934

7 - 48	Budget Estimates 2013-14

Centennial Park and Moore Park Trust

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	187	417	184
Other	23,769	23,250	23,570

Total Payments	23,956	23,667	23,754

Receipts
Sale of goods and services	19,214	18,678	19,688
Interest received	598	503	494
Grants and contributions	5,040	4,500	10,925
Other	5,446	5,542	5,541

Total Receipts	30,298	29,223	36,648

Net Cash Flows From Operating Activities	6,342	5,556	12,894

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	80	—
Purchases of property, plant and equipment	(4,954)	(5,944)	(11,447)
Purchases of investments	(363)	(310)	(369)

Net Cash Flows From Investing Activities	(5,317)	(6,174)	(11,816)

Net Increase/(Decrease) in Cash	1,025	(618)	1,078

Opening Cash and Cash Equivalents	3,248	4,279	3,661

Closing Cash and Cash Equivalents	4,273	3,661	4,739

Cash Flow Reconciliation
Net result	2,390	2,390	8,824
Non cash items added back	4,570	3,784	4,721
Change in operating assets and liabilities	(618)	(618)	(651)

Net Cash Flows From Operating Activities	6,342	5,556	12,894

Budget Estimates 2013-14	7 - 49

Historic Houses Trust of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	—	1,677	—
Other operating expenses	25,238	25,776	27,578
Depreciation and amortisation	546	647	616

TOTAL EXPENSES EXCLUDING LOSSES	25,784	28,100	28,194

Revenue
Sales of goods and services	5,572	4,327	5,322
Investment revenue	290	365	371
Grants and contributions	20,762	24,971	23,245
Other revenue	11	152	116

Total Revenue	26,635	29,815	29,054

Gain/(loss) on disposal of non current assets	—	(355)	—
Other gains/(losses)	—	(509)	—

Net Result	851	851	860

7 - 50	Budget Estimates 2013-14

Historic Houses Trust of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,381	10,520	11,069
Receivables	688	534	520
Other financial assets	4,700	—	—
Inventories	755	399	383
Assets held for sale	—	1,745	1,745

Total Current Assets	10,524	13,198	13,717

Non Current Assets
Property, plant and equipment -
Land and building	283,280	279,327	280,010
Plant and equipment	37,190	37,972	37,850
Infrastructure systems	2,277	279	150
Intangibles	70	208	160

Total Non Current Assets	322,817	317,786	318,170

Total Assets	333,341	330,984	331,887

Liabilities
Current Liabilities
Payables	2,447	1,659	1,510
Provisions	2,564	1,640	1,550

Total Current Liabilities	5,011	3,299	3,060

Non Current Liabilities
Other	12	19	19

Total Non Current Liabilities	12	19	19

Total Liabilities	5,023	3,318	3,079

Net Assets	328,318	327,666	328,808

Equity
Reserves	165,696	165,664	165,946
Accumulated funds	162,622	162,002	162,862

Total Equity	328,318	327,666	328,808

Budget Estimates 2013-14	7 - 51

Historic Houses Trust of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	—	1,677	—
Other	27,180	25,870	27,287

Total Payments	27,180	27,547	27,287

Receipts
Sale of goods and services	6,095	4,480	5,616
Interest received	334	363	376
Grants and contributions	20,397	21,999	20,700
Other	1,908	2,491	2,144

Total Receipts	28,734	29,333	28,836

Net Cash Flows From Operating Activities	1,554	1,786	1,549

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	2,847	—
Purchases of property, plant and equipment	(1,000)	(1,413)	(1,000)
Purchases of investments	(44)	—	—
Other	—	(13)	—

Net Cash Flows From Investing Activities	(1,044)	1,421	(1,000)

Net Increase/(Decrease) in Cash	510	3,207	549

Opening Cash and Cash Equivalents	3,871	7,313	10,520

Closing Cash and Cash Equivalents	4,381	10,520	11,069

Cash Flow Reconciliation
Net result	851	851	860
Non cash items added back	546	1,155	898
Change in operating assets and liabilities	157	(220)	(209)

Net Cash Flows From Operating Activities	1,554	1,786	1,549

7 - 52	Budget Estimates 2013-14

Western Sydney Parklands Trust

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	44	44	45
Other operating expenses	6,346	6,452	6,709
Depreciation and amortisation	1,484	1,362	1,622
Other expenses	437	—	—

TOTAL EXPENSES EXCLUDING LOSSES	8,311	7,858	8,376

Revenue
Sales of goods and services	4,282	2,273	2,329
Investment revenue	299	750	337
Grants and contributions	5,392	5,735	5,689
Other revenue	13,378	14,179	5,300

Total Revenue	23,351	22,937	13,655

Gain/(loss) on disposal of non current assets	—	(155)	—

Net Result	15,040	14,924	5,279

Budget Estimates 2013-14	7 - 53

Western Sydney Parklands Trust

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	14,589	21,352	14,012
Receivables	784	587	588

Total Current Assets	15,373	21,939	14,600

Non Current Assets
Receivables	—	1,983	1,983
Property, plant and equipment -
Land and building	495,727	489,013	488,812
Plant and equipment	539	790	733
Infrastructure systems	41,125	44,578	57,454
Other	—	1,228	1,228

Total Non Current Assets	537,391	537,592	550,210

Total Assets	552,764	559,531	564,810

Liabilities
Current Liabilities
Payables	969	2,859	2,859
Provisions	137	150	150

Total Current Liabilities	1,106	3,009	3,009

Non Current Liabilities
Other	—	3,501	3,501

Total Non Current Liabilities	—	3,501	3,501

Total Liabilities	1,106	6,510	6,510

Net Assets	551,658	553,021	558,300

Equity
Reserves	53,493	53,493	53,493
Accumulated funds	498,165	499,528	504,807

Total Equity	551,658	553,021	558,300

7 - 54	Budget Estimates 2013-14

Western Sydney Parklands Trust

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	44	44	45
Other	6,781	6,365	6,709

Total Payments	6,825	6,409	6,754

Receipts
Sale of goods and services	4,283	2,275	2,328
Interest received	299	750	337
Grants and contributions	5,392	16,738	9,689
Other	13,378	3,176	1,300

Total Receipts	23,352	22,939	13,654

Net Cash Flows From Operating Activities	16,527	16,530	6,900

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(8,274)	(8,274)	(14,240)

Net Cash Flows From Investing Activities	(8,274)	(8,274)	(14,240)

Net Increase/(Decrease) in Cash	8,253	8,256	(7,340)

Opening Cash and Cash Equivalents	6,336	13,096	21,352

Closing Cash and Cash Equivalents	14,589	21,352	14,012

Cash Flow Reconciliation
Net result	15,040	14,924	5,279
Non cash items added back	1,484	1,362	1,622
Change in operating assets and liabilities	3	244	(1)

Net Cash Flows From Operating Activities	16,527	16,530	6,900

Budget Estimates 2013-14	7 - 55

Planning and Infrastructure Sub-Cluster

Introduction

The Planning and Infrastructure sub-cluster manages land use planning and development, sustainable growth and the orderly and economic development of growth centres.

The Planning and Infrastructure sub-cluster is the lead for achieving the following NSW 2021 goals.

•	Build liveable centres.

•	Restore confidence and integrity in the planning system.

The Planning and Infrastructure sub-cluster ensures sustainable growth by:

•	planning appropriately for housing and employment growth

•	helping to plan, stage and promptly deliver infrastructure, and releasing land for housing and jobs

•	developing and applying land use strategies and plans

•	assessing and determining State-Significant Development and Infrastructure.

Services

The sub-cluster’s key services are:

•	setting strategies for housing development, investment and land release, and coordinating infrastructure

•

supporting local strategy development, coordinating major urban renewal initiatives, developing and reviewing policies and laws, partnering with councils to implement statutory development proposals and continuously improving the planning system

•	acquiring and providing land for regional open space and infrastructure, such as transport corridors

•	providing overarching precinct plans, including transport and infrastructure planning

•	facilitating private sector investment in projects which contribute to economic growth, employment and residential, commercial and industrial opportunities in the Hunter and Central Coast regions

•	caring for, controlling and managing the Luna Park Reserve

•	providing personnel services to the Sydney Harbour Foreshore Authority, Hunter Development Corporation and Central Coast Regional Development Corporation.

7 - 56	Budget Estimates 2013-14

Planning and Infrastructure Sub-Cluster

2013-14 Budget Highlights

In 2013-14, the Cluster’s key initiatives will include spending:

•	$49 million from the Priority Infrastructure Fund to assist councils to meet the costs of essential local infrastructure generated by developments

•	$35.6 million to fund development and associated costs, including an interim facility at Glebe Island, for the Sydney International Convention, Exhibition and Entertainment Precinct project

•

$20.9 million to implement a new planning system focussed on sustainable growth, by engaging with stakeholders and the community to receive feedback on the government’s White Paper and developing the cultural and legal components of a new system

•	$18 million from the Hunter Infrastructure and Investment Fund to provide economic and social infrastructure that will support economic growth and maintain and enhance the liveability of the Hunter

•	$8 million under the Precinct Support Scheme to assist local councils to upgrade local infrastructure and provide high quality urban environments for selected Urban Activation Precincts

•	$6.3 million for ecosystem improvements to offset biodiversity impacts of developments in Growth Centres and Warnervale

•

$5.3 million for the Planning Assessment Commission and Joint Regional Planning Panels to deliver a robust and independent system for assessing state and regionally significant developments during the transition to a new planning system

•	$4.5 million to UrbanGrowth NSW to deliver projects to support housing at North Kellyville and Green Square as part of Round 2 of the Housing Acceleration Fund.

Budget Estimates 2013-14	7 - 57

Department of Planning and Infrastructure

Service Group Statements

Planning Strategies, Housing and Infrastructure

Service description:	This service group covers the delivery of strategic zoned (and where applicable, serviced) land for housing and employment, including strategic planning and coordination of infrastructure provision into land supply and land release programs. The service group also prepares, monitors and updates the Metropolitan Plan and regional strategies.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Regional and sub-regional strategies completed (a)	no.	n.a	n.a	3	0	3
Projects completed under Metro Greenspace program	no.	17	14	15	18	18

Employees:	FTE	122	139	172	154	163

(a)	Three regional strategies for Lower Hunter, Illawarra and South Coast are due to be completed in 2012-13. The program for reviewing regional strategies will be replaced with a new program for developing Regional Growth Plans as outlined in the White Paper. Finalisation of sub-regional Delivery Plans is due to be completed in 2013-14.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	56,613	96,098	127,023
Total expenses include the following:
Employee related	24,327	29,739	25,668
Other operating expenses	7,799	5,068	12,071
Grants and subsidies	22,007	60,030	88,225

Capital Expenditure	1,268	773	775

7 - 58	Budget Estimates 2013-14

Department of Planning and Infrastructure

Planning Operations and Regional Delivery

Service description:	This service group is responsible for preparing regional and sub-regional plans and strategies to ensure housing and employment targets are met. The group is also responsible for working with local councils on the preparation and implementation of local environmental plans, rezoning and other statutory planning instruments.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Local councils preparing new comprehensive LEPs:
Commenced	no.	10	9	5	1	0
On exhibition	no.	26	44	32	35	8
Gazetted	no.	15	33	83	71	17

Employees:	FTE	195	180	189	171	171

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	63,956	104,411	124,186
Total expenses include the following:
Employee related	27,651	31,208	26,937
Other operating expenses	8,403	5,319	12,649
Grants and subsidies	27,555	67,632	84,062

Capital Expenditure	4,363	811	3,813

Budget Estimates 2013-14	7 - 59

Department of Planning and Infrastructure

Development Assessment, Systems and Approvals

Service description:	This service group covers timely and efficient delivery of assessment and decision making for development and infrastructure projects of State significance, including whole-of-government leadership in the administration of environmental impact assessment and development approvals. It involves managing development and building controls, and the associated regulatory and operational aspects, to ensure ongoing reform and best practice. It is also responsible for the ongoing administration of the Joint Regional Planning Panels.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Applications lodged	no.	496	408	440	420	450
Development and infrastructure applications determined (a)	no.	422	411	575	460	470
Determination of development and infrastructure applications within 4 months (b)%		77	100	85	85	85
Complaint investigations against accredited certifiers	no.	94	105	110	110	110

Employees:	FTE	194	189	245	196	196

(a)	Lodgement and determination courts include SSD, SSI, Part 3A, Part 4 projects and modifications thereof.
(b)	New performance benchmark established in the NSW 2021 Plan. Data include SSD and SSI projects only.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	52,650	44,933	49,179
Total expenses include the following:
Employee related	37,211	35,666	30,790
Other operating expenses	11,660	6,079	14,472
Grants and subsidies	3,300	2,900	3,300

Capital Expenditure	1,866	927	930

7 - 60	Budget Estimates 2013-14

Department of Planning and Infrastructure

Personnel Services

Service description:	This service group covers personnel services that are provided to the Hunter Development Corporation, Central Coast Regional Development Corporation and the Sydney Harbour Foreshore Authority.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:

Hunter Development Corporation	FTE	20	18	19	18	19
Central Coast Regional Development Corporation	FTE	10	7	10	5	12
Sydney Harbour Foreshore Authority	FTE	231	231	223	190	211

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	32,987	28,509	28,457
Total expenses include the following:
Employee related	32,987	28,509	28,457

Budget Estimates 2013-14	7 - 61

Department of Planning and Infrastructure

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	122,176	125,122	111,852
Other operating expenses	27,862	16,466	39,192
Depreciation and amortisation	1,141	781	1,668
Grants and subsidies	52,862	130,562	175,587
Finance costs	2,165	1,020	546

TOTAL EXPENSES EXCLUDING LOSSES	206,206	273,951	328,845

Revenue
Recurrent appropriation	104,588	168,652	196,853
Capital appropriation	6,849	2,143	4,870
Sales of goods and services	69,413	68,187	68,327
Investment revenue	690	1,031	707
Grants and contributions	7,470	41,074	37,074
Acceptance by Crown Entity of employee benefits and other liabilities	3,724	3,724	3,817
Other revenue	9,864	16,350	9,437

Total Revenue	202,598	301,161	321,085

Gain/(loss) on disposal of non current assets	600	—	—
Other gains/(losses)	(13)	—	—

Net Result	(3,021)	27,210	(7,760)

7 - 62	Budget Estimates 2013-14

Department of Planning and Infrastructure

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	16,062	40,178	26,808
Receivables	29,611	40,185	43,500

Total Current Assets	45,673	80,363	70,308

Non Current Assets
Property, plant and equipment -
Land and building	14,470	8,581	11,581
Plant and equipment	1,590	1,110	1,577
Intangibles	4,109	2,576	2,959

Total Non Current Assets	20,169	12,267	16,117

Total Assets	65,842	92,630	86,425

Liabilities
Current Liabilities
Payables	6,235	10,469	10,469
Provisions	22,284	24,681	27,481

Total Current Liabilities	28,519	35,150	37,950

Non Current Liabilities
Borrowings at amortised cost	33,217	11,337	10,092
Provisions	921	1,160	1,160

Total Non Current Liabilities	34,138	12,497	11,252

Total Liabilities	62,657	47,647	49,202

Net Assets	3,185	44,983	37,223

Equity
Reserves	—	111	111
Accumulated funds	3,185	44,872	37,112

Total Equity	3,185	44,983	37,223

Budget Estimates 2013-14	7 - 63

Department of Planning and Infrastructure

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	119,135	121,972	108,550
Grants and subsidies	52,862	126,290	147,917
Finance costs	2,165	1,020	546
Other	28,401	17,074	36,311

Total Payments	202,563	266,356	293,324

Receipts
Recurrent appropriation	104,588	168,652	196,853
Capital appropriation	6,849	2,143	4,870
Sale of goods and services	69,400	68,187	65,012
Interest received	690	1,031	707
Grants and contributions	7,033	13,104	6,133
Cash transfers to the Crown Entity	—	(1,540)	—
Other	10,734	40,481	13,142

Total Receipts	199,294	292,058	286,717

Net Cash Flows From Operating Activities	(3,269)	25,702	(6,607)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	600	—	—
Purchases of property, plant and equipment	(3,812)	(532)	(3,812)
Other	(3,685)	(1,979)	(1,706)

Net Cash Flows From Investing Activities	(6,897)	(2,511)	(5,518)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	7,891	—	—
Repayment of borrowings and advances	(3,700)	(11,000)	(1,245)

Net Cash Flows From Financing Activities	4,191	(11,000)	(1,245)

Net Increase/(Decrease) in Cash	(5,975)	12,191	(13,370)

Opening Cash and Cash Equivalents	22,037	27,987	40,178

Closing Cash and Cash Equivalents	16,062	40,178	26,808

Cash Flow Reconciliation
Net result	(3,021)	27,210	(7,760)
Non cash items added back	1,141	781	1,668
Change in operating assets and liabilities	(1,389)	(2,289)	(515)

Net Cash Flows From Operating Activities	(3,269)	25,702	(6,607)

7 - 64	Budget Estimates 2013-14

Hunter Development Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	—	100	130
Other operating expenses	27,134	11,033	60,500
Depreciation and amortisation	63	54	63
Grants and subsidies	1,250	407	18,450
Finance costs	206	—	338

TOTAL EXPENSES EXCLUDING LOSSES	28,653	11,594	79,481

Revenue
Sales of goods and services	8,003	5,629	6,572
Investment revenue	2,676	57	—
Grants and contributions	1,305	1,677	18,740
Other revenue	17,838	6,907	46,956

Total Revenue	29,822	14,270	72,268

Other gains/(losses)	—	(908)	—

Net Result	1,169	1,768	(7,213)

Budget Estimates 2013-14	7 - 65

Hunter Development Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	547	422	—
Receivables	267	184	222
Inventories	—	1,720	—

Total Current Assets	814	2,326	222

Non Current Assets
Inventories	66,481	54,780	56,102
Property, plant and equipment -
Plant and equipment	82	93	30

Total Non Current Assets	66,563	54,873	56,132

Total Assets	67,377	57,199	56,354

Liabilities
Current Liabilities
Payables	538	454	534
Borrowings at amortised cost	924	—	6,369
Provisions	259	211	210

Total Current Liabilities	1,721	665	7,113

Non Current Liabilities
Provisions	34	31	31
Other	—	80	—

Total Non Current Liabilities	34	111	31

Total Liabilities	1,755	776	7,144

Net Assets	65,622	56,423	49,210

Equity
Accumulated funds	65,622	56,423	49,210

Total Equity	65,622	56,423	49,210

7 - 66	Budget Estimates 2013-14

Hunter Development Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	—	100	130
Grants and subsidies	1,250	407	18,450
Finance costs	206	196	338
Other	27,844	14,659	60,023

Total Payments	29,300	15,362	78,941

Receipts
Sale of goods and services	7,880	6,238	6,534
Interest received	2,676	57	—
Grants and contributions	19,143	7,899	65,616
Other	—	613	—

Total Receipts	29,699	14,807	72,150

Net Cash Flows From Operating Activities	399	(555)	(6,791)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	—	6,369
Repayment of borrowings and advances	(363)	—	—

Net Cash Flows From Financing Activities	(363)	—	6,369

Net Increase/(Decrease) in Cash	36	(555)	(422)

Opening Cash and Cash Equivalents	511	977	422

Closing Cash and Cash Equivalents	547	422	—

Cash Flow Reconciliation
Net result	1,169	1,768	(7,213)
Non cash items added back	63	962	63
Change in operating assets and liabilities	(833)	(3,285)	359

Net Cash Flows From Operating Activities	399	(555)	(6,791)

Budget Estimates 2013-14	7 - 67

Luna Park Reserve Trust

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	889	1,085	1,188
Depreciation and amortisation	603	603	787

TOTAL EXPENSES EXCLUDING LOSSES	1,492	1,688	1,975

Revenue
Sales of goods and services	1,593	1,795	2,056
Investment revenue	37	31	61

Total Revenue	1,630	1,826	2,117

Net Result	138	138	142

7 - 68	Budget Estimates 2013-14

Luna Park Reserve Trust

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	1,414	1,167	2,251
Receivables	215	411	220

Total Current Assets	1,629	1,578	2,471

Non Current Assets
Property, plant and equipment -
Land and building	23,348	30,406	29,865
Infrastructure systems	6,267	7,692	7,446

Total Non Current Assets	29,615	38,098	37,311

Total Assets	31,244	39,676	39,782

Liabilities
Current Liabilities
Payables	154	200	164

Total Current Liabilities	154	200	164

Total Liabilities	154	200	164

Net Assets	31,090	39,476	39,618

Equity
Reserves	22,449	30,931	30,931
Accumulated funds	8,641	8,545	8,687

Total Equity	31,090	39,476	39,618

Budget Estimates 2013-14	7 - 69

Luna Park Reserve Trust

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Other	1,053	1,306	1,359

Total Payments	1,053	1,306	1,359

Receipts
Sale of goods and services	1,593	1,795	2,056
Interest received	37	31	61
Other	169	102	326

Total Receipts	1,799	1,928	2,443

Net Cash Flows From Operating Activities	746	622	1,084

Net Increase/(Decrease) in Cash	746	622	1,084

Opening Cash and Cash Equivalents	668	545	1,167

Closing Cash and Cash Equivalents	1,414	1,167	2,251

Cash Flow Reconciliation
Net result	138	138	142
Non cash items added back	603	603	787
Change in operating assets and liabilities	5	(119)	155

Net Cash Flows From Operating Activities	746	622	1,084

7 - 70	Budget Estimates 2013-14

Minister Administering the Environmental Planning and Assessment Act

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	49	49	49
Other operating expenses	12,819	12,849	14,879
Depreciation and amortisation	4	364	5
Grants and subsidies	50,440	46,600	24,840
Finance costs	23,000	23,000	24,500

TOTAL EXPENSES EXCLUDING LOSSES	86,312	82,862	64,273

Revenue
Sales of goods and services	8,030	7,134	8,181
Investment revenue	5,200	3,596	6,700
Retained taxes, fees and fines	7,425	7,454	7,648
Grants and contributions	13,284	13,284	5,034
Other revenue	5,000	5,000	5,000

Total Revenue	38,939	36,468	32,563

Gain/(loss) on disposal of non current assets	23,506	23,506	14,509

Net Result	(23,867)	(22,888)	(17,201)

Budget Estimates 2013-14	7 - 71

Minister Administering the Environmental Planning and Assessment Act

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	128,712	135,245	138,814
Receivables	1,500	5,780	5,780
Other financial assets	2,200	237	237
Assets held for sale	40,000	27,149	27,149
Other	35	35	35

Total Current Assets	172,447	168,446	172,015

Non Current Assets
Property, plant and equipment -
Land and building	922,283	1,431,500	1,411,495
Plant and equipment	4	(4)	(4)
Infrastructure systems	—	10	10
Intangibles	—	105	105

Total Non Current Assets	922,287	1,431,611	1,411,606

Total Assets	1,094,734	1,600,057	1,583,621

Liabilities
Current Liabilities
Payables	11,500	52,640	51,905
Borrowings at amortised cost	53,694	36,117	36,117
Other	530	493	493

Total Current Liabilities	65,724	89,250	88,515

Non Current Liabilities
Borrowings at amortised cost	392,469	380,456	381,956
Other	60	132	132

Total Non Current Liabilities	392,529	380,588	382,088

Total Liabilities	458,253	469,838	470,603

Net Assets	636,481	1,130,219	1,113,018

Equity
Reserves	560,293	977,847	957,847
Accumulated funds	76,188	152,372	155,171

Total Equity	636,481	1,130,219	1,113,018

7 - 72	Budget Estimates 2013-14

Minister Administering the Environmental Planning and Assessment Act

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	49	49	49
Grants and subsidies	45,440	44,600	19,840
Finance costs	23,000	23,000	23,000
Other	16,428	34,993	19,614

Total Payments	84,917	102,642	62,503

Receipts
Sale of goods and services	8,030	7,134	8,181
Interest received	5,200	3,596	6,700
Grants and contributions	13,284	13,284	5,034
Other	16,425	16,454	16,648

Total Receipts	42,939	40,468	36,563

Net Cash Flows From Operating Activities	(41,978)	(62,174)	(25,940)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	63,506	63,906	54,509
Purchases of property, plant and equipment	(75,000)	(30,000)	(25,000)
Purchases of investments	—	(237)	—
Other	—	(455)	—

Net Cash Flows From Investing Activities	(11,494)	33,214	29,509

Cash Flows From Financing Activities
Proceeds from borrowings and advances	72,000	27,000	—

Net Cash Flows From Financing Activities	72,000	27,000	—

Net Increase/(Decrease) in Cash	18,528	(1,960)	3,569

Opening Cash and Cash Equivalents	109,989	137,205	135,245
Reclassification of Cash Equivalents	195	—	—

Closing Cash and Cash Equivalents	128,712	135,245	138,814

Cash Flow Reconciliation
Net result	(23,867)	(22,888)	(17,201)
Non cash items added back	5,004	2,364	6,505
Change in operating assets and liabilities	(23,115)	(41,650)	(15,244)

Net Cash Flows From Operating Activities	(41,978)	(62,174)	(25,940)

Budget Estimates 2013-14	7 - 73

UrbanGrowth NSW Development Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	8,659	6,458	7,801
Other operating expenses	12,906	11,428	11,721
Depreciation and amortisation	1,476	1,888	1,923
Grants and subsidies	—	5,842	8,795
Finance costs	1,910	1,923	2,221

TOTAL EXPENSES EXCLUDING LOSSES	24,951	27,539	32,461

Revenue
Sales of goods and services	14,136	20,760	21,188
Investment revenue	2,321	3,108	2,133
Grants and contributions	17,160	15,565	12,875
Other revenue	114	—	—

Total Revenue	33,731	39,433	36,196

Other gains/(losses)	—	4,500	—

Net Result	8,780	16,394	3,735

7 - 74	Budget Estimates 2013-14

UrbanGrowth NSW Development Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	75,132	81,981	88,837
Receivables	1,262	895	1,119
Other financial assets	1,485	1,286	1,248

Total Current Assets	77,879	84,162	91,204

Non Current Assets
Other financial assets	2,101	2,300	3,311
Investment properties	169,150	128,700	128,700
Property, plant and equipment -
Land and building	9,463	67,450	66,321
Plant and equipment	1,296	2,585	3,121
Infrastructure systems	2,627	745	745
Intangibles	9	82	2
Other	7,875	—	113

Total Non Current Assets	192,521	201,862	202,313

Total Assets	270,400	286,024	293,517

Liabilities
Current Liabilities
Payables	3,975	4,545	4,766
Borrowings at amortised cost	436	5,558	5,877
Provisions	644	328	1,584
Other	1,792	902	1,982

Total Current Liabilities	6,847	11,333	14,209

Non Current Liabilities
Borrowings at amortised cost	26,470	21,858	22,462
Provisions	621	1,535	1,813
Other	9,324	—	—

Total Non Current Liabilities	36,415	23,393	24,275

Total Liabilities	43,262	34,726	38,484

Net Assets	227,138	251,298	255,033

Equity
Reserves	—	3,243	3,243
Accumulated funds	227,138	248,055	251,790

Total Equity	227,138	251,298	255,033

Budget Estimates 2013-14	7 - 75

UrbanGrowth NSW Development Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	9,787	7,355	6,716
Grants and subsidies	—	5,842	8,795
Finance costs	1,906	1,923	1,148
Other	27,442	18,531	17,235

Total Payments	39,135	33,651	33,894

Receipts
Sale of goods and services	23,861	23,552	23,487
Interest received	2,321	3,108	2,113
Retained taxes, fees and fines	—	(18)	—
Grants and contributions	11,160	8,960	9,357
Other	8,090	8,536	7,093

Total Receipts	45,432	44,138	42,050

Net Cash Flows From Operating Activities	6,297	10,487	8,156

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,834)	(3,924)	(1,205)
Purchases of investments	—	—	(973)
Other	(128)	(38)	(45)

Net Cash Flows From Investing Activities	(3,962)	(3,962)	(2,223)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	—	923
Repayment of borrowings and advances	(5,923)	(5,923)	—

Net Cash Flows From Financing Activities	(5,923)	(5,923)	923

Net Increase/(Decrease) in Cash	(3,588)	602	6,856

Opening Cash and Cash Equivalents	77,747	79,816	81,981
Reclassification of Cash Equivalents	973	1,563	—

Closing Cash and Cash Equivalents	75,132	81,981	88,837

Cash Flow Reconciliation
Net result	8,780	16,394	3,735
Non cash items added back	1,476	(2,612)	1,923
Change in operating assets and liabilities	(3,959)	(3,295)	2,498

Net Cash Flows From Operating Activities	6,297	10,487	8,156

7 - 76	Budget Estimates 2013-14

Audit Office of New South Wales

Introduction

The Audit Office of New South Wales audits government activity and prepares reports on behalf of the Auditor-General. It reports to the Parliament of New South Wales and helps to hold the Government accountable for its use of community resources and legal powers.

The office is funded through services charged back to agencies. It also receives funding for special-purpose and performance audits.

The Audit Office, a statutory authority, operates under the Public Finance and Audit Act 1983.

Services

The Audit Office’s key services are:

•	auditing NSW Government agencies financial statements

•	auditing NSW Government agencies performance

•	providing Auditor-General’s reports to Parliament

•	investigating claims about the misuse of public money.

2013-14 Budget Highlights

In 2013-14, the Audit Office’s key initiatives will include:

•	generating $37.2 million from financial auditing of NSW Government agencies and reporting the results to Parliament

•	spending $4.9 million on performance audits of NSW Government agencies operations and reporting the results to Parliament

•	spending $3.5 million on upgrading information technology and enhancing information systems and the audit methodology.

Budget Estimates 2013-14	7 - 77

Audit Office of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	35,130	32,477	34,127
Other operating expenses	6,052	9,308	9,426
Depreciation and amortisation	997	974	1,818
Finance costs	—	18	—
Other expenses	35	32	36

TOTAL EXPENSES EXCLUDING LOSSES	42,214	42,809	45,407

Revenue
Sales of goods and services	41,341	41,800	42,147
Investment revenue	400	300	251
Other revenue	69	310	100

Total Revenue	41,810	42,410	42,498

Gain/(loss) on disposal of non current assets	—	(5)	—

Net Result	(404)	(404)	(2,909)

7 - 78	Budget Estimates 2013-14

Audit Office of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	5,572	6,961	2,135
Receivables	5,135	6,202	6,202
Inventories	986	797	797
Other	6,491	8,302	8,302

Total Current Assets	18,184	22,262	17,436

Non Current Assets
Property, plant and equipment -
Land and building	1,192	1,039	734
Plant and equipment	991	1,109	1,151
Intangibles	4,683	2,941	4,935
Other	258	320	320

Total Non Current Assets	7,124	5,409	7,140

Total Assets	25,308	27,671	24,576

Liabilities
Current Liabilities
Payables	1,767	2,150	2,150
Provisions	9,916	10,939	10,753
Other	111	101	101

Total Current Liabilities	11,794	13,190	13,004

Non Current Liabilities
Provisions	12,990	40,114	40,114
Other	152	115	115

Total Non Current Liabilities	13,142	40,229	40,229

Total Liabilities	24,936	53,419	53,233

Net Assets	372	(25,748)	(28,657)

Equity
Accumulated funds	372	(25,748)	(28,657)

Total Equity	372	(25,748)	(28,657)

Budget Estimates 2013-14	7 - 79

Audit Office of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	35,130	33,445	34,313
Other	8,187	11,440	9,462

Total Payments	43,317	44,885	43,775

Receipts
Sale of goods and services	41,341	41,800	42,147
Interest received	400	300	251
Other	2,169	2,410	100

Total Receipts	43,910	44,510	42,498

Net Cash Flows From Operating Activities	593	(375)	(1,277)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,470)	(1,510)	(573)
Other	(4,220)	(2,380)	(2,976)

Net Cash Flows From Investing Activities	(5,690)	(3,890)	(3,549)

Net Increase/(Decrease) in Cash	(5,097)	(4,265)	(4,826)

Opening Cash and Cash Equivalents	10,669	11,226	6,961

Closing Cash and Cash Equivalents	5,572	6,961	2,135

Cash Flow Reconciliation
Net result	(404)	(404)	(2,909)
Non cash items added back	997	974	1,818
Change in operating assets and liabilities	—	(945)	(186)

Net Cash Flows From Operating Activities	593	(375)	(1,277)

7 - 80	Budget Estimates 2013-14

Independent Commission Against Corruption

Introduction

The Independent Commission Against Corruption (ICAC) promotes and improves integrity in the public sector. It has special powers to investigate, expose and minimise corruption.

The ICAC operates under the Independent Commission Against Corruption Act 1988.

Services

The ICAC’s key service involves investigating corruption complaints, preventing corruption where possible, and educating public sector agencies to promote awareness.

2013-14 Budget Highlights

In 2013-14, ICAC’s key initiatives will include spending:

•	$5.2 million to complete implementation of the information and communications technology (ICT) infrastructure strategy through purchase of ICT equipment and software

•	$5.1 million to allow the Commission to complete an office accommodation fit out.

Budget Estimates 2013-14	7 - 81

Independent Commission Against Corruption

Service Group Statements

Corruption Investigation, Prevention, Research and Education

Service description:	This service group covers the processing, assessment and investigation of all corruption complaints. It also covers research and development of corruption training and providing prevention advice to public sector agencies through educational materials.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Average days to deal with complaints	no.	48	60	68	55	55
Investigations completed within twelve months	%	93	90	90	80	80
Training and other presentations delivered (a)	no.	149	195	70	179	100
Persons referred for consideration of prosecution or disciplinary action arising from investigations	no.	n.a.	10	n.a.	22	n.a.

Employees:	FTE	117	120	130	127	123

(a)	This measure included only training sessions in the 2012-13 Budget. This measure has now been updated to also include speaker presentations, given the similarities between these presentations and training sessions. Accordingly, the figure for 2010-11 Actual has been changed from 89 to 149.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	22,981	25,327	24,291
Total expenses include the following:
Employee related	16,469	16,677	16,500
Other operating expenses	5,309	7,423	5,712

Capital Expenditure	2,402	1,280	10,644

7 - 82	Budget Estimates 2013-14

Independent Commission Against Corruption

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Expenses Excluding Losses
Operating Expenses -
Employee related	16,469	16,677	16,500
Other operating expenses	5,309	7,423	5,712
Depreciation and amortisation	1,203	1,227	2,079

TOTAL EXPENSES EXCLUDING LOSSES	22,981	25,327	24,291

Revenue
Recurrent appropriation	20,721	20,621	21,150
Capital appropriation	2,402	652	9,614
Sales of goods and services	342	352	358
Investment revenue	53	43	54
Grants and contributions (a)	—	3,210	1,030
Acceptance by Crown Entity of employee benefits and other liabilities	480	482	533
Other revenue	30	5	23

Total Revenue	24,028	25,365	32,762

Net Result	1,047	38	8,471

(a)	The higher forecast grants and contributions in 2012-13 in the ICAC Service Group include grants from Department of Premier and Cabinet of $3.2 million to support the cost of investigations.

Budget Estimates 2013-14	7 - 83

Independent Commission Against Corruption

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	1,799	1,214	1,038
Receivables	354	818	818

Total Current Assets	2,153	2,032	1,856

Non Current Assets
Property, plant and equipment -
Land and building	139	563	1,878
Plant and equipment	2,720	1,312	8,329
Intangibles	321	321	554

Total Non Current Assets	3,180	2,196	10,761

Total Assets	5,333	4,228	12,617

Liabilities
Current Liabilities
Payables	596	775	775
Provisions	1,522	1,684	1,602

Total Current Liabilities	2,118	2,459	2,377

Non Current Liabilities
Provisions	14	407	407

Total Non Current Liabilities	14	407	407

Total Liabilities	2,132	2,866	2,784

Net Assets	3,201	1,362	9,833

Equity
Reserves	409	409	409
Accumulated funds	2,792	953	9,424

Total Equity	3,201	1,362	9,833

7 - 84	Budget Estimates 2013-14

Independent Commission Against Corruption

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	15,989	16,212	16,049
Other	5,789	8,057	6,205

Total Payments	21,778	24,269	22,254

Receipts
Recurrent appropriation	20,721	20,621	21,150
Capital appropriation	2,402	652	9,614
Sale of goods and services	342	352	358
Interest received	53	43	54
Grants and contributions	—	3,210	—
Cash transfers to the Crown Entity	—	(30)	—
Other	510	639	1,546

Total Receipts	24,028	25,487	32,722

Net Cash Flows From Operating Activities	2,250	1,218	10,468

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(2,273)	(1,280)	(10,095)
Other	(129)	—	(549)

Net Cash Flows From Investing Activities	(2,402)	(1,280)	(10,644)

Net Increase/(Decrease) in Cash	(152)	(62)	(176)

Opening Cash and Cash Equivalents	1,951	1,276	1,214

Closing Cash and Cash Equivalents	1,799	1,214	1,038

Cash Flow Reconciliation
Net result	1,047	38	8,471
Non cash items added back	1,203	1,215	2,079
Change in operating assets and liabilities	—	(35)	(82)

Net Cash Flows From Operating Activities	2,250	1,218	10,468

Budget Estimates 2013-14	7 - 85

Independent Pricing and Regulatory Tribunal

Introduction

The Independent Pricing and Regulatory Tribunal (IPART) determines prices for monopoly services provided by government utilities and regulated industries, such as water, transport, energy and local government.

IPART balances industry and consumer needs fairly and openly. It encourages sustainable and efficient services, while protecting consumers.

IPART operates under the Independent Pricing and Regulatory Tribunal Act 1992.

Services

IPART’s key service involves setting prices for monopoly services, administering schemes like water licensing and energy saving, and advising on policy.

2013-14 Budget Highlights

In 2013-14, IPART’s key initiatives will include spending:

•	$26 million to

•	independently regulate utility services

•	licence key water and energy businesses

•	administer the Energy Savings Scheme

•	provide policy advice to Government and set local council rates to deliver a balanced outcome for consumers, utilities and the Government.

•

$870,000 to increase participation in the Energy Savings Scheme, which supports the Government’s NSW 2021 goal to put downward pressure on the cost of living by realising annual energy savings of 16,000 GWh by 2020.

7 - 86	Budget Estimates 2013-14

Independent Pricing and Regulatory Tribunal

Service Group Statements

Utilities Pricing, Regulation and Analysis and Policy Work

Service description:	This service group covers price setting for energy, water and public transport; carrying out specific reviews of government services referred at the request of the responsible Ministers; and administering the Water Licensing, Energy Compliance and Energy Savings schemes.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Perceived professionalism of staff (a)%		93	93	95	95	95
Special review reports submitted to Ministers	no.	5	10	4	7	6
Abatement certificates registered (b)	mill	19.5	24.5	0.5	1.2	0.0
Energy Savings certificates registered	mill	0.80	1.00	1.50	2.60	2.70

Employees: (c)	FTE	93	107	115	126	129

(a)	The stakeholder survey is conducted every two years.
(b)	The Greenhouse Gas Reduction Scheme closed on 30 June 2012 and no further certificates can be created.
(c)	Increased staff numbers are in response to the new regulation review function which commenced 1 July 2012, the continuation of IPART’s role in energy licensing and additional staff to support the growth of the Energy Savings Scheme.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	26,019	28,224	26,891
Total expenses include the following:
Employee related	14,203	16,864	17,412
Other operating expenses	11,238	10,516	8,872

Capital Expenditure	180	280	180

Budget Estimates 2013-14	7 - 87

Independent Pricing and Regulatory Tribunal

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	14,203	16,864	17,412
Other operating expenses	11,238	10,516	8,872
Depreciation and amortisation	578	844	607

TOTAL EXPENSES EXCLUDING LOSSES	26,019	28,224	26,891

Revenue
Recurrent appropriation	23,899	25,049	24,442
Capital appropriation	180	180	180
Sales of goods and services	931	1,600	1,311
Investment revenue	243	320	249
Grants and contributions	—	340	—
Acceptance by Crown Entity of employee benefits and other liabilities	377	449	386
Other revenue	211	186	216

Total Revenue	25,841	28,124	26,784

Gain/(loss) on disposal of non current assets	—	(6)	—

Net Result	(178)	(106)	(107)

7 - 88	Budget Estimates 2013-14

Independent Pricing and Regulatory Tribunal

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	8,021	8,470	8,699
Receivables	447	950	950

Total Current Assets	8,468	9,420	9,649

Non Current Assets
Property, plant and equipment -
Plant and equipment	1,107	869	456
Intangibles	51	28	14

Total Non Current Assets	1,158	897	470

Total Assets	9,626	10,317	10,119

Liabilities
Current Liabilities
Payables	606	887	867
Provisions	1,849	1,997	1,926

Total Current Liabilities	2,455	2,884	2,793

Non Current Liabilities
Provisions	12	136	136

Total Non Current Liabilities	12	136	136

Total Liabilities	2,467	3,020	2,929

Net Assets	7,159	7,297	7,190

Equity
Accumulated funds	7,159	7,297	7,190

Total Equity	7,159	7,297	7,190

Budget Estimates 2013-14	7 - 89

Independent Pricing and Regulatory Tribunal

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	13,826	16,415	17,097
Other	12,459	11,324	10,113

Total Payments	26,285	27,739	27,210

Receipts
Recurrent appropriation	23,899	25,049	24,442
Capital appropriation	180	180	180
Sale of goods and services	931	1,600	1,311
Interest received	243	320	249
Grants and contributions	—	340	—
Other	1,432	549	1,437

Total Receipts	26,685	28,038	27,619

Net Cash Flows From Operating Activities	400	299	409

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(180)	(280)	(180)

Net Cash Flows From Investing Activities	(180)	(280)	(180)

Net Increase/(Decrease) in Cash	220	19	229

Opening Cash and Cash Equivalents	7,801	8,451	8,470

Closing Cash and Cash Equivalents	8,021	8,470	8,699

Cash Flow Reconciliation
Net result	(178)	(106)	(107)
Non cash items added back	578	844	607
Change in operating assets and liabilities	—	(439)	(91)

Net Cash Flows From Operating Activities	400	299	409

7 - 90	Budget Estimates 2013-14

New South Wales Electoral Commission

Introduction

The New South Wales Electoral Commission manages the electoral roll, elections and referendums. Its work includes:

•	running general elections for the State

•	running elections for local government, trade unions, statutory boards and registered clubs, and ballots for enterprise agreements

•	delivering automated electronic enrolments to the electoral roll

•	providing administrative support to the Election Funding Authority.

The commission operates under the Parliamentary Electorates and Elections Act 1912.

Services

The commission’s key service involves conducting and managing elections, including reporting on electoral spending and advising different groups on their rights and responsibilities.

2013-14 Budget Highlights

In 2013-14, the Commission’s key initiatives will include spending:

•	$4.1 million to develop an administration system to help the Election Funding Authority process political registrations and disclosures and conduct audit, compliance and enforcement activities

•	$2 million ($3.2 million over two years) for the upgrade of key ICT infrastructure elements necessary to effectively and efficiently conduct the next State General Election in March 2015

•	$735,000 ($3.6 million over two years) to support the implementation of the electronic voting system for the state general election due in March 2015.

Budget Estimates 2013-14	7 - 91

New South Wales Electoral Commission

Service Group Statements

Conduct and Management of Elections

Service description:	This service group covers the delivery of elections and related services.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Parliamentary general and by-elections conducted	no.	1	1	1	3	1
Local Government ordinary election and by-elections conducted	no.	13	2	140	141	12
Registered club elections conducted	no.	17	18	17	15	30
Statutory board and industrial ballots conducted	no.	16	27	17	17	20

Employees:	FTE	37	43	51	41	41

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	58,853	59,098	40,086
Total expenses include the following:
Employee related	11,220	11,202	11,919
Other operating expenses	7,463	7,493	6,271
Other expenses	35,198	35,103	17,103

Capital Expenditure	4,190	1,490	6,175

7 - 92	Budget Estimates 2013-14

New South Wales Electoral Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	11,220	11,202	11,919
Other operating expenses	7,463	7,493	6,271
Depreciation and amortisation	4,972	5,300	4,793
Other expenses	35,198	35,103	17,103

TOTAL EXPENSES EXCLUDING LOSSES	58,853	59,098	40,086

Revenue
Recurrent appropriation	53,815	54,715	35,849
Capital appropriation	4,190	1,490	6,175
Transfers to the Crown Entity	(21,000)	(21,000)	—
Sales of goods and services	2,594	3,325	930
Investment revenue	166	200	170
Grants and contributions	—	950	—
Acceptance by Crown Entity of employee benefits and other liabilities	433	433	443
Other revenue	21,000	18,630	—

Total Revenue	61,198	58,743	43,567

Net Result	2,345	(355)	3,481

Budget Estimates 2013-14	7 - 93

New South Wales Electoral Commission

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,889	5,187	4,201
Receivables	534	701	3,237
Inventories	100	150	150
Other	50	50	50

Total Current Assets	5,573	6,088	7,638

Non Current Assets
Property, plant and equipment -
Plant and equipment	3,151	1,616	2,033
Intangibles	14,968	13,340	14,305

Total Non Current Assets	18,119	14,956	16,338

Total Assets	23,692	21,044	23,976

Liabilities
Current Liabilities
Payables	1,768	363	361
Provisions	1,250	1,150	953

Total Current Liabilities	3,018	1,513	1,314

Non Current Liabilities
Other	500	500	150

Total Non Current Liabilities	500	500	150

Total Liabilities	3,518	2,013	1,464

Net Assets	20,174	19,031	22,512

Equity
Accumulated funds	20,174	19,031	22,512

Total Equity	20,174	19,031	22,512

7 - 94	Budget Estimates 2013-14

New South Wales Electoral Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	10,728	10,895	11,673
Other	47,561	48,302	29,725

Total Payments	58,289	59,197	41,398

Receipts
Recurrent appropriation	53,815	54,715	35,849
Capital appropriation	4,190	1,490	6,175
Sale of goods and services	2,594	5,878	(607)
Interest received	166	(3)	170
Grants and contributions	—	950	—
Cash transfers to the Crown Entity	(21,000)	(23,557)	—
Other	26,000	23,546	5,000

Total Receipts	65,765	63,019	46,587

Net Cash Flows From Operating Activities	7,476	3,822	5,189

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(4,127)	(524)	(1,510)
Other	(63)	(966)	(4,665)

Net Cash Flows From Investing Activities	(4,190)	(1,490)	(6,175)

Net Increase/(Decrease) in Cash	3,286	2,332	(986)

Opening Cash and Cash Equivalents	1,603	2,855	5,187

Closing Cash and Cash Equivalents	4,889	5,187	4,201

Cash Flow Reconciliation
Net result	2,345	(355)	3,481
Non cash items added back	4,972	5,300	4,793
Change in operating assets and liabilities	159	(1,123)	(3,085)

Net Cash Flows From Operating Activities	7,476	3,822	5,189

Budget Estimates 2013-14	7 - 95

Ombudsman’s Office

Introduction

The Ombudsman’s Office is an independent review body. It aims to ensure public and private sector bodies within its jurisdiction fulfil their functions properly. The Ombudsman is accountable to the public through the Parliament of New South Wales.

The office operates under a range of legislation, including the Ombudsman Act 1974, the Community Services (Complaints, Reviews and Monitoring) Act 1993 and the Police Act 1990.

Services

The office’s key service involves investigating, resolving, overseeing and scrutinising complaints.

2013-14 Budget Highlights

In 2013-14, the NSW Ombudsman’s key initiatives will include:

•	spending $580,000 to develop a reviewable death database to support work to prevent child deaths

•	re-directing existing resources to respond to requests for information from the Royal Commission into Institutional Responses to Child Sexual Abuse and the Special Commission of Inquiry

•

continuing the investigation of allegations relating to Strike Force Emblems, concerning the conduct of the NSW Police Force, NSW Crime Commission and Police Integrity Commission in relation to Operations Mascot, Florida and associated matters. Funding, additional to recurrent allocation, will be provided to the Ombudsman for this purpose.

7 - 96	Budget Estimates 2013-14

Ombudsman’s Office

Service Group Statements

Complaint Resolution, Investigation, Oversight and Scrutiny

Service description:	This service group covers the independent resolution, investigation or oversight of complaints made by the public about agencies within the jurisdiction of the Ombudsman and the scrutiny of complaint handling and other systems of those agencies.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Written complaints and notifications about public sector and certain non-government agencies	no.	8,917	9,504	9,000	8,420	9,000
Telephone complaints/inquiries received	no.	24,147	23,849	23,000	27,500	27,500
Time spent on visiting services by Community Visitors	hours	5,927	6,222	6,000	6,300	8,800
Initial assessment of complainants within 10 days	%	98	97	80	97	80
Initial assessment of agency notifications within 10 days	%	92	93	80	97	80

Employees:	FTE	185	186	187	187	190

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	26,270	27,407	25,879
Total expenses include the following:
Employee related	21,435	21,704	20,705
Other operating expenses	4,362	4,902	4,601

Capital Expenditure	294	696	1,364

Budget Estimates 2013-14	7 - 97

Ombudsman’s Office

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	21,435	21,704	20,705
Other operating expenses	4,362	4,902	4,601
Depreciation and amortisation	473	801	573

TOTAL EXPENSES EXCLUDING LOSSES	26,270	27,407	25,879

Revenue
Recurrent appropriation	24,044	24,044	23,669
Capital appropriation	294	294	1,364
Sales of goods and services	501	584	533
Investment revenue	35	30	35
Grants and contributions (a)	—	2,327	—
Acceptance by Crown Entity of employee benefits and other liabilities	874	1,013	889
Other revenue	16	—	—

Total Revenue	25,764	28,292	26,490

Net Result	(506)	885	611

(a)	The higher forecast grants and contributions in 2012-13 in the Ombudsman’s Office Service Group include grants from Department of Premier and Cabinet of $1.9 million to support the cost of investigations.

7 - 98	Budget Estimates 2013-14

Ombudsman’s Office

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	783	1,913	1,862
Receivables	315	651	656

Total Current Assets	1,098	2,564	2,518

Non Current Assets
Property, plant and equipment -
Plant and equipment	642	908	1,141
Intangibles	471	477	1,035

Total Non Current Assets	1,113	1,385	2,176

Total Assets	2,211	3,949	4,694

Liabilities
Current Liabilities
Payables	638	774	870
Provisions	1,654	2,030	2,067
Other	—	21	21

Total Current Liabilities	2,292	2,825	2,958

Non Current Liabilities
Provisions	32	473	474

Total Non Current Liabilities	32	473	474

Total Liabilities	2,324	3,298	3,432

Net Assets	(113)	651	1,262

Equity
Accumulated funds	(113)	651	1,262

Total Equity	(113)	651	1,262

Budget Estimates 2013-14	7 - 99

Ombudsman’s Office

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	20,445	20,584	19,686
Other	4,372	5,749	5,145

Total Payments	24,817	26,333	24,831

Receipts
Recurrent appropriation	24,044	24,044	23,669
Capital appropriation	294	294	1,364
Sale of goods and services	501	584	533
Interest received	50	34	35
Grants and contributions	—	2,327	—
Other	61	672	543

Total Receipts	24,950	27,955	26,144

Net Cash Flows From Operating Activities	133	1,622	1,313

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(190)	(517)	(649)
Other	(104)	(179)	(715)

Net Cash Flows From Investing Activities	(294)	(696)	(1,364)

Net Increase/(Decrease) in Cash	(161)	926	(51)

Opening Cash and Cash Equivalents	944	987	1,913

Closing Cash and Cash Equivalents	783	1,913	1,862

Cash Flow Reconciliation
Net result	(506)	885	611
Non cash items added back	473	801	573
Change in operating assets and liabilities	166	(64)	129

Net Cash Flows From Operating Activities	133	1,622	1,313

7 - 100	Budget Estimates 2013-14

Police Integrity Commission

Introduction

The Police Integrity Commission prevents, detects and investigates serious misconduct by NSW Police Force and New South Wales Crime Commission officers.

The commission aims to increase public confidence in the integrity of these agencies. It also oversees other agencies that investigate serious police misconduct.

The commission operates under the Police Integrity Commission Act 1996.

Services

The commission’s key service involves investigating, researching and managing complaints against officers of the NSW Police Force and NSW Crime Commission.

2013-14 Budget Highlights

In 2013-14, the Commission’s key initiatives will include:

•	spending $20.2 million on detecting and investigating serious misconduct within NSW Police and misconduct within the New South Wales Crime Commission.

Budget Estimates 2013-14	7 - 101

Police Integrity Commission

Service Group Statements

Investigations, Research and Complaint Management

Service description:	This service group covers the detection and investigation of serious misconduct by police and others and the development of effective research projects leading to recommendations for reform and practice improvements within the NSW Police Force and New South Wales Crime Commission.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Current major investigations	no.	42	43	45	42	43
Research projects and reports including reform recommendations	no.	4	1	3	2	3
Complaints received	no.	1,186	1,039	1,200	1,200	1,200

Employees:	FTE	106	104	105	101	101

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	20,297	18,887	20,249
Total expenses include the following:
Employee related	14,310	13,437	14,423
Other operating expenses	4,576	4,373	4,551

Capital Expenditure	1,790	1,147	1,790

7 - 102	Budget Estimates 2013-14

Police Integrity Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	14,310	13,437	14,423
Other operating expenses	4,576	4,373	4,551
Depreciation and amortisation	1,411	1,077	1,275

TOTAL EXPENSES EXCLUDING LOSSES	20,297	18,887	20,249

Revenue
Recurrent appropriation	17,976	17,376	17,980
Capital appropriation	1,790	1,147	1,790
Investment revenue	84	62	84
Acceptance by Crown Entity of employee benefits and other liabilities	697	559	715
Other revenue	—	83	—

Total Revenue	20,547	19,227	20,569

Gain/(loss) on disposal of non current assets	—	18	—

Net Result	250	358	320

Budget Estimates 2013-14	7 - 103

Police Integrity Commission

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	1,822	2,020	1,800
Receivables	364	433	433

Total Current Assets	2,186	2,453	2,233

Non Current Assets
Property, plant and equipment -
Land and building	254	875	625
Plant and equipment	3,055	2,071	2,861
Intangibles	542	206	181

Total Non Current Assets	3,851	3,152	3,667

Total Assets	6,037	5,605	5,900

Liabilities
Current Liabilities
Payables	649	455	500
Provisions	1,165	1,268	1,198

Total Current Liabilities	1,814	1,723	1,698

Non Current Liabilities
Provisions	700	725	725

Total Non Current Liabilities	700	725	725

Total Liabilities	2,514	2,448	2,423

Net Assets	3,523	3,157	3,477

Equity
Reserves	186	186	186
Accumulated funds	3,337	2,971	3,291

Total Equity	3,523	3,157	3,477

7 - 104	Budget Estimates 2013-14

Police Integrity Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	13,563	12,818	13,778
Other	5,164	4,806	5,094

Total Payments	18,727	17,624	18,872

Receipts
Recurrent appropriation	17,976	17,376	17,980
Capital appropriation	1,790	1,147	1,790
Interest received	105	83	84
Other	610	683	588

Total Receipts	20,481	19,289	20,442

Net Cash Flows From Operating Activities	1,754	1,665	1,570

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	18	—
Purchases of property, plant and equipment	(1,590)	(1,097)	(1,690)
Other	(200)	(50)	(100)

Net Cash Flows From Investing Activities	(1,790)	(1,129)	(1,790)

Net Increase/(Decrease) in Cash	(36)	536	(220)

Opening Cash and Cash Equivalents	1,858	1,484	2,020

Closing Cash and Cash Equivalents	1,822	2,020	1,800

Cash Flow Reconciliation
Net result	250	358	320
Non cash items added back	1,411	1,073	1,275
Change in operating assets and liabilities	93	234	(25)

Net Cash Flows From Operating Activities	1,754	1,665	1,570

Budget Estimates 2013-14	7 - 105

Public Service Commission

Introduction

The Public Service Commission aims to ensure the public sector workforce is properly equipped to deliver effective government programs and services to the people of New South Wales. It leads the sector and advises Government on workforce-related operational and policy issues. This is achieved through:

•	developing and driving the implementation of standards and policies

•	delivering key enabling programs

•	analysing and providing information covering all aspects of workforce management in the public sector.

Services

The commission’s key service is to improve government service delivery by enhancing public sector capability and addressing workforce issues.

2013-14 Budget Highlights

In 2013-14, the Commissions’ key initiatives will include spending:

•

$3.8 million ($9.9 million over four years) for the Human Capital Management System project, which will improve agencies ability to manage capability, performance, workforce planning and learning and development

•

$3.5 million to conduct leadership development programs for senior executives, ensuring that key capability issues are addressed and that New South Wales has the best qualified and most capable public sector leadership in Australia

•

$1.6 million ($3.6 million over four years) to deliver the Government’s commitment to modernise workforce management practices in the sector, including the introduction of streamlined executive structure arrangements in all clusters over three years.

7 - 106	Budget Estimates 2013-14

Public Service Commission

Service Group Statements

Services and Capabilities Improvement

Service description:	This service group covers the promotion and maintenance of the highest levels of integrity, impartiality, accountability, capability and leadership across the public sector through innovative human capital management policies and programs.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures: (a)

Employees:	FTE	0	93	92	100	123

(a)	The Public Service Commission will undertake research and a sector-wide employee survey to establish a baseline from which quantitative measures will be developed to improve the services and capabilities.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	31,490	30,591	35,571
Total expenses include the following:
Employee related	11,410	13,913	17,770
Other operating expenses	19,366	16,008	16,799

Capital Expenditure	1,750	2,200	1,350

Budget Estimates 2013-14	7 - 107

Public Service Commission

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	11,410	13,913	17,770
Other operating expenses	19,366	16,008	16,799
Depreciation and amortisation	714	670	1,002

TOTAL EXPENSES EXCLUDING LOSSES	31,490	30,591	35,571

Revenue
Recurrent appropriation	29,954	27,880	32,961
Capital appropriation	1,750	2,225	1,350
Investment revenue	—	215	100
Grants and contributions	—	225	—
Acceptance by Crown Entity of employee benefits and other liabilities	304	540	452
Other revenue	822	1,374	1,200

Total Revenue	32,830	32,459	36,063

Gain/(loss) on disposal of non current assets	—	(23)	—

Net Result	1,340	1,845	492

7 - 108	Budget Estimates 2013-14

Public Service Commission

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	2,224	3,110	3,235
Receivables	590	500	500

Total Current Assets	2,814	3,610	3,735

Non Current Assets
Property, plant and equipment -
Land and building	900	—	—
Plant and equipment	2,672	1,609	1,509
Intangibles	—	2,414	2,862

Total Non Current Assets	3,572	4,023	4,371

Total Assets	6,386	7,633	8,106

Liabilities
Current Liabilities
Payables	2,045	1,310	1,360
Provisions	675	1,629	1,560

Total Current Liabilities	2,720	2,939	2,920

Non Current Liabilities
Provisions	—	305	305

Total Non Current Liabilities	—	305	305

Total Liabilities	2,720	3,244	3,225

Net Assets	3,666	4,389	4,881

Equity
Accumulated funds	3,666	4,389	4,881

Total Equity	3,666	4,389	4,881

Budget Estimates 2013-14	7 - 109

Public Service Commission

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	11,106	13,067	17,337
Other	19,366	17,511	16,799

Total Payments	30,472	30,578	34,136

Receipts
Recurrent appropriation	29,954	27,880	32,961
Capital appropriation	1,750	2,225	1,350
Interest received	—	215	100
Grants and contributions	—	225	—
Cash transfers to the Crown Entity	—	(4,336)	—
Other	822	3,233	1,200

Total Receipts	32,526	29,442	35,611

Net Cash Flows From Operating Activities	2,054	(1,136)	1,475

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,750)	(1,376)	(100)
Other	—	(824)	(1,250)

Net Cash Flows From Investing Activities	(1,750)	(2,200)	(1,350)

Net Increase/(Decrease) in Cash	304	(3,336)	125

Opening Cash and Cash Equivalents	1,920	6,446	3,110

Closing Cash and Cash Equivalents	2,224	3,110	3,235

Cash Flow Reconciliation
Net result	1,340	1,845	492
Non cash items added back	714	670	1,002
Change in operating assets and liabilities	—	(3,651)	(19)

Net Cash Flows From Operating Activities	2,054	(1,136)	1,475

7 - 110	Budget Estimates 2013-14

8.	Trade and Investment, Regional Infrastructure and Services Cluster

	Expenses				Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m		Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Department of Trade and Investment, Regional Infrastructure and Services
Service Group
Industry Innovation and Investment	279.4	281.1		0.6	11.7	11.3	(3.4)
Resources and Energy	279.8	385.3		37.7	3.8	1.4	(64.2)
Primary Industries	882.4	1,053.7		19.4	37.7	37.2	(1.3)
Personnel Services	299.0	223.5		(25.2)	—	—	—
Cluster Grant Funding	583.0	464.7		(20.3)	—	0.5	N/A

Total	2,323.6	2,408.3		3.6	53.2	50.4	(5.2)

Independent Liquor and Gaming Authority
Service Group
Casino Control	10.8	10.0		(7.4)	0.1	0.1	—

Total	10.8	10.0		(7.4)	0.1	0.1	—

New South Wales Rural Assistance Authority
Service Group
Financial Assistance to Farmers and Small Businesses	59.0	49.2		(16.5)	0.1	0.1	—

Total	59.0	49.2		(16.5)	0.1	0.1	—

Art Gallery of New South Wales

Total	49.3	44.8		(9.0)	6.0	5.2	(13.6)

Australian Museum

Total	44.3	42.9		(3.1)	3.4	3.3	(0.8)

Catchment Management Authorities

Total	146.9	80.1	(a)	(45.5)	0.4	0.3	(17.9)

Destination NSW

Total	134.3	132.0		(1.7)	0.3	3.2	922.6

Museum of Applied Arts and Sciences

Total	46.8	45.1		(3.6)	5.5	18.5	234.7

New South Wales Film and Television Office

Total	13.6	10.6		(22.2)	0.2	—	(100.0)

Budget Estimates 2013-14	8 - 1

Trade and Investment, Regional Infrastructure and Services Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

NSW Food Authority

Total	23.0	21.9	(4.8)	1.5	1.5	—

State Library of New South Wales

Total	90.6	91.7	1.3	24.6	18.0	(26.9)

Water Administration Ministerial Corporation

Total	54.3	55.5	2.2	—	—	—

(a)	The 2012-13 figure includes $35.3 million in Commonwealth ‘Caring for our Country’ funding. The Commonwealth contribution has not yet been confirmed for 2013-14 and therefore is not included in these figures.

8 - 2	Budget Estimates 2013-14

Trade and Investment, Regional Infrastructure and Services Cluster

Introduction

The Trade and Investment, Regional Infrastructure and Services cluster drives sustainable economic growth in New South Wales. It supports businesses and industries across the state to foster investment, innovation and business improvement in all sectors.

The Trade and Investment, Regional Infrastructure and Services cluster is the lead for achieving the following NSW 2021 goals.

•	Improve the performance of the NSW economy.

•	Drive economic growth in regional NSW.

•	Increase the competitiveness of doing business in NSW.

•	Secure potable water supplies.

It is also the co-lead for the NSW 2021 goals to increase opportunities for people to look after their own neighbourhoods and environments and to enhance cultural, creative, sporting and recreation opportunities.

The cluster’s work includes:

•	promoting trade and investment within the state and in key international markets

•	providing business support, technical knowledge and science and research capabilities to industry

•	developing and sustaining profitable food and fibre industries, and demonstrating best-practice natural resource management

•	encouraging investment in and sustainable development of gas and mineral resources and regulating electricity and water supplies

•	supporting the hospitality, racing, art and cultural sectors

•

developing the State’s creative sectors and cultural heritage through the NSW Film and Television Office, Museum of Applied Arts and Sciences, State Library of New South Wales and other State cultural institutions

•	regulating casinos; licensing liquor, gaming and registered club industries; promoting tourism; and securing major events.

Budget Estimates 2013-14	8 - 3

Trade and Investment, Regional Infrastructure and Services Cluster

Services

The cluster’s key services are:

Primary Industries

•	enabling knowledge transfer and research to promote industry competitiveness, practice change and sustainable agricultural development

•

planning, managing and regulating the sustainable use of commercial and recreational fisheries and improving biosecurity, including providing a biosecurity framework that supports primary industries and efficient food and fibre production

•

managing sustainable water sharing, licensing, allocation and trading arrangements; coordinating the State’s involvement in interstate water management; policy development for urban water industries; managing regional water supply and sewerage programs; aiding water recycling; and helping non-metropolitan utilities apply best practice.

Industry Innovation and Investment

•	working with regional and statewide businesses, industries and trading partners to promote trade, investment, employment and innovation

•

regulating and advising the hospitality and racing industries and supporting the screen, arts and cultural sectors by developing policy, fostering business opportunities, encouraging participation, funding programs and providing infrastructure.

Resources and Energy

•

promoting NSW as an attractive investment destination by encouraging investment in the mining and mineral resources industries and reducing barriers to investment, recognising the sector’s role in the NSW economy

•

supporting the sector by producing geoscientific information, managing titles, improving safety and environmental performance, and satisfying community and industry information needs on resource project assessment and compliance

•	addressing gas supply challenges through a regulatory framework that encourages the responsible development of a domestic gas industry

•	reforming the state-owned distribution businesses to drive down electricity prices, delivering assistance to consumers and implementing strong new protections for vulnerable customers.

8 - 4	Budget Estimates 2013-14

Trade and Investment, Regional Infrastructure and Services Cluster

Other services performed within the Cluster

•	securing major events and boosting tourism to support the State economy

•	regulating and monitoring food safety to reduce food-borne illness and aid community health

•	managing catchments to help communities achieve natural resource management priorities

•	acquiring, maintaining and displaying art, natural history and cultural collections, and providing library services, exhibitions, public programs and online services

•	licensing, supervising, controlling and monitoring legal casino gaming, and conducting statutory investigations of casino operations

•	providing financial aid to farmers and small businesses, such as loans and grants to help them recover from natural disasters or interest subsidies in exceptional circumstances

•	supporting small business by providing advocacy, low-cost dispute resolution, advisory services, including advice on cutting red tape

•	managing Crown lands to ensure industry and communities have access to government land stocks, to support economic, social and infrastructure development needs.

2013-14 Budget Highlights

In 2013-14, the total expenses for the Department of Trade and Investment, Regional Infrastructure and Services will be $2.4 billion.

Primary Industries

Key initiatives will include:

•	$102 million for State Priority Projects funded under the Water for the Future program

•	$60 million for Aboriginal Land Claim grants

•	$56 million for the Country Towns Water Supply and Sewerage program to secure long-term potable water supplies and manage effluent effectively in regional communities

•	$18 million for the Aboriginal Communities Water and Sewerage program to improve water and sewerage services for eligible Aboriginal communities

•	$11 million to control noxious weeds to improve agricultural productivity and protect the environment

•	$9.8 million as the State’s share of operating costs and works programs for irrigation areas to improve agricultural productivity

•	$7.5 million to conserve and restore the Great Artesian Basin’s groundwater resources

Budget Estimates 2013-14	8 - 5

Trade and Investment, Regional Infrastructure and Services Cluster

•	$5 million in additional funding to accelerate the processing of Crown roads disposal applications from rural land users

•

$4.8 million as the State’s contribution to inter-jurisdictional national biosecurity arrangements to manage risks posed by pests, weeds, diseases and contaminants and to minimise their impact on the State

•	$3.8 million to fulfil the Government’s commitments under the Tweed River Entrance Sand Bypassing Act 1995.

Resources and Energy

Key initiatives will include:

•	$247 million to assist eligible NSW households with the financial costs of meeting their energy needs and reducing the impact of power prices

•

$19 million for the research and development of low emissions technologies as part of the NSW Government’s commitment to an affordable and secure renewable energy future, while encouraging regional development and employment opportunities

•	$8.5 million ($28 million over 4 years) for the expansion of the New Frontiers pre-exploration data collection initiative to attract new exploration and further investment in the resources sector.

Industry Innovation and Investment

Key initiatives will include:

•

$69 million to attract industry and develop businesses through the State Investment Attraction Scheme and the Regional Industries Investment Fund, to improve the State’s economic performance, drive economic growth in regional areas and complement the Jobs Action Plan

•	$51 million for the Arts Funding Program to enhance cultural and creative opportunities

•	$15 million for the Responsible Gambling Fund to help maintain social health and encourage responsible behaviour

•	$13 million for the Research Attraction and Acceleration Program to support innovation and continued investment in the State’s research and development capacity

•	$11 million in ClubGRANTS funding toward eligible community projects

•

$1.6 million for the Innovate NSW program to support small and medium enterprises to collaborate with industry, research partners, major corporations and end-users to develop leading edge products and services

•

$1.3 million ($4.7 million including capital over four years, subject to matched contributions from education providers) to support the creation of a new statutory authority to help promote NSW as a world class location for international education.

8 - 6	Budget Estimates 2013-14

Trade and Investment, Regional Infrastructure and Services Cluster

Other Areas

Key initiatives will include:

•	$185 million in operating grants to cultural institutions to help them enhance cultural, creative and recreational opportunities and to develop the cultural heritage of NSW

•

$65 million for infrastructure upgrades to cultural institutions, particularly the Sydney Opera House, Museum of Applied Arts and Sciences and State Library of New South Wales, to maintain the State’s cultural assets and benefit the community and economy

•

$56 million to support major events such as Handa Opera on Sydney Harbour, Australian round of the World Rally Championships, Australian premiere musicals, the Bledisloe Cup, Sydney International Art Series and the National Rugby League grand final, and develop new cultural products to grow NSW as a global tourism and event destination

•	$46 million for tourism, media and retail programs including $11 million for international market development activities to grow the overnight visitor economy in NSW

•

$24.5 million in 2014-15 to advance plans for the transformation of the Sydney Opera House and the Art Gallery of New South Wales and enable both institutions to proceed with the next stages of planning for major works

•	$17 million for clean-up and recovery grants for primary producers under the Natural Disaster Relief and Recovery Arrangements

•	$14 million to support the activities of the Office of the Small Business Commissioner including the Small Biz Connect program and dispute resolution services

•	$11 million to ensure food safety and compliance with food standards from production on farm, or by harvest or catch, through processing and manufacture to retail

•	$7.1 million for the State Library’s Digital Excellence program to progressively digitise 52 of the most at risk collections to enable access and management of these collections

•	$1.5 million for the independent review of coal seam gas activities by the NSW Chief Scientist and Engineer to assist government in establishing best practices and standards.

Budget Estimates 2013-14	8 - 7

Department of Trade and Investment, Regional Infrastructure and Services

Service Group Statements

Industry Innovation and Investment

Service description:	This service group covers supporting businesses and industries to advance trade, investment, research excellence, innovation, employment and competitiveness, and includes strong support for the regions, developing strategies to attract major events and boost tourism, regulating and advising the hospitality and racing industries, and supporting the arts and cultural sectors.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Jobs impact of major investment projects supported by the Department (a)	no.	15,379	8,836	8,000	3,500	3,200
Companies assisted through export facilitation services (a)	no.	6,369	7,353	6,000	3,500	3,000
Occupation rate for Arts NSW properties (b)%		81	85	85	90	90
Licensed venues audited or reviewed	%	15	12	10	11	N/A
Regulatory inspections (c)	no.	N/A	N/A	N/A	N/A	1,800

Employees:	FTE	645	625	559	533	554

(a)	Jobs creation committed to by companies offered assistance. Due to the establishment of the office of the Small Business Commissioner in 2011, this service measure has changed. Jobs created through the office of the Small Business Commissioner are not included.
(b)	Arts NSW provides subsidised rental to many arts organisations through its property portfolio and grants provided through the Arts Funding Program.
(c)	The preferred service measure is regulatory inspections to better reflect the scope of compliance monitoring and improve definitional clarity. This measure will replace ‘licensed venues audited or reviewed’ in future years. The shift to a number of activities provides improved certainty over a percentage of licensed venues, which is a dynamic figure.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	346,156	279,374	281,145
Total expenses include the following:
Employee related	61,804	62,033	58,370
Other operating expenses	31,959	37,944	42,415
Grants and subsidies	237,962	158,456	166,052
Arts Funding Program	57,019	56,479	51,218
Research Attraction and Acceleration Program	12,338	13,904	13,352
Responsible Gambling Fund	15,400	14,400	15,100
Other expenses	1,000	361	1,150

Capital Expenditure	12,097	11,692	11,292

8 - 8	Budget Estimates 2013-14

Department of Trade and Investment, Regional Infrastructure and Services

Resources and Energy

Service description:	This service group covers supporting the mineral resources industries by developing geoscientific information, managing titles and improving safety and environmental performance, maintaining frameworks to support a competitive energy market, reliable and secure energy supplies and a sustainable energy mix, delivering customer assistance programs and monitoring electricity and gas networks and licensed pipelines.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Mine safety regulation:
Investigations of operational safety (a)	no.	498	409	400	280	280
Enforcement actions	no.	1,485	1,307	1,350	1,280	1,280
Mine environmental regulation:
Audits, assessments, investigations and enforcements	no.	905	950	950	950	1,000
Energy regulation administration:
Total number of licences granted under the Pipelines Act 1967	no.	35	35	40	38	39
Conveyance searches	no.	3,547	3,460	3,350	3,520	3,700

Employees:	FTE	423	412	367	388	503

(a)	The figure for 2010-11 Actual has been revised from 492.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	344,158	279,801	385,299
Total expenses include the following:
Employee related	54,306	52,965	57,423
Other operating expenses	56,554	24,978	61,069
Grants and subsidies	222,175	198,255	254,096
Low Income Household Rebate	179,740	169,640	206,910
Family Energy Rebate (a)	12,496	5,000	18,970
Other expenses	8,487	2,575	9,014

Capital Expenditure	3,234	3,774	1,351

(a)	This figure excludes the non-grant expense relating to the program.

Budget Estimates 2013-14	8 - 9

Department of Trade and Investment, Regional Infrastructure and Services

Primary Industries

Service description:	This service group covers supporting strong regional communities through research, knowledge transfer, planning and regulating the sustainable management of agriculture and fisheries sectors, improving biosecurity, delivering sustainable water management, regional water supply and sewerage programs and managing Crown lands and catchments.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Farmers attending PROfarm training activities (a)	no.	3,719	3,000	3,000	2,490	3,000
Native fish stocked in NSW freshwater	mill	2.2	1.9	2.2	1.9	2.2
Fisheries compliance actions (b)	no.	2,743	2,823	2,300	2,560	2,400
Pest and disease monitoring programs in place (c)	no.	40	41	45	71	80
Water sharing arrangements in place or commenced	%	62	77	90	90	100
Water supply and sewerage projects completed	no.	466	481	494	492	504
Gross revenue collected from Crown land tenures (d)	$m	51.6	51.5	54.8	54.8	55.0

Employees:	FTE	3,264	3,300	3,232	3,198	3,094

(a)	Reduced demand in 2012-13 brought about by the wet seasonal conditions, with farmers reluctant to commit to formal courses due to increased farm duties.
(b)	Compliance actions include prosecutions and self-enforcing infringement notices.
(c)	Based on a new baseline figure established for 2011-12, and factoring in new monitoring programs in plant biosecurity and animal biosecurity, along with additional wild dog monitoring, the number of monitoring plans to be delivered in 2012-13 has been revised upwards.
(d)	The 2010-11 Actual and 2012-13 Forecast has been changed from 58.4 and 60.6 respectively as was previously published. The new figures do not include Public Management Fund and Crown Lands Reserve Trust income.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	978,947	882,396	1,053,674
Total expenses include the following:
Employee related	329,957	367,525	342,823
Other operating expenses	263,921	214,929	344,212
Grants and subsidies	289,838	225,550	271,607
Country Towns Water Supply and Sewerage (a)	57,587	35,387	49,016
Irrigation area asset renewals	9,761	6,823	9,761
Rehabilitation of artesian bores	7,538	5,362	7,538
Other expenses	19,846	17,336	18,162

Capital Expenditure	44,463	37,728	37,233

(a)	This figure excludes the non-grant expense relating to the program.

8 - 10	Budget Estimates 2013-14

Department of Trade and Investment, Regional Infrastructure and Services

Personnel Services

Service description:	This service group covers provision of personnel services to Forests NSW, Museum of Applied Arts and Sciences, the Mine Subsidence Board, Art Gallery of New South Wales, State Library of New South Wales, Sydney Opera House Trust, Australian Museum, Independent Liquor and Gaming Authority, New South Wales Film and Television Office and Catchment Management Authorities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:

Forests NSW (a)	FTE	402	395	369	368	N/A
Mine Subsidence Board	FTE	29	28	32	28	32
Art Gallery of New South Wales	FTE	238	237	237	216	200
State Library of New South Wales	FTE	370	376	385	360	345
Sydney Opera House Trust	FTE	444	469	458	461	468
Australian Museum	FTE	225	240	240	245	230
Museum of Applied Arts and Sciences	FTE	295	315	294	288	282
Independent Liquor and Gaming Authority	FTE	33	29	46	30	30
Catchment Management Authorities (b)	FTE	534	540	534	500	290
New South Wales Film and Television Office	FTE	20	20	20	20	20

(a)	Personnel services staff from the former Forests NSW were transferred to the Forestry Corporation of NSW during April 2013. The department will not be providing personnel services to Forestry Corporation of NSW.
(b)	The 2013-14 figure does not include approximately 128 staff (FTEs) relating to the Commonwealth ‘Caring for our Country’ program, because Commonwealth funding for 2013-14 has not yet been confirmed.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	283,080	299,019	223,549
Total expenses include the following:
Employee related	283,080	299,019	223,549

Budget Estimates 2013-14	8 - 11

Department of Trade and Investment, Regional Infrastructure and Services

Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Trade and Investment, Regional Infrastructure and Services cluster. This includes funding to the Catchment Management Authorities, Destination NSW, Forestry Corporation of NSW, Game Council NSW, Independent Liquor and Gaming Authority, New South Wales Film and Television Office, NSW Food Authority, New South Wales Rural Assistance Authority and the Cultural Institutions.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	578,615	583,012	464,653
Total expenses include the following:
Employee related	—	—	729
Other operating expenses	—	—	565
Grants and subsidies	578,615	583,012	463,291
Catchment Management Authorities (a)	100,073	104,427	27,014
Destination NSW (b)	124,512	121,612	125,708
Forestry Corporation of NSW	9,557	9,557	9,557
Game Council NSW	2,565	2,661	4,352
Independent Liquor and Gaming Authority	6,468	5,181	6,479
New South Wales Film and Television Office	9,890	9,890	9,869
New South Wales Rural Assistance Authority	3,596	2,596	19,086
NSW Food Authority	12,233	12,233	11,293
Art Gallery of New South Wales	29,357	28,309	27,128
Australian Museum	26,528	26,523	26,213
Museum of Applied Arts and Sciences	33,010	35,020	46,275
State Library of New South Wales	85,511	88,040	80,191
Sydney Opera House	135,315	135,315	70,126

Capital Expenditure	—	—	540

(a)	From 2013-14, Catchment Action NSW grants will be made from the Office of Environment and Heritage. Commonwealth ‘Caring for Our Country’ funding from 2013-14 not yet available.
(b)	This figure excludes funding sourced from the State Investment Attraction Scheme.

8 - 12	Budget Estimates 2013-14

Department of Trade and Investment, Regional Infrastructure and Services

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	729,147	781,542	682,894
Other operating expenses	352,434	277,851	448,261
Depreciation and amortisation	89,797	78,053	92,951
Grants and subsidies	1,328,590	1,165,273	1,155,046
Finance costs	1,655	611	842
Other expenses	29,333	20,272	28,326

TOTAL EXPENSES EXCLUDING LOSSES	2,530,956	2,323,602	2,408,320

Revenue
Recurrent appropriation	1,684,050	1,594,999	1,561,695
Capital appropriation	50,745	51,545	41,670
Transfers to the Crown Entity	(62,678)	(60,768)	(66,415)
Sales of goods and services	535,484	548,592	476,712
Investment revenue	15,750	27,503	21,025
Retained taxes, fees and fines	17,087	17,393	17,722
Grants and contributions	131,470	163,105	118,225
Acceptance by Crown Entity of employee benefits and other liabilities	45,754	43,679	46,493
Other revenue	18,707	16,123	18,961

Total Revenue	2,436,369	2,402,171	2,236,088

Gain/(loss) on disposal of non current assets	341	3,815	538
Other gains/(losses)	(5,488)	(5,270)	(5,488)

Net Result	(99,734)	77,114	(177,182)

Budget Estimates 2013-14	8 - 13

Department of Trade and Investment, Regional Infrastructure and Services

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	316,940	542,281	510,824
Receivables	168,631	144,211	140,283
Other financial assets	6,898	5,752	5,752
Inventories	29,856	24,408	21,554
Assets held for sale	2,199	10,651	10,651
Other	5,866	5,219	5,219

Total Current Assets	530,390	732,522	694,283

Non Current Assets
Receivables	174,848	130,265	127,438
Other financial assets	98,138	888,549	890,329
Inventories	16,533	25,000	25,910
Property, plant and equipment -
Land and building	6,214,894	6,350,739	6,300,238
Plant and equipment	46,722	47,054	47,821
Infrastructure systems	1,002,450	438,265	400,871
Intangibles	175,188	50,909	46,261

Total Non Current Assets	7,728,773	7,930,781	7,838,868

Total Assets	8,259,163	8,663,303	8,533,151

Liabilities
Current Liabilities
Payables	97,611	90,928	90,928
Borrowings at amortised cost	951	4,947	4,947
Other financial liabilities at fair value	1,891	2,065	2,065
Provisions	151,827	111,428	104,861
Other	14,487	19,805	19,805

Total Current Liabilities	266,767	229,173	222,606

Non Current Liabilities
Borrowings at amortised cost	10,562	8,266	7,532
Other financial liabilities at fair value	2,065	—	—
Provisions	62,364	28,293	28,293
Other	572,292	634,762	634,762

Total Non Current Liabilities	647,283	671,321	670,587

Total Liabilities	914,050	900,494	893,193

Net Assets	7,345,113	7,762,809	7,639,958

Equity
Reserves	215,365	243,819	298,150
Accumulated funds	7,129,748	7,518,990	7,341,808

Total Equity	7,345,113	7,762,809	7,639,958

8 - 14	Budget Estimates 2013-14

Department of Trade and Investment, Regional Infrastructure and Services

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	689,006	878,071	642,968
Grants and subsidies	1,235,983	1,086,115	1,072,440
Finance costs	1,639	595	826
Other	442,629	368,988	543,130

Total Payments	2,369,257	2,333,769	2,259,364

Receipts
Recurrent appropriation	1,684,050	1,594,999	1,561,695
Capital appropriation	50,745	51,545	41,670
Sale of goods and services	540,509	694,748	483,822
Interest received	15,085	25,811	22,553
Grants and contributions	47,076	97,552	28,244
Cash transfers to the Crown Entity	(67,952)	(65,551)	(66,415)
Other	158,038	136,771	172,031

Total Receipts	2,427,551	2,535,875	2,243,600

Net Cash Flows From Operating Activities	58,294	202,106	(15,764)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	25,027	31,755	35,473
Advance repayments received	50	2,725	—
Purchases of property, plant and equipment	(44,708)	(34,608)	(45,142)
Advances made	(165)	—	—
Other	(15,086)	(18,586)	(5,274)

Net Cash Flows From Investing Activities	(34,882)	(18,714)	(14,943)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(952)	(952)	(750)

Net Cash Flows From Financing Activities	(952)	(952)	(750)

Net Increase/(Decrease) in Cash	22,460	182,440	(31,457)

Opening Cash and Cash Equivalents	294,480	359,841	542,281

Closing Cash and Cash Equivalents	316,940	542,281	510,824

Cash Flow Reconciliation
Net result	(99,734)	77,114	(177,182)
Non cash items added back	167,037	131,849	159,947
Change in operating assets and liabilities	(9,009)	(6,857)	1,471

Net Cash Flows From Operating Activities	58,294	202,106	(15,764)

Budget Estimates 2013-14	8 - 15

Independent Liquor and Gaming Authority

Service Group Statements

Casino Control

Service description:	This service group covers administration of systems for the licensing, supervision, control and monitoring of legal casino gaming in New South Wales.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Penalty infringement notices issued	no.	149	123	155	175	180
Casino regulatory approvals and employee licences granted	no.	449	1,048	734	700	650

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	8,081	10,786	9,992
Other operating expenses	7,999	10,703	9,910

Capital Expenditure	70	70	70

8 - 16	Budget Estimates 2013-14

Independent Liquor and Gaming Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	7,999	10,703	9,910
Depreciation and amortisation	82	83	82

TOTAL EXPENSES EXCLUDING LOSSES	8,081	10,786	9,992

Revenue
Sales of goods and services	1,171	3,895	3,072
Investment revenue	152	224	175
Grants and contributions	6,734	5,447	6,745
Other revenue	13	—	—

Total Revenue	8,070	9,566	9,992

Net Result	(11)	(1,220)	—

Budget Estimates 2013-14	8 - 17

Independent Liquor and Gaming Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,397	2,600	2,612
Receivables	178	285	285

Total Current Assets	4,575	2,885	2,897

Non Current Assets
Property, plant and equipment -
Plant and equipment	61	66	46
Intangibles	23	23	31

Total Non Current Assets	84	89	77

Total Assets	4,659	2,974	2,974

Liabilities
Current Liabilities
Payables	618	840	840
Other	1,525	965	965

Total Current Liabilities	2,143	1,805	1,805

Non Current Liabilities
Other	6	11	11

Total Non Current Liabilities	6	11	11

Total Liabilities	2,149	1,816	1,816

Net Assets	2,510	1,158	1,158

Equity
Accumulated funds	2,510	1,158	1,158

Total Equity	2,510	1,158	1,158

8 - 18	Budget Estimates 2013-14

Independent Liquor and Gaming Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Other	8,899	11,797	9,810

Total Payments	8,899	11,797	9,810

Receipts
Sale of goods and services	1,171	3,895	3,072
Interest received	152	224	175
Grants and contributions	6,468	5,181	6,479
Other	179	166	166

Total Receipts	7,970	9,466	9,892

Net Cash Flows From Operating Activities	(929)	(2,331)	82

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(50)	(50)
Other	(20)	(20)	(20)

Net Cash Flows From Investing Activities	(70)	(70)	(70)

Net Increase/(Decrease) in Cash	(999)	(2,401)	12

Opening Cash and Cash Equivalents	5,396	5,001	2,600

Closing Cash and Cash Equivalents	4,397	2,600	2,612

Cash Flow Reconciliation
Net result	(11)	(1,220)	—
Non cash items added back	82	82	82
Change in operating assets and liabilities	(1,000)	(1,193)	—

Net Cash Flows From Operating Activities	(929)	(2,331)	82

Budget Estimates 2013-14	8 - 19

New South Wales Rural Assistance Authority

Service Group Statements

Financial Assistance to Farmers and Small Businesses

Service description:	This service group covers financial assistance through loans allowing farmers and small businesses to continue operations following natural disasters and helping farmers to improve land management practices. Assistance is also provided through the Natural Disaster Relief and Recovery grants program to farmers and small businesses following extreme natural disaster events.

		2010-11	2011-12	2012-13	2012-13	2013-14
	Units	Actual	Actual	Forecast	Revised	Forecast

Service measures:

Applications for assistance processed (a)	no.	9,299	9,226	1,010	4,000	1,714
Applications processed within time frames	%	71	90	90	90	90
Promotional activities	no.	7	6	5	3	2
Farm Debt Mediation applications determined	no.	92	106	120	150	130

Employees:	FTE	25	22	23	21	21

(a)	Applications for assistance in 2012-13 reflect the extensive flood events in January and February 2013, the January bushfires and the residual applications from the January to March 2012 flood events. Forecasts are based on known events and the forecast for 2013-14 reflects residual applications for assistance for the January and February 2013 floods.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	16,462	58,998	49,238
Total expenses include the following:
Employee related	1,978	2,151	1,928
Other operating expenses	1,259	1,490	1,265
Grants and subsidies	5,900	48,049	37,237

Capital Expenditure	50	50	50

8 - 20	Budget Estimates 2013-14

New South Wales Rural Assistance Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	1,978	2,151	1,928
Other operating expenses	1,259	1,490	1,265
Depreciation and amortisation	25	8	8
Grants and subsidies	5,900	48,049	37,237
Finance costs	7,300	7,300	8,800

TOTAL EXPENSES EXCLUDING LOSSES	16,462	58,998	49,238

Revenue
Transfers to the Crown Entity	—	(2,456)	—
Investment revenue	7,879	7,777	9,336
Grants and contributions	8,596	63,637	39,920
Acceptance by Crown Entity of employee benefits and other liabilities	150	145	154
Other revenue	14	14	14

Total Revenue	16,639	69,117	49,424

Net Result	177	10,119	186

Budget Estimates 2013-14	8 - 21

New South Wales Rural Assistance Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	21,804	17,865	17,960
Receivables	1,755	1,672	1,712
Other financial assets	17,079	16,553	16,553

Total Current Assets	40,638	36,090	36,225

Non Current Assets
Other financial assets	128,374	129,078	129,218
Property, plant and equipment -
Plant and equipment	97	74	116

Total Non Current Assets	128,471	129,152	129,334

Total Assets	169,109	165,242	165,559

Liabilities
Current Liabilities
Payables	5,277	4,967	4,967
Borrowings at amortised cost	16,934	16,553	16,553
Provisions	301	622	613

Total Current Liabilities	22,512	22,142	22,133

Non Current Liabilities
Borrowings at amortised cost	128,700	129,478	129,618
Provisions	5	7	7

Total Non Current Liabilities	128,705	129,485	129,625

Total Liabilities	151,217	151,627	151,758

Net Assets	17,892	13,615	13,801

Equity
Accumulated funds	17,892	13,615	13,801

Total Equity	17,892	13,615	13,801

8 - 22	Budget Estimates 2013-14

New South Wales Rural Assistance Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	1,828	2,006	1,783
Grants and subsidies	5,900	48,049	20,734
Finance costs	4,300	4,300	5,300
Other	3,559	16,927	18,668

Total Payments	15,587	71,282	46,485

Receipts
Interest received	549	447	496
Grants and contributions	5,596	60,137	36,920
Cash transfers to the Crown Entity	—	(2,456)	—
Other	3,914	4,414	3,914

Total Receipts	10,059	62,542	41,330

Net Cash Flows From Operating Activities	(5,528)	(8,740)	(5,155)

Cash Flows From Investing Activities
Advance repayments received	21,360	21,360	25,660
Purchases of property, plant and equipment	(50)	(50)	(50)
Advances made	(17,000)	(24,000)	(17,000)

Net Cash Flows From Investing Activities	4,310	(2,690)	8,610

Cash Flows From Financing Activities
Proceeds from borrowings and advances	17,000	24,000	17,000
Repayment of borrowings and advances	(17,060)	(17,060)	(20,360)

Net Cash Flows From Financing Activities	(60)	6,940	(3,360)

Net Increase/(Decrease) in Cash	(1,278)	(4,490)	95

Opening Cash and Cash Equivalents	23,082	22,355	17,865

Closing Cash and Cash Equivalents	21,804	17,865	17,960

Cash Flow Reconciliation
Net result	177	10,119	186
Non cash items added back	(4,275)	(4,292)	(5,292)
Change in operating assets and liabilities	(1,430)	(14,567)	(49)

Net Cash Flows From Operating Activities	(5,528)	(8,740)	(5,155)

Budget Estimates 2013-14	8 - 23

Art Gallery of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	—	2,404	151
Other operating expenses	41,253	41,904	39,383
Depreciation and amortisation	5,330	4,963	5,278

TOTAL EXPENSES EXCLUDING LOSSES	46,583	49,271	44,812

Revenue
Sales of goods and services	9,808	7,928	9,988
Investment revenue	2,550	3,350	2,550
Grants and contributions	37,291	43,293	35,265
Other revenue	26	74	91

Total Revenue	49,675	54,645	47,894

Net Result	3,092	5,374	3,082

8 - 24	Budget Estimates 2013-14

Art Gallery of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	18,754	16,181	16,165
Receivables	1,555	1,434	1,404
Inventories	1,189	1,154	1,154

Total Current Assets	21,498	18,769	18,723

Non Current Assets
Other financial assets	20,189	19,249	20,849
Property, plant and equipment -
Land and building	197,087	195,422	194,826
Plant and equipment	1,109,101	1,116,200	1,118,728
Intangibles	—	8	8

Total Non Current Assets	1,326,377	1,330,879	1,334,411

Total Assets	1,347,875	1,349,648	1,353,134

Liabilities
Current Liabilities
Payables	6,278	5,524	5,927

Total Current Liabilities	6,278	5,524	5,927

Non Current Liabilities
Other	22	30	31

Total Non Current Liabilities	22	30	31

Total Liabilities	6,300	5,554	5,958

Net Assets	1,341,575	1,344,094	1,347,176

Equity
Reserves	575,035	575,879	575,879
Accumulated funds	766,540	768,215	771,297

Total Equity	1,341,575	1,344,094	1,347,176

Budget Estimates 2013-14	8 - 25

Art Gallery of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	—	2,404	151
Other	40,070	43,823	39,477

Total Payments	40,070	46,227	39,628

Receipts
Sale of goods and services	9,808	7,928	9,988
Interest received	1,750	1,550	1,750
Grants and contributions	29,806	31,122	27,743
Other	4,322	8,969	6,141

Total Receipts	45,686	49,569	45,622

Net Cash Flows From Operating Activities	5,616	3,342	5,994

Cash Flows From Investing Activities
Proceeds from sale of investments	—	850	—
Purchases of property, plant and equipment	(5,210)	(6,020)	(5,210)
Purchases of investments	(800)	(800)	(800)
Other	—	(8)	—

Net Cash Flows From Investing Activities	(6,010)	(5,978)	(6,010)

Net Increase/(Decrease) in Cash	(394)	(2,636)	(16)

Opening Cash and Cash Equivalents	19,148	18,817	16,181

Closing Cash and Cash Equivalents	18,754	16,181	16,165

Cash Flow Reconciliation
Net result	3,092	5,374	3,082
Non cash items added back	2,530	(1,137)	2,478
Change in operating assets and liabilities	(6)	(895)	434

Net Cash Flows From Operating Activities	5,616	3,342	5,994

8 - 26	Budget Estimates 2013-14

Australian Museum

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	36,803	39,297	37,996
Depreciation and amortisation	4,800	4,827	4,800
Grants and subsidies	87	137	87

TOTAL EXPENSES EXCLUDING LOSSES	41,690	44,261	42,883

Revenue
Sales of goods and services	9,591	10,609	9,545
Investment revenue	525	520	390
Grants and contributions	30,094	30,524	31,464
Other revenue	9	24	14

Total Revenue	40,219	41,677	41,413

Net Result	(1,471)	(2,584)	(1,470)

Budget Estimates 2013-14	8 - 27

Australian Museum

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	9,630	10,052	10,052
Receivables	1,731	1,791	1,791
Inventories	205	257	257

Total Current Assets	11,566	12,100	12,100

Non Current Assets
Receivables	366	415	415
Property, plant and equipment -
Land and building	214,290	226,008	225,347
Plant and equipment	1,215,137	528,479	527,670
Infrastructure systems	3,293	—	—
Intangibles	76	110	110

Total Non Current Assets	1,433,162	755,012	753,542

Total Assets	1,444,728	767,112	765,642

Liabilities
Current Liabilities
Payables	1,419	2,080	2,080
Borrowings at amortised cost	—	415	415
Provisions	2,314	2,741	2,741
Other	301	634	634

Total Current Liabilities	4,034	5,870	5,870

Non Current Liabilities
Borrowings at amortised cost	366	—	—
Other	26	—	—

Total Non Current Liabilities	392	—	—

Total Liabilities	4,426	5,870	5,870

Net Assets	1,440,302	761,242	759,772

Equity
Reserves	846,737	169,457	169,457
Accumulated funds	593,565	591,785	590,315

Total Equity	1,440,302	761,242	759,772

8 - 28	Budget Estimates 2013-14

Australian Museum

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Grants and subsidies	87	137	87
Other	35,303	41,968	39,281

Total Payments	35,390	42,105	39,368

Receipts
Sale of goods and services	9,591	10,354	9,545
Interest received	525	520	390
Grants and contributions	27,311	27,600	27,156
Other	1,292	5,874	5,607

Total Receipts	38,719	44,348	42,698

Net Cash Flows From Operating Activities	3,329	2,243	3,330

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,329)	(3,356)	(3,330)

Net Cash Flows From Investing Activities	(3,329)	(3,356)	(3,330)

Net Increase/(Decrease) in Cash	—	(1,113)	—

Opening Cash and Cash Equivalents	9,630	11,165	10,052

Closing Cash and Cash Equivalents	9,630	10,052	10,052

Cash Flow Reconciliation
Net result	(1,471)	(2,584)	(1,470)
Non cash items added back	4,800	4,800	4,800
Change in operating assets and liabilities	—	27	—

Net Cash Flows From Operating Activities	3,329	2,243	3,330

Budget Estimates 2013-14	8 - 29

Northern Rivers Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	5	21	—
Other operating expenses	4,305	7,195	3,089
Depreciation and amortisation	20	25	20
Grants and subsidies	5,848	5,751	2,481

TOTAL EXPENSES EXCLUDING LOSSES	10,178	12,992	5,590

Revenue
Investment revenue	50	137	50
Grants and contributions	9,718	10,114	5,485
Other revenue	—	1,634	—

Total Revenue	9,768	11,885	5,535

Net Result	(410)	(1,107)	(55)

8 - 30	Budget Estimates 2013-14

Northern Rivers Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,559	2,672	2,613
Receivables	270	270	271

Total Current Assets	2,829	2,942	2,884

Non Current Assets
Property, plant and equipment -
Land and building	—	7	7
Plant and equipment	35	20	23

Total Non Current Assets	35	27	30

Total Assets	2,864	2,969	2,914

Liabilities
Current Liabilities
Payables	1,432	1,432	1,432
Provisions	395	395	395

Total Current Liabilities	1,827	1,827	1,827

Non Current Liabilities
Provisions	48	48	48
Other	7	7	7

Total Non Current Liabilities	55	55	55

Total Liabilities	1,882	1,882	1,882

Net Assets	982	1,087	1,032

Equity
Accumulated funds	982	1,087	1,032

Total Equity	982	1,087	1,032

Budget Estimates 2013-14	8 - 31

Northern Rivers Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	5	21	—
Grants and subsidies	5,848	5,751	2,481
Other	3,950	7,161	2,739

Total Payments	9,803	12,933	5,220

Receipts
Interest received	50	137	50
Grants and contributions	9,368	9,764	5,135
Other	—	2,609	(1)

Total Receipts	9,418	12,510	5,184

Net Cash Flows From Operating Activities	(385)	(423)	(36)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(15)	(23)

Net Cash Flows From Investing Activities	(23)	(15)	(23)

Net Increase/(Decrease) in Cash	(408)	(438)	(59)

Opening Cash and Cash Equivalents	2,967	3,110	2,672

Closing Cash and Cash Equivalents	2,559	2,672	2,613

Cash Flow Reconciliation
Net result	(410)	(1,107)	(55)
Non cash items added back	20	25	20
Change in operating assets and liabilities	5	659	(1)

Net Cash Flows From Operating Activities	(385)	(423)	(36)

8 - 32	Budget Estimates 2013-14

Border Rivers-Gwydir Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	5	13	5
Other operating expenses	4,112	5,662	3,791
Depreciation and amortisation	65	50	65
Grants and subsidies	4,091	4,166	2,624

TOTAL EXPENSES EXCLUDING LOSSES	8,273	9,891	6,485

Revenue
Investment revenue	145	140	80
Grants and contributions	6,973	7,098	4,768
Other revenue	555	1,522	1,392

Total Revenue	7,673	8,760	6,240

Net Result	(600)	(1,131)	(245)

Budget Estimates 2013-14	8 - 33

Border Rivers-Gwydir Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,104	2,227	2,301
Receivables	210	210	1,041

Total Current Assets	2,314	2,437	3,342

Non Current Assets
Property, plant and equipment -
Land and building	188	167	131
Plant and equipment	27	65	59

Total Non Current Assets	215	232	190

Total Assets	2,529	2,669	3,532

Liabilities
Current Liabilities
Payables	866	866	1,880
Provisions	194	320	414

Total Current Liabilities	1,060	1,186	2,294

Non Current Liabilities
Provisions	115	125	125
Other	3	3	3

Total Non Current Liabilities	118	128	128

Total Liabilities	1,178	1,314	2,422

Net Assets	1,351	1,355	1,110

Equity
Accumulated funds	1,351	1,355	1,110

Total Equity	1,351	1,355	1,110

8 - 34	Budget Estimates 2013-14

Border Rivers-Gwydir Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	5	13	5
Grants and subsidies	4,091	4,166	2,624
Other	3,953	6,670	2,599

Total Payments	8,049	10,849	5,228

Receipts
Interest received	145	140	80
Grants and contributions	6,814	6,998	4,609
Other	555	2,353	636

Total Receipts	7,514	9,491	5,325

Net Cash Flows From Operating Activities	(535)	(1,358)	97

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(23)	(23)

Net Cash Flows From Investing Activities	(23)	(23)	(23)

Net Increase/(Decrease) in Cash	(558)	(1,381)	74

Opening Cash and Cash Equivalents	2,662	3,608	2,227

Closing Cash and Cash Equivalents	2,104	2,227	2,301

Cash Flow Reconciliation
Net result	(600)	(1,131)	(245)
Non cash items added back	65	50	65
Change in operating assets and liabilities	—	(277)	277

Net Cash Flows From Operating Activities	(535)	(1,358)	97

Budget Estimates 2013-14	8 - 35

Namoi Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	7	9	7
Other operating expenses	3,261	4,044	2,716
Depreciation and amortisation	47	47	47
Grants and subsidies	3,983	3,983	2,834

TOTAL EXPENSES EXCLUDING LOSSES	7,298	8,083	5,604

Revenue
Investment revenue	97	108	97
Grants and contributions	6,856	6,917	5,162
Other revenue	—	632	—

Total Revenue	6,953	7,657	5,259

Net Result	(345)	(426)	(345)

8 - 36	Budget Estimates 2013-14

Namoi Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	2,827	2,817	2,424
Receivables	202	202	317

Total Current Assets	3,029	3,019	2,741

Non Current Assets
Property, plant and equipment -
Plant and equipment	152	143	119

Total Non Current Assets	152	143	119

Total Assets	3,181	3,162	2,860

Liabilities
Current Liabilities
Payables	1,716	1,716	1,640
Provisions	395	395	511

Total Current Liabilities	2,111	2,111	2,151

Non Current Liabilities
Other	3	3	6

Total Non Current Liabilities	3	3	6

Total Liabilities	2,114	2,114	2,157

Net Assets	1,067	1,048	703

Equity
Accumulated funds	1,067	1,048	703

Total Equity	1,067	1,048	703

Budget Estimates 2013-14	8 - 37

Namoi Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	7	9	7
Grants and subsidies	3,983	3,983	2,834
Other	3,102	3,634	2,521

Total Payments	7,092	7,626	5,362

Receipts
Interest received	97	108	97
Grants and contributions	6,701	6,762	5,007
Other	—	747	(112)

Total Receipts	6,798	7,617	4,992

Net Cash Flows From Operating Activities	(294)	(9)	(370)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(9)	(23)

Net Cash Flows From Investing Activities	(23)	(9)	(23)

Net Increase/(Decrease) in Cash	(317)	(18)	(393)

Opening Cash and Cash Equivalents	3,144	2,835	2,817

Closing Cash and Cash Equivalents	2,827	2,817	2,424

Cash Flow Reconciliation
Net result	(345)	(426)	(345)
Non cash items added back	47	47	47
Change in operating assets and liabilities	4	370	(72)

Net Cash Flows From Operating Activities	(294)	(9)	(370)

8 - 38	Budget Estimates 2013-14

Hunter-Central Rivers Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	4	5	3
Other operating expenses	8,498	11,973	8,168
Depreciation and amortisation	81	78	80
Grants and subsidies	6,656	6,656	3,069

TOTAL EXPENSES EXCLUDING LOSSES	15,239	18,712	11,320

Revenue
Investment revenue	270	270	270
Grants and contributions	9,452	10,284	5,898
Other revenue	4,236	7,278	5,073

Total Revenue	13,958	17,832	11,241

Net Result	(1,281)	(880)	(79)

Budget Estimates 2013-14	8 - 39

Hunter-Central Rivers Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	7,971	8,190	7,948
Receivables	1,341	1,341	2,290
Inventories	87	87	87

Total Current Assets	9,399	9,618	10,325

Non Current Assets
Property, plant and equipment -
Land and building	3,951	3,941	3,901
Plant and equipment	59	55	38
Intangibles	895	910	910

Total Non Current Assets	4,905	4,906	4,849

Total Assets	14,304	14,524	15,174

Liabilities
Current Liabilities
Payables	5,611	5,608	6,261
Provisions	650	650	723

Total Current Liabilities	6,261	6,258	6,984

Non Current Liabilities
Provisions	57	57	57
Other	8	10	13

Total Non Current Liabilities	65	67	70

Total Liabilities	6,326	6,325	7,054

Net Assets	7,978	8,199	8,120

Equity
Reserves	53	53	53
Accumulated funds	7,925	8,146	8,067

Total Equity	7,978	8,199	8,120

8 - 40	Budget Estimates 2013-14

Hunter-Central Rivers Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	4	5	3
Grants and subsidies	6,656	6,656	3,069
Other	8,160	11,380	7,142

Total Payments	14,820	18,041	10,214

Receipts
Interest received	270	273	270
Grants and contributions	9,122	9,954	5,568
Other	4,236	8,227	4,157

Total Receipts	13,628	18,454	9,995

Net Cash Flows From Operating Activities	(1,192)	413	(219)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(9)	(23)
Other	—	(14)	—

Net Cash Flows From Investing Activities	(23)	(23)	(23)

Net Increase/(Decrease) in Cash	(1,215)	390	(242)

Opening Cash and Cash Equivalents	9,186	7,800	8,190

Closing Cash and Cash Equivalents	7,971	8,190	7,948

Cash Flow Reconciliation
Net result	(1,281)	(880)	(79)
Non cash items added back	81	78	80
Change in operating assets and liabilities	8	1,215	(220)

Net Cash Flows From Operating Activities	(1,192)	413	(219)

Budget Estimates 2013-14	8 - 41

Hawkesbury-Nepean Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	10	20	—
Other operating expenses	5,970	11,364	7,283
Depreciation and amortisation	85	181	110
Grants and subsidies	7,052	7,052	3,462

TOTAL EXPENSES EXCLUDING LOSSES	13,117	18,617	10,855

Revenue
Investment revenue	142	167	142
Grants and contributions	12,459	12,818	7,289
Other revenue	235	5,243	3,250

Total Revenue	12,836	18,228	10,681

Net Result	(281)	(389)	(174)

8 - 42	Budget Estimates 2013-14

Hawkesbury-Nepean Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,581	4,585	4,098
Receivables	203	203	1,149

Total Current Assets	4,784	4,788	5,247

Non Current Assets
Property, plant and equipment -
Land and building	13	—	—
Plant and equipment	72	90	91
Infrastructure systems	—	15,667	15,602

Total Non Current Assets	85	15,757	15,693

Total Assets	4,869	20,545	20,940

Liabilities
Current Liabilities
Payables	3,328	3,328	4,050
Provisions	643	643	490

Total Current Liabilities	3,971	3,971	4,540

Non Current Liabilities
Provisions	98	98	98
Other	10	10	10

Total Non Current Liabilities	108	108	108

Total Liabilities	4,079	4,079	4,648

Net Assets	790	16,466	16,292

Equity
Accumulated funds	790	16,466	16,292

Total Equity	790	16,466	16,292

Budget Estimates 2013-14	8 - 43

Hawkesbury-Nepean Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	10	20	—
Grants and subsidies	7,052	7,052	3,462
Other	5,412	11,313	6,146

Total Payments	12,474	18,385	9,608

Receipts
Interest received	142	167	142
Grants and contributions	11,901	12,260	6,721
Other	235	6,284	2,304

Total Receipts	12,278	18,711	9,167

Net Cash Flows From Operating Activities	(196)	326	(441)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(46)	(46)	(46)
Other	1,130	1,495	—

Net Cash Flows From Investing Activities	1,084	1,449	(46)

Net Increase/(Decrease) in Cash	888	1,775	(487)

Opening Cash and Cash Equivalents	3,693	2,810	4,585

Closing Cash and Cash Equivalents	4,581	4,585	4,098

Cash Flow Reconciliation
Net result	(281)	(389)	(174)
Non cash items added back	85	181	110
Change in operating assets and liabilities	—	534	(377)

Net Cash Flows From Operating Activities	(196)	326	(441)

8 - 44	Budget Estimates 2013-14

Southern Rivers Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	5	—	5
Other operating expenses	4,189	7,597	6,008
Depreciation and amortisation	35	65	36
Grants and subsidies	5,333	5,333	2,887

TOTAL EXPENSES EXCLUDING LOSSES	9,562	12,995	8,936

Revenue
Investment revenue	140	210	140
Grants and contributions	8,898	9,342	5,815
Other revenue	125	3,329	2,614

Total Revenue	9,163	12,881	8,569

Net Result	(399)	(114)	(367)

Budget Estimates 2013-14	8 - 45

Southern Rivers Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	3,756	3,705	3,387
Receivables	422	603	567

Total Current Assets	4,178	4,308	3,954

Non Current Assets
Property, plant and equipment -
Land and building	18	167	164
Plant and equipment	91	53	43

Total Non Current Assets	109	220	207

Total Assets	4,287	4,528	4,161

Liabilities
Current Liabilities
Payables	2,018	1,021	1,021
Provisions	410	431	431

Total Current Liabilities	2,428	1,452	1,452

Non Current Liabilities
Provisions	49	58	58
Other	5	9	9

Total Non Current Liabilities	54	67	67

Total Liabilities	2,482	1,519	1,519

Net Assets	1,805	3,009	2,642

Equity
Accumulated funds	1,805	3,009	2,642

Total Equity	1,805	3,009	2,642

8 - 46	Budget Estimates 2013-14

Southern Rivers Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	5	—	5
Grants and subsidies	5,333	5,333	2,887
Other	3,929	7,716	5,748

Total Payments	9,267	13,049	8,640

Receipts
Interest received	140	210	140
Grants and contributions	8,638	9,030	5,555
Other	125	3,672	2,650

Total Receipts	8,903	12,912	8,345

Net Cash Flows From Operating Activities	(364)	(137)	(295)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(140)	(23)

Net Cash Flows From Investing Activities	(23)	(140)	(23)

Net Increase/(Decrease) in Cash	(387)	(277)	(318)

Opening Cash and Cash Equivalents	4,143	3,982	3,705

Closing Cash and Cash Equivalents	3,756	3,705	3,387

Cash Flow Reconciliation
Net result	(399)	(114)	(367)
Non cash items added back	35	65	36
Change in operating assets and liabilities	—	(88)	36

Net Cash Flows From Operating Activities	(364)	(137)	(295)

Budget Estimates 2013-14	8 - 47

Murray Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	10	31	2
Other operating expenses	7,100	9,914	5,310
Depreciation and amortisation	71	65	87
Grants and subsidies	9,489	9,607	3,266

TOTAL EXPENSES EXCLUDING LOSSES	16,670	19,617	8,665

Revenue
Investment revenue	368	358	115
Grants and contributions	14,200	14,912	6,179
Other revenue	752	3,051	1,967

Total Revenue	15,320	18,321	8,261

Net Result	(1,350)	(1,296)	(404)

8 - 48	Budget Estimates 2013-14

Murray Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	5,489	5,478	5,394
Receivables	763	763	538
Inventories	725	725	993

Total Current Assets	6,977	6,966	6,925

Non Current Assets
Property, plant and equipment -
Land and building	67	53	45
Plant and equipment	274	281	248

Total Non Current Assets	341	334	293

Total Assets	7,318	7,300	7,218

Liabilities
Current Liabilities
Payables	2,064	2,064	2,346
Provisions	518	518	558

Total Current Liabilities	2,582	2,582	2,904

Non Current Liabilities
Provisions	54	54	54
Other	3	3	3

Total Non Current Liabilities	57	57	57

Total Liabilities	2,639	2,639	2,961

Net Assets	4,679	4,661	4,257

Equity
Accumulated funds	4,679	4,661	4,257

Total Equity	4,679	4,661	4,257

Budget Estimates 2013-14	8 - 49

Murray Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	10	31	2
Grants and subsidies	9,489	9,607	3,266
Other	6,913	10,652	5,066

Total Payments	16,412	20,290	8,334

Receipts
Interest received	368	358	115
Grants and contributions	14,013	14,717	5,989
Other	752	3,484	2,192

Total Receipts	15,133	18,559	8,296

Net Cash Flows From Operating Activities	(1,279)	(1,731)	(38)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(46)	(39)	(46)
Other	3,096	4,675

Net Cash Flows From Investing Activities	3,050	4,636	(46)

Net Increase/(Decrease) in Cash	1,771	2,905	(84)

Opening Cash and Cash Equivalents	3,718	2,573	5,478

Closing Cash and Cash Equivalents	5,489	5,478	5,394

Cash Flow Reconciliation
Net result	(1,350)	(1,296)	(404)
Non cash items added back	71	65	87
Change in operating assets and liabilities	—	(500)	279

Net Cash Flows From Operating Activities	(1,279)	(1,731)	(38)

8 - 50	Budget Estimates 2013-14

Murrumbidgee Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	10	10	10
Other operating expenses	4,569	5,010	3,503
Depreciation and amortisation	66	68	44
Grants and subsidies	6,945	6,945	2,287

TOTAL EXPENSES EXCLUDING LOSSES	11,590	12,033	5,844

Revenue
Investment revenue	100	157	125
Grants and contributions	10,754	10,872	5,030
Other revenue	700	969	745

Total Revenue	11,554	11,998	5,900

Net Result	(36)	(35)	56

Budget Estimates 2013-14	8 - 51

Murrumbidgee Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,199	2,184	4,086
Receivables	250	250	252

Total Current Assets	2,449	2,434	4,338

Non Current Assets
Property, plant and equipment -
Land and building	67	67	46
Plant and equipment	86	77	77

Total Non Current Assets	153	144	123

Total Assets	2,602	2,578	4,461

Liabilities
Current Liabilities
Payables	837	837	2,664
Provisions	570	570	570

Total Current Liabilities	1,407	1,407	3,234

Non Current Liabilities
Provisions	300	300	300
Other	6	6	6

Total Non Current Liabilities	306	306	306

Total Liabilities	1,713	1,713	3,540

Net Assets	889	865	921

Equity
Accumulated funds	889	865	921

Total Equity	889	865	921

8 - 52	Budget Estimates 2013-14

Murrumbidgee Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	10	10	10
Grants and subsidies	6,945	6,945	2,287
Other	4,169	6,956	1,477

Total Payments	11,124	13,911	3,774

Receipts
Interest received	100	157	125
Grants and contributions	10,554	10,622	4,830
Other	700	1,273	744

Total Receipts	11,354	12,052	5,699

Net Cash Flows From Operating Activities	230	(1,859)	1,925

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(23)	(23)

Net Cash Flows From Investing Activities	(23)	(23)	(23)

Net Increase/(Decrease) in Cash	207	(1,882)	1,902

Opening Cash and Cash Equivalents	1,992	4,066	2,184

Closing Cash and Cash Equivalents	2,199	2,184	4,086

Cash Flow Reconciliation
Net result	(36)	(35)	56
Non cash items added back	66	68	44
Change in operating assets and liabilities	200	(1,892)	1,825

Net Cash Flows From Operating Activities	230	(1,859)	1,925

Budget Estimates 2013-14	8 - 53

Lachlan Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	5	30	5
Other operating expenses	4,648	8,504	3,341
Depreciation and amortisation	38	44	36
Grants and subsidies	4,794	4,794	2,468

TOTAL EXPENSES EXCLUDING LOSSES	9,485	13,372	5,850

Revenue
Investment revenue	200	222	175
Grants and contributions	8,568	8,887	4,908
Other revenue	579	4,096	604

Total Revenue	9,347	13,205	5,687

Net Result	(138)	(167)	(163)

8 - 54	Budget Estimates 2013-14

Lachlan Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,898	4,826	4,676
Receivables	477	477	477

Total Current Assets	5,375	5,303	5,153

Non Current Assets
Property, plant and equipment -
Plant and equipment	81	63	50

Total Non Current Assets	81	63	50

Total Assets	5,456	5,366	5,203

Liabilities
Current Liabilities
Payables	694	694	694
Provisions	464	464	464

Total Current Liabilities	1,158	1,158	1,158

Non Current Liabilities
Other	6	6	6

Total Non Current Liabilities	6	6	6

Total Liabilities	1,164	1,164	1,164

Net Assets	4,292	4,202	4,039

Equity
Accumulated funds	4,292	4,202	4,039

Total Equity	4,292	4,202	4,039

Budget Estimates 2013-14	8 - 55

Lachlan Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	5	30	5
Grants and subsidies	4,794	4,794	2,468
Other	4,357	8,254	3,050

Total Payments	9,156	13,078	5,523

Receipts
Interest received	200	222	175
Grants and contributions	8,277	8,596	4,617
Other	579	4,160	604

Total Receipts	9,056	12,978	5,396

Net Cash Flows From Operating Activities	(100)	(100)	(127)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(5)	(23)

Net Cash Flows From Investing Activities	(23)	(5)	(23)

Net Increase/(Decrease) in Cash	(123)	(105)	(150)

Opening Cash and Cash Equivalents	5,021	4,931	4,826

Closing Cash and Cash Equivalents	4,898	4,826	4,676

Cash Flow Reconciliation
Net result	(138)	(167)	(163)
Non cash items added back	38	44	36
Change in operating assets and liabilities	—	23	—

Net Cash Flows From Operating Activities	(100)	(100)	(127)

8 - 56	Budget Estimates 2013-14

Central West Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	1	1	1
Other operating expenses	4,391	6,481	3,610
Depreciation and amortisation	24	24	24
Grants and subsidies	4,837	4,837	2,329

TOTAL EXPENSES EXCLUDING LOSSES	9,253	11,343	5,964

Revenue
Investment revenue	100	101	100
Grants and contributions	8,299	8,869	5,060
Other revenue	654	1,756	654

Total Revenue	9,053	10,726	5,814

Net Result	(200)	(617)	(150)

Budget Estimates 2013-14	8 - 57

Central West Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,671	1,795	1,907
Receivables	466	466	469

Total Current Assets	2,137	2,261	2,376

Non Current Assets
Property, plant and equipment -
Land and building	—	25	25
Plant and equipment	98	75	74

Total Non Current Assets	98	100	99

Total Assets	2,235	2,361	2,475

Liabilities
Current Liabilities
Payables	999	999	1,263
Provisions	404	404	404

Total Current Liabilities	1,403	1,403	1,667

Non Current Liabilities
Provisions	28	28	28
Other	6	6	6

Total Non Current Liabilities	34	34	34

Total Liabilities	1,437	1,437	1,701

Net Assets	798	924	774

Equity
Accumulated funds	798	924	774

Total Equity	798	924	774

8 - 58	Budget Estimates 2013-14

Central West Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1	1	1
Grants and subsidies	4,837	4,837	2,329
Other	4,193	7,154	3,157

Total Payments	9,031	11,992	5,487

Receipts
Interest received	100	101	100
Grants and contributions	8,110	8,680	4,871
Other	654	2,361	651

Total Receipts	8,864	11,142	5,622

Net Cash Flows From Operating Activities	(167)	(850)	135

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(29)	(23)

Net Cash Flows From Investing Activities	(23)	(29)	(23)

Net Increase/(Decrease) in Cash	(190)	(879)	112

Opening Cash and Cash Equivalents	1,861	2,674	1,795

Closing Cash and Cash Equivalents	1,671	1,795	1,907

Cash Flow Reconciliation
Net result	(200)	(617)	(150)
Non cash items added back	24	24	24
Change in operating assets and liabilities	9	(257)	261

Net Cash Flows From Operating Activities	(167)	(850)	135

Budget Estimates 2013-14	8 - 59

Western Catchment Management Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	3	64	3
Other operating expenses	3,501	5,162	2,620
Depreciation and amortisation	10	10	10
Grants and subsidies	4,071	4,071	2,293

TOTAL EXPENSES EXCLUDING LOSSES	7,585	9,307	4,926

Revenue
Investment revenue	214	214	214
Grants and contributions	6,714	7,179	4,245
Other revenue	233	1,389	127

Total Revenue	7,161	8,782	4,586

Net Result	(424)	(525)	(340)

8 - 60	Budget Estimates 2013-14

Western Catchment Management Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,320	4,298	4,446
Receivables	297	297	297

Total Current Assets	4,617	4,595	4,743

Non Current Assets
Property, plant and equipment -
Plant and equipment	35	26	39

Total Non Current Assets	35	26	39

Total Assets	4,652	4,621	4,782

Liabilities
Current Liabilities
Payables	512	512	1,013
Provisions	419	419	419

Total Current Liabilities	931	931	1,432

Non Current Liabilities
Other	3	4	4

Total Non Current Liabilities	3	4	4

Total Liabilities	934	935	1,436

Net Assets	3,718	3,686	3,346

Equity
Accumulated funds	3,718	3,686	3,346

Total Equity	3,718	3,686	3,346

Budget Estimates 2013-14	8 - 61

Western Catchment Management Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	3	64	3
Grants and subsidies	4,071	4,071	2,293
Other	3,368	5,536	1,986

Total Payments	7,442	9,671	4,282

Receipts
Interest received	214	214	214
Grants and contributions	6,581	7,046	4,112
Other	233	1,423	127

Total Receipts	7,028	8,683	4,453

Net Cash Flows From Operating Activities	(414)	(988)	171

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(12)	(23)
Other	1,239	1,239	—

Net Cash Flows From Investing Activities	1,216	1,227	(23)

Net Increase/(Decrease) in Cash	802	239	148

Opening Cash and Cash Equivalents	3,518	4,059	4,298

Closing Cash and Cash Equivalents	4,320	4,298	4,446

Cash Flow Reconciliation
Net result	(424)	(525)	(340)
Non cash items added back	10	10	10
Change in operating assets and liabilities	—	(473)	501

Net Cash Flows From Operating Activities	(414)	(988)	171

8 - 62	Budget Estimates 2013-14

Destination NSW

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	16,621	16,621	17,869
Other operating expenses	88,416	11,184	10,485
Depreciation and amortisation	2,163	1,314	1,670
Grants and subsidies	4,998	5,000	7,200
Other expenses	19,559	100,207	94,757

TOTAL EXPENSES EXCLUDING LOSSES	131,757	134,326	131,981

Revenue
Investment revenue	300	1,200	750
Grants and contributions	132,562	129,662	132,458
Acceptance by Crown Entity of employee benefits and other liabilities	340	340	323

Total Revenue	133,202	131,202	133,531

Net Result	1,445	(3,124)	1,550

Budget Estimates 2013-14	8 - 63

Destination NSW

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,773	9,105	9,458
Receivables	1,588	7,237	7,152

Total Current Assets	5,361	16,342	16,610

Non Current Assets
Property, plant and equipment -
Land and building	—	100	2,560
Plant and equipment	2,623	322	309
Infrastructure systems	6,376	6,748	5,810
Intangibles	—	211	202

Total Non Current Assets	8,999	7,381	8,881

Total Assets	14,360	23,723	25,491

Liabilities
Current Liabilities
Payables	3,117	12,427	12,764
Provisions	1,913	4,512	4,393

Total Current Liabilities	5,030	16,939	17,157

Non Current Liabilities
Provisions	—	98	98

Total Non Current Liabilities	—	98	98

Total Liabilities	5,030	17,037	17,255

Net Assets	9,330	6,686	8,236

Equity
Accumulated funds	9,330	6,686	8,236

Total Equity	9,330	6,686	8,236

8 - 64	Budget Estimates 2013-14

Destination NSW

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	16,277	16,477	17,663
Grants and subsidies	4,998	5,000	7,200
Other	107,149	117,282	110,491

Total Payments	128,424	138,759	135,354

Receipts
Interest received	300	1,200	750
Grants and contributions	127,562	124,662	127,458
Other	4,150	11,451	10,669

Total Receipts	132,012	137,313	138,877

Net Cash Flows From Operating Activities	3,588	(1,446)	3,523

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,060)	(100)	(3,020)
Other	(100)	(210)	(150)

Net Cash Flows From Investing Activities	(3,160)	(310)	(3,170)

Net Increase/(Decrease) in Cash	428	(1,756)	353

Opening Cash and Cash Equivalents	3,345	10,861	9,105

Closing Cash and Cash Equivalents	3,773	9,105	9,458

Cash Flow Reconciliation
Net result	1,445	(3,124)	1,550
Non cash items added back	2,163	1,314	1,670
Change in operating assets and liabilities	(20)	364	303

Net Cash Flows From Operating Activities	3,588	(1,446)	3,523

Budget Estimates 2013-14	8 - 65

Museum of Applied Arts and Sciences

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	39,452	41,408	39,859
Depreciation and amortisation	6,324	5,400	5,250

TOTAL EXPENSES EXCLUDING LOSSES	45,776	46,808	45,109

Revenue
Sales of goods and services	6,175	5,623	6,153
Investment revenue	640	792	490
Grants and contributions	38,815	40,397	52,159
Other revenue	364	275	359

Total Revenue	45,994	47,087	59,161

Gain/(loss) on disposal of non current assets	208	147	208

Net Result	426	426	14,260

8 - 66	Budget Estimates 2013-14

Museum of Applied Arts and Sciences

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	4,971	5,631	5,526
Receivables	1,112	1,234	1,235
Other financial assets	122	—	—

Total Current Assets	6,205	6,865	6,761

Non Current Assets
Other financial assets	3,647	2,223	2,473
Property, plant and equipment -
Land and building	154,114	153,077	167,530
Plant and equipment	406,384	406,086	405,748

Total Non Current Assets	564,145	561,386	575,751

Total Assets	570,350	568,251	582,512

Liabilities
Current Liabilities
Payables	3,348	2,945	2,945
Provisions	2,943	3,077	3,078
Other	138	—	—

Total Current Liabilities	6,429	6,022	6,023

Non Current Liabilities
Other	—	51	51

Total Non Current Liabilities	—	51	51

Total Liabilities	6,429	6,073	6,074

Net Assets	563,921	562,178	576,438

Equity
Reserves	160,588	159,154	159,154
Accumulated funds	403,333	403,024	417,284

Total Equity	563,921	562,178	576,438

Budget Estimates 2013-14	8 - 67

Museum of Applied Arts and Sciences

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	—	380	—
Other	37,848	40,418	37,755

Total Payments	37,848	40,798	37,755

Receipts
Sale of goods and services	6,175	5,624	6,152
Interest received	240	192	240
Grants and contributions	33,010	35,020	46,275
Other	3,166	3,177	3,240

Total Receipts	42,591	44,013	55,907

Net Cash Flows From Operating Activities	4,743	3,215	18,152

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	268	268	268
Purchases of property, plant and equipment	(5,757)	(5,535)	(18,525)

Net Cash Flows From Investing Activities	(5,489)	(5,267)	(18,257)

Net Increase/(Decrease) in Cash	(746)	(2,052)	(105)

Opening Cash and Cash Equivalents	5,717	6,183	5,631
Reclassification of Cash Equivalents	—	1,500	—

Closing Cash and Cash Equivalents	4,971	5,631	5,526

Cash Flow Reconciliation
Net result	426	426	14,260
Non cash items added back	5,024	3,900	4,100
Change in operating assets and liabilities	(707)	(1,111)	(208)

Net Cash Flows From Operating Activities	4,743	3,215	18,152

8 - 68	Budget Estimates 2013-14

New South Wales Film and Television Office

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	79	79	80
Other operating expenses	3,319	3,330	3,476
Depreciation and amortisation	61	61	68
Grants and subsidies	8,777	10,102	6,933

TOTAL EXPENSES EXCLUDING LOSSES	12,236	13,572	10,557

Revenue
Investment revenue	350	400	350
Grants and contributions	11,635	11,705	9,885
Other revenue	420	675	300

Total Revenue	12,405	12,780	10,535

Gain/(loss) on disposal of non current assets	—	(1)	—

Net Result	169	(793)	(22)

Budget Estimates 2013-14	8 - 69

New South Wales Film and Television Office

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	6,206	5,595	5,024
Receivables	317	340	505
Other financial assets	719	359	359

Total Current Assets	7,242	6,294	5,888

Non Current Assets
Property, plant and equipment -
Plant and equipment	174	147	123
Intangibles	37	40	40

Total Non Current Assets	211	187	163

Total Assets	7,453	6,481	6,051

Liabilities
Current Liabilities
Payables	2,542	2,455	2,055
Provisions	201	186	178
Other	16	—	—

Total Current Liabilities	2,759	2,641	2,233

Non Current Liabilities
Other	212	—	—

Total Non Current Liabilities	212	—	—

Total Liabilities	2,971	2,641	2,233

Net Assets	4,482	3,840	3,818

Equity
Accumulated funds	4,482	3,840	3,818

Total Equity	4,482	3,840	3,818

8 - 70	Budget Estimates 2013-14

New South Wales Film and Television Office

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	79	79	80
Grants and subsidies	8,777	10,102	6,933
Other	4,133	6,667	4,698

Total Payments	12,989	16,848	11,711

Receipts
Sale of goods and services	—	(4)	(165)
Interest received	350	400	350
Grants and contributions	11,620	11,690	9,870
Other	1,249	1,504	1,129

Total Receipts	13,219	13,590	11,184

Net Cash Flows From Operating Activities	230	(3,258)	(527)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(169)	(169)	(44)

Net Cash Flows From Investing Activities	(169)	(169)	(44)

Net Increase/(Decrease) in Cash	61	(3,427)	(571)

Opening Cash and Cash Equivalents	6,145	9,022	5,595

Closing Cash and Cash Equivalents	6,206	5,595	5,024

Cash Flow Reconciliation
Net result	169	(793)	(22)
Non cash items added back	61	61	68
Change in operating assets and liabilities	—	(2,526)	(573)

Net Cash Flows From Operating Activities	230	(3,258)	(527)

Budget Estimates 2013-14	8 - 71

NSW Food Authority

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	15,688	14,852	15,188
Other operating expenses	5,546	6,552	5,035
Depreciation and amortisation	1,030	1,030	1,030
Grants and subsidies	—	550	633

TOTAL EXPENSES EXCLUDING LOSSES	22,264	22,984	21,886

Revenue
Sales of goods and services	2,627	3,347	2,782
Investment revenue	1,000	650	850
Retained taxes, fees and fines	6,566	7,066	7,029
Grants and contributions	12,233	12,233	11,293
Other revenue	3	3	—

Total Revenue	22,429	23,299	21,954

Gain/(loss) on disposal of non current assets	—	(150)	—

Net Result	165	165	68

8 - 72	Budget Estimates 2013-14

NSW Food Authority

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	15,490	16,183	15,742
Receivables	1,644	1,490	1,575

Total Current Assets	17,134	17,673	17,317

Non Current Assets
Property, plant and equipment -
Land and building	7,745	7,745	7,460
Plant and equipment	1,876	2,206	2,361
Intangibles	3,316	3,159	3,159

Total Non Current Assets	12,937	13,110	12,980

Total Assets	30,071	30,783	30,297

Liabilities
Current Liabilities
Payables	2,151	1,546	2,152
Provisions	5,777	6,465	5,261
Other	96	33	96

Total Current Liabilities	8,024	8,044	7,509

Non Current Liabilities
Provisions	8,983	25,505	25,486

Total Non Current Liabilities	8,983	25,505	25,486

Total Liabilities	17,007	33,549	32,995

Net Assets	13,064	(2,766)	(2,698)

Equity
Reserves	1,862	1,862	1,862
Accumulated funds	11,202	(4,628)	(4,560)

Total Equity	13,064	(2,766)	(2,698)

Budget Estimates 2013-14	8 - 73

NSW Food Authority

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	15,399	14,563	16,411
Grants and subsidies	—	550	633
Other	6,000	7,008	4,944

Total Payments	21,399	22,121	21,988

Receipts
Sale of goods and services	2,627	3,347	2,782
Interest received	1,000	650	850
Retained taxes, fees and fines	1,000	1,000	1,000
Grants and contributions	12,233	12,233	11,293
Other	6,059	6,366	6,527

Total Receipts	22,919	23,596	22,452

Net Cash Flows From Operating Activities	1,520	1,475	464

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	600	350	600
Purchases of property, plant and equipment	(995)	(995)	(955)
Other	(500)	(500)	(550)

Net Cash Flows From Investing Activities	(895)	(1,145)	(905)

Net Increase/(Decrease) in Cash	625	330	(441)

Opening Cash and Cash Equivalents	14,865	15,853	16,183

Closing Cash and Cash Equivalents	15,490	16,183	15,742

Cash Flow Reconciliation
Net result	165	165	68
Non cash items added back	1,030	1,030	1,030
Change in operating assets and liabilities	325	280	(634)

Net Cash Flows From Operating Activities	1,520	1,475	464

8 - 74	Budget Estimates 2013-14

State Library of New South Wales

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	45,112	46,936	45,856
Depreciation and amortisation	18,105	17,105	19,345
Grants and subsidies	26,528	26,551	26,528

TOTAL EXPENSES EXCLUDING LOSSES	89,745	90,592	91,729

Revenue
Sales of goods and services	1,760	1,760	1,803
Investment revenue	1,995	2,338	2,050
Grants and contributions	92,962	95,531	85,790
Other revenue	10	10	10

Total Revenue	96,727	99,639	89,653

Gain/(loss) on disposal of non current assets	—	(61)	—
Other gains/(losses)	(22)	(22)	(22)

Net Result	6,960	8,964	(2,098)

Budget Estimates 2013-14	8 - 75

State Library of New South Wales

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	9,407	11,758	10,738
Receivables	2,333	1,854	1,854
Inventories	212	190	190

Total Current Assets	11,952	13,802	12,782

Non Current Assets
Other financial assets	18,907	19,395	19,675
Property, plant and equipment -
Land and building	211,689	210,064	205,452
Plant and equipment	2,175,467	2,180,217	2,183,471

Total Non Current Assets	2,406,063	2,409,676	2,408,598

Total Assets	2,418,015	2,423,478	2,421,380

Liabilities
Current Liabilities
Payables	4,115	5,208	5,208
Provisions	3,527	4,013	4,013

Total Current Liabilities	7,642	9,221	9,221

Non Current Liabilities
Other	39	57	57

Total Non Current Liabilities	39	57	57

Total Liabilities	7,681	9,278	9,278

Net Assets	2,410,334	2,414,200	2,412,102

Equity
Reserves	788,156	788,156	788,156
Accumulated funds	1,622,178	1,626,044	1,623,946

Total Equity	2,410,334	2,414,200	2,412,102

8 - 76	Budget Estimates 2013-14

State Library of New South Wales

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Grants and subsidies	26,528	26,551	26,528
Other	48,955	48,329	48,601

Total Payments	75,483	74,880	75,129

Receipts
Sale of goods and services	2,803	1,395	1,781
Interest received	1,738	1,981	1,750
Grants and contributions	87,873	90,402	80,573
Other	7,909	7,949	7,972

Total Receipts	100,323	101,727	92,076

Net Cash Flows From Operating Activities	24,840	26,847	16,947

Cash Flows From Investing Activities
Proceeds from sale of investments	720	1,300	720
Purchases of property, plant and equipment	(23,805)	(24,591)	(17,987)
Purchases of investments	(703)	(703)	(700)

Net Cash Flows From Investing Activities	(23,788)	(23,994)	(17,967)

Net Increase/(Decrease) in Cash	1,052	2,853	(1,020)

Opening Cash and Cash Equivalents	8,355	8,905	11,758

Closing Cash and Cash Equivalents	9,407	11,758	10,738

Cash Flow Reconciliation
Net result	6,960	8,964	(2,098)
Non cash items added back	17,850	16,750	19,045
Change in operating assets and liabilities	30	1,133	—

Net Cash Flows From Operating Activities	24,840	26,847	16,947

Budget Estimates 2013-14	8 - 77

Water Administration Ministerial Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	46,300	49,300	50,500
Depreciation and amortisation	5,034	5,034	5,034

TOTAL EXPENSES EXCLUDING LOSSES	51,334	54,334	55,534

Revenue
Sales of goods and services	46,300	49,300	50,500

Total Revenue	46,300	49,300	50,500

Net Result	(5,034)	(5,034)	(5,034)

8 - 78	Budget Estimates 2013-14

Water Administration Ministerial Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Non Current Assets
Property, plant and equipment -
Land and building	12	12	12
Plant and equipment	2,813	3,283	2,593
Infrastructure systems	732,160	745,955	741,611
Intangibles	—	25	25

Total Non Current Assets	734,985	749,275	744,241

Total Assets	734,985	749,275	744,241

Net Assets	734,985	749,275	744,241

Equity
Reserves	3	10,066	10,066
Accumulated funds	734,982	739,209	734,175

Total Equity	734,985	749,275	744,241

Budget Estimates 2013-14	8 - 79

Water Administration Ministerial Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Other	46,300	49,300	50,500

Total Payments	46,300	49,300	50,500

Receipts
Sale of goods and services	46,300	49,300	50,500

Total Receipts	46,300	49,300	50,500

Cash Flow Reconciliation
Net result	(5,034)	(5,034)	(5,034)
Non cash items added back	5,034	5,034	5,034

Net Cash Flows From Operating Activities	—	—	—

8 - 80	Budget Estimates 2013-14

9.	Transport Cluster

Agency	Expenses			Capital Expenditure
	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

Transport for NSW
Service Group
Asset Maintenance	2,621.3	2,980.3	13.7	63.0	67.0	6.4
Services and Operations	3,420.5	3,246.2	(5.1)	93.9	56.0	(40.4)
Growth and Improvement	4,329.4	5,084.2	17.4	1,419.0	2,495.8	75.9
Cluster Grant Funding	17.8	17.8	—	—	—	—

Total	10,389.1	11,328.5	9.0	1,575.9	2,618.8	66.2

Roads and Maritime Services
Service Group
Asset Maintenance	1,351.8	955.6	(29.3)	362.1	563.4	55.6
Services and Operations	2,734.4	2,525.4	(7.6)	45.9	51.8	13.0
Growth and Improvement	53.3	71.3	33.8	2,566.8	2,552.5	(0.6)

Total	4,139.4	3,552.3	(14.2)	2,974.8	3,167.8	6.5

Independent Transport Safety Regulator
Service Group
Rail Safety Regulation	17.1	16.8	(1.7)	0.1	0.1	—

Total	17.1	16.8	(1.7)	0.1	0.1	—

Office of Transport Safety Investigations
Service Group
Investigation and Risk Mitigation Analysis	2.4	2.4	—	—	—	—

Total	2.4	2.4	—	—	—	—

Budget Estimates 2013-14	9 - 1

Transport Cluster

Introduction

The Transport cluster is responsible for planning, infrastructure and service delivery across all modes of transport. It aims to aid the movement of people and goods across New South Wales, grow the State economy and encourage increased use of public transport by providing a better customer experience.

The Transport cluster is the lead for achieving the following NSW 2021 goals.

•	Reduce travel times.

•	Grow patronage on public transport by making it a more attractive choice.

•	Improve the customer experience with transport services.

•	Improve road safety.

The Transport cluster’s responsibilities include:

•	delivering transport for people and freight in NSW, including public transport, roads and maritime services

•	delivering major transport infrastructure projects

•	consolidating planning for roads, rail, buses, light rail, ferries, taxis and waterways

•	developing and overseeing policies and regulations

•	managing freight

•	investigating transport accidents and incidents

•	overseeing the development and maintenance of the transport system to ensure it is safe, reliable, clean and efficient.

Services

The cluster’s key services are:

•	delivering transport services to provide a seamless network for customers, including ticketing services and customer information

•	building and maintaining roads, public transport networks and fleet assets

•	ensuring the safety and security of transport customers, staff and the general public

•

planning an integrated transport system to increase efficiency and reliability considering anticipated future changes in land use and travel demand, ensuring adequate access to new growth areas and maintaining access across regional NSW

•	providing regulatory accreditation, compliance monitoring and enforcement services

•	investigating safety incidents to mitigate risks.

9 - 2	Budget Estimates 2013-14

Transport Cluster

2013-14 Budget Highlights

In 2013-14, total expenses for Transport for NSW will be $11.3 billion, including:

•	$5.1 billion to grow and enhance roads and public transport networks

•	$3.2 billion for services and operations

•	$3 billion for maintenance of road and public transport assets

•	$15.5 million for the Independent Transport Safety Regulator and $2.3 million for the Office of Transport Safety Investigations.

Rail Services

Key initiatives include:

•	$806 million for the North West Rail Link to deliver a new rapid transit service to the people of the North West

•	$353 million for the South West Rail Link

•

$314 million for the Northern Sydney Freight Corridor to improve freight rail access through the Sydney-Newcastle rail corridor between Strathfield and Broadmeadow and improve the reliability of passenger services

•	$105 million for Wynyard Walk, to improve pedestrian access from Wynyard station to the western CBD and Barangaroo area

•	$67 million for the Inner West Light Rail Extension from Dulwich Hill to Lilyfield

•	$75 million for the CBD and South East Light Rail project

•	$66 million on rail infrastructure works to support the continuing delivery of Waratah trains (with the 2013-14 deliveries under the Waratah trains PPP valued at $833 million)

•	$50 million for the Rail Clearways program to improve the CityRail network’s capacity and reliability and improve the utilisation of rolling stock

•	$2 million to continue planning for the second harbour crossing as part of Sydney’s Rail Future.

Budget Estimates 2013-14	9 - 3

Transport Cluster

Bus Services

Key programs include:

•	$945 million for metropolitan and outer metropolitan bus services, including financing costs of 201 new replacement and growth buses worth $92 million to run more services

•	$388 million for rural and regional bus services including school services in country areas

•	$18 million to continue building infrastructure to support bus priority on key corridors

•	$15 million towards a new bus depot to accommodate growth in the bus fleet

•	$11 million for continuing to provide expanded Night Ride bus services.

Ferry Services

Key initiatives include:

•	$12 million for ferry fleet improvement

•	$2 million to commence the ferry fleet replacement program.

Transport Access Program

The Government will spend $195 million in 2013-14 to improve access to the public transport network including:

•	train station upgrades

•	providing additional car parking and interchanges across the rail network

•	improving safety and security across the transport network

•	refurbishing commuter wharves in Sydney Harbour.

Ticketing, Concessions and Community Transport

Key initiatives include:

•	$476 million for concession schemes for pensioners, students, people with disabilities and others using public transport

•	$133 million to continue implementing the Opal card integrated electronic ticketing system for Sydney, the Blue Mountains, Central Coast, Hunter, Illawarra and Southern Highlands

•	$50 million for the transport component of the Home and Community Care program

•	$3 million for community transport services continuing the commitment to boost funding from 2013-14 onwards.

9 - 4	Budget Estimates 2013-14

Transport Cluster

Roads and Maritime Services

Key initiatives include:

•	$986 million for continued Pacific Highway upgrade works

•	$558 million for capital maintenance of road and maritime assets, including rebuilding bridges, road reconstruction, renewing drainage structures and wharf maintenance

•	$243 million for Western Sydney Growth Roads to support population and economic growth in Western Sydney, including $32 million in miscellaneous minor works

•	$238 million for Roads Safety projects (Community Road Safety Fund)

•	$222 million to continue construction of the $1.7 billion Hunter Expressway from Newcastle through the Hunter Valley

•	$178 million for upgrades on the Princes Highway, including projects at Gerringong, South Nowra and Bega

•	$140 million for the commencement of Westconnex enabling works in the Port Botany and Sydney Airport precinct motorway

•	$121 million for upgrades on the Great Western Highway and the Bells Line of Road Improvement Program, including enhanced overtaking opportunities, safety works, and realignments

•	$72 million to support Road Freight Safety and Productivity, including Bridges for the Bush and the Aberdeen Bridge over Hunter River

•

$58 million for Regional NSW Major Road Upgrades, including planning for the additional crossing over the Clarence River at Grafton, planning for realigning the Mitchell Highway at Goanna Hill and the upgrade of Manilla Road in Tamworth

•	$56 million for upgrades to Central Coast roads, including intersection upgrades along Wyong Road.

Budget Estimates 2013-14	9 - 5

Transport for NSW

Service Group Statements

Asset Maintenance

Service description:	This service group covers work performed on physical assets to address defects and deterioration in their condition, and replacement required at the end of their useful life, to ensure operational capacity. The scope of activities within this service group includes maintaining current fleet and infrastructure to applicable standards, replacing infrastructure to current standards at the end of its useful life (which is impacted by deterioration over time and by consumption or use) and interventions made to improve cost efficiency and performance of assets in conjunction with the previously listed activities.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

% of fleet maintained by RailCorp available for Service each day (a)%		n.a.	n.a.	91.00	91.20	91.20
Rail routine maintenance critical inspections compliance (monthly average)%		98.99	99.76	99.85	99.85	99.85
Intensity of pavement rebuilding	%	1.32	1.39	1.27	1.12	1.70
Annual renewal ratio	%	50.00	60.00	59.00	61.00	65.00

Employees:	FTE	n.a.	n.a.	n.a.	25	18

(a)	Fleet availability against the total fleet is reported from 2012-13 onwards. Historical results on this basis are not available.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,541,328	2,621,317	2,980,283
Total expenses include the following:
Employee related	5,228	3,689	2,850
Other operating expenses	131,582	143,699	161,844
Grants and subsidies	2,401,605	2,472,653	2,814,182
Other expenses	2,913	1,276	1,407

Capital Expenditure	61,948	62,972	67,000

9 - 6	Budget Estimates 2013-14

Transport for NSW

Services and Operations

Service description:	This service group covers work performed in operating and utilising the transport network and fleet to provide the required services to customers. The scope of the activities in the service group includes deploying resources and utilising physical assets in the provision of front line customer services, deploying resources to influence demand and transport user behaviour, replacing fleet at the end of their useful life, work performed by external parties as part of a financing agreement (for example, public-private partnerships, leases or grants) and shared corporate and employee services.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

CityRail services passenger journeys	mill	294.50	303.50	307.20	308.30	309.90
Metropolitan bus services passenger boardings (a)	mill	198.76	203.42	207.20	206.97	210.30
Ferry passenger journeys	mill	14.50	14.77	n.a.	15.15	15.40
Public transport customer satisfaction (b)%		n.a.	n.a.	n.a.	79.00	>79.00
Licensed drivers and riders	mill	4.89	4.98	n.a.	5.06	5.14
Boating licenses	mill	0.49	0.49	0.48	0.49	0.49

Employees:	FTE	n.a.	n.a.	n.a.	1,125	1,379

(a)	School Student Transport Scheme (SSTS) is excluded. Data from 2012-13 onwards includes all free shuttle services.
(b)	Satisfaction results for trains, buses, ferries and light rail are weighted according to each mode’s relative patronage to produce an overall satisfaction result. Historical actuals are not available as this is a new measure.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,348,699	3,420,532	3,246,202
Total expenses include the following:
Employee related	283,630	283,772	285,315
Other operating expenses	25,688	140,951	115,873
Grants and subsidies	2,786,398	2,741,584	2,565,607
Other expenses	17,987	15,137	14,856

Capital Expenditure	96,478	93,853	55,980

Budget Estimates 2013-14	9 - 7

Transport for NSW

Growth and Improvement

Service description:	This service group covers work done to contribute to the expansion of the asset portfolio, specifically to meet changing or improved standards or enhanced system capability. The scope of activities within this service group includes investigations, feasibility studies and optioneering that may result in network improvement and expansion programs, initiatives to improve functionality on existing operational assets to meet new service and legislative requirements and initiatives to expand the existing asset portfolio to increase the capacity of the transport system.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Major roadworks completed within 10 per cent of planned duration	%	96.00	89.60	90.00	90.00	90.00
Major roadworks completed within 10 per cent of the authorised cost (a)%		n.a.	100.00	90.00	90.00	90.00
Bus lane length	km	147.00	157.40	159.80.	159.50	160.20

Employees: (b)	FTE	n.a.	n.a.	n.a.	464	1,024

(a)	This is a new service measure introduced in 2011-12. Hence, the 2010-11 Actual figure is not available.
(b)	FTE includes staff undertaking both CAPEX and OPEX projects.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,900,212	4,329,438	5,084,181
Total expenses include the following:
Employee related	10,921	30,397	49,161
Other operating expenses	23,371	426,921	278,037
Grants and subsidies	3,865,214	3,869,662	4,754,375
Other expenses	706	2,458	2,608

Capital Expenditure	249,433	1,419,031	2,495,785

Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Transport cluster. This includes funding to Independent Transport Safety Regulator and Office of Transport Safety Investigations.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	17,687	17,817	17,793
Grants and subsidies	17,687	17,817	17,793
Independent Transport Safety Regulator	15,404	15,534	15,495
Office of Transport Safety Investigations	2,283	2,283	2,298

9 - 8	Budget Estimates 2013-14

Transport for NSW

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	299,779	317,858	337,326
Other operating expenses	180,641	711,571	555,754
Depreciation and amortisation	166,088	154,855	172,035
Grants and subsidies	9,070,904	9,101,716	10,151,957
Finance costs	68,908	84,233	92,516
Other expenses	21,606	18,871	18,871

TOTAL EXPENSES EXCLUDING LOSSES	9,807,926	10,389,104	11,328,459

Revenue
Recurrent appropriation	9,598,503	8,047,479	8,080,774
Capital appropriation	280,674	234,613	2,342,962
Sales of goods and services	34,150	535,047	391,468
Investment revenue	7,936	14,277	14,277
Retained taxes, fees and fines	2,100	2,256	2,256
Grants and contributions	51,198	1,715,101	610,691
Acceptance by Crown Entity of employee benefits and other liabilities	2,449	12,079	12,079
Other revenue	3,960	3,943	4,208

Total Revenue	9,980,970	10,564,795	11,458,715

Gain/(loss) on disposal of non current assets	—	7,750	68,214

Net Result	173,044	183,441	198,470

Budget Estimates 2013-14	9 - 9

Transport for NSW

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	178,441	312,313	448,658
Receivables	133,345	162,957	145,717
Assets held for sale	—	44,636	—

Total Current Assets	311,786	519,906	594,375

Non Current Assets
Receivables	14,499	14,134	—
Other financial assets	19,800	22,287	22,287
Property, plant and equipment -
Land and building	627,311	598,722	596,071
Plant and equipment	1,057,823	1,036,346	1,068,894
Infrastructure systems	1,758,691	1,724,558	1,883,937
Intangibles	49,123	294,886	498,099
Other	40,345	40,453	44,661

Total Non Current Assets	3,567,592	3,731,386	4,113,949

Total Assets	3,879,378	4,251,292	4,708,324

Liabilities
Current Liabilities
Payables	241,296	344,043	425,825
Borrowings at amortised cost	50,000	160,536	177,558
Provisions	15,661	23,578	23,578

Total Current Liabilities	306,957	528,157	626,961

Non Current Liabilities
Borrowings at amortised cost	1,001,502	1,279,428	1,439,186
Provisions	1,412	—	—
Other	45	45	45

Total Non Current Liabilities	1,002,959	1,279,473	1,439,231

Total Liabilities	1,309,916	1,807,630	2,066,192

Net Assets	2,569,462	2,443,662	2,642,132

Equity
Accumulated funds	2,569,462	2,443,662	2,642,132

Total Equity	2,569,462	2,443,662	2,642,132

9 - 10	Budget Estimates 2013-14

Transport for NSW

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	297,330	309,258	325,247
Grants and subsidies	9,070,904	8,006,872	8,114,532
Finance costs	68,908	84,233	92,516
Other	1,401,271	1,133,160	658,808

Total Payments	10,838,413	9,533,523	9,191,103

Receipts
Recurrent appropriation	9,598,503	8,047,479	8,080,774
Capital appropriation	280,674	234,613	2,342,962
Sale of goods and services	29,139	530,036	391,468
Interest received	7,936	14,436	14,277
Grants and contributions	51,198	1,715,101	610,691
Cash transfers to the Crown Entity	—	(2,270)	—
Other	1,219,703	336,333	102,996

Total Receipts	11,187,153	10,875,728	11,543,168

Net Cash Flows From Operating Activities	348,740	1,342,205	2,352,065

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	(14,623)	(14,623)	127,667
Proceeds from sale of investments	—	—	16,816
Purchases of property, plant and equipment	(252,857)	(1,130,491)	(2,231,493)
Advances made	—	(1,211)	—
Other	(2,919)	(309,203)	(213,580)

Net Cash Flows From Investing Activities	(270,399)	(1,455,528)	(2,300,590)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	144,813	150,178
Repayment of borrowings and advances	(57,028)	(48,287)	(65,308)

Net Cash Flows From Financing Activities	(57,028)	96,526	84,870

Net Increase/(Decrease) in Cash	21,313	(16,797)	136,345

Opening Cash and Cash Equivalents	157,128	329,110	312,313

Closing Cash and Cash Equivalents	178,441	312,313	448,658

Cash Flow Reconciliation
Net result	173,044	183,441	198,470
Non cash items added back	162,145	1,245,756	2,205,252
Change in operating assets and liabilities	13,551	(86,992)	(51,657)

Net Cash Flows From Operating Activities	348,740	1,342,205	2,352,065

Budget Estimates 2013-14	9 - 11

Roads and Maritime Services

Service Group Statements

Asset Maintenance

Service description:	This service group covers work performed on physical assets to address defects and deterioration in their condition, and replacement at the end of their useful life to ensure operational capacity.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	3,153	3,173	3,131	3,258	2,878

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,238,451	1,351,812	955,609
Total expenses include the following:
Employee related (a)	231,784	216,370	268,902
Other operating expenses	614,504	462,937	410,707
Grants and subsidies	392,163	369,505	276,000

Capital Expenditure	211,301	362,105	563,400

(a)	FTE and Employee expense numbers are impacted by transitional restructuring arrangements between TfNSW and RMS.

Services and Operations

Service description:	This service group covers work performed in operating and utilising the transport network and fleet to provide the required services to customers.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	3,841	3,900	3,732	3,717	3,333

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,960,845	2,734,351	2,525,447
Total expenses include the following:
Employee related	326,081	330,570	260,686
Other operating expenses	526,368	627,729	558,137
Grants and subsidies	90,800	70,502	72,231

Capital Expenditure	60,083	45,864	51,836

9 - 12	Budget Estimates 2013-14

Roads and Maritime Services

Growth and Improvement

Service description:	This service group covers the expansion of the asset portfolio to meet changing improved standards and/or enhanced system capability.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Employees:	FTE	437	437	440	440	442

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	22,305	53,257	71,266
Total expenses include the following:
Employee related (a)	8,219	8,317	13,274
Other operating expenses	14,086	44,940	57,992

Capital Expenditure	2,534,197	2,566,802	2,552,547

(a)	The 2013-14 Budget figure includes cost of expected additional seconded staff for the Sydney Motorways.

Budget Estimates 2013-14	9 - 13

Roads and Maritime Services

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	566,084	555,257	542,862
Other operating expenses	1,154,958	1,135,606	1,026,836
Depreciation and amortisation (a)	939,521	1,931,741	1,568,671
Grants and subsidies	482,963	440,007	348,231
Finance costs	78,075	76,809	65,722

TOTAL EXPENSES EXCLUDING LOSSES	3,221,601	4,139,420	3,552,322

Revenue
Transfers to the Crown Entity (b)	—	(131,303)	—
Sales of goods and services	531,214	525,923	499,328
Investment revenue	17,700	17,700	15,425
Retained taxes, fees and fines	45,620	45,620	49,029
Grants and contributions	4,473,508	4,579,403	4,584,343
Other revenue	198,324	241,005	234,428

Total Revenue	5,266,366	5,278,348	5,382,553

Gain/(loss) on disposal of non current assets	(62)	24,343	(62)
Other gains/(losses)	860	(307,056)	(95,022)

Net Result	2,045,563	856,215	1,735,147

(a)	Roads and Maritime Services have undertaken reviews of its road corridor assets, land property and maritime channel assets. The reviews have increased the non-cash depreciation and amortisation by $992 million to better reflect asset conditions.
(b)	The Maritime Trade Towers transaction raised over $131 million for the Housing Acceleration Fund to deliver roads to support housing.

9 - 14	Budget Estimates 2013-14

Roads and Maritime Services

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	253,261	337,425	332,895
Receivables	135,442	229,576	268,395
Other financial assets	43,740	43,740	43,740
Inventories	13,210	12,094	12,094
Assets held for sale	44,469	6,494	6,494

Total Current Assets	490,122	629,329	663,618

Non Current Assets
Receivables	27,758	39,088	39,088
Other financial assets	119,591	103,355	94,395
Investment properties	132,289
Property, plant and equipment -
Land and building	3,732,706	2,599,334	2,565,577
Plant and equipment	260,481	171,190	173,772
Infrastructure systems	60,700,137	66,473,541	70,230,822
Intangibles	42,528	143,747	143,747
Other	992,127	1,000,146	1,192,352

Total Non Current Assets	66,007,617	70,530,401	74,439,753

Total Assets	66,497,739	71,159,730	75,103,371

Liabilities
Current Liabilities
Payables	704,995	692,495	666,436
Borrowings at amortised cost	150,135	135,142	141,745
Provisions	319,432	336,511	336,511
Other	184,074	185,776	186,776

Total Current Liabilities	1,358,636	1,349,924	1,331,468

Non Current Liabilities
Borrowings at amortised cost	810,778	911,527	775,989
Provisions	934,698	1,121,664	1,162,537
Other	542,447	400,122	387,078

Total Non Current Liabilities	2,287,923	2,433,313	2,325,604

Total Liabilities	3,646,559	3,783,237	3,657,072

Net Assets	62,851,180	67,376,493	71,446,299

Equity
Reserves	1,000,000	6,329,298	8,663,957
Accumulated funds	61,851,180	61,047,195	62,782,342

Total Equity	62,851,180	67,376,493	71,446,299

Budget Estimates 2013-14	9 - 15

Roads and Maritime Services

Cash Flow Statement

	—— 2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	553,122	549,869	486,381
Grants and subsidies	439,300	419,002	260,731
Finance costs	77,409	76,143	65,160
Other	1,560,648	1,473,971	1,448,187

Total Payments	2,630,479	2,518,985	2,260,459

Receipts
Transfers to the Crown Entity	—	(131,303)	—
Sale of goods and services	502,454	634,704	465,539
Interest received	17,698	17,698	15,425
Grants and contributions	4,464,972	4,518,138	4,575,435
Cash transfers to the Crown Entity	(4,000)	—	—
Other	500,730	340,320	493,569

Total Receipts	5,481,854	5,379,557	5,549,968

Net Cash Flows From Operating Activities	2,851,375	2,860,572	3,289,509

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	26,130	181,093	26,130
Purchases of property, plant and equipment	(2,850,013)	(2,997,882)	(3,198,864)
Other	18,685	4,733	8,192

Net Cash Flows From Investing Activities	(2,805,198)	(2,812,056)	(3,164,542)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(156,839)	(67,763)	(129,497)

Net Cash Flows From Financing Activities	(156,839)	(67,763)	(129,497)

Net Increase/(Decrease) in Cash	(110,662)	(19,247)	(4,530)

Opening Cash and Cash Equivalents	363,923	356,672	337,425

Closing Cash and Cash Equivalents	253,261	337,425	332,895

Cash Flow Reconciliation
Net result	2,045,563	856,215	1,735,147
Non cash items added back	802,257	1,286,009	1,296,726
Change in operating assets and liabilities	3,555	718,348	257,636

Net Cash Flows From Operating Activities	2,851,375	2,860,572	3,289,509

9 - 16	Budget Estimates 2013-14

Independent Transport Safety Regulator

Service Group Statements

Rail Safety Regulation

Service description:	This service group covers the provision of the following services as the NSW Branch of the Office of the National Rail Safety Regulator: rail operator accreditation processing; rail safety legislation monitoring and enforcement; risk-based auditing, compliance inspections and investigations; compliance monitoring of recommendations from independent investigations; specialist safety advice to Government; and promotion of rail safety improvement practices to industry.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Compliance activities completed (audits, inspections, investigations) (a)	no.	234	195	n.a.	155	n.a.
Statutory notices issued (Prohibition, Improvement, Penalty, Notice to Produce) (a)	no.	137	110	n.a.	80	n.a.
Safety advices issued to Government (b)	no.	172	164	n.a.	285	n.a.

Employees:	FTE	75	70	82	74	78

(a)	Future data cannot be forecast due to the nature of the regulatory function.
(b)	Future data cannot be forecast due to the nature of the advisory function.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	16,891	17,103	16,811
Total expenses include the following:
Employee related	13,498	12,710	13,582
Other operating expenses	2,175	3,944	2,172
Other expenses	1,030	205	994

Capital Expenditure	50	50	50

Budget Estimates 2013-14	9 - 17

Independent Transport Safety Regulator

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	13,498	12,710	13,582
Other operating expenses	2,175	3,944	2,172
Depreciation and amortisation	188	244	63
Other expenses	1,030	205	994

TOTAL EXPENSES EXCLUDING LOSSES	16,891	17,103	16,811

Revenue
Sales of goods and services	174	68	43
Investment revenue	154	158	158
Grants and contributions	15,404	15,404	15,495
Acceptance by Crown Entity of employee benefits and other liabilities	840	768	861

Total Revenue	16,572	16,398	16,557

Other gains/(losses)	—	(36)	—

Net Result	(319)	(741)	(254)

9 - 18	Budget Estimates 2013-14

Independent Transport Safety Regulator

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,719	3,623	3,213
Receivables	241	253	303

Total Current Assets	2,960	3,876	3,516

Non Current Assets
Property, plant and equipment -
Plant and equipment	189	153	155
Intangibles	45	29	14

Total Non Current Assets	234	182	169

Total Assets	3,194	4,058	3,685

Liabilities
Current Liabilities
Payables	777	851	901
Provisions	1,531	1,392	1,223

Total Current Liabilities	2,308	2,243	2,124

Non Current Liabilities
Borrowings at amortised cost	184	—	—
Provisions	—	201	201

Total Non Current Liabilities	184	201	201

Total Liabilities	2,492	2,444	2,325

Net Assets	702	1,614	1,360

Equity
Accumulated funds	702	1,614	1,360

Total Equity	702	1,614	1,360

Budget Estimates 2013-14	9 - 19

Independent Transport Safety Regulator

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	12,690	11,911	12,890
Other	3,705	5,125	3,616

Total Payments	16,395	17,036	16,506

Receipts
Sale of goods and services	174	68	43
Interest received	154	145	158
Grants and contributions	15,404	15,404	15,495
Other	500	549	450

Total Receipts	16,232	16,166	16,146

Net Cash Flows From Operating Activities	(163)	(870)	(360)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(50)	(50)

Net Cash Flows From Investing Activities	(50)	(50)	(50)

Net Increase/(Decrease) in Cash	(213)	(920)	(410)

Opening Cash and Cash Equivalents	2,932	4,543	3,623

Closing Cash and Cash Equivalents	2,719	3,623	3,213

Cash Flow Reconciliation
Net result	(319)	(741)	(254)
Non cash items added back	188	280	63
Change in operating assets and liabilities	(32)	(409)	(169)

Net Cash Flows From Operating Activities	(163)	(870)	(360)

9 - 20	Budget Estimates 2013-14

Office of Transport Safety Investigations

Service Group Statements

Investigation and Risk Mitigation Analysis

Service description:	This service group covers the mandated function of independently investigating safety incidents in public transport and rail freight.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

Notifiable incidents reported	no.	2,479	2,998	2,600	2,000	2,000
Incident investigations conducted	no.	9	14	12	12	12
Confidential Safety Information and Reporting Scheme investigations conducted	no.	25	13	12	12	12

Employees:	FTE	11	11	11	11	11

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,436	2,436	2,383
Total expenses include the following:
Employee related	1,903	1,901	1,895
Other operating expenses	451	453	450
Other expenses	20	20	20

Capital Expenditure	20	20	20

Budget Estimates 2013-14	9 - 21

Office of Transport Safety Investigations

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	1,903	1,901	1,895
Other operating expenses	451	453	450
Depreciation and amortisation	62	62	18
Other expenses	20	20	20

TOTAL EXPENSES EXCLUDING LOSSES	2,436	2,436	2,383

Revenue
Sales of goods and services	1	1	1
Investment revenue	6	6	6
Grants and contributions	2,283	2,283	2,296
Acceptance by Crown Entity of employee benefits and other liabilities	95	95	97

Total Revenue	2,385	2,385	2,400

Net Result	(51)	(51)	17

9 - 22	Budget Estimates 2013-14

Office of Transport Safety Investigations

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	45	61	59
Receivables	21	13	13

Total Current Assets	66	74	72

Non Current Assets
Property, plant and equipment -
Plant and equipment	46	31	33

Total Non Current Assets	46	31	33

Total Assets	112	105	105

Liabilities
Current Liabilities
Payables	74	63	63
Provisions	189	251	234

Total Current Liabilities	263	314	297

Non Current Liabilities
Borrowings at amortised cost	58	—	—
Provisions	—	63	63

Total Non Current Liabilities	58	63	63

Total Liabilities	321	377	360

Net Assets	(209)	(272)	(255)

Equity
Accumulated funds	(209)	(272)	(255)

Total Equity	(209)	(272)	(255)

Budget Estimates 2013-14	9 - 23

Office of Transport Safety Investigations

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,828	1,826	1,815
Other	531	470	530

Total Payments	2,359	2,296	2,345

Receipts
Sale of goods and services	1	1	1
Interest received	6	6	6
Grants and contributions	2,283	2,283	2,296
Other	60	60	60

Total Receipts	2,350	2,350	2,363

Net Cash Flows From Operating Activities	(9)	54	18

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(20)	(20)	(20)

Net Cash Flows From Investing Activities	(20)	(20)	(20)

Cash Flows From Financing Activities
Repayment of borrowings and advances	—	(61)	—

Net Cash Flows From Financing Activities	—	(61)	—

Net Increase/(Decrease) in Cash	(29)	(27)	(2)

Opening Cash and Cash Equivalents	74	88	61

Closing Cash and Cash Equivalents	45	61	59

Cash Flow Reconciliation
Net result	(51)	(51)	17
Non cash items added back	62	62	18
Change in operating assets and liabilities	(20)	43	(17)

Net Cash Flows From Operating Activities	(9)	54	18

9 - 24	Budget Estimates 2013-14

10.	Treasury Cluster

	Expenses			Capital Expenditure
Agency	2012-13 Revised $m	2013-14 Budget $m	Var. %	2012-13 Revised $m	2013-14 Budget $m	Var. %

The Treasury
Service Group
State Resource Management	96.1	91.4	(4.9)	0.4	2.4	535.1

Total	96.1	91.4	(4.9)	0.4	2.4	535.1

Crown Finance Entity
Service Group
Debt Liability Management	1,757.7	1,601.3	(8.9)	—	—	—
Superannuation Liability Management	592.6	487.7	(17.7)	—	—	—
Central Financial Services	4,027.4	2,247.0	(44.2)	0.5	20.5	>999.9

Total	6,377.7	4,336.1	(32.0)	0.5	20.5	>999.9

Liability Management Ministerial Corporation

Total	—	0.1	N/A	—	—	—

Long Service Corporation

Total	79.0	140.4	77.8	0.3	0.3	—

Ports Assets Ministerial Holding Corporation

Total	0.1	18.2	>999.9	—	—	—

Advance to the Treasurer (a)

Total	20.0	150.0	650.0	5.0	30.0	500.0

(a)	The 2012-13 Revised estimates represent the unamortised expense and capital expenditure provisions for the year.

Budget Estimates 2013-14	10 - 1

Treasury Cluster

Introduction

As the Government’s principal financial and economic adviser, the Treasury cluster seeks to build enduring prosperity for the people of NSW through sound public and inter-governmental finances that support effective service delivery; lifting performance of State Owned Corporations through strong shareholder engagement; innovative financing arrangements that can involve the private sector to the benefit of the State and microeconomic reforms and industrial relations policies that contribute to a strong and competitive economy.

The Treasury provides leadership in financial management across the public sector and is the lead for achieving the NSW 2021 goal to rebuild State finances.

The cluster’s responsibilities include:

•	providing the economic and fiscal context for sound policy development and informed decision making

•	managing the State’s Budget and balance sheet

•	advising on microeconomic reforms to support a strong competitive economy

•	the provision of fair and productive industrial relations and public sector wages policies

•	leading sector wide financial reforms and driving public sector financial accountability by promoting a contemporary legislative and policy framework

•	advising on the allocation of public finances to deliver better services, including through capital recycling and investment

•	assessing financial and economic risk and advising on the economic impact of policies

•	managing and reporting on sector-wide assets and liabilities

•	providing active shareholder advice to drive and monitor improved performance of state owned corporations (SOCs)

•	a whole-of-government advisory role on commercial financing through the Infrastructure Financing unit (IFU)

•	managing portable long service schemes to building, construction and contract cleaning industries.

10 - 2	Budget Estimates 2013-14

Treasury Cluster

Services

The Treasury cluster’s key services are:

•	developing and implementing the State’s fiscal and revenue strategies

•	managing the State Budget process and reporting on the State’s finances

•	developing tax, competition and regulatory policies and reforms

•	monitoring agency financial management improvements and audit compliance

•	active performance monitoring of SOCs and other Government businesses

•	provide strategic policy advice to the government on public and private sector industrial relations issues

•	monitoring public sector wage growth

•	monitoring agency savings targets and initiatives

•	contributing to intergovernmental negotiations in the State’s interests

•	setting the parameters for managing the Crown debt portfolio, to minimise cost and risk

•	managing superannuation liabilities and funding arrangements in line with the Government’s plan to fully fund them

•	administering portable long service schemes

•

delivering industrial relations information, assistance and education programs with a focus on assisting vulnerable sections of the community and enabling employers understand and comply with their obligations.

2013-14 Budget Highlights

In 2013-14, the cluster’s key initiatives will include:

•	contributing $1.3 billion to the State Super defined benefit scheme to meet member expenses

•	$165 million for first home owner grants

•	$144 million in levy and investment to fund the building, construction and contract cleaning industries

•	$72 million in long service leave payments to workers in the building, construction and contract cleaning industries

•	$95 million for natural disaster relief grants

Budget Estimates 2013-14	10 - 3

Treasury Cluster

•	contributing $16 million to build up an asset portfolio to fund the judges’ pension scheme superannuation liability by 2030

•	$8 million to progress the financial management transformation program focusing on a new framework and financial information system as recommended by the Commission of Audit

•	$1 million will be reprioritised to extend innovative financing for State infrastructure and actively manage the State’s Balance Sheet.

10 - 4	Budget Estimates 2013-14

The Treasury

Service Group Statements

State Resource Management

Service description:	This service group covers advice on economic and fiscal strategies (including industrial relations policy), advice on efficiency and effectiveness of public sector agencies, and infrastructure, asset management and procurement. It also includes budget management services, public sector management systems, and financial asset and liability management services.

	Units	2010-11 Actual	2011-12 Actual	2012-13 Forecast	2012-13 Revised	2013-14 Forecast

Service measures:

State physical assets covered by a Total Asset Management Plan submission for nominated agencies	%	100	100	100	100	100
Required government businesses that have signed their:
Statement of Corporate Intent	%	100	100	100	100	100
Statement of Business Intent	%	100	84	100	63	100

Employees: (a)	FTE	357	357	389	542	473

(a)	Increase in FTE from 2012-13 Forecast to 2012-13 Revised is due to the transfer of NSW Industrial Relations (NSWIR) and Long Service Corporation (LSC) from Department of Finance and Services (DFS) to Treasury during the year. Decrease in FTE from 2012-13 Revised to 2013-14 Forecast is predominantly due to the transfer of Self Insurance Corporation group to DFS.

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Financial indicators:
Total Expenses Excluding Losses	102,263	96,058	91,391
Total expenses include the following:
Employee related	75,542	72,237	70,158
Other operating expenses	25,771	22,681	20,054
Grants and subsidies	170	169	169

Capital Expenditure	385	385	2,445

Budget Estimates 2013-14	10 - 5

The Treasury

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	75,542	72,237	70,158
Other operating expenses	25,771	22,681	20,054
Depreciation and amortisation	780	971	1,010
Grants and subsidies	170	169	169

TOTAL EXPENSES EXCLUDING LOSSES	102,263	96,058	91,391

Revenue
Recurrent appropriation	74,781	74,781	74,439
Capital appropriation	385	385	2,445
Sales of goods and services	23,037	22,252	12,856
Investment revenue	558	566	510
Acceptance by Crown Entity of employee benefits and other liabilities	3,436	3,150	3,003
Other revenue	—	106	106

Total Revenue	102,197	101,240	93,359

Net Result	(66)	5,182	1,968

10 - 6	Budget Estimates 2013-14

The Treasury

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	14,323	22,911	22,879
Receivables	3,829	5,828	5,737
Other	2,326	—	—

Total Current Assets	20,478	28,739	28,616

Non Current Assets
Receivables	8,110	7,747	2,278
Property, plant and equipment -
Plant and equipment	961	1,428	1,138
Intangibles	491	551	2,276

Total Non Current Assets	9,562	9,726	5,692

Total Assets	30,040	38,465	34,308

Liabilities
Current Liabilities
Payables	4,111	4,389	4,356
Provisions	9,138	9,967	9,353

Total Current Liabilities	13,249	14,356	13,709

Non Current Liabilities
Provisions	8,166	8,855	3,377
Other	138	138	138

Total Non Current Liabilities	8,304	8,993	3,515

Total Liabilities	21,553	23,349	17,224

Net Assets	8,487	15,116	17,084

Equity
Accumulated funds	8,487	15,116	17,084

Total Equity	8,487	15,116	17,084

Budget Estimates 2013-14	10 - 7

The Treasury

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	74,626	68,864	72,692
Grants and subsidies	170	169	169
Other	28,912	28,811	22,910

Total Payments	103,708	97,844	95,771

Receipts
Recurrent appropriation	74,781	74,781	74,439
Capital appropriation	385	385	2,445
Sale of goods and services	13,373	11,251	18,416
Interest received	558	566	510
Other	15,259	14,149	2,939

Total Receipts	104,356	101,132	98,749

Net Cash Flows From Operating Activities	648	3,288	2,978

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(300)	(300)	(350)
Other	1,481	1,662	(2,660)

Net Cash Flows From Investing Activities	1,181	1,362	(3,010)

Net Increase/(Decrease) in Cash	1,829	4,650	(32)

Opening Cash and Cash Equivalents	12,494	18,261	22,911

Closing Cash and Cash Equivalents	14,323	22,911	22,879

Cash Flow Reconciliation
Net result	(66)	5,182	1,968
Non cash items added back	780	971	1,010
Change in operating assets and liabilities	(66)	(2,865)	—

Net Cash Flows From Operating Activities	648	3,288	2,978

10 - 8	Budget Estimates 2013-14

Crown Finance Entity

Service Group Statements

Debt Liability Management

Service description:	This service group covers the management of the Crown debt portfolio and the Treasury Banking System, which are managed in conjunction with NSW Treasury Corporation, to minimise the market value of debt within specified risk constraints, minimising the cost of debt and maximising investment returns.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,581,023	1,757,658	1,601,342

Superannuation Liability Management

Service description:	This service group covers the management of unfunded superannuation liabilities of NSW public sector defined benefit superannuation schemes in line with the Government’s long-term funding plan.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	706,403	592,624	487,709
Total expenses include the following:
Employee related	652,300	576,400	471,000
Grants and subsidies	54,103	16,224	16,709

Central Financial Services

Service description:	This service group covers the periodic payments made to meet agency long service leave, the cost of redundancies, grants under the First Home Owners Grant Scheme and GST administration costs payable to the Australian Taxation Office. It also includes provision of funds to various departments and authorities responding to natural disasters and in 2012-13 grants to Transport for NSW for rail capital works.

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,238,811	4,027,402	2,247,046
Total expenses include the following:
Employee related	825,102	575,467	681,825
Other operating expenses	60,740	86,536	46,055
Grants and subsidies	1,017,032	2,600,360	1,189,834
Other expenses	331,946	759,733	324,901

Capital Expenditure	500	500	20,500

Budget Estimates 2013-14	10 - 9

Crown Finance Entity

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	1,477,402	1,151,867	1,152,825
Other operating expenses	60,740	86,536	46,055
Depreciation and amortisation	47	47	43
Grants and subsidies	1,071,135	2,616,584	1,206,543
Finance costs	1,579,406	1,757,356	1,600,149
Other expenses	337,507	765,294	330,482

TOTAL EXPENSES EXCLUDING LOSSES	4,526,237	6,377,684	4,336,097

Revenue
Recurrent appropriation (a)	5,976,983	7,589,142	5,078,536
Capital appropriation	290,854	2,290,854	229,062
Cash transfers to the Consolidated Fund	(3,944,538)	(2,219,733)	(3,920,134)
Sales of goods and services	13,200	14,232	16,100
Investment revenue	432,295	441,318	372,483
Grants and contributions	—	255,000	10,000
Other revenue	55,946	78,198	66,621

Total Revenue	2,824,740	8,449,011	1,852,668

Other gains/(losses)	(93,039)	(123,850)	8,690

Net Result	(1,794,536)	1,947,477	(2,474,739)

(a)	Excludes appropriation associated with Commonwealth transfer payments to Non-Government Schools and Local Government.

10 - 10	Budget Estimates 2013-14

Crown Finance Entity

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,342,761	9,215,018	6,888,688
Receivables	8,184	17,379	17,143
Other financial assets	102,933	111,408	289,592

Total Current Assets	1,453,878	9,343,805	7,195,423

Non Current Assets
Receivables	—	18,472	13,448
Other financial assets	2,399,448	4,538,466	4,360,296
Property, plant and equipment -
Land and building	1,000	500	1,000
Plant and equipment	45	45	25
Infrastructure systems	—	—	20,000
Intangibles	23	23	—

Total Non Current Assets	2,400,516	4,557,506	4,394,769

Total Assets	3,854,394	13,901,311	11,590,192

Liabilities
Current Liabilities
Payables	701,580	683,313	694,929
Borrowings at amortised cost	82,123	288,513	1,834,407
Other financial liabilities at fair value	64,611	—	—
Provisions	6,049,400	6,860,074	6,635,470
Other	173,283	141,276	118,176

Total Current Liabilities	7,070,997	7,973,176	9,282,982

Non Current Liabilities
Borrowings at amortised cost	26,461,735	24,467,383	24,445,996
Provisions	28,380,582	42,110,786	37,365,930
Other	888,869	952,869	801,525

Total Non Current Liabilities	55,731,186	67,531,038	62,613,451

Total Liabilities	62,802,183	75,504,214	71,896,433

Net Assets	(58,947,789)	(61,602,903)	(60,306,241)

Equity
Reserves	—	2,214,474	2,214,474
Accumulated funds	(58,947,789)	(63,817,377)	(62,520,715)

Total Equity	(58,947,789)	(61,602,903)	(60,306,241)

Budget Estimates 2013-14	10 - 11

Crown Finance Entity

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	2,667,502	2,132,972	2,264,824
Grants and subsidies	1,063,929	2,645,255	1,206,543
Finance costs	1,406,643	1,434,990	1,430,479
Other	511,939	697,304	516,517

Total Payments	5,650,013	6,910,521	5,418,363

Receipts
Recurrent appropriation (a)	5,976,983	7,589,142	5,078,536
Capital appropriation	290,854	2,290,854	229,062
Sale of goods and services	—	7,003	115
Interest received	390,725	404,830	335,280
Retained taxes, fees and fines	(11,400)	(400)	(500)
Grants and contributions	21	255,021	10,021
Cash transfers to the Consolidated Fund	(3,949,258)	(2,242,168)	(3,920,134)
Other	76,125	111,216	94,724

Total Receipts	2,774,050	8,415,498	1,827,104

Net Cash Flows From Operating Activities	(2,875,963)	1,504,977	(3,591,259)

Cash Flows From Investing Activities
Proceeds from sale of investments	1,111	4,848,060	832
Advance repayments received	240,456	98,410	134,788
Purchases of property, plant and equipment	(500)	(500)	(20,500)
Purchases of investments	(21)	(20)	(21)
Advances made	(168,956)	(183,710)	(94,699)

Net Cash Flows From Investing Activities	72,090	4,762,240	20,400

Cash Flows From Financing Activities
Proceeds from borrowings and advances	3,327,263	3,178,327	1,485,199
Repayment of borrowings and advances	(54,308)	(2,820,290)	(55,061)
Other	(184,078)	(151,255)	(185,609)

Net Cash Flows From Financing Activities	3,088,877	206,782	1,244,529

Net Increase/(Decrease) in Cash	285,004	6,473,999	(2,326,330)

Opening Cash and Cash Equivalents	1,057,757	2,741,019	9,215,018

Closing Cash and Cash Equivalents	1,342,761	9,215,018	6,888,688

Cash Flow Reconciliation
Net result	(1,794,536)	1,947,477	(2,474,739)
Non cash items added back	135,051	351,150	53,498
Change in operating assets and liabilities	(1,216,478)	(793,650)	(1,170,018)

Net Cash Flows From Operating Activities	(2,875,963)	1,504,977	(3,591,259)

(a)	Excludes appropriation associated with Commonwealth transfer payments to Non-Government Schools and Local Government.

10 - 12	Budget Estimates 2013-14

Liability Management Ministerial Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Employee related	70,410	—	—
Other operating expenses	206	(48)	55

TOTAL EXPENSES EXCLUDING LOSSES	70,616	(48)	55

Revenue
Investment revenue	1,253	4,110	2,997
Grants and contributions	54,103	16,224	16,709

Total Revenue	55,356	20,334	19,706

Net Result	(15,260)	20,382	19,651

Budget Estimates 2013-14	10 - 13

Liability Management Ministerial Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	100	100	100
Receivables	—	2	5

Total Current Assets	100	102	105

Non Current Assets
Other financial assets	29,605	35,252	54,925
Property, plant and equipment -

Total Non Current Assets	29,605	35,252	54,925

Total Assets	29,705	35,354	55,030

Liabilities
Current Liabilities
Payables	100	30	55
Provisions	40,100	—	—

Total Current Liabilities	40,200	30	55

Non Current Liabilities
Provisions	674,400	—	—

Total Non Current Liabilities	674,400	—	—

Total Liabilities	714,600	30	55

Net Assets	(684,895)	35,324	54,975

Equity
Accumulated funds	(684,895)	35,324	54,975

Total Equity	(684,895)	35,324	54,975

10 - 14	Budget Estimates 2013-14

Liability Management Ministerial Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	39,966	—	—
Other	201	27	35

Total Payments	40,167	27	35

Receipts
Interest received	—	10	3
Grants and contributions	54,103	16,224	16,709
Other	—	8	2

Total Receipts	54,103	16,242	16,714

Net Cash Flows From Operating Activities	13,936	16,215	16,679

Cash Flows From Investing Activities
Purchases of investments	(13,936)	(16,625)	(16,679)

Net Cash Flows From Investing Activities	(13,936)	(16,625)	(16,679)

Net Increase/(Decrease) in Cash	—	(410)	—

Opening Cash and Cash Equivalents	100	510	100

Closing Cash and Cash Equivalents	100	100	100

Cash Flow Reconciliation
Net result	(15,260)	20,382	19,651
Non cash items added back	(1,253)	(4,100)	(2,994)
Change in operating assets and liabilities	30,449	(67)	22

Net Cash Flows From Operating Activities	13,936	16,215	16,679

Budget Estimates 2013-14	10 - 15

Long Service Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000
Expenses Excluding Losses
Operating Expenses -
Employee related	184	187	33
Other operating expenses	10,990	(39,453)	10,886
Depreciation and amortisation	589	229	448
Grants and subsidies	118,400	64,491	72,016
Finance costs	171	51,705	55,500
Other expenses	1,634	1,800	1,471

TOTAL EXPENSES EXCLUDING LOSSES	131,968	78,959	140,354

Revenue
Investment revenue	51,779	117,709	51,047
Retained taxes, fees and fines	114,400	100,652	92,500
Other revenue	27	6	13

Total Revenue	166,206	218,367	143,560

Other gains/(losses)	—	(6)	—

Net Result	34,238	139,402	3,206

10 - 16	Budget Estimates 2013-14

Long Service Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Assets
Current Assets
Cash assets	12,629	53,956	56,456
Receivables	3,623	6,597	5,932

Total Current Assets	16,252	60,553	62,388

Non Current Assets
Other financial assets	728,692	701,303	755,292
Property, plant and equipment -
Plant and equipment	426	534	365
Intangibles	245	203	210

Total Non Current Assets	729,363	702,040	755,867

Total Assets	745,615	762,593	818,255

Liabilities
Current Liabilities
Payables	4,335	3,737	3,993
Borrowings at amortised cost	706	—	—
Provisions	404,778	466,608	467,808

Total Current Liabilities	409,819	470,345	471,801

Non Current Liabilities
Borrowings at amortised cost	1,828	—	—
Provisions	380,655	291,354	342,354

Total Non Current Liabilities	382,483	291,354	342,354

Total Liabilities	792,302	761,699	814,155

Net Assets	(46,687)	894	4,100

Equity
Accumulated funds	(46,687)	894	4,100

Total Equity	(46,687)	894	4,100

Budget Estimates 2013-14	10 - 17

Long Service Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget $000	Revised $000	Budget $000

Cash Flows From Operating Activities
Payments
Employee related	184	187	33
Grants and subsidies	118,400	64,491	72,016
Finance costs	—	105	—
Other	(36,328)	8,006	14,132

Total Payments	82,256	72,789	86,181

Receipts
Sale of goods and services	—	6	—
Interest received	462	1,315	1,698
Retained taxes, fees and fines	112,802	97,878	91,647
Other	293	51	570

Total Receipts	113,557	99,250	93,915

Net Cash Flows From Operating Activities	31,301	26,461	7,734

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	31	24	14
Purchases of property, plant and equipment	(46)	(147)	(50)
Purchases of investments	(50,959)	—	(4,948)
Other	(380)	(201)	(250)

Net Cash Flows From Investing Activities	(51,354)	(324)	(5,234)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(930)	(3,294)	—

Net Cash Flows From Financing Activities	(930)	(3,294)	—

Net Increase/(Decrease) in Cash	(20,983)	22,843	2,500

Opening Cash and Cash Equivalents	33,612	31,113	53,956

Closing Cash and Cash Equivalents	12,629	53,956	56,456

Cash Flow Reconciliation
Net result	34,238	139,402	3,206
Non cash items added back	(50,557)	(116,165)	(48,593)
Change in operating assets and liabilities	47,620	3,224	53,121

Net Cash Flows From Operating Activities	31,301	26,461	7,734

10 - 18	Budget Estimates 2013-14

Ports Assets Ministerial Holding Corporation

Financial Statements

Operating Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	—	50	18,184

TOTAL EXPENSES EXCLUDING LOSSES	—	50	18,184

Revenue
Investment revenue	—	—	9,504
Other revenue	—	437	23,294

Total Revenue	—	437	32,798

Net Result	—	387	14,614

Budget Estimates 2013-14	10 - 19

Ports Assets Ministerial Holding Corporation

Balance Sheet

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	—	387	5,497

Total Current Assets	—	387	5,497

Non Current Assets
Receivables	—	134,622	144,126

Total Non Current Assets	—	134,622	144,126

Total Assets	—	135,009	149,623

Net Assets	—	135,009	149,623

Equity
Accumulated funds	—	135,009	149,623

Total Equity	—	135,009	149,623

10 - 20	Budget Estimates 2013-14

Ports Assets Ministerial Holding Corporation

Cash Flow Statement

	——2012-13——		2013-14
	Budget	Revised	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Other	—	50	18,184

Total Payments	—	50	18,184

Receipts
Other	—	437	23,294

Total Receipts	—	437	23,294

Net Cash Flows From Operating Activities	—	387	5,110

Net Increase/(Decrease) in Cash	—	387	5,110

Opening Cash and Cash Equivalents	—	—	387

Closing Cash and Cash Equivalents	—	387	5,497

Cash Flow Reconciliation
Net result	—	387	14,614
Non cash items added back	—	—	(9,504)

Net Cash Flows From Operating Activities	—	387	5,110

Budget Estimates 2013-14	10 - 21

Advance to the Treasurer

Advance to the Treasurer

Each year an amount is advanced to the Treasurer to manage contingencies and unforseen events in the Budget year.

Once allocated, expenditure is shown within the appropriate agency. As the use of Treasurer’s Advance represents a transfer of spending, there is no budget impact.

In 2013-14 an amount of $180 million has been allocated. This comprises $150 million for recurrent services and $30 million for capital works and services.

The Treasurer’s Advance has been significantly reduced from previous years, following the implementation of stronger budget control measures.

10 - 22	Budget Estimates 2013-14

Index

A

Aboriginal Community	4-4

Aboriginal Housing Office	4-1, 4-4, 4-12,
4-20:22

Aboriginal students	3-4:5, 3-8:9,
3-11

Activity Based Funding	6-4

Advance to the Treasurer	10-1, 10-22

Ageing Support	4-4

Agency for Clinical Innovation	6-6

Agriculture	8-10

Ambulance Services	6-4, 6-11

Art Gallery of New South Wales	8-1, 8-7,
8-11:12,
8-24:26

Audit Office of New South Wales	7-2, 7-77:80

Australian Botanic Garden, Mount Annan	7-40

Australian Museum	8-1, 8-11:12,
8-27:29
B

Balance Sheet	iv

Barangaroo Delivery Authority	7-1, 7-6,
7-44:46, 9-3

Bells Line of Road Improvement Program	9-5

Border Rivers-Gwydir Catchment Management Authority	8-33:35

Bridges for the Bush	9-5

Building Insurers’ Guarantee Corporation	iv, 5-1, 5-15:17

Bus Services	9-4, 9-7
C

Cancer Institute NSW	iv, 6-2, 6-7,
6-16

Capital Expenditure	ii:iii

Caring for Our Country Program	8-11

Cash Flow Statement	iv

Catchment Management Authorities	iv, 8-1,
8-11:12,
8-30:62

CBD and South East Sydney Light Rail	9-3

Centennial Park and Moore Park Trust	7-2, 7-20,
7-47:49

Central West Catchment Management Authority	8-57:59

Child Protection	4-1:3, 4-10

CityRail Services	9-3, 9-7

Civil Law Services	2-1, 2-40

Clinical Excellence Commission	6-6

Community Fire Units	2-29

Community Housing	4-3:4, 4-12

Community Justice Centres	2-4, 2-9

Community Partnership (Legal Aid)	2-1, 2-42

Community Relations Commission of New South Wales	3-1, 3-6, 3-16, 3-20:24

Community Road Safety Fund	9-5

Community Transport	9-4

Companion Animals	7-1, 7-15

Concessions	7-15, 9-4

Corporate and Shared Services	5-2:3, 5-6

Correctional Centres	2-4, 2-14

Counter Terrorism	2-2, 2-7, 2-47

Country Towns Water Supply and Sewerage Program	8-5, 8-10

Criminal Investigation	2-2, 2-51, 2-56

Criminal Law Services	2-1, 2-39

Crown Finance Entity	ii, 10-1,
10-9:12

Crown Solicitor’s Office	2-1, 2-4, 2-13
D

Department of Attorney General and Justice	ii, 2-1:22

Department of Education and Communities	ii, 3-1:19, 3-31, 4-5

Department of Family and Community Services	ii, 3-6, 3-15, 4-1:16

Department of Finance and Services	ii, iv, 5-1:14,
10-5

Department of Planning and Infrastructure	ii, 2-23, 7-2, 7-19, 7-56:64

Department of Premier and Cabinet	ii, 7-1:23,
7-83, 7-98

Department of Rural Fire Service	2-1, 2-6:7,
2-19, 2-23:28

Department of Trade and Investment,	ii, 8-1:15
Regional Infrastructure and Services

Destination NSW	8-1, 8-12,
8-63:65

Disability Services	2-14, 4-4

District Courts	2-9, 2-75

Drug and Alcohol Services	2-9, 4-3, 6-5,
6-8

Dust Diseases Board	5-1, 5-39:41

Budget Estimates 2013-14	i1

Index

E

Early Childhood Education Services	3-1:2, 3-5, 3-7

Election Funding Authority	7-91

Electronic Ticketing	9-4

Emergency Services	2-2:3, 2-6,
2-19, 2-46:50,
6-1, 6-11, 7-24

Environment Protection Authority	7-1, 7-6, 7-18,
7-20, 7-24:27

Environmental Trust	7-1, 7-6, 7-20,
7-28:31
F

Fair Trading	5-1:4, 5-8

Family and Community Services	ii, 3-6, 3-15,
4-1:16

Family Energy Rebate	8-9

Family Law Services	2-1, 2-4, 2-41

Ferry Services	9-4

Finance and Services	ii, iv, 5-1:14,
10-5

Fire and Rescue NSW	2-1, 2-7, 2-19,
2-29:34

First Home Owner Grant	10-3, 10-9

Fisheries	8-4, 8-10
G

Government Licensing Service	5-6

Government Property NSW	iv, 5-1, 5-11,
5-18:20

Government Radio Network	5-5

Great Western Highway	9-5
H

Hawkesbury-Nepean Catchment Management Authority	iv, 8-42:44

Health	ii, iv, 2-9,
2-14, 2-40,
4-2:3, 5-2,
6-1:26, 7-6,
8-5:6

Health Care Complaints Commission	6-1:3, 6-15,
6-19:22

Health Education Training Institute	6-6

Health, Capital Works	6-1, 6-4,
6-7:8, 6-10:16,
6-18

Heritage Asset	7-1, 7-4:6,
7-17:19, 7-24,
7-40, 8-12

Historic Houses Trust of New South Wales	7-2, 7-20, 7-50:52

Home Care Service of New South Wales	4-1, 4-17:19

Home Purchase Assistance Fund	4-1, 4-23:25

Homelessness	4-1, 4-3:4,
4-6, 4-12:13

Housing	2-6, 2-40, 4-1,
4-3:4, 4-6,
4-12, 4-20:22,
5-11, 7-2,
7-56:59

Housing Acceleration Fund	7-57, 9-14

Hunter Development Corporation	7-2, 7-56,
7-61, 7-65:67

Hunter Expressway	9-5

Hunter-Central Rivers Catchment Management Authority	8-39:41
I

Independent Commission Against Corruption	ii, 7-2, 7-4, 7-12, 7-81:85

Independent Liquor and Gaming Authority	8-1, 8-11:12, 8-16:19

Independent Pricing and Regulatory Tribunal	ii, 7-2, 7-86:90

Independent Transport Safety Regulator	9-1, 9-3, 9-8, 9-17:20

Industrial Relations	5-5, 10-2:3,
10-5

Information and Privacy Commission	2-1, 2-19,
2-35:38

Infrastructure NSW	7-1, 7-5, 7-20,
7-32:34

Infringement notices	2-56, 8-10,
8-16

Inner West Light Rail Extension	9-3
J

Judicial Commission of New South Wales	ii, 2-2, 2-69:73

Justice	iii, 2-1:22

Juvenile Justice	2-1, 2-18
K

Keep Them Safe	7-8

i2	Budget Estimates 2013-14

Index

L

Lachlan Catchment Management Authority	8-54:56

Land and Housing Corporation	4-4, 4-12, 5-11

Land and Property Information	5-1, 5-10

Legal Aid Commission of New South Wales	2-1, 2-19, 2-39:45

Legislative Assembly	1-2:4

Legislative Council	1-2:4

Liability Management	10-1, 10-5,
10-9

Liability Management Ministerial Corporation	10-1, 10-13:15

Light Rail	9-2:3, 9-7

Local Courts	2-9:10, 2-42,
2-75

Long Service Corporation	iv, 10-1, 10-5,
10-16:18

Low Income Household Rebate	8-9

Luna Park Reserve Trust	7-2, 7-68:70
M

Medical Research	6-5

Mental Health Commission of New South Wales	6-1:3, 6-15, 6-23:26

Mental Health Services	2-14, 2-40,
6-1, 6-4:5,
6-13, 6-23

Metropolitan Water	5-3, 5-5

Mine Safety	8-9

Mining	8-4

Minister Administering the Environmental Planning and Assessment Act	7-2, 7-71:73

Ministry for Police and Emergency Services	2-2, 2-6, 2-19, 2-46:50

Ministry of Health	ii, iv, 6-1:3,
6-7:18

Motor Accidents Authority	5-1, 5-21:23

Murray Catchment Management Authority	iv, 8-48:50

Murrumbidgee Catchment Management Authority	8-51:53

Museum of Applied Arts and Sciences	8-1, 8-3, 8-7,
8-11:12,
8-66:68

N

Namoi Catchment Management Authority	8-36:38

National Disability Insurance Scheme	4-4

National Education Reform Agreement (NERA)	3-3

National Plan for School Improvement	3-4

National Rail Safety Regulator	9-17

Natural Disaster Relief and Recovery Arrangements (NDRRA)	8-7, 8-20, 10-3

Natural Resources Commission	7-1, 7-20,
7-35:38

New South Wales Crime Commission	2-2, 2-19,
2-51:54,
7-101:102

New South Wales Electoral Commission	ii, 7-3, 7-91:95

New South Wales Film and Television Office	8-1, 8-3, 8-11:12,
8-69:71

New South Wales Rural Assistance Authority	8-1, 8-12, 8-20:23

Night Ride Buses	9-3

Non-government organisations	4-2:3, 4-11,
6-8

North West Rail Link	9-3

Northern Rivers Catchment Management Authority	8-30:32

Northern Sydney Freight Corridor	9-3

NSW Businesslink Pty Limited	4-1, 4-26:28

NSW Food Authority	8-2, 8-12,
8-72:74

NSW Police Force	2-2, 2-5:6,
2-19, 2-55:60,
7-96,
7-101:102

NSW Self Insurance Corporation	iv, 5-1, 5-11,
5-24:26

NSW Trustee and Guardian	2-2, 2-13,
2-66:68

Nurses	6-5
O

Office of Environment and Heritage	7-19, 7-24,
8-12

Office of the Board of Studies	3-1, 3-6, 3-16,
3-25:30

Office of the Children’s Guardian	4-5

Budget Estimates 2013-14	i3

Index

Office of the Director of Public Prosecutions	ii, 2-2, 2-5, 2-74:79

Office of Transport Safety Investigations	9-1, 9-3, 9-8, 9-21:24

Ombudsman’s Office	ii, 7-3:4, 7-12,
7-96:100

Opal Card	9-4

Operating Statement	ii, iv

Oral Health	6-6

Out-of-Home Care	3-5, 4-1, 4-3,
4-11
P

Pacific Highway	9-5

Palliative Care	6-3:5

Planning System Review White Paper	7-57:58

Police Integrity Commission	7-3, 7-96,
7-101:105

Ports Assets Ministerial Holding Corporation	iv, 10-1, 10-19:21

Premier and Cabinet	ii, 7-1:23,
7-83, 7-98

Preventive Health	6-2, 6-5

Primary Industries	8-1, 8-4:5,
8-10

Princes Highway	9-5

Procurement	5-2:6, 10-5

Public Service Commission	ii, 7-3,
7-106:110

Public Works	5-1:3, 5-9
R

Rail Clearways	9-3

Regional Development	7-56, 7-61, 8-6

Registry of Births, Deaths and Marriages	2-1, 2-12

Rental Bond Board	5-1, 5-27:29

Road Safety	2-56, 5-8, 9-2,
9-5

Roads and Maritime Services	9-1:2, 9-5,
9-12:16

Royal Botanic Gardens and Domain Trust	7-1, 7-20, 7-39:43
S

Safety, Return to Work and Support Division	iv, 5-1, 5-30:32

Social Benefit Bond	4-3

South West Rail Link	9-3

Southern Rivers Catchment Management Authority	8-45:47

Sport and Recreation	3-1, 3-3,
3-5:6, 3-13,
7-40

State Contracts Control Board	5-6

State Emergency Service	2-2, 2-6:7,
2-19, 2-61:65

State Infrastructure Strategy	7-5

State Library of New South Wales	8-2:3, 8-7,
8-11:12,
8-74:76

State Records Authority of New South Wales	5-1, 5-11, 5-33:35

State Revenue	5-1, 5-7:8

State Super	10-3

Strategic Disaster Readiness Package	2-6

Stronger Together Two	4-4

Supported Accommodation	4-1, 4-8

Supreme Court	2-9, 2-75

Sydney Olympic Park Authority	3-1, 3-6, 3-16,
3-31:34

Sydney Opera House Trust	8-11
T

TAFE NSW	3-1:3, 3-5,
3-11

The Governor	7-5, 7-12

The Legislature	1-1:7

Trade and Investment, Regional Infrastructure and Services	ii, 8-1:15

Transport Access Program	9-4

Transport for NSW	ii, 9-1, 9-3,
9-6:11

Treasurer’s Advance	10-22

Treasury	ii, iv, v, 5-5,
5-11, 6-16,
7-5, 10-1:9

Treasury Managed Fund	5-2
U

Unclaimed Money	5-7

UrbanGrowth NSW Development Corporation	iv, 7-2, 7-57, 7-74:76
V

Victims of Crime	2-11

Vocational Education and Training	3-1:3, 3-5,
3-12

i4	Budget Estimates 2013-14

Index

W

Waratah Trains	9-3

Water Administration Ministerial Corporation	8-2, 8-78:80

Western Catchment Management Authority	iv, 8-60:62

Western Sydney Growth Roads	9-5

Western Sydney Parklands Trust	7-2, 7-20,
7-53:55

Witness Assistance	2-2, 2-74, 2-76

WorkCover Authority	5-1, 5-30, 5-36:38

Workers’ Compensation (Dust Diseases) Board	5-1, 5-39:41

Wynyard Walk	9-3

Budget Estimates 2013-14	i5